As filed with the Securities and Exchange Commission on October 30, 2003
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Swift & Company

S&C Holdco 3, Inc.
and the other Guarantors named in footnote(1) below
(Exact name of Co-Registrants as specified in their charters)

Delaware Delaware	2011	81-0557240 81-0557245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification no.)

1770 Promontory Circle Greeley, Colorado 80634 (970) 506-8000 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Danny Herron
Executive Vice President &
Chief Financial Officer
Swift & Company
1770 Promontory Circle
Greeley, Colorado 80634
(970) 506-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael D. Wortley, Esq.

Christine A. Hathaway, Esq.
Vinson & Elkins L.L.P.
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975
Telephone: (214) 220-7700

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	Per Note(2)	Price(2)	Fee

12 1/2% Senior Subordinated Notes due 2010	$150,000,000	100%	$150,000,000	$12,135

Guarantees of 12 1/2% Senior Subordinated Notes due 2010(3)	—	100%	—	—

(1)	Swift Beef Company, a Delaware corporation (I.R.S. Employer Identification No. 84-0589412), Swift Pork Company, a Delaware corporation (I.R.S. Employer Identification No. 47-0805080), Swift Brands Company, a Delaware corporation (I.R.S. Employer Identification No. 81-0557266), Miller Bros. Co., Inc., a Utah corporation (I.R.S. Employer Identification No. 87-0265727), Monfort, Inc., a Delaware corporation (I.R.S. Employer Identification No. 47-0835187), Monfort Food Distribution Company, a Colorado corporation (I.R.S. Employer Identification No. 84-0519874), Swift & Company International Sales Corporation, a Colorado corporation (I.R.S. Employer Identification No. 84-0623389) and S&C Resale Company, a Delaware corporation (I.R.S. Employer Identification No. 54-2077254).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	The 12 1/2% Senior Subordinated Notes due 2010 are guaranteed by the Co-Registrants on a senior subordinated unsecured basis. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no filing fee is required.

     The Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 30, 2003

PROSPECTUS
Offer to Exchange up to
$150,000,000 12 1/2% Senior Subordinated Notes due 2010
that have been registered under
the Securities Act of 1933
for
$150,000,000 12 1/2% Senior Subordinated Notes due 2010

Terms of the Exchange Offer

•	We are offering to exchange up to $150,000,000 of our 12 1/2% Senior Subordinated Notes due 2010 that have been registered under the Securities Act and are freely tradable for our outstanding 12 1/2% Senior Subordinated Notes due 2010, which we refer to herein as the “old notes.” The new notes and the old notes have substantially identical terms.

•	We will exchange an equal principal amount of new notes for all outstanding old notes that you validly tender and do not validly withdraw before the exchange offer expires.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2003, unless extended. We do not currently intend to extend the exchange offer.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

Terms of the New 12 1/2% Senior Subordinated Notes due 2010 Offered in the Exchange Offer

Maturity

•	The new notes will mature on January 1, 2010.

Interest

•	Interest on the new notes will be payable on April 1 and October 1 of each year, beginning April 1, 2003.

Redemption

•	Prior to October 1, 2006, we may redeem some or all of the new notes by paying a specified “make-whole” premium.

•	On or after October 1, 2006, we may redeem some or all of the new notes pursuant to the redemption prices specified under the caption “Description of New Notes — Optional Redemption.”

Change of Control

•	Subject to certain conditions, if we experience a change of control, we will be required to offer to purchase the new notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest.

Ranking

•	The new notes will be our senior subordinated unsecured obligations, ranking equally with all of our other existing and future senior subordinated unsecured debt and will rank junior to our existing and future senior indebtedness and secured indebtedness and the existing and future senior indebtedness and secured indebtedness of the guarantors.

•	Our direct parent, S&C Holdco 3, Inc. and all of our present and future domestic subsidiaries will guarantee the new notes.

      See “Risk Factors” on page 18 for a discussion of the risks of an investment in the new notes.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date of this exchange offer and ending on the close of business 180 days after the expiration date, we and the guarantors will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                    , 2003

FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
THE TRANSACTION
UNAUDITED PRO FORMA FINANCIAL DATA
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF NEW NOTES
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
CHANGE IN INDEPENDENT ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
INDEX TO EXHIBITS
EX-1.1 Purchase Agreement
EX-4.4 Registration Rights Agreement
EX-5.1 Opinion/Consent of Vinson & Elkins L.L.P.
EX-10.8 By-Products Marketing Agreement
EX-10.44 By-Products Marketing Agreement
EX-12.1 Ratio of Earnings to Fixed Charges
EX-12.2 Pro Forma Ratio of Earnings to Charges
EX-16.1 Letter Re Change in Certifying Accountant
EX-23.1 Consent of PricewaterhouseCoopers LLP
EX-23.2 Consent of Deloitte & Touche LLP
EX-25.1 Form T-1 of the Bank of New York Trust Co.
EX-99.1 Form of Letter of Transmittal
EX-99.2 Form of Notice of Guaranteed Delivery
EX-99.3 Form of Letter to Registered Holders
EX-99.4 Form of Letter to Clients

Forward-Looking Statements	i
Prospectus Summary	1
Risk Factors	18
The Transaction	25
Exchange Offer	26
Use of Proceeds	36
Unaudited Pro Forma Financial Data	37
Selected Historical Financial Data	43
Management’s Discussion and Analysis of Financial Condition and Results of Operations	47
Business	69
Management	82
Security Ownership of Principal Stockholders and Management	89
Certain Relationships and Related Party Transactions	91
Description of Other Indebtedness	97
Description of New Notes	100
United States Federal Income Tax Considerations	151
Plan of Distribution	152
Legal Matters	153
Experts	153
Change in Independent Accountants	153
Where You Can Find More Information	154
Index to Financial Statements	F-1

      This prospectus incorporates important business and financial information about Swift & Company that is not included in or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to the office of the Corporate Secretary, Swift & Company, 1770 Promontory Circle, Greeley, Colorado 80634 (Tel. 970-506-8000). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration date of the exchange offer.

FORWARD-LOOKING STATEMENTS

      All statements other than statements of historical facts included in this prospectus, including without limitation, statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and located elsewhere in this prospectus regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “continue” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus, including in conjunction with the forward-looking statements included in this prospectus and under “Risk Factors.” These forward-looking statements speak only as of the date of this prospectus. We will not update these statements unless the securities laws require us to do so. Factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected include, among others, the following:

•	outbreaks of livestock disease or product contamination or recall issues;

•	the impact of current and future laws, governmental regulations and fiscal policies affecting our industry and operations, including environmental laws and regulations;

i

•	economic conditions, both generally and in our principal markets;

•	restrictions imposed by, and as a result of, our substantial leverage;

•	fluctuations in live cattle and hog prices;

•	fluctuations in the selling prices of beef and pork products;

•	currency exchange rate fluctuations, trade barriers, exchange controls and other risks associated with foreign operations;

•	competitive practices in the beef and pork production and processing industries;

•	the impact of consolidation in the beef and pork production and processing industries;

•	the availability of additional capital to fund our operations, future commitments and expansion and the cost and terms of financing;

•	customer demands and preferences; and

•	the occurrence of natural disasters and other occurrences beyond our control.

NOTICE TO NEW HAMPSHIRE RESIDENTS

      Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the secretary of state of New Hampshire that any document filed under Chapter 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exemptions is available for a security or a transaction means that the secretary of state has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

ii

PROSPECTUS SUMMARY

      The following summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. Before deciding to exchange your old notes for new notes, you should read the entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the related notes to those statements. The old notes were issued in connection with our acquisition of the United States beef, pork and lamb processing businesses and the Australian beef business of ConAgra Foods, Inc. in a series of transactions referred to in this prospectus as the “Transaction” and described in this prospectus in the section entitled “The Transaction.” In this prospectus, the term “ConAgra Red Meat Business” means the entities that were historically operated by ConAgra Foods as an integrated business, which include a domestic cattle feeding operation and other assets and insignificant businesses that we did not acquire and liabilities that we did not assume in the Transaction; the term “Acquired Business” means only those entities and operations within the ConAgra Red Meat Business that we actually acquired in the Transaction and which are being operated by Swift & Company (the issuer of the new notes) and its subsidiaries; the term “Businesses Not Acquired” means those entities and operations within the ConAgra Red Meat Business that we did not acquire in the Transaction; and, unless the context requires otherwise, the terms “we,” “us” and “our” refer to Swift & Company and its subsidiaries.

Our Company

      We are one of the leading beef and pork processing companies in the world. We process, prepare, package and deliver fresh, further processed and value-added beef and pork products for sale to customers in the United States and in international markets. We also provide services to our customers designed to help them develop more sophisticated and profitable sales programs. We sell our meat products to customers in the foodservice, international, further processor and retail distribution channels. We also produce and sell by-products that are derived from our meat processing operations and variety meats to customers in various industries.

      We conduct our domestic beef and pork processing businesses through Swift Beef Company (“Swift Beef”) and Swift Pork Company (“Swift Pork”) and our Australian beef business through Australia Meat Holdings Pty. Ltd. (“Swift Australia”). We operate six beef facilities, three pork facilities, one lamb facility and one value-added facility in the United States and four beef processing facilities and four feed lots in Australia. Our facilities are strategically located to access raw materials in a cost effective manner and to service our global customer base.

      Swift & Company is a Delaware corporation formed in May 2002. Our principal executive offices are located at 1770 Promontory Circle, Greeley, Colorado 80634 and our telephone number is (970) 506-8000.

Competitive Strengths

      Beginning in fiscal 1999, our management team began to implement significant operational improvements designed to instill greater customer focus in the organization and develop our strategy around product quality, value-added products and services, growth, efficiency and profitability. Our competitive strengths are as follows:

•	We have a leading industry position in both beef and pork products, which allows us to benefit from economies of scale, and our Swift brand name is recognized as a symbol of quality and consistency;

•	We have a diverse mix of products, distribution channels and customers, which allows us multiple avenues for potential growth and allows us to mitigate risks and focus our efforts as the market demands;

•	We have located our operations and facilities such that we are best able to efficiently source our raw materials, serve our customers cost effectively and capitalize on increasing international trade;

•	We have significantly invested in our business in recent years to enhance our technology, add products and processes and to ensure high food safety standards; and

•	We have an experienced management team, with an average of 20 years of experience in the fresh meat industry and 23 years of experience in the food industry, that is leading us in a strategic shift into higher margin, value-added products.

As a result of our management initiatives and the above competitive strengths, we believe we are well-positioned for continued growth and profitability.

Business Strategy

      The key elements of our business strategy are as follows:

•	We will continue to expand our value-added products and services in order to increase our profitability and build strategic relationships with our customers to become their “preferred” supplier;

•	We will continue to focus on increasing sales to the faster growing international and food service channels, which are also more profitable channels, because such customers tend to pay premiums over USDA standard prices for product customization, consistent quality and timely delivery;

•	We will continue to improve operating efficiencies and raise our processing yields by increasing product throughput and by improving forecasting, scheduling and procurement in our supply chain and other areas of our business;

•	We will continue to strategically invest in our operations including acquisitions and/or strategic alliances, to expand our product lines, implement programs focused on our customers, employ new packing technologies and ensure continued food safety standards; and

•	We will capitalize on our recent consolidation of our domestic beef and pork operations by exploiting cross-selling opportunities and re-engineering corporate and food safety functions to streamline our operations.

The Transaction

      Swift & Company was incorporated in May 2002 along with other holding companies for the purpose of acquiring the United States beef, pork and lamb processing businesses and the Australian beef business of ConAgra Foods. This acquisition was effected pursuant to a purchase agreement dated May 20, 2002, as amended, among a holding company called Swift Foods Company, ConAgra Foods and a limited partnership formed by our equity sponsors, Hicks, Muse, Tate & Furst Incorporated and Booth Creek Management Corporation. The aggregate consideration for the Acquired Business was $1,080.7 million. The purchase price was based on the preliminary estimate of the net book value of the Acquired Business as of the closing date of the Transaction of $1,047.7 million plus other consideration of $33.0 million. The purchase price was subject to a post-closing adjustment. As a result of this post-closing adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. We have reflected the impact of this payment as a reduction to additional paid-in capital in our financial statements.

      The purchase price for the Acquired Business was based primarily on the net book value of the assets and liabilities as of the closing date of the Transaction. The total purchase price (including expenses and other consideration) has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition. The Transaction was negotiated between a willing seller and an unrelated willing buyer and, as such, the purchase price and other consideration agreed to by both parties is considered to approximate fair value. The Transaction is within the scope of SFAS 141, Business Combinations, which resulted in a new basis of accounting in accordance with the Financial Accounting Standards Board’s EITF 88-16, Basis in Leveraged Buyout Transactions. In accordance with that guidance, the retained minority interest of the predecessor owner (i.e., ConAgra Foods’ approximately 45.3% interest) was carried over at the predecessor basis. The remainder of the investment in the assets acquired (i.e., the 54.7% acquired by our equity sponsors and management) is based upon fair value. The excess of the purchase price over predecessor basis (book value) of net assets acquired from the predecessor owner was recognized as an offset in stockholders’ equity.

      The acquisition was financed with approximately $270.0 million of advances under our senior credit facilities, the proceeds from the issuance of $268.0 million of our 10 1/8% senior notes and $150.0 million of the old notes, and approximately $475.0 million of contributed equity, which was comprised of approximately $325.0 million of equity contributed or retained by our equity sponsors ($175.0 million) and ConAgra Foods ($150.0 million) and a $150.0 million promissory note payable to ConAgra Foods by S&C Holdco 2, Inc., an indirect parent holding company of Swift & Company (which note was issued in partial consideration for the Acquired Business, which was contributed to us as equity and which note is not an obligation of Swift & Company, any of its subsidiaries or S&C Holdco 3, Inc.). The limited partnership formed by our equity sponsors and controlled by Hicks Muse owns approximately 54% and ConAgra Foods owns approximately 45% of the equity in Swift Foods Company which holds, indirectly, 100% of the equity of Swift & Company. Additionally, certain members of our management own approximately 1% of the equity in Swift Foods Company.

      For additional information regarding the Transaction, please refer to the sections entitled “The Transaction” and “Certain Relationships and Related Party Transactions” that appear elsewhere in this prospectus.

Sources and Uses of Funds and Other Consideration

      The following table sets forth the sources and uses of funds and other consideration in connection with the Transaction as of the closing of the Transaction on September 19, 2002 (dollars in millions).

Sources of Funds and Other Consideration	Amount

Revolving credit facility	$70.0
Term loan facility	200.0
Senior notes (net of discount)(a)	250.5
Senior subordinated notes	150.0
Equity contributions(b)	475.0

Total sources	$1,145.5

Uses of Funds	Amount

Purchase price for Acquired Business(c)	$1,080.7
Fees and expenses	64.8

Total uses	$1,145.5

(a)	The senior notes were issued with original issue discount and generated gross proceeds to us of approximately $250.5 million.

(b)	Swift & Company was capitalized through (i) approximately $325.0 million of equity contributed or retained by our equity sponsors, which purchased 175,000,000 shares of common stock of Swift Foods Company at a purchase price of $1.00 per share, and ConAgra Foods, which initially retained 150,000,000 shares of common stock of Swift Foods Company having a value of $1.00 per share, and (ii) the issuance of a $150.0 million promissory note payable to ConAgra Foods by S&C Holdco 2, Inc. (which note was issued in partial consideration for the Acquired Business which was contributed to us as equity and which note is not an obligation of Swift & Company, any of its subsidiaries or S&C Holdco 3, Inc.). In addition, pursuant to a stock purchase plan, certain members of management acquired 2,685,000 shares of Swift Foods Company, representing approximately 1% of the equity in Swift Foods Company, at a purchase price of $1.00 per share. This share value, as well as the share value of ConAgra Food’s investment, was determined by reference to the cash price per share paid by our equity sponsors. ConAgra Foods received the proceeds from the sale of such equity and, subsequent to these stock purchases, ConAgra Foods owns 147,315,000 shares of Swift Foods Company.

(c)	The purchase price for the Acquired Business was based primarily on the net book value of the assets and liabilities as of the closing date of the Transaction. The final purchase price allocation reflected the fair value of the individual assets acquired and liabilities assumed which resulted in a decrease in historical goodwill of $11.2 million. The Transaction was negotiated between a willing seller and an unrelated willing buyer and, as such, the purchase price and other consideration agreed to by both parties is considered to approximate fair value. The Transaction is within the scope of SFAS 141, Business Combinations, which resulted in a new basis of accounting in accordance with the Financial Accounting Standards Board’s EITF 88-16, Basis in Leveraged Buyout Transactions. In accordance with that guidance, the retained minority interest of the predecessor owner (i.e., ConAgra Foods’ approximately 45.3% interest) was carried over at the predecessor basis. The remainder of the investment in the assets acquired (i.e., the 54.7% acquired by our equity sponsors and management) is based upon fair value. The excess of the purchase price over predecessor basis (book value) of net assets acquired from the predecessor owner was recognized as an offset in stockholders’ equity. The purchase price was subject to a post-closing adjustment. As a result of this post-closing adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. We have reflected the impact of this payment as a reduction to additional paid-in capital in our financial statements. See Note 3 of the consolidated financial statements of S&C Holdco 3, Inc. and subsidiaries as of the period ended May 25, 2003 included elsewhere in this prospectus for a description of the final purchase price allocation.

Corporate Structure

      The following chart illustrates our organization and structure after the Transaction:

(1)	Our equity sponsors directed their purchase of 53.85% of the equity interests in Swift Foods Company through a limited partnership formed by our equity sponsors and controlled by Hicks Muse. See “Security Ownership of Principal Stockholders and Management.” In addition, pursuant to a stock purchase plan, certain members of management acquired 2,685,000 shares of Swift Foods Company, representing approximately 1% of the equity in Swift Foods Company, at a purchase price of $1.00 per share. ConAgra Foods received the proceeds from the sale of such equity.

(2)	The note is unsecured with no material covenants and matures on the seven and one-half year anniversary of the closing of the Transaction. The note accrues 8% pay-in-kind interest for the first five years, 9% in the sixth year and 10% thereafter; however, interest will be payable in cash following a registered equity offering by Swift Foods Company.

(3)	Not depicted on the chart are the following subsidiaries of Swift & Company: Swift Brands Company, S&C Resale Company, Kabushiki Kaisha SAC Japan and Swift Refrigerated Foods, S.A. de C.V.

(4)	Borrowings under the $350.0 million revolving credit facility and $200.0 million term loan facility may be made directly by us or by our Australian subsidiaries. All of the stock and substantially all of the assets of our United States subsidiaries, and 65% of the stock of our first tier foreign subsidiaries, has been pledged to secure our borrowings, and, together with all of the stock and substantially all of the assets of our Australian subsidiaries and all of the stock of our Mexican and Japanese subsidiaries, is pledged to secure our Australian subsidiaries’ borrowings, under the senior credit facilities. The notes are guaranteed on a senior subordinated unsecured basis by S&C Holdco 3, Inc. (our direct parent) and all of our domestic subsidiaries. These entities and certain others also guarantee, on a senior unsecured basis, the senior notes and, on a senior secured basis, all of our borrowings and our subsidiaries’ borrowings under the senior credit facilities (and S&C Holdco 3, Inc.’s guarantee of the senior credit facilities is secured by a pledge of 100% of our capital stock).

The Exchange Offer

Exchange offer	We are offering to exchange new notes for old notes.

Expiration date	The exchange offer will expire at 5:00 p.m. New York City time, on , 2003, unless we decide to extend it. We do not currently intend to extend the exchange offer. The exchange offer may remain open for a maximum of thirty business days from the date that the registration statement, of which this prospectus is a part, is declared effective.

Condition to the exchange offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The tender of a minimum aggregate principal amount of old notes is not a condition to the exchange offer.

Procedures for tendering old notes	To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the old notes that you wish to exchange, to The Bank of New York Trust Company of Florida, N.A., as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your old notes by following the procedures for book-entry transfer described in this prospectus.

If your old notes are held through The Depository Trust Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your old notes, we urge you to contact that person promptly to tender your old notes in the exchange offer.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “— Book Entry Transfer.”

Guaranteed delivery procedures	If you wish to tender your old notes and you cannot submit your required documents to the exchange agent on time, you may tender your old notes according to the guaranteed delivery procedures described in “Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal of tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must have delivered a written or facsimile transmission notice of withdrawal, in compliance with the requirements of Rule 14d-7 of the

Securities Exchange Act of 1934, to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m. New York City time on the expiration date of the exchange offer.

Acceptance of old notes and delivery of new notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date. We will also deliver the new notes promptly after the expiration date. Please refer to the section in this prospectus entitled “Exchange Offer — Terms of the Exchange Offer.”

Resale	We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you are acquiring the new notes in the ordinary course of your business and you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

Each participating broker-dealer that receives new notes for its own account under the exchange offer for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

Any holder of old notes who:

• is our affiliate;

• does not acquire new notes in the ordinary course of its business; or

• exchanges old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.

Fees and expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer — Fees and Expenses.”

Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. Please refer to the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations — Liquidity and Capital Resources” for a discussion of our use of the proceeds from the issuance of the old notes.

Consequences of failure to exchange old notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Tax consideration	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “United States Federal Income Tax Considerations.”

Exchange agent	We have appointed The Bank of New York Trust Company of Florida, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent by telephone at 1-800-548-5075.

Terms of the New Notes

      The new notes will be identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

      The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of New Notes.”

Issuer	Swift & Company.

Notes Offered	$150.0 million in aggregate principal amount of 12 1/2% senior subordinated notes due 2010.

Maturity Date	January 1, 2010.

Interest Payment Dates	April 1 and October 1 of each year, commencing April 1, 2003.

Ranking	The new notes will be:

• our senior subordinated unsecured obligations;

• guaranteed on a senior subordinated unsecured basis by S&C Holdco 3, Inc., our direct parent company, and all of our existing and future domestic subsidiaries, which we refer to in this prospectus as the “Subsidiary Guarantors;”

• subordinated in right of payment to all of our existing and future senior debt, including our senior notes and the guarantees of our senior notes by the Subsidiary Guarantors and S&C Holdco 3, Inc and our obligations and the obligations of S&C Holdco 3, Inc. and the Subsidiary Guarantors under the senior credit facilities;

• effectively subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of our non-guarantor subsidiaries, including our Australian subsidiaries;

• equal in ranking (“pari passu”) with all of our other existing and future senior subordinated unsecured debt; and

• senior in right of payment to all of our existing and future subordinated debt and the subordinated debt of S&C Holdco 3, Inc. and the Subsidiary Guarantors, if any.

As of August 24, 2003, we had total outstanding debt of $636.5 million (inclusive of the debt discount applicable to the senior notes), all of which is senior debt with $198.5 million secured. As of that date, we had no pari passu or subordinated debt outstanding. In addition, we had $27.3 million of outstanding letters of credit and $244.5 million of senior debt was available for borrowing under our revolving credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Guarantees	All payments with respect to the new notes, including principal and interest, are fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally, by S&C Holdco 3, Inc. and the Subsidiary Guarantors. Each of S&C Holdco 3, Inc. and the Subsidiary Guarantors have also guaranteed, jointly and severally, the senior credit facilities on a senior secured basis and the senior notes on a senior unsecured basis.

Optional Redemption	Prior to October 1, 2006, subject to limitations under the senior credit facilities and the indenture governing our senior notes, we may redeem some or all of the new notes by paying a “make-whole” premium based on U.S. Treasury rates plus the outstanding principal amount and accrued and unpaid interest and special interest, if any, to the date of redemption. On or after October 1, 2006, subject to limitations under the senior credit facilities and the indenture governing our senior notes, we may redeem all or part of the new notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, to the date of redemption (subject to the right of holders to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Year	Price

2006	106.250%
2007	103.125%
2008 and thereafter	100.000%

Before October 1, 2005, subject to limitations under the senior credit facilities and the indenture governing our senior notes, we may redeem up to 35% of the original aggregate principal amount of the old notes and the new notes with the net cash proceeds of specified equity offerings at a redemption price equal to 112.500% of the principal amount, provided that at least 65% of the original aggregate principal amount of the old notes and the new notes remains outstanding after the redemption.

Change of Control	Upon a “change of control,” you as a holder of the new notes will have the right to require us to make an offer to purchase all of the new notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, to the date of repurchase. However, our ability to repurchase your new notes upon a change of control will be subject to limitations under the senior credit facilities and the indenture governing the senior notes.

Covenants	The indenture governing the new notes contains covenants that, among other things, will restrict our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness or issue guarantees;

• create liens on our assets;

• pay dividends on or redeem capital stock;

• make certain investments;

• make restricted payments;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

• issue or distribute capital stock of our subsidiaries;

• enter into transactions with affiliates;

• become liable for any indebtedness that is subordinate or junior in right of payment to any senior indebtedness and senior in right of payment to the new notes;

• engage in certain business activities; and

• engage in mergers, consolidations and certain dispositions of assets.

These covenants are subject to important exceptions and qualifications, as described under “Description of New Notes.”

Transfer Restrictions; Absence of a Public Market for the New Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not be a market. There can be no assurance as to the development or liquidity of any market for trading. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors

      You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under “Risk Factors,” beginning on page 18, for a discussion of risks involved with an investment in the new notes.

Summary Historical Financial and Other Data

      Accounting principles generally accepted in the United States require our operating results prior to the Transaction, the periods prior to September 19, 2002, to be reported as the results of the ConAgra Red Meat Business (the “Predecessor”) in the historical financial statements. Our operating results subsequent to the Transaction are presented as the “Successor’s” results in the historical financial statements and include the 249 days from September 19, 2002 through May 25, 2003 and subsequent periods.

      The following table sets forth our summary historical financial data at the dates and for the periods indicated. We derived the summary historical statement of income data for the fiscal years ended May 27, 2001 and May 26, 2002 and the 115 days from May 27, 2002 through September 18, 2002 and balance sheet data at May 26, 2002 of the ConAgra Red Meat Business from the audited historical financial statements of the ConAgra Red Meat Business appearing elsewhere in this prospectus. The summary historical statement of income data for the thirteen weeks ended August 25, 2002 have been derived from the unaudited historical financial statements of the ConAgra Red Meat Business appearing elsewhere in this prospectus which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data. The summary historical statement of income data for the 249 days from September 19, 2002 through May 25, 2003 and balance sheet data at May 25, 2003 have been derived from the audited historical financial statements of S&C Holdco 3, Inc. and subsidiaries appearing elsewhere in this prospectus. The summary historical statement of income data for the thirteen weeks ended August 24, 2003 and the balance sheet data at August 24, 2003 have been derived from our unaudited financial statements appearing elsewhere in this prospectus which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data. The results of operations for any quarter or a partial fiscal year period or for the periods presented for the Predecessor or Successor are not necessarily indicative of the results of operations to be expected for other periods or for the full fiscal year.

      The historical financial statements of the ConAgra Red Meat Business include the results of ConAgra Foods’ domestic beef and pork businesses, Australia Meat Holding Pty. Ltd. and other entities that were historically operated by ConAgra Foods as an integrated business, which include a domestic cattle feeding operation and other assets and insignificant businesses that we did not acquire and liabilities that we did not assume in the Transaction. The financial data for the Acquired Business set forth below represents the results of only those entities and operations within the ConAgra Red Meat Business that we actually acquired in the Transaction.

      You should read the information contained in this table in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “The Transaction” and the financial statements and the accompanying notes thereto included elsewhere in this prospectus.

115 Days	249 Days
From	From
Thirteen	May 27,	September 19,	Thirteen
Fiscal Year Ended	Weeks	2002	2002	Weeks
Ended	Through	Through	Ended
May 27,	May 26,	August 25,	September 18,	May 25,	August 24,
2001	2002	2002	2002	2003	2003

Predecessor	Predecessor	Predecessor	Predecessor	Successor	Successor

(Dollars in thousands)	(Dollars in thousands)
Statement of Income Data:
Net sales	$9,059,479	$8,476,208	$2,140,433	$2,692,450	$5,739,168	$2,480,391
Cost of goods sold	8,749,602	8,174,471	2,065,073	2,609,419	5,573,071	2,373,812

Gross profit	309,877	301,737	75,360	83,031	166,097	106,579
Selling, general and administrative expenses	130,069	108,274	26,819	36,900	87,783	31,531
Gains on business interruption recovery	—	—	—	—	(21,230)	—
Translation (gains) losses	—	—	—	—	(9,026)	547
Corporate allocations/interest expense	75,561	75,510	14,333	18,113	48,592	20,728

Income before income taxes	$104,247	$117,953	$34,208	$28,018	$59,978	$53,773

Other Financial Data:
EBITDA(a)	$167,048	$186,295	$51,023	$49,590	$160,430	$95,196
Cash flows from operating activities	73,474	270,870	(19,038)	2,328	113,580	52,256
Capital expenditures	(77,958)	(56,527)	(4,571)	(8,842)	(43,917)	(22,723)
Ratio of earnings to fixed charges(b)	2.92	x	2.86	x	3.74	x	2.77	x	2.15	x	3.40	x
Pro Forma EBITDA of Acquired Business(c)	222,020	73,071	83,853	160,430	95,196
Operating Data (in thousands):
Cattle processed — Swift Beef	1,391	1,757	3,436	1,429
Hogs processed — Swift Pork	2,514	3,312	7,545	2,567
Cattle processed — Swift Australia	385	495	906	506

	At May 27,	At May 26,	At May 25,	At August 24,
	2001	2002	2003	2003

	Predecessor	Predecessor	Successor	Successor

	(Dollars in thousands)		(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$10,607	$8,643	$64,939	$110,539
Total assets	1,804,937	1,649,793	1,620,463	1,689,680
Total debt	17,419	13,123	624,253	636,510
Stockholder’s net investment and advances/ stockholder’s equity	1,422,977	1,261,712	470,856	500,840

(a)	EBITDA represents income before interest, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow or operating income (as measured by GAAP). We believe EBITDA provides investors and analysts in the meat processing industry useful information with which to analyze and compare our results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, since

EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the meat processing industry.

(b)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income (loss) before income taxes plus fixed charges. Fixed charges consist of discount and financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense.

(c)	The following table sets forth a reconciliation of Income before income taxes to EBITDA to Pro forma EBITDA:

					Thirteen
	Fiscal Year	Thirteen Weeks	115 Days		Weeks
	Ended	Ended	Ended	249 Days	Ended
	May 26,	August 25,	September 18,	Ended	August 24,
	2002	2002	2002	May 25, 2003	2003

	Predecessor	Predecessor	Predecessor	Successor	Successor

	(Dollars in thousands)			(Dollars in thousands)
Income before income taxes	$117,953	$34,208	$28,018	$59,978	$53,773
Interest expense(i)	—	—	—	48,592	20,728
Depreciation and amortization	68,342	16,815	21,572	51,860	20,695

EBITDA	186,295	51,023	49,590	160,430	95,196
Elimination of Businesses Not Acquired(ii)	(17,203)	11,865	21,289	—	—
Elimination of existing corporate financing allocations(iii)	55,240	10,765	13,604	—	—
Monitoring and Oversight Agreement Fee(iv)	(2,312)	(582)	(630)	—	—

Pro forma EBITDA of Acquired Business(v)	$222,020	$73,071	$83,853	$160,430	$95,196

(i)	Includes amortization of deferred financing costs and accretion of bond discount for the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003 of $4,072 and $1,703, and $1,584 and $624, respectively.

(ii)	Represents the elimination of Businesses Not Acquired in connection with the Transaction. The specific items adjusted include the domestic cattle feeding business and insignificant businesses not acquired and liabilities not assumed. The following table is a reconciliation of the pro forma income before income taxes in the “Unaudited Pro Forma Statements of Income” to the pro forma EBITDA of Acquired Business shown above.

		115 Days From
		May 27, 2002
	Thirteen Weeks	Through
	Ended August 25,	September 18,
	2002	2002

Pro forma income before income taxes	$38,304	$39,574
Pro forma interest expense	17,533	21,375
Pro forma depreciation and amortization(a)	17,234	22,904

Pro forma EBITDA of Acquired Business	$73,071	$83,853

(a) Consists of:
Historical depreciation and amortization	$16,815	$21,572
Historical depreciation and amortization of Businesses not Acquired	(880)	(1,143)
Incremental pro forma depreciation and amortization related to purchase accounting	1,299	2,475

	$17,234	$22,904

(iii)	Represents the elimination of historical allocated corporate financing costs. We believe eliminating these allocated corporate costs is appropriate because we have not incurred these costs after the Transaction.

(iv)	See “Certain Relationships and Related Party Transactions.”

(v)	The Pro forma EBITDA may not be indicative of the operations of, and does not reflect all costs resulting from operating, the Acquired Business as a stand-alone company such as insurance, treasury, internal audit, external reporting and information technology costs or costs resulting from compliance with the November 2002 USDA directive resulting in the testing of ground beef trimmings.

Summary Unaudited Pro Forma Financial and Other Data

      The summary unaudited pro forma financial data of Swift & Company give effect, in the manner described under “Unaudited Pro Forma Financial Data” and the notes thereto, to the Transaction as if it occurred as of the beginning of fiscal 2002 in the case of the unaudited pro forma statement of income data. A pro forma balance sheet has not been prepared because the historical balance sheet as of August 24, 2003 included elsewhere in this prospectus reflects the impacts of the Transaction. The unaudited pro forma statement of income does not purport to represent what Swift & Company’s results of operations would have been if the Transaction had occurred as of the date indicated or what such results will be for future periods.

      You should read the information contained in this table in conjunction with “Unaudited Pro Forma Financial Data,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “The Transaction,” the financial statements and the accompanying notes thereto included elsewhere in this prospectus.

	Pro Forma

	Thirteen Weeks		Fiscal Year
	Ended		Ended
	August 25,		May 25,
	2002		2003

	(Dollars in thousands)
Statement of Income Data:
Net sales	$2,100,548		$8,380,091
Cost of goods sold	2,015,840		8,113,976

Gross profit	84,708		266,115
Selling, general and administrative expense	27,316		127,133
Translation gains	—		(9,026)
Gain on business interruption recovery	—		(21,230)
Corporate allocations: selling, general and administrative expense	2,876		3,634

Operating income	54,516		165,604
Interest expense	17,533		69,967

Income before income taxes	$36,983		$95,637

Other Data:
Cash flows from operating activities	$(14,178)		$124,045
EBITDA(a),(c)	73,071		244,284
Capital expenditures	(4,343)		(52,484)
Pro forma ratio of earnings to fixed charges(b)	3.05	x	2.32	x
Operating Data (in thousands):
Cattle processed — Swift Beef	1,391		5,193
Hogs processed — Swift Pork	2,514		10,858
Cattle processed — Swift Australia	385		1,400

(a)	EBITDA represents income before interest, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow or operating income (as measured by GAAP). We believe EBITDA provides investors and analysts in the meat processing industry useful information with which to analyze and compare our results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, since EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the meat processing industry.

(b)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income before income tax plus fixed charges. Fixed charges consist of debt discount and financing costs and the portion of operating lease expense which management believes is representative of the interest component of rent expense.

(c)	The following table sets forth a reconciliation of Income before income taxes to EBITDA to Pro forma EBITDA (see notes to “Summary Unaudited Pro Forma Financial and Other Data”):

			249 Days
		115 Days	From
		From	September 19,
	Thirteen Weeks	May 27, 2002	2002
	Ended	Through	Through
	August 25,	September 18,	May 25,
	2002	2002	2003

	Predecessor	Predecessor	Successor
			(Dollars in
	(Dollars in thousands)		thousands)
Income before income taxes	$34,208	$28,018	$59,978
Interest expense(i)	—	—	48,592
Depreciation and amortization	16,815	21,572	51,860

EBITDA	51,023	49,590	160,430
Elimination of Businesses Not Acquired(ii)	11,865	21,289	—
Elimination of existing corporate financing allocations(iii)	10,765	13,604	—
Monitoring and Oversight Agreement fee(iv)	(582)	(630)	—

Pro forma EBITDA of Acquired Business(v)	$73,071	$83,853	$160,430

(i)	Includes amortization of deferred financing costs and accretion of bond discount of $4,072 and $1,703, respectively.

(ii)	Represents the elimination of Businesses Not Acquired in connection with the Transaction. The specific items adjusted for include the domestic cattle feeding business, the capital stock of Weld Insurance Company, other assets and insignificant businesses not acquired and liabilities not assumed. The following table is a reconciliation of the Pro forma income before income taxes in the “Unaudited Pro Forma Statements of Income” to the Pro forma EBITDA of Acquired Business shown above.

		115 Days From
	Thirteen Weeks	May 27, 2002
	Ended	Through
	August 25,	September 18,
	2002	2002

	(Dollars in thousands)
Pro forma income before income taxes	$36,983	$39,574
Pro forma interest expense	17,533	21,375
Pro forma depreciation and amortization(a)	18,555	22,904

Pro forma EBITDA of Acquired Business	$73,071	$83,853

(a) Consists of:
Historical depreciation and amortization	$16,815	$21,572
Historical depreciation and amortization of Businesses not Acquired	(880)	(1,143)
Incremental pro forma depreciation and amortization related to purchase accounting	2,620	2,475

	$18,555	$22,904

(iii)	Represents the elimination of historical allocated corporate financing costs. We believe eliminating these allocated corporate costs is appropriate because we will not incur these costs after the Transaction. Our interest expense as a result of the Transaction is detailed in note (f) to the “Notes to Unaudited Pro Forma Statements of Income.”

(iv)	See “Certain Relationships and Related Party Transactions.”

(v)	The Pro forma EBITDA may not be indicative of the operations of, and does not reflect all costs resulting from operating, the Acquired Business as a stand-alone company such as insurance, treasury, internal audit, external reporting and information technology costs or costs resulting from compliance with the November 2002 USDA directive resulting in the testing of ground beef trimmings.

RISK FACTORS

      An investment in the new notes is subject to a number of risks. You should carefully consider the following factors before making an investment in the new notes.

Risks Related to the New Notes

Our substantial debt could adversely affect our business and your investment in the new notes.

      We have a significant amount of debt. As of August 24, 2003, we had total outstanding debt of $636.5 million (inclusive of the debt discount applicable to the senior notes), all of which is senior debt and $198.5 million of which is secured. In addition, we had $27.3 million of outstanding letters of credit and $244.5 million of senior debt was available for borrowing under our revolving credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      Our substantial debt could:

•	make it difficult for us to satisfy our obligations, including making interest payments on the new notes and on other debt obligations;

•	limit our ability to obtain additional financing to operate our business;

•	require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing our ability to use our cash flow to fund working capital, capital expenditures and other general corporate requirements;

•	limit our flexibility to plan for and react to changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage relative to some of our competitors that have less debt than us; and

•	increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates, lower cattle and hog prices or a downturn in our business or the economy.

Despite our debt, we may still incur significantly more debt, which could intensify the risks described above.

      The terms of the indentures governing our senior notes and the new notes permit us to incur additional indebtedness in the future, including senior debt. We intend to borrow additional funds to fund our capital expenditures and working capital needs. We also may incur additional debt to finance any future acquisitions. See “Description of New Notes.”

Our obligations to repay our senior debt and our secured debt, and for our non-guarantor subsidiaries to repay their liabilities, will have priority over our obligations under the notes if we become insolvent or default on our senior or secured debt.

      The new notes will be our senior subordinated unsecured obligations and will be subordinated in right of payment to our existing and future senior debt, including our senior notes and the guarantees of our senior notes by S&C Holdco 3, Inc. and the Subsidiary Guarantors and our obligations and the obligations of S&C Holdco 3, Inc. and the Subsidiary Guarantors under the senior credit facilities. The new notes also will be effectively subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of our non-guarantor subsidiaries, including our Australian subsidiaries (including our Australian subsidiaries’ obligations under the senior credit facilities), and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries. In addition, the new notes will be effectively subordinated to the claims of our livestock suppliers under the Packers and Stockyards Act of 1921, which grants to those suppliers preferential treatment as creditors. See “Business — Regulation and Environmental Matters.” The effect of this subordination is that if we or a subsidiary guarantor are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any debt under the senior credit facilities, our senior notes or other secured debt, our assets and those of the subsidiary guarantors that secure debt will be available to pay obligations on the new notes only after all debt under the senior credit facilities, our senior notes, and our other secured debt has been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the new notes then outstanding. As of August 24, 2003, we had $636.5 million of total debt outstanding, $198.5 million of which was secured debt, excluding claims of livestock suppliers under the Packers and Stockyards Act, and availability of undrawn letters of credit under the senior credit facilities. In addition, $244.5 million of senior debt was available for borrowing under our senior credit facilities. See “Description of New Notes,” “Description of Other Indebtedness — Senior Credit Facilities” and “Description of Other Indebtedness — Senior Notes.”

Our ability to meet our obligations under our debt depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

      We are a holding company with no operations of our own. Consequently, our ability to service our debt and pay dividends is dependent upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations, the provisions of the senior credit facilities, and, in the future, other agreements to which our subsidiaries may be a party.

Covenant restrictions under our senior credit facilities and our indentures may limit our ability to operate our business.

      The senior credit facilities and the indentures governing the senior notes and the new notes contain, among other things, covenants that may restrict our and our subsidiaries’ ability to finance future operations or capital needs or to engage in other business activities. The indentures and the senior credit facilities restrict, among other things, our ability and the ability of our subsidiaries to:

•	incur additional debt or issue guarantees;

•	create liens on our assets;

•	pay dividends on or redeem capital stock;

•	make certain investments;

•	make restricted payments;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	issue or distribute capital stock of our subsidiaries;

•	enter into transactions with affiliates;

•	enter into sale and leaseback transactions;

•	engage in certain business activities; and

•	engage in mergers, consolidations and certain dispositions of assets.

      In addition, our senior credit facilities require us to maintain specified financial ratios and tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general business and economic conditions, may affect our ability to meet those financial ratios and tests. We may not meet those ratios and tests and our lenders may not waive any failure to meet those ratios and tests. A breach of any of these covenants or failure to maintain such ratios would result in a default under our senior credit facilities and any resulting acceleration under the senior credit facilities may result in a default under our indentures. If an event of default under the senior credit facilities occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable which would result in an event of default under the indentures governing the senior notes and the new notes offered hereby. See “Description of Other Indebtedness” and “Description of New Notes.”

A court may void the guarantees of the new notes or subordinate the guarantees to other obligations of our subsidiary guarantors.

      Although standards may vary depending upon the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void all or a portion of the guarantees of the new notes or subordinate the guarantees to other obligations of our subsidiary guarantors. If the claims of the holders of the new notes against any guarantor were held to be subordinated in favor of other creditors of that guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the new notes. If one or more of the guarantees is voided or subordinated, after providing for all prior claims, we may not have sufficient assets remaining to satisfy the claims of the holders of the new notes.

We may be unable to repurchase the new notes if we experience a change of control.

      If we experience a change of control, we will be required by the indenture governing the new notes to offer to purchase all of the outstanding new notes at a price equal to 101% of the principal amount outstanding plus accrued and unpaid interest and special interest, if any, to the date of repurchase. Our failure to repay holders tendering new notes upon a change of control will result in an event of default under the new notes. A change of control, or an event of default under the new notes may result in an event of default under the senior credit facilities or the indenture governing the senior notes, which may cause an acceleration of the debt under the senior credit facilities or the indenture governing the senior notes, requiring us to pay that debt immediately. We may not have funds available to repurchase the new notes upon the occurrence of a change of control or to repay our senior credit facilities or our senior notes. In addition, future debt we incur may limit our ability to repurchase the new notes upon a change of control or require us to offer to redeem that debt upon a change of control.

Risks Relating to Our Business

If our products become contaminated, we may be subject to product liability claims and product recalls that would adversely affect our business.

      Our beef and pork products have in the past been, and may in the future be, subject to contamination by organisms producing foodborne illnesses. These organisms are generally found in the environment and, as a result, there is a risk that as a result of food processing they could be present in our products. For example, E. coli is one of many foodborne illnesses commonly associated with beef products. Once contaminated products have been shipped for distribution, illness or death may result if the pathogens are present, or increase due to handling or temperatures, or if the pathogens are not eliminated at the further processing, foodservice or consumer level. We may be subject to significant liability if the consumption of any of our products causes injury, illness or death and have in the past recalled, and may in the future recall products in the event of contamination or damage. For example, between June 30 and July 19, 2002, we voluntarily recalled approximately 19 million pounds of fresh and frozen ground beef products that may have been contaminated with E. coli. The Centers for Disease Control and Prevention, or “CDC,” has associated cases of E. coli illnesses with the consumption of these beef products. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Historical Financial Information and Other Matters.” We may encounter the same risks if a third party tampers with our products. Contamination of our products also may create adverse publicity that could negatively affect our business, reputation, prospects, financial condition, results of operations and cash flows.

Outbreaks of disease affecting livestock can adversely affect our business.

      An outbreak of disease affecting livestock, such as bovine spongiform encephalopathy (commonly referred to as “mad cow disease” or BSE) or foot-and-mouth, could result in restrictions on sales of products to our customers or purchases of livestock from our suppliers. Also, outbreaks of these diseases or concerns of such disease, whether or not resulting in regulatory action, can lead to cancellation of orders by our customers and create adverse publicity that may have a material adverse effect on consumer demand and, as a result, on our results of operations. For example, there were four reported cases of BSE in Japan in 2001, which negatively affected demand for beef in that country during this period and had a negative impact on our Australian beef operations which export a significant amount of product to Japan. Australia beef exports also were hurt in January 2002 when a Japanese beef processor admitted to repackaging 13.8 tons of Australian beef in October 2001 and fraudulently representing the beef as Japanese beef in an attempt to claim a government subsidy under a Japanese beef buyback program established in response to the reported BSE cases in Japan. Although there have been no reported cases of either foot-and-mouth disease or BSE in the United States or Australia, these health concerns have had an adverse effect on the livestock industry in Europe, South America and Japan in past years.

Our margins may be negatively impacted by fluctuating raw material costs and selling prices and other factors that are outside of our control.

      Our margins are dependent on the price at which our beef and pork products can be sold and the price we pay for our raw materials among other factors. These prices can vary significantly over a relatively short period of time as a result of a number of factors, including the relative supply and demand for beef and pork and the market for other protein products, such as poultry and fish. For example, industry-wide US boxed beef selling prices per pound during the thirteen weeks ended August 24, 2003 were at a 15-year high and cattle prices were also at an all time high.

      The supply and market price of the livestock that constitute our principal raw material and represent the substantial majority of our cost of goods sold are dependent upon a variety of factors over which we have little or no control, including fluctuations in the size of herds maintained by producers, the relative cost of feed, weather and livestock diseases.

      We generally do not have long-term sales arrangements with our customers and, as a result, the prices at which we sell products to them are determined in large part by market forces. A significant decrease in beef or pork product prices for a sustained period of time could have a material adverse effect on our revenues and, unless our input costs and other costs correspondingly decrease, on our operating margins.

      Severe price swings in raw materials, and the resultant impact on the prices we charge for our products, have at times had, and may in the future have, material adverse effects on our financial condition, results of operations and cash flows. If we experience increased costs, we may not be able to pass them along to our customers. We employ a number of strategies to attempt to reduce this risk, including forward purchase and sale agreements, futures and options, but these strategies cannot and do not eliminate these risks. For further discussion of the risks associated with commodity prices and hedging, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Risk Disclosures.”

We are subject to extensive governmental regulation and our noncompliance with or changes in these regulations could adversely affect our business, financial condition, results of operations and cash flows.

      Our operations are subject to extensive regulation and oversight by the United States Food and Drug Administration, the United States Department of Agriculture, the United States Environmental Protection Agency and other state, local and foreign authorities regarding the processing, packaging, storage, distribution, advertising and labeling of our products, including food safety standards. Recently, the food safety practices and procedures in the meat processing industry have been subject to more intense scrutiny and oversight by the USDA. Wastewater, stormwater, and air discharges from our operations are subject to extensive regulation by the EPA and other state and local authorities. Our Australian operations also are subject to extensive regulation by the Australian Quarantine Inspection Service and other state and local Australian authorities. Our failure to comply with applicable laws and regulations could subject us to administrative penalties and injunctive relief, civil remedies, including fines, injunctions, recalls of our products or seizures of our properties, as well as potential criminal sanctions. These penalties or changes in the applicable laws and regulations could adversely affect our business, financial condition, results of operations and cash flows. See “Business — Regulation and Environmental Matters.”

Our international operations expose us to political and economic risks in foreign countries, as well as to risks related to currency fluctuations.

      For the 249 days ended May 25, 2003 exports, primarily to Japan, China, Canada, Mexico and Korea, accounted for approximately 26% of our total net sales. Our international activities expose us to risks not faced by companies that limit themselves to United States and Australian markets. One significant risk is that the international operations may be affected by tariffs, other trade protection measures and import or export licensing requirements. For example, on January 7, 2003, the Mexican government initiated an anti-dumping investigation against imports of pork from the United States during the period from April 1, 2002 through September 30, 2002. The results of that investigation could affect the tariffs we are required to pay on our exports of pork products to Mexico.

      Other risks associated with our international activities include:

•	changes in foreign currency exchange rates and hyperinflation in the foreign countries in which we operate;

•	exchange controls;

•	changes in a specific country’s or region’s political or economic conditions, particularly in emerging markets; and

•	potentially negative consequences from changes in regulatory requirements.

Failure to successfully implement our business strategy may impede our plans to increase revenues and cash flow.

      Our revenues, margins and cash flows will not increase as planned if we fail to implement the key elements of our strategy, and our ability to successfully implement this strategy is dependent at least in part on factors beyond our control. For example, the willingness of consumers to purchase value-added products depends in part on economic conditions. In periods of economic uncertainty, consumers tend to purchase more private label or less-expensive products. Thus, if we encounter periods of economic uncertainty, the sales volume for our value-added products could suffer. Also, we may not be successful in identifying favorable international expansion opportunities or in further expanding into the foodservice markets. See “Business — Business Strategy.”

Compliance with environmental regulations may result in significant costs and failure to comply with environmental regulations may result in civil as well as criminal penalties, liability for damages and negative publicity.

      Our operations are subject to extensive and increasingly stringent regulations pertaining to the discharge of materials into the environment and the handling and disposition of wastes. Failure to comply with these regulations can have serious consequences for us, including criminal as well as civil and administrative penalties and negative publicity. We have incurred and will continue to incur significant capital and operating expenditures to avoid violations of these laws and regulations. Additional environmental requirements imposed in the future could require currently unanticipated investigations, assessments or expenditures, and may require us to incur significant additional costs. As the nature of these potential future charges is unknown, management is not able to estimate the magnitude of any future costs and we have not accrued any reserve for any potential future costs.

      Some of our facilities have been in operation for many years. During that time, we and previous owners of these facilities have generated and disposed of wastes that are or may be considered hazardous or may have polluted the soil or groundwater at our facilities, including adjacent properties. For example, one of our subsidiaries has been identified as a potentially responsible party at a site in Florida for the alleged disposal of a small amount of waste oil by a distributor affiliated with such subsidiary. Additional discovery of previously unknown contamination of property underlying or in the vicinity of our present or former properties or manufacturing facilities and/or waste disposal sites could require us to incur material unforeseen expenses. Occurrences of any of these events may have a material adverse affect on our business, financial condition, results of operations and cash flows. See “Business — Regulation and Environmental Matters.”

Changes in consumer preferences could adversely affect our business.

      The food industry in general is subject to changing consumer trends, demands and preferences. Our products compete with other protein sources, such as chicken, and other foods. Trends within the food industry change often and our failure to anticipate, identify or react to changes in these trends could lead to, among other things, reduced demand and price reductions for our products, and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The sales of our beef and pork products are subject to seasonal variations and, as a result, our quarterly operating results may fluctuate.

      Both the beef and pork industries are characterized by prices that change based on seasonal consumption patterns. The highest periods of demand for our products are usually the summer barbecue season for beef and the winter months for pork. As a result of these seasonal fluctuations, our operating results may vary substantially between fiscal quarters.

Our performance depends on favorable labor relations with our employees. Any deterioration of those relations or increase in labor costs could adversely affect our business.

      At May 25, 2003 we had approximately 21,300 employees worldwide. Approximately 11,300 employees at our United States facilities are represented by labor organizations and collective bargaining agreements. Approximately 4,100 employees at our Australian facilities are parties to Awards of Enterprise or Certified Agreements with various labor organizations and Swift Australia. Any significant increase in labor costs, deterioration of employee relations, slowdowns or work stoppages at any of our locations, whether due to union activities, employee turnover or otherwise, could have a material adverse effect on our business, financial condition, results of operations and cash flows. See “Business — Swift & Company Employees.”

The consolidation of our retail and foodservice customers may put pressures on our operating margins.

      In recent years, the trend among our retail and foodservice customers, such as supermarkets, warehouse clubs and foodservice distributors, has been towards consolidation. These consolidations, along with the entry of mass merchants such as Wal-Mart into the grocery industry, have produced customers with increasing negotiating strength who tend to exert pressure on us with respect to pricing terms, product quality and new products. As our customer base continues to consolidate, competition for the business of fewer customers is expected to intensify. If we do not negotiate favorable contracts with our customers and implement appropriate pricing to respond to these trends, or if we lose our existing large customers, our profitability will decrease. Also, some of our customers may experience financial difficulty, which can have an adverse impact on our ability to collect receivables and affect future orders.

Our business could be materially adversely affected as a result of war or acts of terrorism.

      Acts of war or acts of terrorism may cause damage or disruption to our employees, facilities, customers, partners, suppliers and distributors, which could have a material adverse effect on our business, results of operations and financial condition. Such acts may also cause damage or disruption to transportation and communication systems and our ability to manage logistics effectively.

Certain individuals have the ability to direct our business and affairs, and their interests could conflict with yours.

      The limited partnership formed by our equity sponsors and controlled by Hicks Muse owns approximately 54% and ConAgra Foods owns approximately 45% of the common stock of our ultimate parent, Swift Foods Company. The limited partnership has the right to elect a majority of Swift Foods Company’s board of directors, and an affiliate of Hicks Muse owns all of the general partner interests in the limited partnership. As a result, Hicks Muse currently has the ability to direct the business and affairs of both our company and Swift Foods Company. The interests of Hicks Muse and its affiliates could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Hicks Muse as a stockholder in Swift Foods Company could conflict with your interests as a holder of our debt. The Swift Foods Company stockholders may also have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes. For example, pursuant to a stockholders’ agreement entered into by ConAgra Foods and our equity sponsors, ConAgra Foods has the right to require a sale of Swift Foods Company at a price proposed by ConAgra Foods if Swift Foods Company has not completed an initial public offering of its capital stock within five years after the Transaction. If ConAgra Foods elects to exercise this right, Hicks Muse and its affiliates will have the right for 180 days to acquire the shares of Swift Foods Company held by ConAgra Foods. If Hicks Muse does not exercise its purchase right within the 180 day period, then ConAgra Foods may cause Swift Foods Company to conduct an auction to sell Swift Foods Company within a period not to exceed two years. See “Certain Relationships and Related Party Transactions — Stockholders’ Agreement.” In addition, Hicks Muse may in the future own businesses that directly compete with ours.

THE TRANSACTION

      We originally sold the old notes to ConAgra Foods in connection with our purchase of the United States beef, pork and lamb processing businesses and the Australian beef business of ConAgra Foods. This acquisition was effected pursuant to a purchase agreement dated May 20, 2002, as amended, among ConAgra Foods, Swift Foods Company and a limited partnership formed by our equity sponsors, Hicks, Muse, Tate & Furst Incorporated and Booth Creek Management Corporation. The initial aggregate consideration for the Acquired Business was $1,080.7 million, of which $858.3 million was allocated to the United States beef, pork and lamb businesses and $222.4 million was allocated to the Australian beef business. The purchase price was based on the preliminary estimate of the net book value of the Acquired Business as of the closing date of the Transaction of $1,047.7 million plus other consideration of $33.0 million. The purchase price was subject to a post-closing adjustment. As a result of this post-closing adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. We have reflected the impact of this payment as a reduction to additional paid-in capital in our financial statements. The total purchase price was allocated to the entities acquired based on each entity’s relative net book value as a proportion of the total net book value of the Acquired Business, plus certain costs directly attributable to the acquisition.

      The acquisition was financed with approximately $270.0 million of advances under our senior credit facilities, $250.5 million of gross proceeds from the issuance of our senior notes, the proceeds from the issuance of the old notes to ConAgra Foods, and approximately $475.0 million of contributed equity, which was comprised of approximately $325.0 million of equity contributed or retained by our equity sponsors ($175.0 million) and ConAgra Foods ($150.0 million) and a $150.0 million promissory note payable to ConAgra Foods by S&C Holdco 2, Inc., an indirect parent holding company of Swift & Company (which note was issued in partial consideration for the Acquired Business, which was contributed to us as equity and which note is not an obligation of Swift & Company, any of its subsidiaries or S&C Holdco 3, Inc.). The limited partnership formed by our equity sponsors and controlled by Hicks Muse owns 175,000,000 shares, or approximately 54%, and ConAgra Foods initially owned 150,000,000 shares, or approximately 46%, of the equity in Swift Foods Company which holds, indirectly, 100% of the equity of Swift & Company. In addition, pursuant to a stock purchase plan, certain members of management acquired an aggregate of 2,685,000 shares of Swift Foods Company, representing approximately 1% of the equity in Swift Foods Company, at a purchase price of $1.00 per share. This share value, as well as the share value of ConAgra Food’s investment, was determined by reference to the cash price per share paid by our equity sponsors. ConAgra Foods received the proceeds from the sale of such equity and, subsequent to these stock purchases, ConAgra Foods owns 147,315,000 shares, or approximately 45%, of the equity of Swift Foods Company. For information relating to the senior credit facilities and our senior notes, see “Description of Other Indebtedness.” On March 26, 2003 ConAgra Foods sold all $150 million aggregate principal amount of the old notes in a transaction exempt from the registration requirements of the Securities Act.

      Swift Foods Company also purchased ConAgra Foods’ domestic cattle feeding operations in a separate transaction pursuant to the purchase agreement. However, this business was not acquired by us, is not owned by us and is one of the businesses that we refer to throughout this prospectus as Businesses Not Acquired. The proceeds from the issuance of the old notes were not used to fund the acquisition of the domestic cattle feeding operations.

      We entered into a series of agreements with ConAgra Foods and with the entity that acquired the domestic cattle feeding operations covering, among other things, our future sales of our products to ConAgra Foods and our future purchases of cattle from the entity that acquired the domestic cattle feeding business consistent with past practices. For additional information, please refer to the section entitled “Certain Relationships and Related Party Transactions” that appears later in this prospectus.

      The purchase price for the Acquired Business was based primarily on the preliminary estimate of net book value of the assets and liabilities as of the closing date of the Transaction. The final purchase price allocation reflected in the fair value of the individual assets acquired and liabilities assumed which resulted in a decrease in goodwill of $11.2 million. The Transaction was negotiated between a willing seller and an unrelated willing buyer and, as such, the purchase price and other consideration agreed to by both parties is considered to approximate fair value. The Transaction is within the scope of SFAS 141, Business Combinations, which resulted in a new basis of accounting in accordance with the Financial Accounting Standards Board’s EITF 88-16, Basis in Leveraged Buyout Transactions. In accordance with that guidance, the retained minority interest of the predecessor owner (i.e.,ConAgra Foods’ approximately 45.3% interest) was carried over at the predecessor basis. The remainder of the investment in the assets acquired (i.e., the 54.7% acquired by our equity sponsors and management) is based upon fair value. The excess of the purchase price over predecessor basis (book value) of net assets acquired from the predecessor owner was recognized as an offset in stockholders’ equity. The purchase price was subject to a post-closing adjustment. As a result of the post-closing adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. We have reflected the impact of this payment as a reduction to additional-paid-in capital in our financial statements. For a description of the final purchase price allocation, see the notes to our consolidated financial statements included elsewhere in this prospectus.

      The purchase agreement contained customary representations, warranties, covenants, conditions and indemnities by the parties. In addition, ConAgra Foods agreed to specifically indemnify us for any liabilities, subject to certain limitations, relating to any environmental, labor or tax law violations of the Acquired Business existing or occurring prior to the closing, certain environmental compliance requirements and certain pre-existing claims and litigation, including the litigation alleging ConAgra Foods’ and Swift Beef’s violation of the Packers and Stockyards Act of 1921 described under “Business — Legal Proceedings.”

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      In connection with ConAgra Foods’ resale of the old notes on March 26, 2003, we entered into a registration rights agreement under which we, S&C Holdco 3, Inc. and the Subsidiary Guarantors agreed to:

•	within 270 days after March 26, 2003, file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the old notes for new notes of ours having terms substantially identical in all material respects to the old notes except with respect to transfer restrictions;

•	use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 360 days after March 26, 2003;

•	keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) and not more then 30 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes; and

•	to file a shelf registration for the resale of the old notes if we cannot consummate the exchange offer within the time period listed above and certain other circumstances described in this prospectus.

      For each old note tendered to us pursuant to the exchange offer, we will issue to the holder of such old note a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or, if no interest has been paid on such old note, from the date of its original issue.

      Under existing interpretations of the staff of the Securities and Exchange Commission issued to third parties, the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents to us in the exchange offer that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the Securities and Exchange Commission; provided, however that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The staff of the Securities and Exchange Commission has taken the position in interpretations issued to third parties that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the registration statement covering the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

      Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the new notes for 180 days following the effective date of such registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

      A holder of old notes (other than certain specified holders) who wishes to exchange old notes for new notes in the exchange offer will be required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our “affiliate,” as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      In the event that:

•	any change of law or in applicable interpretations thereof by the staff of the Securities and Exchange Commission issued to third parties do not permit us to effect an exchange offer;

•	for any other reason the registration statement of which this prospectus is a part is not declared effective within 360 days after March 26, 2003 or the exchange offer is not consummated within 30 business days after the date the exchange offer registration statement is declared effective;

•	an initial purchaser of the old notes notifies us following consummation of the exchange offer that old notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

•	any holder of old notes (other than an initial purchaser) is not eligible to participate in the exchange offer or does not receive freely tradeable new notes in the exchange offer other than by reason of such holder being an affiliate of ours (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the exchange offer registration statement in connection with the sales of new notes shall not result in such exchange notes being not “freely tradeable”);

then we will, at our cost, file and use our reasonable best efforts to have declared effective a shelf registration statement covering resales of the old notes as promptly as practicable (but in no event more than 90 days after the occurrence of any of the events set forth above).

      We will cause the shelf registration statement to be declared effective under the Securities Act and use our reasonable best efforts to keep the shelf registration statement effective until 180 days after its effective date. We will, if we file a shelf registration statement, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

      The registration rights agreement obligates us to pay special interest (“Special Interest”) on the principal amount of the old notes and the new notes (in addition to the stated interest on the old notes and the new notes) upon the occurrence of any of the following events:

•	on or prior to the 270th day following March 26, 2003, the exchange offer registration statement has not been filed with the Securities and Exchange Commission;

•	on or prior to the 90th day after the obligation to file the shelf registration statement has arisen, the shelf registration statement has not been filed with the Securities and Exchange Commission;

•	on or prior to the 360th day following March 26, 2003, the exchange offer registration statement has not been declared effective;

•	on or prior to the 30th business day following the date the exchange offer registration statement is declared effective, the registered exchange offer has not been consummated; or

•	after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with the resales of old notes or new notes in accordance with and during the periods specified in the registration rights agreement.

We refer herein to any of the foregoing occurrences as a registration default.

      Special Interest will accrue on the principal amount of the old notes and the new notes (in addition to the stated interest on the old notes and the new notes) from and including the date on which any registration default shall occur to but excluding the date on which all registration defaults have been cured. Special Interest will accrue at a rate of ..25% per annum during the 90-day period immediately following the occurrence of a registration default and shall increase by .25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.0% per annum.

      All references in the indenture, in any context, to any interest or other amount payable on or with respect to the old notes or new notes shall be deemed to include any Special Interest pursuant to the registration rights agreement.

Resale of New Notes

      Based on no action letters of the staff of the Securities and Exchange Commission issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	such new notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in the distribution of such new notes.

      The staff of the Securities and Exchange Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the staff of the Securities and Exchange Commission may not make a similar determination as in the no action letters issued to these third parties.

      If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

•	you cannot rely on such interpretations by the Securities and Exchange Commission staff issued to third parties; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

      Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.

Terms of the Exchange Offer

      Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only for new notes and only in integral multiples of $1,000.

      The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

      As of the date of this prospectus, $150,000,000 aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture relating to the old notes and the registration rights agreement.

      We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

      If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

      We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Expiration Date

      The exchange offer will expire at 5:00 p.m. New York City time on                     , 2003 unless, in our sole discretion, we extend it. The exchange offer may remain open for a maximum of thirty business days from the date that the registration statement, of which this prospectus is a part, is declared effective.

Extensions, Delays in Acceptance, Termination or Amendment

      We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open, subject to the thirty business day maximum offering period. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders if the exchange offer is so extended. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange upon the expiration of the extended exchange offer.

      In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

      If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. However, we may not delay acceptance for exchange of any old notes after the expiration of the exchange offer. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

      We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

      In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or staff interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time prior to or on the expiration of the offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time prior to or on the expiration of the offer.

      In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the new notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to tender generally

      Only a holder of old notes may tender such old notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

In addition, either:

•	the exchange agent must receive old notes along with the letter of transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to the expiration date.

      The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or old notes to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

How to tender if you are a beneficial owner

      If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

•	make appropriate arrangements to register ownership of the old notes in your name; or

•	obtain a properly completed bond power from the registered holder of old notes.

      The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and signature guarantees

      You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal;

•	for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

When you need endorsements or bond powers

      If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

      If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering through DTC’s automated tender offer program

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that it is tendering old notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

Determinations under the exchange offer

      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determinations will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When we will issue new notes

      In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of old notes not accepted or exchanged

      If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. In the case of old notes tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your representations to us

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes within the meaning of the Securities Act;

•	if you are not a broker-dealer that you are not engaged in and do not intend to engage in the distribution of the new notes;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act or if you are our “affiliate” that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Book-Entry Transfer

      The exchange agent will establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal, or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

      Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn, and

•	identify the old notes to be withdrawn, including the principal amount of such old notes.

      If old notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.

Fees and Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

      We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

      If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

      If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

      We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Expenses related to the exchange offer will be categorized into two areas, third-party fees which will be expensed as incurred, and fees between the issuer and note purchasers, which will be amortized over the remaining term of the debt instrument.

Other

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

      We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

      Each broker-dealer that receives new notes for its own account in exchange for old notes, where such were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

USE OF PROCEEDS

      The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for Special Interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness.

      We used the proceeds from the issuance of the old notes to fund a portion of the payment to ConAgra Foods of the purchase price for the Acquired Business and to pay fees and expenses incurred in the Transaction. See “Prospectus Summary — Sources and Uses of Funds and Other Consideration.”

UNAUDITED PRO FORMA FINANCIAL DATA

      We derived the unaudited pro forma financial data set forth below by the application of pro forma adjustments to the historical financial statements of Swift & Company.

      The unaudited pro forma statements of income for the thirteen weeks ended August 25, 2002 and the fiscal year ended May 25, 2003 give effect to the Transaction as if it had occurred at the beginning of fiscal 2002. The unaudited pro forma financial data does not purport to represent what the results of operations or financial information of Swift & Company would have been if the Transaction had occurred as of the dates indicated or what such results will be for any future periods.

      Accounting principles generally accepted in the United States of America require our operating results prior to the Transaction to be reported as the results of the Predecessor for periods prior to September 19, 2002 in the historical financial statements. Our operating results subsequent to the Transaction are presented as the Successor’s results in the historical financial statements and include 249 days from September 19, 2002 through May 25, 2003.

      The unaudited pro forma financial data has been prepared giving effect to the Transaction, which is accounted for in accordance with SFAS No. 141 Business Combinations and EITF 88-16 Basis in Leveraged Buyout Transactions. The respective total purchase price for the Acquired Business was allocated to the net assets of the Acquired Business based upon estimates of fair value.

      The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should read the unaudited pro forma financial statements and the accompanying notes in conjunction with the historical financial statements and the accompanying notes thereto and other financial information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Thirteen Weeks Ended August 25, 2002

		Elimination
	ConAgra	of Businesses		Adjustments
	Red Meat	Not		for the		Swift & Company
	Business	Acquired(b)	Subtotal	Transaction(h)		Pro Forma(a)

	(Dollars in thousands)
Net sales	$2,140,433	$(39,885)	$2,100,548	$—		$2,100,548
Cost of goods sold	2,065,073	(50,532)	2,014,541	1,299	(c)	2,015,840

Gross profit	75,360	10,647	86,007	(1,299)		84,708
Selling, general and administrative expense	26,819	(1,406)	25,413	1,903	(d)	27,316
Corporate allocations: selling, general and administrative expense	3,568	(692)	2,876	—		2,876
Corporate allocations: finance charges	10,765	150	10,915	(10,915	)(e)	—

Operating income	34,208	12,595	46,803	7,713		54,516
Interest expense	—	—	—	17,533	(f)	17,533

Income before income taxes	34,208	12,595	46,803	(9,820)		36,983
Income tax expense	12,158	4,534	16,692	(3,060	)(g)	13,632

Net income	$22,050	$8,061	$30,111	$(6,760)		$23,351

	115 Days Ended September 18, 2002						Pro Forma

		Elimination				249 Days	Fiscal Year
	ConAgra	of Businesses	Adjustments			Ended	Ended
	Red Meat	Not	for the			May 25,	May 25,
	Business	Acquired(b)	Transaction(h)		Total	2003	2003(a)

	(Dollars in thousands)
Statement of Income Data:
Net sales	$2,692,450	$(51,527)	$—		$2,640,923	$5,739,168	$8,380,091
Cost of goods sold	2,609,419	(70,989)	2,475	(c)	2,540,905	5,573,071	8,113,976

Gross profit	83,031	19,462	(2,475)		100,018	166,097	266,115
Selling, general and administrative expense	36,900	(2,095)	4,545	(d)	39,350	87,783	127,133
Translation gains	—	—	—		—	(9,026)	(9,026)
Gain on business interruption recovery	—	—	—		—	(21,230)	(21,230)
Corporate allocations: finance charges	13,604	190	(13,794	)(e)	—	—	—
Corporate allocations: selling, general and administrative expense	4,509	(875)	—		3,634	—	3,634

Operating income	28,018	22,242	6,774		57,034	108,570	165,604
Interest expense	—	—	21,375	(f)	21,375	48,592	69,967

Income before income taxes	28,018	22,242	(14,601)		35,659	59,978	95,637
Income tax expense	9,602	8,452	(4,061	)(g)	13,993	20,692	34,685

Net income	$18,416	$13,790	$(10,540)		$21,666	$39,286	$60,952

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF INCOME

Thirteen Weeks Ended August 24, 2002 and Fiscal Year Ended May 25, 2003

(a)	The unaudited pro forma financial statements have been prepared in accordance with SFAS No. 141 Business Combinations and EITF 88-16 Basis in Leveraged Buyout Transactions.

(b)	Reflects the elimination of Businesses Not Acquired in connection with the Transaction. The specific items adjusted for include the domestic cattle feeding business, the capital stock of Weld Insurance Company, other assets and insignificant businesses not acquired and liabilities not assumed.

(c)	Reflects the adjustment to historical depreciation and amortization expense based on the fair values of the acquired assets included in the Transaction. The fair value adjustment to historical net book value of acquired assets of the Acquired Business is calculated as follows:

Total purchase price and other consideration for Acquired Business(i)	$1,064,700
Fees and expenses(ii)	64,800

$1,129,500
Less: Net book value of Acquired Business on September 18, 2002(iii)	(1,029,759)
Plus: Deferred tax adjustments	47,000

Excess of purchase price over net book value	146,741
Less: Deferred financing costs(iv)	(37,000)
Less: Incentive bonuses paid(ii)(3)	(3,071)

Subtotal	106,670
Percentage ownership acquired by equity sponsors and Management	54.7%

Excess purchase price to be allocated	$58,348

Amount allocated to:
Property, plant & equipment	66,185
Live cattle supply agreement	1,482
Preferred supplier agreement	28,202
Insurance receivable	8,999
Reduction of existing goodwill	(11,200)
Less: deferred taxes	(35,320)

Excess purchase price allocated	$58,348

(i)	The following table sets forth the components of the purchase price and other consideration related to the Transaction (in thousands):

Preliminary estimate of net book value of the Acquired Business as of September 18, 2002(1), (iii)	$1,047,700
Other consideration(2)	33,000
Post closing purchase price adjustment(3)	(16,000)

Total purchase price and other consideration for the Acquired Business	$1,064,700

(1)	The difference between the net book value reported above and the amount reflected in the Statement of Stockholder’s Net Investment and Advances as of September 18, 2002 contained elsewhere in this prospectus is due to assets and liabilities not acquired in the transaction.

(2)	Consists of $18.0 million added to the net book value of the Acquired Business in determining total consideration pursuant to the purchase agreement entered into in connection with the Transaction. Also includes $15.0 million of consideration provided to Booth Creek.

(3)	The purchase price for the Acquired Business was subject to a post-closing adjustment. As a result of this adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. We reflected the impact of this payment as a reduction to additional paid-in capital in our financial statements.

As indicated below, following the Transaction the limited partnership formed by our equity sponsors, affiliates of Hicks Muse and Booth Creek Management, along with management controlled 54.7% of the equity interests of its ultimate parent, Swift Foods Company, which indirectly holds 100% of the equity of Swift & Company. The following, which excludes the $150.0 million promissory note issued by our indirect parent to ConAgra Foods which ConAgra Foods contributed to us as equity, outlines the residual interest percentages:

	NEWCO			OLDCO

		Initial Dollar	Residual	Residual
Ownership	Shares Held	Value	Interest	Interest

Hicks Muse	145,000,000	$145,000,000	44.6%	0.0%
Booth Creek Management	30,000,000	30,000,000	9.3%	0.0%
Management	2,685,000	2,685,000	0.8%	0.0%

Subtotal	177,685,000	177,685,000	54.7%	0.0%
ConAgra Foods	147,315,000	147,315,000	45.3%	100.0%

Total ownership	325,000,000	$325,000,000	100.00%	100.0%

(ii)	The following table sets forth the estimated fees and expenses directly related to acquisition of the Acquired Business (in thousands):

Placement fees(1)	$21,900
Finders fees(2)	17,300
Other fees and expenses(3)	25,600

Total estimated fees and expenses	$64,800

(1)	Includes $3.75 million payable to ConAgra Foods as a placement fee for its purchase of our senior subordinated notes. See “Certain Relationships and Related Party Transactions — Senior Subordinated Notes.”

(2)	Includes $15.0 million payable to Hicks Muse pursuant to the Financial Advisory Agreement executed in connection with the Transaction, $0.3 million payable to Hicks Muse in reimbursement of its direct costs in consummating the Transaction and $2.0 million payable to Gillett Greeley LLC, an affiliate of George N. Gillett, Jr., our Chairman of the Board, as an expense reimbursement. The expense reimbursement was agreed upon to reimburse our chairman for normal due diligence costs incurred in evaluating and analyzing the Swift & Company acquisition. The agreement provided for a defined reimbursement of $2.0 million to cover due diligence expenses without having to provide us with detailed expense records. See “Certain Relationships and Related Party Transactions — Senior Subordinated Notes.”

(3)	Includes $3.1 million of incentive bonuses paid to certain of our executive officers. Of this amount, approximately $0.8 million attributable to payments to executive officers who have no future service obligation was expensed immediately following the Transaction. The remaining balance was amortized over the twelve month future service period beginning September 19, 2002. These bonuses paid at closing of the Transaction are included in “Estimated fees and expenses” but are subtracted from “Excess of purchase price over net book value”. The bonuses are not a direct cost of the acquisition, rather, they represent prepaid compensation expense of ours that is tied to ongoing employment agreements with certain members of management. Accordingly these costs are reflected in operating expenses subsequent to the Transaction.

(iii)	The difference between the preliminary estimate of the net book value and the net book value of the Acquired Business is due to the difference between the estimate used for the closing of the Transaction on September 18, 2002, and the actual book value acquired based on finalization of the closing balance sheet.

(iv)	Deferred financing costs, which are included in “Estimated fees and expenses” are subtracted from “Excess of purchase price over net book value” as, in accordance with the guidance in Staff Accounting Bulletin 77, the costs are an element of the effective interest cost of the related debt, but not a direct cost of the acquisition.

(d)	Represents $0.6 million payable pursuant to the Monitoring and Oversight Agreement (see “Certain Relationships and Related Parties”) and $3.9 million of amortization expense related to the Live Cattle Supply Agreement and the Preferred Supplier Agreement described in Note (c) above. The estimated fair value of these agreements has been finalized in the allocation of the final purchase price. We have included a proforma adjustment representing amortization of this allocated purchase price over the term of the agreements as if these agreements had existed for the entire fiscal year.

(e)	Represents the elimination of historical allocated corporate financing costs. We believe eliminating these allocated corporate costs is appropriate because we did not incur these costs after the Transaction. Please see note (f) below for details concerning our interest expense as a result of the Transaction.

(f)	Reflects the interest expense as a result of the Transaction which is calculated as follows (in thousands):

		115 Days from
	Thirteen Weeks	May 27, 2002
	Ended	Through
	August 25,	September 18,
	2002	2002

Interest on new borrowings:
Revolving credit facility(i)	$1,491	$1,158
Term loan facility (5.25% rate)	2,625	3,308
Senior notes (10.125% rate)	6,784	8,549
Senior subordinated notes (12.50% rate)	4,687	5,908

Total cash interest from the debt requirements of the Transaction	15,587	18,923
Amortization of deferred financing costs(ii)	1,321	1,665
Amortization of original issue discount(iii)	625	787

Total interest expense	$17,533	$21,375

(i)	Represents interest on the outstanding balance of the amount drawn on the revolving credit facility of 5.25% plus a 0.5% commitment fee on the unused portion of the revolving credit facility.

(ii)	Represents annual amortization expense utilizing an average maturity of 7 years. Represents that portion of the costs detailed in note (c)(ii) above that is deemed deferred financing costs related to the Transaction consisting of placement fees for the senior subordinated notes, bank fees for the senior credit facilities, financial advisory fees and certain legal, accounting and other professional fees directly related to the financing.

(iii)	Represents annual amortization of the original issue discount on the senior notes of $17.5 million utilizing the effective interest method.

(g)	Reflects the tax effect of the pro forma adjustments at an estimated statutory tax rate.

(h)	The following table summarizes the potential financial statement impact, as of the closing of the Transaction, resulting from certain agreements executed in connection with the Transaction:

Stockholders Agreement	(i)
Monitoring and Oversight Agreement	(ii)
Financial Advisory Agreement	(iii)
Senior Notes	(i)
Senior Subordinated Notes	(iii)
Preferred Supplier Agreement	(i)(iv)
Transition Services Agreement	(i)
Risk Management Agreement	(i)(iv)
Live Cattle Supply Agreement	(i)(iv)
By-Products Marketing Agreement	(i)(iv)
Indemnification and Release Agreement	(i)
Trademark License Agreement	(i)(iv)
Tax Sharing Agreement	(i)(iv)
Contribution Agreement	(i)
Indemnity Side Letter	(i)(iv)

(i)	Management believes that this agreement has no calculable financial statement impact and thus has reflected no adjustment related to this agreement to the “Unaudited Pro Forma Financial Data,” except as related to the Preferred Supplier and Live Cattle Supply agreements for which an allocation of purchase price was made and resulted in amortization expense related to that allocated purchase price which has been reflected in the Pro Forma Statement of Income, see note (d).

(ii)	Requires payment of an annual fee to Hicks Muse in an amount equal to the greater of (i) $2 million or (ii) 1% of the budgeted consolidated annual EBITDA of Swift Foods Company and its subsidiaries. This is a contractual obligation of the Company effective with the closing of the Transaction. We have included an adjustment related thereto in note (d) above.

(iii)	Payments to related parties under this item are included in the $64.8 million of fees and expenses set forth in “Prospectus Summary — Sources and Uses of Funds and Other Consideration” and note (c) to the “Notes to Unaudited Pro Forma Statements of Income” for the thirteen weeks ended August 25, 2002 and the fiscal year ended May 25, 2003.

(iv)	As this Agreement contains terms that are consistent with the economic impact of past practices, no adjustment is necessary in the Unaudited Pro Forma Statements of Income.

      For additional information regarding each of the above agreements, please see “Certain Relationships and Related Party Transactions” and “Description of Other Indebtedness — Senior Subordinated Notes.”

SELECTED HISTORICAL FINANCIAL DATA

      Accounting principles generally accepted in the United States of America require our operating results prior to the Transaction to be reported as the results of the Predecessor for periods prior to September 19, 2002 in the historical financial statements. Our operating results subsequent to the Transaction are presented as the Successor’s results in the historical financial statements and include 249 days from September 19, 2002 through May 25, 2003 and subsequent periods.

      The following table sets forth selected historical financial data of the ConAgra Red Meat Business at the dates and for the periods indicated. We derived the selected historical statement of income data of the ConAgra Red Meat Business for the fiscal years ended May 27, 2001 and May 26, 2002 and the 115 days from May 27, 2002 through September 18, 2002, and the selected historical balance sheet data at May 26, 2002 from the historical financial statements of the ConAgra Red Meat Business appearing elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP, independent auditors. We derived the selected historical statement of income data for the fiscal years ended May 30, 1999 and May 28, 2000 and the selected historical balance sheet data at May 28, 2000 and May 27, 2001 from audited historical financial statements of the ConAgra Red Meat Business which are not included in this prospectus. We derived the selected historical balance sheet data at May 30, 1999 from unaudited financial statements of the ConAgra Red Meat Business not included in this prospectus which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data. The selected historical statement of income data for the thirteen weeks ended August 25, 2002 have been derived from the unaudited historical financial statements of the ConAgra Red Meat Business appearing elsewhere in this prospectus which, in the opinion of management, contain all adjustments necessary (consisting of normal recurring adjustments) for a fair presentation of the financial data.

      The selected historical statement of income data for the 249 days from September 19, 2002 through May 25, 2003 and the balance sheet data at May 25, 2003 have been derived from the historical financial statements of S&C Holdco 3, Inc. and subsidiaries appearing elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent auditors. The selected historical statement of income data for the thirteen weeks ended August 24, 2003 and the balance sheet data at August 24, 2003 have been derived from our unaudited financial statements appearing elsewhere in this prospectus which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the data. The results of operations for any quarter or a partial fiscal year period or for the periods presented for the Predecessor or Successor are not necessarily indicative of the results of operations to be expected for other periods or for the full fiscal year.

      You should read the selected historical financial data set forth below in conjunction with, and the data is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and the financial statements and accompanying notes thereto included elsewhere in this prospectus.

	Fiscal Year Ended(a)

	May 30,		May 28,		May 27,		May 26,
	1999		2000		2001		2002

	Predecessor		Predecessor		Predecessor		Predecessor

	(Dollars in thousands)
Statement of Income Data:
Net sales	$8,040,393		$8,962,982		$9,059,479		$8,476,208
Cost of goods sold	7,813,225		8,607,101		8,749,602		8,174,471

Gross profit	227,168		355,881		309,877		301,737
Selling, general and administrative expenses	129,324		131,057		130,069		108,274
Restructuring/impairment charges	18,741		88,254		—		—
Gain on business interruption recovery	—		—		—		—
Translation (gains) losses	—		—		—		—
Corporate allocations/interest expense	65,059		79,098		75,561		75,510

Income before income taxes and cumulative effect of change in accounting	14,044		57,472		104,247		117,953
Income tax expense	4,590		21,293		37,628		42,408

Income before cumulative effect of change in accounting	9,454		36,179		66,619		75,545
Cumulative effect of change in accounting	—		—		681		—

Net income	$9,454		$36,179		$65,938		$75,545

Other Financial Data:
Cash flows related to:
Operating activities	$340,613		$(18,554)		$73,474		$270,870
Investing activities	(99,190)		(83,215)		(79,012)		(22,222)
Financing activities	(249,402)		94,151		1,492		(250,612)
EBITDA(b)	82,167		126,315		167,048		186,295
Capital expenditures	(98,918)		(71,228)		(77,958)		(56,527)
Ratio of earnings to fixed charges(c)	1.25	x	2.00	x	2.92	x	2.86	x
Pro Forma EBITDA of Acquired Business(d)							225,172

[Additional columns below]

[Continued from above table, first column(s) repeated]

115 Days	249 Days
From	From
Thirteen	May 27, 2002	September 19,	Thirteen
Weeks Ended	Through	2002 Through	Weeks Ended
August 25,	September 18,	May 25,	August 24,
2002	2002	2003	2003

Predecessor	Predecessor	Successor	Successor

(Dollars in thousands)	(Dollars in thousands)
Statement of Income Data:
Net sales	$2,140,433	$2,692,450	$5,739,168	$2,480,391
Cost of goods sold	2,065,073	2,609,419	5,573,071	2,373,812

Gross profit	75,360	83,031	166,097	106,579
Selling, general and administrative expenses	26,819	36,900	87,783	31,531
Restructuring/impairment charges	—	—	—	—
Gain on business interruption recovery	—	—	(21,230)	—
Translation (gains) losses	—	—	(9,026)	547
Corporate allocations/interest expense	14,333	18,113	48,592	20,728

Income before income taxes and cumulative effect of change in accounting	34,208	28,018	59,978	53,773
Income tax expense	12,158	9,602	20,692	19,078

Income before cumulative effect of change in accounting	22,050	18,416	39,286	34,695
Cumulative effect of change in accounting	—	—	—	—

Net income	$22,050	$18,416	$39,286	$34,695

Other Financial Data:
Cash flows related to:
Operating activities	$(19,038)	$2,328	$113,580	52,526
Investing activities	1,735	7,494	(839,377)	(21,275)
Financing activities	17,110	9,203	754,834	14,734
EBITDA(b)	51,023	49,590	160,430	95,196
Capital expenditures	(4,571)	(8,842)	(43,917)	(22,723)
Ratio of earnings to fixed charges(c)	3.74	x	2.77	x	2.15	x	3.40	x
Pro Forma EBITDA of Acquired Business(d)	73,071	83,853	160,430	95,196

	At May 30,	At May 28,	At May 27,	At May 26,	At May 25,	At August 24,
	1999	2000	2001	2002	2003	2003

	Predecessor	Predecessor	Predecessor	Predecessor	Successor	Successor

	(Dollars in thousands)				(Dollars in thousands)
Balance Sheet Data:
Total assets	$1,783,202	$1,757,513	$1,804,937	$1,649,793	$1,620,463	$1,689,680
Long-term debt	9,100	17,419	13,123	12,912	619,946	631,830
Total debt	10,100	17,600	17,419	13,123	624,253	636,510

See Notes to Selected Historical Financial Data.

NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(a)	The ConAgra Red Meat Business’ fiscal year ends on the last Sunday in May. The 1999 fiscal year ended May 30, 1999; the 2000 fiscal year ended May 28, 2000; the 2001 fiscal year ended May 27, 2001; and the 2002 fiscal year ended May 26, 2002. Swift & Company’s fiscal year ends on the last Sunday of May of each year.

(b)	EBITDA represents income before interest, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP). We believe EBITDA provides investors and analysts in the meat processing industry useful information with which to analyze and compare our results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, since EBITDA is not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the meat processing industry.

(c)	For purposes of calculating the ratio of earnings to fixed charges, earnings represents income (loss) before income tax plus fixed charges. Fixed charges consist of discount and financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense.

(d)	The following table sets forth a reconciliation of Income before income taxes to EBITDA to Pro forma EBITDA:

	Fiscal Year	Thirteen Weeks	115 Days	249 Days	Thirteen Weeks
	Ended	Ended	Ended	Ended	Ended
	May 26,	August 25,	September 18,	May 25,	August 24,
	2002	2002	2002	2003	2003

	Predecessor	Predecessor	Predecessor	Successor	Successor

	(Dollars in thousands)			(Dollars in thousands)
Income before income taxes	$117,953	$34,208	$28,018	$59,978	$53,773
Interest expense(i)	—	—	—	48,592	20,728
Depreciation and amortization	68,342	16,815	21,572	51,860	20,695

EBITDA	186,295	51,023	49,590	160,430	95,196
Elimination of Businesses Not Acquired(ii)	(17,203)	11,865	21,289	—	—
Elimination of existing corporate financing allocations(iii)	55,240	10,765	13,604	—	—
Monitoring and Oversight Agreement Fee(iv)	(2,312)	(582)	(630)	—	—

Pro forma EBITDA of Acquired Business(v)	$222,020	$73,071	$83,853	$160,430	$95,196

(i)	Includes amortization of deferred financing costs and accretion of bond discount for the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003 of $4,072 and $1,703, and $1,584 and $624, respectively.

(ii)	Represents the elimination of Businesses Not Acquired in connection with the Transaction. The specific items adjusted for include the domestic cattle feeding business and insignificant businesses not acquired and liabilities not assumed. The following table is a reconciliation of the Pro forma income before income taxes in the “Unaudited Pro Forma Statements of Income” to the Pro forma EBITDA of Acquired Business shown above.

		115 Days From
	Thirteen Weeks	May 27, 2002
	Ended	Through
	August 25,	September 18,
	2002	2002

	(Dollars in thousands)
Pro forma income before income taxes	$38,304	$39,574
Pro forma interest expense	17,533	21,375
Pro forma depreciation and amortization(a)	17,234	22,904

Pro forma EBITDA of Acquired Business	$73,071	$83,853

(a) Consists of:
Historical depreciation and amortization	$16,815	$21,572
Historical depreciation and amortization of Businesses not Acquired	(880)	(1,143)
Incremental pro forma depreciation and amortization related to purchase accounting	1,299	2,475

	$17,234	$22,904

(iii)	Represents the elimination of historical allocated corporate financing costs. We believe eliminating these allocated corporate costs is appropriate because we have not incurred these costs after the Transaction.

(iv)	See “Certain Relationships and Related Party Transactions.”

(v)	The Pro forma EBITDA may not be indicative of the operations of, and does not reflect all costs resulting from operating, the Acquired Business as a stand-alone company such as insurance, treasury, internal audit, external reporting and information technology costs or costs resulting from compliance with the November 2002 USDA directive resulting in the testing of ground beef trimmings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Selected Historical Financial Data” and the financial statements and related notes included elsewhere in this prospectus. Those statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are not historical in nature should be considered to be forward-looking statements that are inherently uncertain. See “Forward-Looking Statements.”

History

      The ConAgra Red Meat Business was developed through a series of acquisitions made by ConAgra Foods in the late 1980’s and early 1990’s. E.A. Miller Enterprises Inc. and Monfort Inc. were both acquired in 1987 to form the foundation of our domestic beef company. ConAgra Foods acquired Swift Independent Packing Co. during the late 1980’s in two separate transactions that formed the foundation of our domestic pork business. Finally, the Australian operations were acquired in three separate transactions during the 1990’s. Since the time of the first acquisition, the ConAgra Red Meat Business was operated as a division of ConAgra Foods.

Historical Financial Information and Other Matters

      Accounting principles generally accepted in the United States of America require our operating results prior to the Transaction to be reported as the results of the Predecessor for periods prior to September 19, 2002 in the historical financial statements. Our operating results subsequent to the Transaction are presented as the Successor’s results in the historical financial statements and include 249 days from September 19, 2002 through May 25, 2003 and subsequent periods.

      The financial results for periods prior to September 19, 2002 reflect the results of all of the historical operations of the ConAgra Red Meat Business, including the results of ConAgra Foods’ domestic beef and pork businesses, the domestic cattle feeding operations, Australia Meat Holding Pty. Ltd., Weld Insurance Company and other related entities which have historically been operated as an integrated business. We did not acquire the domestic cattle feeding operations, the capital stock of Weld Insurance Company, other assets and insignificant businesses and liabilities that were historically included in the ConAgra Red Meat Business. We refer to these businesses collectively as the “Businesses Not Acquired.” In the Transaction, we acquired ConAgra Foods’ domestic beef, pork and lamb processing businesses and its Australian beef business. We refer to these businesses collectively as the “Acquired Business.” The financial results for periods after September 19, 2002 reflect only the operations of the Acquired Business.

      Historically, the domestic cattle feeding operations were wholly owned by ConAgra Beef Company. Substantially all of the sales from those operations were made to our domestic beef processing facilities. In past years, the domestic cattle feeding operations provided up to 20% of the cattle processed by our domestic beef processing operations. The domestic cattle feeding operations consist of five feedlots that feed over 900,000 cattle annually. In a related transaction, a subsidiary of Swift Foods Company acquired the domestic cattle feeding operations that were historically included in the domestic beef business. In connection with the Transaction, we entered into an agreement with the entity that acquired the domestic cattle feeding operations under which it will continue to supply cattle to Swift Beef consistent with past practices.

      The historical operating results may not be indicative of the operations of, and do not reflect all costs resulting from operating, the Acquired Business as a stand-alone company such as higher insurance costs, treasury, internal audit, external reporting and information technology costs or costs resulting from compliance with the November 2002 USDA directive resulting in the testing of ground beef trimmings described below. In addition, these results do not include non-cash stock compensation costs related to options to acquire stock of ConAgra Foods held by certain of our employees.

      During December 2000, ConAgra’s Garden City, Kansas beef processing facility (which is included in the Acquired Business) was damaged in a fire and is not currently operational. Insurance was in force to cover the property damage and business interruption claims. All of these claims were retained by ConAgra Foods after the consummation of the Transaction. Net sales at the Garden City facility were $682.9 million for fiscal 2000 and $402.9 million for the first seven months of fiscal 2001 prior to the fire. We have not determined whether we will reestablish our Garden City facility as a beef processing facility or reserve it for an alternative use. Prior to May 25, 2003, ConAgra Foods reached final settlement related to its business interruption and physical property loss insurance claim related to the Garden City fire. Subsequent to May 25, 2003, Swift Foods Company received $18.8 million from ConAgra Foods as its share of the related settlement, representing the business interruption claims related to the fire, net of tax, costs and expenses. We, Swift Foods Company, and ConAgra Foods agreed in connection with the Transaction that any insurance proceeds received by ConAgra Foods from the business interruption claim relating to Swift Beef net of tax, costs and expenses would be contributed by ConAgra Foods to Swift Foods Company and would, in turn, be contributed to us to the extent such proceeds are applied to offset any indemnification claims that we might make against ConAgra Foods under the purchase agreement. Since the cash has been retained by Swift Foods Company, we reflected the impact of this payment as a reduction to additional paid-in capital in our May 25, 2003 balance sheet. The original estimated insurance recovery of $8.9 million ($5.6 million net of tax) was recorded as part of the purchase price allocation in accordance with SFAS No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. The excess of the settlement received and the estimated amount included in the purchase price allocation has been recorded as a $13.2 million net of tax gain in our statement of earnings.

      Between June 30, 2002 and July 19, 2002, we voluntarily recalled approximately 19 million pounds of beef trim and fresh and frozen ground beef products produced at our Greeley, Colorado facility between April 12, 2002 and July 11, 2002 that may have been contaminated with E. coli. This is the first pathogen-related recall that we have experienced since 1996. The Centers for Disease Control and Prevention has associated cases of E. coli illnesses with the consumption of these beef products. According to the USDA, since 1997 our industry has experienced 234 pathogen-related recalls and 91 E. coli related recalls. We estimate that the total recall costs associated with the return, destruction and replacement of affected products and any advertising or announcements necessary to effect the recall will be approximately $5.0 million. The actual charges could be more or less than the current estimate. Through September 18, 2002, we expensed approximately $3.4 million of costs directly related to the product recall. Amounts related to the recall costs incurred prior to the Transaction, together with an accrual for estimated recall costs expected to be incurred after the Transaction, were reflected as expense that reduced the adjusted net book value of the Acquired Business, thereby reducing the purchase price paid for the Acquired Business. Our August 24, 2003 balance sheet includes a $1.6 million receivable from ConAgra Foods for reimbursement of amounts in excess of the accrual which represents additional claims from customers who received reimbursement for recall related costs. As our costs have not exceeded our deductible under our product recall insurance policy, we have not recorded any insurance receivable, and we expect no reimbursement under our policy. ConAgra Foods has further agreed to indemnify us for liabilities, costs and expenses that we may incur with respect to third parties in connection with product liability claims or personal injury causes of action arising from the consumption of the products subject to the recall.

      Immediately following the expanded recall, we began working in coordination with our customers in order to quickly and efficiently effect the recall. In addition, we continue to work cooperatively with the USDA. Subsequent to the recall, order cancellations have been immaterial. Further, Swift Beef’s largest customers of grinds and muscle cuts have continued to order and, based on recent orders, we believe such customers will continue to order product from us at levels consistent with their historical patterns. As a proactive measure, Swift’s management team expanded its testing procedures in all of Swift Beef’s processing plants and, immediately following the recall, began 100% lot testing of all trimmings destined for raw products. Following our implementation of voluntary trimming testing, in November 2002 the USDA issued a directive requiring all producers of raw beef products to reassess their hazard analysis and critical control point (“HACCP”) system regulations to determine whether E coli contamination is a food safety hazard reasonably likely to occur in the production process. We estimate that additional costs to effect 100% testing, consisting of increased labor costs, testing materials, expanded storage expense and product yield loss, will approximate $4.0 million annually.

      The purchase price was subject to a post-closing adjustment. As a result of this post-closing adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. We have reflected the impact of this payment as a reduction to additional paid-in capital in our financial statements.

Financial Statement Accounts

      Net Sales. Our beef net sales are generated from sales of primal cuts, such as chuck cuts, rib cuts, loin cuts, round cuts, thin meats and ground beef, and by-products such as hides, tongues and variety meats. Our pork net sales are generated from sales of primal cuts, such as loins, roasts, chops, butts and ribs and other pork products, including hams, bellies and trimmings that are predominantly sold to further processors who, in turn, manufacture bacon, sausage and deli and luncheon meats. Our net sales are impacted by the volume of animals processed and the value that we extract from each animal. The value that we extract from cattle or hogs processed, or “cut-out value,” is affected by beef and pork prices and product mix, as premium products and further processed products generate higher prices and operating margins. Wholesale prices fluctuate significantly seasonally and cyclically due to changes in supply and demand for beef and pork products, as well as for competing proteins and other foods. In addition, by-product sales are impacted by the general economic environment and other factors. We enter into forward sales contracts with our beef and pork customers to enable us to improve our ability to manage and optimize weekly production and limit price risk.

      Our sales mix is driven by the fact that, since we purchase livestock and sell boxed meat and various by-products (including hides, offals, variety meats and rendered products), we have a degree of diversification in sales channels and customers that we would not achieve if we sold exclusively boxed meat products. These products are sold to a diverse mix of customers in several channels, which offers stability and minimal dependence on any single customer or channel. For instance, while boxed meat products serve largely the domestic retail and foodservice sales channels, variety meats serve both domestic and international customers, hides are sold for use both domestically and internationally, largely to industrial manufacturers, and rendered products are sold largely to the domestic chemical, fertilizer and paint manufacturing industries.

      Cost of Goods Sold. Our cost of goods sold is comprised of the cost of livestock and plant costs such as labor, depreciation, packaging, utilities, and other facility expenses. Livestock is our highest cost component in both our beef and pork operations. Total livestock costs are a function of the volume of animals processed and the price paid for each animal. Cattle and hog prices vary over time and are impacted by production cycles, weather, feed prices and other factors that affect the supply of and demand for livestock. Historically, changes in cut-out values for our beef and pork products and corresponding livestock costs have been positively correlated. As a result, the difference between cut-out value and livestock cost, the volume of livestock processed and our processing yields have a greater impact on our profitability than either the selling price of our products or the cost of livestock purchased. We utilize various hedging strategies in conjunction with our cattle and hog purchases, which allow us to match forward sales with forward livestock purchases and limit our inventory risks.

      Selling, General and Administrative. Selling expenses consist primarily of salaries, trade promotions, advertising, commissions and other marketing costs. General and administrative costs consist primarily of general management, insurance, accounting, tax and legal expenses.

      Corporate Allocations. Corporate allocations include charges (incremental to those included in general and administrative costs) that were allocated by ConAgra Foods to our business and recorded as an expense for (i) corporate services, including executive, finance, legal and tax and (ii) finance charges allocated to us. Expenses incurred by ConAgra Foods and allocated to us are determined based on the specific services being provided or are allocated based on ConAgra Food’s investment in us in proportion to ConAgra Foods’ total investment in its subsidiaries. In addition, ConAgra Foods charged us finance charges on ConAgra Foods’ investment in us and net intercompany advances.

Critical Accounting Policies and Estimates

      The preparation of our financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, related revenue and expenses, and disclosure of gain or loss contingencies. We base our estimates on historical experience, our understanding of the facts and circumstances and various other assumptions that we believe are reasonable. Actual results could differ materially from these estimates.

      Certain accounting estimates require us to make assumptions about matters that are highly uncertain at the time the estimates are made, and under different assumptions or conditions, those estimates could be materially different. We believe that the application of the following critical accounting policies affects our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Allowance for Doubtful Accounts

      We evaluate the collectibility of our accounts receivable balance based on a general analysis of past due receivables, and a specific analysis on certain customers we believe will be unable to meet their financial obligations due to economic conditions, industry-specific conditions, historical or anticipated performance and other relevant circumstances. We continuously perform credit evaluations and reviews over our customer base. We believe this process effectively addresses our exposure to bad debt write-offs, however, if circumstances related to changes in the economy, industry or customer conditions change we may need to subsequently adjust our allowance for doubtful accounts.

Inventory Valuation

      Live cattle and hogs are valued on the basis of the lower of first-in, first-out cost or market. Beef and pork inventories are valued at net realizable value less cost to complete. Management reviews inventory balances and purchase commitments to determine if inventories can be sold at amounts equal to or greater than their carrying amounts. If actual results differ from management expectations with respect to the selling of inventories at amounts equal to or greater than their carrying amounts, we would be required to adjust our inventory balances accordingly.

Revenue Recognition

      Our revenue recognition policies are based on the guidance in Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements. Revenue on products sales is recognized when title and risk of loss are transferred to customers (upon delivery based on the terms of sale), when the price is fixed or determinable and when collectibility is reasonably assured.

Accounting for Income Taxes

      We operate in multiple tax jurisdictions, both within and outside the United States. In order to determine our tax provision, we allocate income to each of these jurisdictions based on applicable tax laws. Because tax laws vary by jurisdiction and are subject to interpretation, we must make various judgments and estimates in determining the allocations. Tax audits associated with the allocation of this income, and other complex tax issues, may require an extended period of time to resolve and may result in income tax adjustments if changes to our allocation are required between jurisdictions with different tax rates. While we believe that we have appropriately provided for income taxes for all years, the resolution of tax audits may result in significant adjustments to our tax provision and the associated financial results.

      We consider approximately $38 million of cumulative undistributed earnings of certain foreign subsidiaries to be indefinitely reinvested. Such earnings would be subject to U.S. taxation if repatriated to the U.S. The amount of unrecognized tax liability associated with the permanently reinvested cumulative undistributed earnings is approximately $5.3 million. Should management decide to repatriate such earnings or change its assumption about indefinite reinvestment in the future, the related taxes would be charged to earnings at that time. Furthermore, we do not accrue deferred taxes on the currency translation adjustment component of equity relating to investments in foreign subsidiaries existing at the time of the Transaction. Foreign earnings subsequent to the Transaction are deemed to be repatriated and taxes accrued accordingly.

      Our current effective tax rate is contingent upon existing tax laws in both the United States and in the respective countries in which our international subsidiaries are located. Future changes in U.S. or international tax laws could affect the continued realization of the tax benefit we are currently receiving. In addition, a change in the mix of our income among tax jurisdictions could change our overall effective tax rate.

      Deferred tax assets and liabilities are determined based on the expected tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance to reduce the deferred tax assets to the amount that we believe will more likely than not be realized.

Foreign Currency

      The acquisition of the Australian subsidiaries was financed, in part, with borrowings from our U.S.-based lenders, including use of our revolving line of credit. The funds invested in Australia are denominated in U.S. dollars and as such are subject to market price volatility related to the periodic translation of assets and liabilities into our reporting currencies. Such translation gains and losses are reflected in the other comprehensive income component of equity when related to long term investments and intercompany borrowings which were the source of the original investment. Periodic borrowings in excess of the amount used to finance the acquisition are subject to revaluation with the resultant translation gains or losses reflected in the statements of earnings contained in our financial statements herein. We evaluate foreign currency exposure on an ongoing basis and may determine the need to utilize derivatives to mitigate our exposure to foreign currency movement in future periods.

Self Insurance

      We are self-insured for certain losses relating to worker’s compensation, general liability and employee medical and dental benefits. We purchased stop-loss coverage in order to limit our exposure to any significant levels of claims. Self-insured losses are accrued based upon management’s estimates of the aggregate uninsured claims incurred using actuarial assumptions accepted in the insurance industry and our historical experiences.

Historical Financial Results

Thirteen Weeks Ended August 24, 2003 Compared to Thirteen Weeks Ended August 25, 2002 (Predecessor basis).

      The information presented below for the thirteen weeks ended August 24, 2003 compared to the thirteen weeks ended August 25, 2002 (Predecessor basis) is derived from comparing the historical financial statements of the Predecessor ConAgra Red Meat Business for the thirteen weeks ended August 25, 2002 to the results of the Acquired Business for the thirteen weeks ended August 24, 2003.

      Net Sales. Net sales for the Acquired Business for the thirteen weeks ended August 24, 2003 increased $340.0 million, or 15.9%, as compared to the thirteen weeks ended August 25, 2002 for the Predecessor, primarily reflecting higher selling prices coupled with higher sales volumes for Swift Beef and Pork, as well as higher prices on lower volumes for Swift Australia. Industry-wide US boxed beef selling prices per pound during the thirteen weeks ended August 24, 2003 were at a 15 year high. In addition, average AUD to USD translation rates increased approximately 19.6% from the comparative thirteen weeks of the prior fiscal year.

      Cost of Goods Sold. Cost of goods sold increased $308.7 million, or 15.0%, for the thirteen weeks ended August 24, 2003 as compared to the thirteen weeks ended August 25, 2002 for the Predecessor. Current period results are impacted by cattle and hog prices on increased volumes in the US partially offset by lower volumes in Australia, as well as higher insurance costs and becoming a stand-alone company. US Beef live cattle costs during the thirteen weeks ended August 24, 2003 averaged 20.7% higher than during the corresponding period of the prior fiscal year driven by abnormally high market conditions with industry-wide statistics posting prices above the most recent 15 year average.

      Gross margin percentages. Gross margin percentages (gross profit as a percent of net sales) were 4.3% for the thirteen weeks ended August 24, 2003 as compared to 3.5% for the prior thirteen weeks (Predecessor basis). The increase in gross margin percentage primarily reflects higher selling prices coupled with higher sales volumes.

      Selling, General and Administrative. Selling, general and administrative expenses were $31.5 million for the thirteen weeks ended August 24, 2003 as compared to $26.8 million for the thirteen weeks ended August 25, 2002 for the Predecessor. These expenses increased by $4.7 million primarily reflecting increases in labor, facilities, professional services, and costs associated with becoming a stand-alone company.

      Corporate Allocations/Interest Expenses. Corporate allocations for the thirteen weeks ended August 25, 2002 were $14.3 million. No corporate allocations were recorded subsequent to the Transaction date of September 19, 2002, although payments to our prior owner in accordance with the Transition Services Agreement during the thirteen weeks ended August 24, 2003 totaled $1.0 million. Interest expense for the thirteen weeks ended August 24, 2003 was $20.7 million, which includes a $3.1 million loss in fair value of a fixed to variable rate interest rate swap. For more information see the “Liquidity and Capital Resources” discussion.

      Other Items. Our operating results were impacted by a translation loss of $0.5 million related to losses on U.S. dollar denominated borrowings with Swift Australia, which averaged $33.0 million during the quarter.

      Income Taxes. For the thirteen weeks ended August 25, 2002 and August 24, 2003, our effective tax rate was approximately 35.5%. As we are no longer a division of our previous parent company, we must file separate consolidated tax returns for the Acquired Business and the parent entities on a stand-alone basis.

Fiscal Year Ended May 25, 2003 (Pro forma) Compared to Fiscal Year Ended May 26, 2002 (Predecessor basis).

      The information presented below for the fiscal year ended May 25, 2003 (Pro forma) compared to the fiscal year ended May 26, 2002 (Predecessor basis) is derived from comparing (1) the historical financial statements of the Predecessor ConAgra Red Meat Business for the fiscal year ended May 26, 2002 to (2) the sum of the historical financial statements of the Predecessor ConAgra Red Meat Business after deducting the results of the Businesses Not Acquired for the 115 day period from May 26, 2002 through September 18, 2002 and including pro forma adjustments related to the Transaction, plus the results of the Acquired Business for the 249 day period from September 19, 2002 through May 25, 2003.

      Net Sales. Pro forma net sales for the Acquired Business for the fiscal year ended May 25, 2003 decreased $96.1 million, or 1.1%, as compared to the fiscal year ended May 26, 2002 for the Predecessor, due to lower selling prices, which were offset by increased sales volumes.

      Cost of Goods Sold. Pro forma cost of goods sold was relatively flat year over year with $8,114.0 million for the fiscal year ended May 25, 2003 as compared to $8,174.5 million for the fiscal year ended May 26, 2002 for the Predecessor. Current period results are impacted by higher insurance costs due to general market conditions as a result of world events, and becoming a stand-alone company.

      Gross margin percentages (gross profit as a percent of net sales) remained relatively flat at 3% for both the current fiscal year (Pro forma) and the prior year (Predecessor basis).

      Selling, General and Administrative. Pro forma selling, general and administrative expenses were $123.2 million for the fiscal year ended May 25, 2003 as compared to $108.3 million for the fiscal year ended May 26, 2002 for the Predecessor. These expenses increased by $14.9 million due to increases in labor, facilities, professional services, costs associated with becoming a stand-alone company, offset by the adoption, effective May 27, 2002, of SFAS No. 142, which reduced intangible amortization expense recorded for the fiscal year ended May 25, 2003 by $2.4 million. During the quarter ended May 25, 2003, one of our customers filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware. We increased our reserve for bad debts by $3.8 million (including $2.9 million related to Swift Beef and $0.9 million related to Swift Pork) for amounts estimated to be unrecoverable from this customer.

      Corporate Allocations/ Interest Expense. Corporate allocations for the fiscal year ended May 26, 2002 were $75.5 million. No corporate allocations were recorded subsequent to the Transaction date of September 19, 2002, although payments to our prior owner in accordance with the Transition Services Agreement during the 249 days ended May 25, 2003 totaled $4.5 million. Interest expense for the 249 days ended May 25, 2003 was $48.6 million.

      Other Items. Our operating results for the fiscal year ended May 25, 2003 were impacted by a gain on business interruption insurance recovery of $21.2 million related to a December 2000 fire at the Garden City beef processing facility operated by the Predecessor. Our results were also impacted by a translation gain of $9.0 million related to gains on U.S. Dollar denominated borrowings.

      Income Taxes. For the 249 days ended May 25, 2003, our effective tax rate for the Acquired Business was approximately 34.5% as compared to 36.0% for prior periods on a Predecessor basis. The decrease in our effective rate was primarily due to the extraterritorial income exclusion that allows certain foreign sales to be non-taxable. As we are no longer a division of our previous parent company, we must file separate consolidated tax returns for the Acquired Business and the parent entities on a stand-alone basis.

                  Fiscal Year Ended May 26, 2002 Compared to Fiscal Year Ended May 27, 2001.

      Net Sales. Net sales were $8,476.2 million for the twelve months ended May 26, 2002 as compared to $9,059.5 million for the twelve months ended May 27, 2001. Net sales decreased during the twelve month period ended May 26, 2002 due, in part, to a decline in domestic beef net sales by $710.8 million or 11.5% primarily due to the absence of any contribution to total net sales from the Garden City facility, as well as unfavorable market conditions during the second half of the fiscal year. The domestic beef business was negatively affected by the terrorism events of September 11, 2001 and Russia’s ban on United States poultry products in March 2002 that caused an increase in protein on the United States market. Conversely, pork net sales increased in fiscal 2002 by $68.2 million or 4.1% due to additional head processed as a result of greater available hog supply, coupled with increased sales of higher margin, higher value products which contributed $34.2 million of the increase in pork net sales. In Australia, our net sales declined by $60.5 million or 4.9%, primarily due to the reported cases of bovine spongiform encephalopathy (commonly referred to as “mad cow disease” or BSE) in Japan compounded by the incident in which a Japanese beef processor admitted to repackaging 13.8 tons of Australian beef in October 2001 and fraudulently representing the beef as Japanese beef in an attempt to claim a government subsidy under a Japanese beef buy back program established in response to the reported cases of BSE in Japan and weak demand for beef products in response to these incidents.

      Cost of Goods Sold. Cost of goods sold was $8,174.5 million for the twelve months ended May 26, 2002 as compared to $8,749.6 million for the twelve months ended May 27, 2001. Cost of goods sold decreased primarily due to lower beef slaughter levels in the United States and Australia resulting in lower plant costs, offset, in part, by increased cost of goods sold related to greater volumes of pork head processed.

      Selling, General and Administrative. Selling, general and administrative expenses were $108.3 million for the twelve months ended May 26, 2002 as compared to $130.1 million for the twelve months ended May 27, 2001. The decrease resulted in part from the re-engineering of corporate functions such as accounting, human resources and food safety in an effort to eliminate duplicative administrative costs initiated at the Greeley headquarters in April of fiscal 2001. That initiative resulted in the elimination of approximately 125 positions, resulting in a $9.5 million reduction in direct costs. In addition, fiscal 2001 included $7.8 million of non-recurring legal expenses associated with contesting a trademark violation in Korea (responsibility for which has been retained by ConAgra Foods).

      Corporate Allocations. Corporate allocations for the twelve months ended May 26, 2002 were $75.5 million as compared to $75.6 million for the twelve months ended May 27, 2001.

      Income Taxes. The effective tax rate was 36.0% for the twelve months ended May 26, 2002 compared with 36.1% for the twelve months ended May 27, 2001.

Segment Information

      In connection with the Transaction, we executed a management reporting reorganization resulting in three reporting segments: Swift Beef, Swift Pork and Swift Australia. Prior to the Transaction, the predecessor company (including each of its four divisions: US Beef, US Pork, Cattle Feeding and Australia) was a component of the Meat Processing Segment of ConAgra Foods, Inc. The segment disclosures of the Predecessor have been restated to provide comparable financial information for each of our three reporting segments that resulted from the Transaction and the management reorganization.

      Swift Beef. The majority of Swift Beef’s revenues are generated from the sale of fresh meat, which include chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, and other products. In addition, Swift Beef also sells beef by-products to the variety meat, feed processing, fertilizer and pet food industries. Cattle hides are sold for both domestic and international use, primarily to the clothing and automotive industries.

      Swift Pork. A significant portion of Swift Pork’s revenues are generated from the sale of fresh pork products predominantly to retailers including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings are predominantly sold to further processors who, in turn, manufacture bacon, sausage and deli and luncheon meat. The remaining sales were derived from by-products.

      Swift Australia. The majority of Swift Australia’s revenues are generated from the sale of fresh meat, which includes chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, and other products. Approximately 85% of the beef product sold by Swift Australia is derived from grass-fed animals. The remainder of Swift Australia’s beef products are derived from grain-fed animals that are sold primarily to Japan. Other sales are derived from our foods division, which manufactures meat patties and distributes products for McDonald’s in Australia and produces value-added meat products including pizza toppings for Pizza Hut. The remaining sales are derived from our wholesale business which sells and distributes boxed meat products to brokers who in turn resell those products to end customers.

      Corporate, Other and Eliminations. This line item includes certain expenses not directly attributable to the reportable segments, as well as eliminations resulting from the consolidation process. In predecessor entity periods, this line also includes the cattle feeding division which we did not acquire in the Transaction.

	Predecessor

	ConAgra Red Meat Business				S&C Holdco 3, Inc. and Subsidiaries

			Thirteen Weeks			Thirteen Weeks
	Fiscal Year Ended		Ended			Ended
			August 25,	115 Days Ended	249 Days Ended	August 24,
	May 27, 2001	May 26, 2002	2002	September 18, 2002	May 25, 2003	2003

	(Dollars in thousands)				(Dollars in thousands)
Net Sales
Swift Beef	$6,407,632	$5,712,758	$1,444,726	$1,811,247	$3,851,210	$1,694,729
Swift Pork	1,643,553	1,711,709	384,093	478,812	1,097,348	446,195
Swift Australia	981,236	1,023,552	271,199	350,525	804,194	387,348
Corporate, Other and Eliminations	27,058	28,189	40,415	51,866	(13,584)	(47,881)

Total	$9,059,479	$8,476,208	$2,140,433	$2,692,450	$5,739,168	$2,480,391

Depreciation and Amortization(a)
Swift Beef	$34,391	$38,801	$9,502	$12,236	$32,823	$13,398
Swift Pork	14,866	15,360	3,604	4,633	13,480	5,086
Swift Australia	9,861	10,589	2,799	3,531	11,280	4,388
Corporate, Other and Eliminations	3,683	3,592	910	1,172	52	19

Total	$62,801	$68,342	$16,815	$21,572	$57,635	$22,891

Operating Income (Loss) Before Other Items(b)
Swift Beef	$48,235	$59,739	$43,631	$41,820	$(440)	$62,111
Swift Pork	43,869	83,541	5,108	9,061	53,004	14,663
Swift Australia	56,756	29,063	10,220	14,929	25,693	(1,920)
Corporate, Other and Eliminations	30,948	21,120	(10,418)	(19,679)	57	194

Total	$179,808	$193,463	$48,541	$46,131	$78,314	$75,048

Corporate allocations	(75,561)	(75,510)	(14,333)	(18,113)	—
Gain on business interruption recovery	—	—	—	—	21,230	—
Translation gains	—	—	—	—	9,026	(547)
Interest expense	—	—	—	—	(48,592)	(20,728)

Total Income Before Income Taxes	$104,247	$117,953	$34,208	$28,018	$59,978	$53,773

(a)	Depreciation and amortization amounts above include bond discount accretion and debt issuance amortization for Swift Beef of $2,744 thousand and $1,067 thousand, for Swift Pork of $1,748 thousand and $613 thousand, and for Swift Australia of $1,283 thousand and $528 thousand for the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003, respectively. These amounts are included in interest expense in the statement of earnings.
(b)	Other items include corporate allocations prior to the Transaction and include gain on business interruption recovery, translation gains (losses), and interest expense subsequent to the Transaction.

Thirteen Weeks Ended August 24, 2003 Compared to Thirteen Weeks Ended August 25, 2002 (Predecessor basis).

Swift Beef

      Net Sales. Net sales of Swift Beef were $1,694.7 million for the thirteen weeks ended August 24, 2003 compared to $1,444.7 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The sales increase of $250.0 million, or 17.3%, reflects higher selling prices on nominally higher sales volumes reflecting growth in our international and foodservice channels as well as improvement in general market conditions. Industry-wide boxed beef selling prices per pound during the thirteen weeks ended August 24, 2003 were at a 15 year high.

      Depreciation & Amortization. Depreciation and amortization of Swift Beef was $13.4 million for the thirteen weeks ended August 24, 2003 compared to $9.5 million for the months ended August 25, 2002 (Predecessor basis). The increase of $3.9 million, or 41.0%, resulted primarily from the increase in the depreciable asset base due to the Transaction, and the recording of amortization of related debt issuance costs.

      Operating income. Operating income of Swift Beef was $62.1 million for the thirteen weeks ended August 24, 2003 compared to $43.6 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The increase of $18.5 million, or 42.4%, reflected increased beef sales driven by growth in international and foodservice channels, improved product optimization and general market conditions, partially offset by higher cattle costs and increased labor and other production related costs (including packaging and utilities). US Beef live cattle costs during the thirteen weeks ended August 24, 2003 averaged 20.7% higher than during the corresponding period of the prior fiscal year driven by abnormally high market conditions with industry-wide statistics posting prices above the most recent 15 year average.

      Gross margin percentages (gross profit as a percent of net sales) were 4.7% for the current thirteen weeks and 4.3% for the prior thirteen weeks (Predecessor basis). The gross margin increase is a result of the above mentioned growth in international and foodservice channels and general market conditions.

Swift Pork

      Net Sales. Net sales of Swift Pork were $446.2 million for the thirteen weeks ended August 24, 2003 compared to $384.1 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The increase of $62.1 million, or 16.2%, reflected a 2% increase in sales volume on higher average selling prices per pound.

      Depreciation & Amortization. Depreciation and amortization of Swift Pork was $5.1 million for the thirteen weeks ended August 24, 2003 compared to $3.6 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The increase of $1.5 million, or 41.4%, resulted primarily from the increase in the depreciable asset base due to the Transaction, and the recording of amortization of related debt issuance costs.

      Operating Income. Operating income of Swift Pork was $14.7 million for the thirteen weeks ended August 24, 2003 compared to $5.1 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The increase of $9.6 million, or 187.1%, reflected an increase in the spread between selling price and raw material cost per pound partially offset by increased raw material costs and higher variable plant costs (including packaging, transportation costs for finished goods and overhead).

      Gross margin percentages (gross profit as a percent of net sales) were 5.2% for the current thirteen weeks and 2.9% for the prior thirteen weeks (Predecessor basis).

Swift Australia

      Net Sales. Net sales of Swift Australia were $387.3 million for the thirteen weeks ended August 24, 2003 compared to $271.2 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The increase of $116.1 million, or 42.8%, resulted from an increase in sales prices achieved under current market conditions where selling prices have remained high. In addition, the Australian dollar to US dollar exchange rate increased an average 19.6% between the two periods.

      Depreciation & Amortization. Depreciation and amortization of Swift Australia was $4.4 million for the thirteen weeks ended August 24, 2003 compared to $2.8 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The increase of $1.6 million, or 56.8%, resulted primarily from the increase in the depreciable asset base due to the Transaction, and the recording of amortization of related debt issuance costs compounded by the effects of foreign exchange rates on the current period amounts. The Australian dollar to US dollar exchange rate increased an average 19.6% between the two periods.

      Operating Loss. Operating loss of Swift Australia was $1.9 million for the thirteen weeks ended August 24, 2003 compared to operating income of $10.2 million for the thirteen weeks ended August 25, 2002 (Predecessor basis). The decrease of $12.1 million, or 118.8%, resulted from an increase in livestock prices partially offset by higher selling prices combined with increased selling and general and administrative expenses associated with becoming a stand-alone company (such as insurance). The Australian beef processing industry has struggled under difficult conditions during the thirteen weeks ended August 24, 2003. Australian cattle producing areas have not received rain in sufficient volume to break the drought conditions. Carcass weights have been lower (approximately 5% lower than in prior year), but contrary to normal trends in such dry conditions, cattle prices have remained high, supported primarily by demand and sustained processor competition for cattle numbers. Australian trade with Japan has been adversely affected by the tariff on chilled beef imports being increased from 38.5% to 50% effective August 1, 2003. In addition, the Australian dollar to US dollar exchange rate increased an average 19.6% between the two periods.

      Gross margin percentages (gross profit as a percent of net sales) decreased to 0.6% for the current thirteen weeks versus 4.7% for the prior thirteen weeks (Predecessor basis) largely due to higher livestock costs.

Fiscal Year Ended May 25, 2003 (Pro forma) Compared to Fiscal Year Ended May 26, 2002 (Predecessor basis).

      The information presented below for the fiscal year ended May 25, 2003 (Pro forma) compared to the fiscal year ended May 26, 2002 (Predecessor basis) is derived from comparing (1) the historical financial statements of the Predecessor ConAgra Red Meat Business for the fiscal year ended May 26, 2002 to (2) the sum of the historical financial statements of the Predecessor ConAgra Red Meat Business after deducting the results of the Businesses Not Acquired for the 115 day period from May 26, 2002 through September 18, 2002 and including pro forma adjustments related to the Transaction, plus the results of the Acquired Business for the 249 day period from September 19, 2002 through May 25, 2003.

						Pro Forma
	115 Days Ended September 18, 2002
					249 Days	Fiscal Year
	ConAgra	Elimination	Adjustments		Ended	Ended
	Red Meat	of Businesses	for the		May 25,	May 25,
	Business	Not Acquired	Transaction(a)	Total	2003	2003

	(Dollars in thousands)
Net sales
Swift Beef	$1,811,247	$—	$—	$1,811,247	$3,851,210	$5,662,457
Swift Pork	478,812	—	—	478,812	1,097,348	1,576,160
Swift Australia	350,525	—	—	350,525	804,194	1,154,719
Corporate, Other and Eliminations	51,866	(51,527)	—	339	(13,584)	(13,245)

Total	$2,692,450	$(51,527)	$—	$2,640,923	$5,739,168	$8,380,091

						Pro Forma
	115 Days Ended September 18, 2002
					249 Days	Fiscal Year
	ConAgra	Elimination	Adjustments		Ended	Ended
	Red Meat	of Businesses	for the		May 25,	May 25,
	Business	Not Acquired	Transaction(a)	Total	2003	2003

	(Dollars in thousands)
Depreciation and Amortization
Swift Beef	$12,236	$—	$1,307	$13,543	$32,823	$46,366
Swift Pork	4,633	—	750	5,383	13,480	18,863
Swift Australia	3,531	—	418	3,949	11,280	15,229
Corporate, Other and Eliminations	1,172	(1,142)	—	30	52	82

Total	$21,572	$(1,142)	$2,475	$22,905	$57,635	$80,540

Operating Income (Loss) Before Other Items(b)
Swift Beef	$41,820	$—	$(1,640)	$40,180	$(440)	$39,740
Swift Pork	9,061	—	(941)	8,120	53,004	61,124
Swift Australia	14,929	—	(524)	14,405	25,693	40,098
Corporate, Other and Eliminations	(19,679)	21,557	—	1,878	57	1,935

Total	$46,131	$21,557	$(3,105)	$64,583	$78,314	$142,897

Corporate allocations	(18,113)	685	13,794	(3,634)	—	(3,634)
Gain on business interruption recovery	—	—	—	—	21,230	21,230
Translation gains	—	—	—	—	9,026	9,026
Interest expense	—	—	(21,375)	(21,375)	(48,592)	(69,967)

Total Income Before Income Taxes	$28,018	$22,242	$(10,686)	$39,574	$59,978	$99,552

(a)	Adjustments for the Transaction represent certain adjustments and eliminations, such as an adjustment to estimated depreciation expense based on the fair values of assets acquired, amounts payable pursuant to the Monitoring and Oversight Agreement (see “Certain Relationships and Related Party Transactions”), an elimination of historical allocated corporate financing cost, interest expense as a result of the Transaction, and the tax effects of the pro forma adjustments at an estimated statutory tax rate of 38%.
(b)	Other items include corporate allocations prior to the Transaction and include gain on business interruption recovery, translation gains, and interest expense subsequent to the Transaction.

Swift Beef

      Net Sales. Net sales of Swift Beef were $5,662.5 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $5,712.8 million for the fiscal year ended May 26, 2002 (Predecessor basis). Although net sales remained relatively flat, selling prices were nominally lower in 2003 offset by an increase in volume.

      Depreciation & Amortization. Depreciation and amortization of Swift Beef was $46.4 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $38.8 million for the fiscal year ended May 26, 2002 (Predecessor basis). The increase of $7.6 million resulted from the increase in asset depreciable basis due to the Transaction, and the recording of amortization of related debt issuance costs.

      Operating Income. Operating income of Swift Beef was $39.8 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $59.7 million for the fiscal year ended May 26, 2002 (Predecessor basis). The decrease of $19.9 million resulted from increased labor and other in-plant overhead costs and higher selling, general and administrative costs due largely to a $2.9 million increase in the allowance for doubtful accounts related to a single customer who filed Chapter 11 bankruptcy and costs incurred to become a stand-alone company following the Transaction including insurance, staffing changes, and other.

      Gross margin percentages (gross profit as a percent of net sales) remained relatively flat at 2% for both the current fiscal year (Pro forma) and the prior year (Predecessor basis).

Swift Pork

      Net Sales. Net sales of Swift Pork were $1,576.2 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $1,711.7 million for the fiscal year ended May 26, 2002 (Predecessor basis). The decrease of $135.5 million or 7.9% resulted from a 10% decline in average selling price per pound, partially offset by a 2% increase in sales volume.

      Depreciation & Amortization. Depreciation and amortization of Swift Pork was $18.9 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $15.4 million for the fiscal year ended May 26, 2002 (Predecessor basis). The increase of $3.5 million or 22.8% resulted primarily from the increase in asset depreciable basis due to the Transaction, and the recording of amortization of related debt issuance costs.

      Operating Income. Operating income of Swift Pork was $61.1 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $83.5 million for the fiscal year ended May 26, 2002 (Predecessor basis). The decrease of $22.4 million or 26.8% resulted from a 1% reduction in meat margin (selling price less raw material cost) per pound (due primarily to higher trade allowances) combined with a 6% increase in plants costs (including packaging, transportation costs for finished goods, labor costs and overhead costs) and a $0.9 million increase in the allowance for doubtful accounts related to a single customer who filed Chapter 11 bankruptcy.

      Gross margin percentages (gross profit as a percent of net sales) remained relatively flat at 6% for both the current fiscal year (Pro forma) and the prior year (Predecessor basis).

Swift Australia

      Net Sales. Net sales of Swift Australia were $1,154.7 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $1,023.5 million for the fiscal year ended May 26, 2002 (Predecessor basis). The increase of $131.2 million or 12.8% resulted from a 13% increase in head processed, achieved through an increase in throughput at the Townsville plant following the introduction of more flexible work arrangements, coupled with the influence on available cattle numbers of a below average rainfall weather pattern over a wide area of Australia during the year. This left cattle producers with few options to maintain total herd numbers, and significant numbers of breeding females were slaughtered during the period as a consequence. In addition, the Australian dollar to US dollar exchange rate increased an average 17% between the two periods.

      Depreciation & Amortization. Depreciation and amortization of Swift Australia was $15.2 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $10.6 million for the fiscal year ended May 26, 2002 (Predecessor basis). The increase of $4.6 million or 43.8% resulted primarily from the increase in asset depreciable basis due to the Transaction, and the recording of amortization of related debt issuance costs compounded by the effects of foreign exchange rates on the current period amounts. The Australian dollar to US dollar exchange rate increased an average 17% between the two periods.

      Operating Income. Operating income of Swift Australia was $40.1 million for the fiscal year ended May 25, 2003 (Pro forma) compared to $29.1 million for the fiscal year ended May 26, 2002 (Predecessor basis). The increase of $11.0 million or 38.0% resulted from a 13% increase in sales volumes partially offset by nominally lower selling prices per pound. Meat margin improved while plant costs increased

(largely due to increase in variable expenses attributable to running more hours in the current reporting period to process higher sales volumes) partially offset by increased selling, general and administrative expenses associated with becoming a stand-alone company (such as insurance, incentives paid at closing of the transaction, etc.). In addition, the Australian dollar to US dollar exchange rate increased an average 17% between the two periods.

      Gross margin percentages (gross profit as a percent of net sales) increased to 4% for the current fiscal year (Pro forma) versus 3% for the prior year (Predecessor basis) largely due to higher volumes and lower raw material costs.

      Although not included in operating income, Swift Australia’s results were also impacted by a translation gain of $9.0 million related to gains on US dollar denominated borrowings.

Fiscal Year Ended May 26, 2002 Compared to Fiscal Year Ended May 27, 2001.

Swift Beef

      Net Sales. Net sales of Swift Beef were $5,712.8 million in fiscal 2002 as compared to $6,407.6 million in fiscal 2001. The decline of $694.9 million, or 10.8%, was primarily attributable to the loss of production capability at our Garden City, Kansas facility. Our Garden City facility was damaged by fire in December 2000 and left inoperable. In addition, net sales were negatively impacted by the terrorism events of September 11th, Russia’s ban on United States poultry products in March 2002, and BSE concerns in Japan. Sales of by-products decreased by $120.0 million or 15% in fiscal 2002 as a result of the BSE incidents in Japan, overall softening of demand for leather-related products and general weakness in the global economy.

      Operating Income. Operating income of Swift Beef was $59.7 million in fiscal 2002 as compared to $48.2 million in fiscal 2001. The increase in operating income was due to an increased proportion of our net sales being generated from higher margin foodservice and international distribution channels and a decrease in our plant costs associated with a reduction in head processed. In addition, the increase in operating income was also due to reduced selling, general and administrative expenses resulting from the elimination of positions at our Greeley, Colorado headquarters in April 2001. These positive factors were partially offset by the factors that negatively impacted sales as discussed above.

Swift Pork

      Net Sales. Net sales of Swift Pork were $1,711.7 million in fiscal 2002 as compared to $1,643.6 million in fiscal 2001. The increase of $68.2 million, or 4.1%, was caused primarily by an increase in head processed, as well as the favorable impact of higher priced, further processed marinated product sales. Total head processed increased by 6% due to an increase in demand that was partially driven by Japanese consumers migrating to pork during the BSE concerns in Japan. This increase was partially offset by a decline in cut-out values.

      Operating Income. Operating income of Swift Pork was $83.5 million in fiscal 2002 as compared to $43.9 million in fiscal 2001. The increase in operating income was due to the impact of an increase in head processed, coupled with a benefit of more slowly declining meat selling prices compared with hog costs, as well as strong yield improvements. A change in product mix accounted for the remaining improvement.

Swift Australia

      Net Sales. Net sales of Swift Australia were $1,023.5 million in fiscal 2002 as compared to $981.2 million in fiscal 2001. The increase of $42.3 million, or 4.3%, was caused primarily by increased prices for beef products, offset by a modest reduction in head processed. Total head processed in fiscal 2002 declined by 2% from fiscal year 2001 as a result of a reduction in our Beef City plant’s slaughter volume due to the reported BSE cases and BSE fraud in Japan, which resulted in lower sales of grain-fed beef to the Japanese market.

      Operating Income. Operating income of Swift Australia was $29.1 million in fiscal 2002 as compared to $56.8 million in fiscal 2001. The decline in operating income was due to the reduction in higher margin grain-fed product shipments to Japan, as a result of the reported BSE cases and fraud issues. Plant costs, however, declined by $11.4 million in fiscal 2002 due, in part, to a reduction in head processed and overall efficiency improvements.

Liquidity and Capital Resources

      Historically, the ConAgra Red Meat Business’ sources of cash were primarily cash flow from operations and advances received from ConAgra Foods. Subsequent to the closing of the Transaction, our ongoing operations require the availability of funds to service debt, fund working capital, invest in our business and pay our liabilities. We currently finance and expect to continue to finance these activities through cash flow from operations and from amounts available under our bank facilities. We are no longer able to rely on ConAgra Foods for additional cash funding.

Internal Sources of Liquidity

      For the thirteen weeks ended August 25, 2002, we used $0.2 million in cash. During the thirteen weeks ended August 24, 2003, we generated $45.6 million of cash, which is the net impact of $52.4 million provided by operations, $21.4 million used in investing activities, $14.7 million provided by financing activities, and $0.1 million attributable to changes in foreign exchange rates.

      Cash used in operating activities totaled $19.0 million, for the thirteen weeks ended August 25, 2002 (Predecessor basis) and cash provided by operating activities totaled $52.4 million for the thirteen weeks ended August 24, 2003 for the Acquired Business. The increased amount of cash generated from operating activities was primarily a result of our lower use of trade working capital (accounts receivable plus inventory, less accounts payable and accrued expenses) during the current thirteen week period as compared to our use of trade working capital during the same period in the prior year. Cash flows from operating activities for the thirteen weeks ended August 25, 2002 were also impacted by changes in working capital related to Businesses Not Acquired of $(5.2) million.

      Cash provided by investing activities totaled $1.7 million for the thirteen weeks ended August 25, 2002 (Predecessor basis) and cash used in investing activities totaled $21.4 million for the thirteen weeks ended August 24, 2003 for the Acquired Business. The decrease from prior year is primarily a result of higher capital expenditures.

      Cash provided by financing activities totaled $17.1 million for the thirteen weeks ended August 25, 2002 (Predecessor basis), as compared to $14.7 million for the thirteen weeks ended August 24, 2003 for the Acquired Business. The decrease in cash provided by financing activities is a result of our increased cash generated from operations, thereby reducing our requirement for financing.

External Sources of Liquidity

      Our primary financing objective is to maintain a conservative balance sheet that provides the flexibility to pursue our growth objectives. To finance our working capital needs, we utilize cash flow from operations and borrow from our existing revolving credit facility. We are currently in compliance with the financial covenants in our senior credit facilities.

      We have in place a short-term revolving credit facility of $350.0 million of which $244.5 million was available for borrowing as of August 24, 2003 (expiring in September 2007) with major domestic and international banks. The interest rates for the revolving credit facility vary based on currency denominations and borrowing rates of our lenders. See “Senior Credit Facilities” below.

      At August 24, 2003, we had $636.5 million of total debt outstanding as compared to $624.3 million as of May 25, 2003.

      Our current debt structure is collateralized by substantially all of our current assets, including inventory, accounts receivable as well as all of our property, plants and equipment. As a result, our future liquidity is dependent on maintaining adequate cash flows from operations as well as maintaining the credit quality of our underlying accounts receivable balances. Although not anticipated by our management, deterioration of our credit quality of accounts receivable could impact our ability to borrow under our revolving credit facility.

      We believe that available borrowings under our senior credit facilities, available cash and internally generated funds will be sufficient to support our working capital, capital expenditures and debt service requirements for the foreseeable future. Our ability to generate sufficient cash, however, is subject to certain general economic, financial, industry, legislative, regulatory and other factors beyond our control.

Senior Credit Facilities

      In connection with the Transaction, we entered into an agreement providing for senior secured credit facilities that allow borrowings from time to time up to $550.0 million, and consist of a term loan of up to $200.0 million and a revolving credit facility of up to $350.0 million. Availability under the senior credit facilities is affected by borrowing base limitations and, with respect to the revolving credit facility, the issuance of letters of credit. As of August 24, 2003, we had total outstanding debt of $636.5 million (inclusive of the original issue debt discount attributable to the senior notes), all of which is senior debt and $198.5 million of which is secured. In addition, we had $27.3 million of outstanding letters of credit and $244.5 million of senior debt was available for borrowing under our revolving credit facility. For additional information relating to the senior credit facilities, see “Description of Other Indebtedness — Senior Credit Facilities.”

      Availability under the senior credit facilities with respect to any borrower is subject to a borrowing base. The borrowing base for the U.S. borrower is based on its and certain of its domestic wholly owned subsidiaries’ assets as described below. The borrowing base for the Australian borrowers is based on the borrowing base for the U.S. borrower plus a borrowing base based on their and certain of their wholly owned subsidiaries’ assets. The borrowing base consists of percentages of the U.S. borrower’s or Australian borrowers’ eligible accounts receivable, inventory and supplies and the lesser of a sublimit and percentages of their respective eligible equipment and real property, in each case, less certain eligibility and availability reserves to be determined. The borrowers are required to report their respective borrowing bases on a weekly basis and, as a result, the availability under the senior credit facilities is subject to change.

Senior Notes

      On September 19, 2002, we issued $268.0 million of our 10 1/8% senior notes due 2009. The senior notes were issued with original issue discount and generated gross proceeds to us of approximately $250.5 million. On August 15, 2003 we completed an exchange offer in which we exchanged new notes that were registered under the Securities Act of 1933 for the senior notes.

      On July 16, 2003, we entered into a $100 million (notional) interest rate swap that converted a portion of our fixed rate 10 1/8% senior notes into a floating rate obligation. The swap, which matures on October 1, 2007, was utilized to achieve a target fixed/floating capital structure appropriate for our business.

Bank Covenant Compliance

      Our senior credit facilities’ financial covenants are based on Adjusted EBITDA as defined in the senior credit facilities. These financial covenants require us to comply with certain ratios calculated using Adjusted EBITDA and determine our ability to meet future debt service, incur additional indebtedness or capital expenditures and assess our working capital requirements. In particular, these financial covenants currently require us not to:

•	exceed a maximum leverage ratio of 4.2x Adjusted EBITDA;

•	fall below a minimum interest coverage ratio of 2.5x Adjusted EBITDA; and

•	fall below a minimum fixed charge ratio of 1.05.

      Our leverage ratio, interest coverage ratio and fixed charge coverage ratio are to be calculated each fiscal quarter based on the latest twelve month financial data beginning on November 24, 2002.

      The calculated ratios for the latest twelve months (“LTM”) ended November 24, 2002, February 23, 2003, May 25, 2003 and August 24, 2003 were as follows:

		Latest Twelve			Latest Twelve			Latest Twelve			Latest Twelve
		Months			Months			Months			Months
		Ended			Ended			Ended			Ended
		November 24,			February 23,			May 25,			August 24,
		2002			2003			2003(d)			2003(d)

Leverage Ratio:
Consolidated Debt/		$652,351			$621,996			$624,253			$636,510
Adjusted EBITDA(a)	÷	$227,650		÷	$223,527		÷	$219,462		÷	$238,066

		=2.87	x		=2.78	x		=2.84	x		=2.67	x
Interest Coverage Ratio:
Adjusted EBITDA(a)/		$227,650			$223,527			$219,462			$238,066
Consolidated Interest Expense	÷	$63,994		÷	$61,336		÷	$61,944		÷	$61,893

		=3.56	x		=3.64	x		=3.54	x		=3.85	x
Fixed Charge Ratio:
Fixed Charge Numerator(b)/		$176,301			$160,712			$148,744			$127,626
Fixed Charge Denominator(c)	÷	$65,994		÷	$61,836		÷	$64,958		÷	$65,285

		=2.67	x		=2.60	x		=2.29	x		=1.95	x

(a)	The term “Adjusted EBITDA” is a defined term in our senior credit facilities, filed as Exhibit 10.1 to the registration statement of which this prospectus is a part. Adjusted EBITDA is calculated by adding to EBITDA certain items of income and expense. Amounts required to be added back to EBITDA to arrive at Adjusted EBITDA, as defined, for the LTM periods presented above include: retiree pension plan not assumed, elimination of historical corporate allocation, the impact of mark-to-market accounting from certain derivative contracts, the impact of non-cash predecessor entity stock option expense recognized, and the deduction for certain standalone incremental costs.

(b)	The numerator for the fixed charge ratio is calculated as defined in our senior credit facilities as: Adjusted EBITDA, less capital expenditures for the preceding four quarters, less total federal income tax liability payable.

(c)	The denominator for the fixed charge ratio is calculated as defined in our senior credit facilities using estimated amounts of annualized consolidated interest expense, plus an annualized principal amount of consolidated financial covenant debt due, plus annualized cash dividends, plus other annualized restricted payments. The terms “annualized consolidated interest expense” and “consolidated financial covenant debt” are defined in our senior credit facilities, filed as Exhibit 10.1 to the registration statement of which this prospectus is a part.

(d)	LTM EBITDA includes translation gains for all periods presented. The LTM ended May 25, 2003 includes the gain on business interruption recovery and translation gains.

Obligations and Commitments

      As part of our ongoing operations, we enter into arrangements that obligate us to make future payments under contracts, such as lease or debt agreements. The following is a summary of these obligations as of May 25, 2003:

	Payments Due by Period

							After
Contractual Obligations	Total	Year 1	Year 2	Year 3	Year 4	Year 5	Year 5

	(Dollars in millions)
Term loan facility	$199.0	$2.0	$2.0	$2.0	$2.0	$96.0	$95.0
Senior subordinated notes	150.0	—	—	—	—	—	150.0
Senior notes	268.0	—	—	—	—	—	268.0
Operating leases	25.0	6.2	4.9	3.9	3.6	2.8	3.6
Capital lease obligations	33.8	2.7	2.7	2.8	2.9	3.0	19.7
Installment note payable	2.0	1.3	0.7	—	—	—	—

Total cash obligations	$677.8	$12.2	$10.3	$8.7	$8.5	$101.8	$536.3

      We have excluded from the above table amounts associated with operating leases having remaining noncancelable lease terms of one year or less.

      As part of our ongoing operations, we also enter into arrangements that obligate us to make future payments under contingent commitments, such as debt guarantees. A summary of our commitments, including commitments associated with equity method investments, as of May 25, 2003 is as follows:

	Amount of Commitment Expiration by Period

							After
Other Commercial Commitments	Total	Year 1	Year 2	Year 3	Year 4	Year 5	Year 5

	(Dollars in millions)
Monitoring and Oversight Agreement(1)	$12.9	$2.9	$2.0	$2.0	$2.0	$2.0	$2.0

(1)	Represents estimated payments due under the Monitoring and Oversight Agreement. See “Certain Relationships and Related Party Transactions.” We have reflected these estimated payments in years one through year five of the above table, and a single such payment in the “After Year Five” column as the agreement has no stated end date, and thus the total amounts due after five years are not available.

      In addition, we have hog purchase contracts which require the purchase of a minimum of approximately 27.5 million hogs through 2014. Such contracts vary in nature and stipulate minimum and maximum price commitments, based in part on market prices and in certain circumstances also include price adjustments based on corn prices.

Seasonality and Fluctuations in Quarterly Operating Results

      Our quarterly operating results are influenced by seasonal factors in both the beef and pork industries. These factors impact the price that we pay for livestock as well as the ultimate price at which we sell our products.

      In beef, the seasonal demand for beef products is highest in the summer and fall months as weather patterns permit more outdoor activities and there is an increased demand for higher value items that are grilled, such as steaks. Both live cattle prices and boxed beef prices tend to be at seasonal highs during the summer and fall. Because of higher consumption, more favorable growing conditions and the housing of animals in feedlots for the winter months, there are generally more cattle available in the summer and fall.

      The pork business has similar seasonal cycles, but in different months. It takes an average 11 months from conception for a hog to reach market weight. Generally, sows are less productive in summer months resulting in fewer hogs available in the spring and early summer, which causes prices of hogs and boxed pork to rise, but production to fall. The highest demand for pork occurs from October to March, as hog availability and holiday occasions increase the demand for hams, tenderloins and other higher value pork products.

Market Risk Disclosures

      The principal market risks affecting our business are exposure to changes in commodity prices, foreign exchange rates and interest rates. We attempt to mitigate these exposures by entering into various hedging transactions, which are intended to decrease the volatility of earnings and cash flows associated with the changes in the applicable rates and prices.

      The following table provides the fair value of our open derivative instruments (in thousands):

	May 25, 2003	August 24, 2003

		(Unaudited)
Fair Value:
Cattle and hogs	$799	$6,640
Energy	2,381	(507)
Foreign currency	982	408
Interest rate swap	0	(3,336)

Total	$4,162	$3,205

•	Fair value for cattle and hogs was determined using the quoted fair value and was based on our net derivative fair value by commodity.

•	Fair value of energy was determined by using quoted market prices, if available, and was based on our net derivative fair value by commodity.

•	Fair value of foreign currency was determined using quoted market prices and was based on the net derivative fair value.

•	Fair value of the interest rate swap was determined using the quoted market price.

      Commodity Risk. We require various raw materials in our operations, including cattle and hogs and energy, such as natural gas, electricity and diesel fuel, which are all considered commodities. We consider these raw materials generally available from a number of different sources and believe we can obtain them to meet our requirements. These commodities are subject to price fluctuations and related price risk due to factors beyond our control such as economic and political conditions, supply and demand, weather, governmental regulation and other circumstances. We generally hedge these commodities when and to the extent management determines conditions are appropriate. While this may tend to limit our ability to participate in gains from commodity price fluctuations, it also tends to reduce the risk of loss from changes in commodity prices.

      We reflect commodity contract gains and losses as adjustments to the basis of underlying commodities purchased; gain or losses are recognized in the statement of earnings as a component of costs of goods sold upon change in fair value. Generally, we hedge a portion of our anticipated consumption of commodity inputs for periods of up to 12 months. We may enter into longer-term derivatives on particular commodities if deemed appropriate.

Cattle and Hogs

      We purchase cattle and hogs for use in our processing businesses. The commodity price risk associated with these activities can be hedged by selling or buying the underlying commodity, or by using an appropriate commodity derivative instrument. We typically utilize exchange-traded futures and options as well as non-exchange-traded derivatives, in which case we monitor the amount of associated counterparty credit risk. We also enter into live cattle forward purchase contracts in order to establish margins on sales we have agreed to make, but have not yet delivered upon. These contracts do not qualify for hedge accounting under SFAS No. 133. Accordingly, changes in the market values of these contracts are recognized immediately as unrealized income or expense in the statement of earnings each period as fluctuations in the fair value of the contracts change with the change in the underlying value of the commodity. As we deliver on our sales and the related live cattle forward contracts are closed, the unrealized income or expense is reversed and the actual transaction is realized. Therefore, on any given day, our reported operating results can be impacted from the non-cash gain or loss due to the accounting for these contracts.

      As of August 24, 2003, we had firm contracts to purchase approximately 35% of our anticipated need for cattle and hogs, and we had derivative positions for approximately 1% of our anticipated need for cattle and hogs.

Energy

      We incur energy costs in our facilities and incur higher operating expenses as a result of increases in energy costs. We take positions in commodities used in our operations to partially offset adverse price movements in energy costs, such as natural gas and electricity. We use exchange-traded derivative commodity instruments and non-exchange-traded swaps and options. We monitor the amount of associated counterparty credit risk for non-exchange-traded transactions.

      Gains and losses from these contracts are recognized in the period in which the hedged transaction affects earnings. As of August 24, 2003, we had contracts to purchase 100% of our anticipated annual need for natural gas and diesel fuel, and we had hedge positions for approximately 58% of our annual needs for natural gas.

      Foreign Exchange Risks. Transactions denominated in a currency other than an entity’s functional currency are generally hedged to reduce market risk. In order to reduce exposures related to changes in foreign currency exchange rates, we use foreign currency forward exchange or option contracts for transactions denominated in a currency other than the applicable functional currency. This includes, but is not limited to, hedging foreign currency risk in sales of finished goods, future settlement of foreign denominated assets and liabilities, and firm commitments.

      Gains and losses from these contracts are recognized in the period in which the hedged transaction affects earnings. We principally use non-exchange-traded contracts to affect this coverage. Typically the maximum length of time over which we hedge exposure to foreign currency risk is three months or less.

      Interest Rate Risk. We are exposed to interest rate movements on our floating rate debt. This risk is managed by monitoring our percentage mix of fixed-rate and variable rate debt and reviewing other business and financial risks. During July 2003 we entered into a $100.0 million notional amount interest rate swap related to our fixed rate senior debt in order to change the characteristics of a portion of our senior debt from fixed rate debt to variable rate debt. This action was taken in order to achieve a fixed/ floating rate debt target deemed appropriate for our business. The maturity date of the interest rate swap is October 2007 and the floating rate is calculated based on the six-month USD LIBOR set on the last day of each calculation period plus a fixed spread. This interest rate swap does not qualify for hedge accounting and the net decrease in fair value of $3.1 million as of August 24, 2003 is recorded within interest expense on the statement of earnings. We can not provide any assurance that we will not incur additional expenses related to changes in the fair value of the interest rate swap.

      Sensitivity Analysis. The following sensitivity analysis estimates our exposure to market risk of commodity prices and foreign exchange rates. The sensitivity analysis reflects the impact of a hypothetical 10% adverse change in the fair value of applicable commodity prices, foreign exchange rates and interest rates and excludes the underlying items that are being hedged.

	May 25, 2003	August 24, 2003

	(In thousands)	(In thousands)
		(Unaudited)
Fair Value:
Cattle and hogs	$799	$6,640
Energy	2,381	(507)
Foreign currency	982	408
Interest rate swap	0	(3,336)

Total	$4,162	$3,205

Estimated Fair Value Volatility (-10%)
Cattle and hogs	$(2,737)	$740
Energy	1,038	(2,244)
Foreign currency	884	367
Interest rate swap	0	(4,670)

Total	$(815)	$(5,807)

Recently Issued Accounting Pronouncements

      In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. This statement requires us to recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred and is effective for fiscal years beginning after June 15, 2002. We adopted this standard at the beginning of its current fiscal year. The adoption impact of SFAS No. 143 was not material.

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is effective prospectively for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption impact of SFAS No. 149 was not material.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 changes the accounting and disclosure requirements for certain financial instruments that, under previous guidance, could be classified as equity. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption impact of SFAS No. 150 was not material.

Related Party Transactions

      Historically, ConAgra Foods’ executive, finance, tax and other corporate departments performed certain administrative and other services for the Predecessor. Expenses incurred by ConAgra Foods and allocated to the Predecessor were determined based on specific services being provided or were allocated based on ConAgra Foods’ investment in the Predecessor in proportion to ConAgra Foods’ total investment in its subsidiaries. In addition, ConAgra Foods charged the Predecessor finance charges on ConAgra Foods’ investment in the company and net intercompany advances. Management believes that such expense allocations were reasonable. It is not practical to estimate the expenses that we would have if we had operated on a stand-alone basis. Corporate allocations include allocated selling, general and administrative expenses of approximately $29.7 million, $20.3 million, $4.5 million and $3.6 million for fiscal 2001, fiscal 2002, the 115 days ended September 18, 2002 and the thirteen weeks ended August 25, 2002, respectively, and allocated finance charges of $45.9 million, $55.2 million, $13.6 million and $10.8 million for fiscal 2001, fiscal 2002, the 115 days ended September 18, 2002 and the thirteen weeks ended August 25, 2002, respectively. ConAgra Foods also historically paid certain direct expenses on behalf of the Predecessor and charged it directly for these expenses. Such expenses, which are included in selling, administrative and general expenses, were $9.2 million, $10.6 million, $2.9 million and $2.4 million in fiscal 2001, fiscal 2002, the 115 days ended September 18, 2002 and the thirteen weeks ended August 25, 2002, respectively.

      The Predecessor also historically entered into transactions in the normal course of business with affiliates of ConAgra Foods that are not part of the Acquired Business. Net sales to these parties, which are included in net sales in our statement of earnings, were $782.5 million, $744.5 million, $143.8 million, $207.2 million, $474.8 million and $176.0 million for the fiscal years ended May 27, 2001 and May 26, 2002, the thirteen weeks ended August 25, 2002, the 115 days ended September 18, 2002, the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003, respectively. Purchases from affiliates of ConAgra Foods, which are included in cost of goods sold in our statement of earnings, were $60.2 million, $43.6 million, $35.6 million, $48.6 million, $555.6 million and $269.6 million for the fiscal years ended May 27, 2001 and May 26, 2002, the thirteen weeks ended August 25, 2002, the 115 days ended September 18, 2002, the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003, respectively. Within our May 25, 2003 and August 24, 2003 balance sheets are balances due to ConAgra Foods affiliates of $15.1 million and $23.8 million, respectively, and balances due from ConAgra Foods affiliates of $33.5 million and $36.9 million, respectively.

      In connection with the Transaction, we entered into a transition services agreement and other agreements with ConAgra Foods through which we will continue to provide services to each other for the period specified in the agreements consistent with past practices. See “Certain Relationships and Related Party Transactions.”

      Other than noted above, there have been no material changes to our related party transactions during the thirteen weeks ended August 24, 2003.

BUSINESS

General

      We are one of the leading beef and pork processing companies in the world. We process, prepare, package and deliver fresh, further processed and value-added beef and pork products for sale to customers in the United States and in international markets. Our fresh meat products include refrigerated beef and pork, processed to standard industry specifications and sold primarily in boxed form. Our further processed offerings include beef and pork products that are cut, ground and packaged in a customized manner for specific orders. Our value-added products include moisture enhanced, seasoned, marinated and consumer-ready products. We also provide services to our customers designed to help them develop more sophisticated and profitable sales programs. We sell our meat products to customers in the foodservice, international, further processor and retail distribution channels. We also produce and sell by-products that are derived from our meat processing operations such as hides and variety meats to customers in the clothing, pet food and automotive industries, among others.

      In the United States, we operate six beef processing facilities, three pork processing facilities, one lamb processing facility and one value-added facility. In Australia, we operate four beef processing facilities, including the largest and what we believe to be the most technologically advanced facility in that country, and four feedlots. Our facilities are strategically located to access raw materials in a cost effective manner and to service our global customer base. We have the ability to process 20,150 cattle and 43,000 hogs daily in the United States and 5,320 cattle daily in Australia based on our facilities’ existing configurations.

      Our business is divided into three segments: Swift Beef, through which we conduct our domestic beef processing business; Swift Pork, through which we conduct our domestic pork processing business; and Swift Australia, through which we conduct our Australian beef business. For the 249 days ended May 25, 2003, these businesses represented approximately 67%, 19% and 14% of our net sales, respectively. Swift Beef includes a lamb business, which contributed less than 1% of total net sales for the 249 days ended May 25, 2003.

Competitive Strengths

      Beginning in fiscal 1999, our management team began to implement significant operational improvements designed to instill greater customer focus in the organization and develop our strategy around product quality, value-added products and services, growth, efficiency and profitability. As a result of these initiatives and the following competitive strengths, we believe we are well-positioned for continued growth and profitability.

Significant Scale With Leading Industry Positions, Reputation and Brand Recognition

      Our leading industry position in both beef and pork enables us to benefit from economies of scale and to offer a broad set of products to customers in all distribution channels globally. The Swift brand name is over 125 years old and is well recognized in our marketplace as a symbol of quality and consistency. Aided brand awareness among domestic consumers has been measured at more than 80%. We believe that the strength of our established heritage and the Swift brand name position us well for future profitable growth.

Product, Channel and Customer Diversification

      We have a diversified sales mix across beef and pork products, distribution channels and customers. This portfolio approach provides multiple avenues of potential growth, allows us to focus our efforts according to the demands of the marketplace and, we believe, mitigates risks associated with individual markets. We sell our products primarily through four different channels: foodservice, international, further processors and retail. These channels represented 13%, 14%, 27% and 46%, respectively, of our beef and pork net sales for fiscal 2003. Approximately 60% of Swift Australia’s net sales in fiscal 2003 were to international customers and the remaining 40% were to customers within Australia. Across these channels, we service over 4,000 customers, with no single customer accounting for more than 10% of our net sales.

      Our sales mix is driven by the fact that, since we purchase livestock and sell boxed meat and various by-products (including hides, offals, variety meats and rendered products), we have a degree of diversification in sales channels and customers that we would not achieve if we sold exclusively boxed meat products. These products are sold to a diverse mix of customers in several channels, which offers stability and minimal dependence on any single customer or channel. For instance, while boxed meat products serve largely the domestic retail and foodservice sales channels, variety meats serve both domestic and international customers, hides are sold for use both domestically and internationally, largely to industrial manufacturers, and rendered products are sold largely to the domestic chemical, fertilizer and paint manufacturing industries.

Strategically Located Operations

      The location of our operations in the United States and Australia enables us to source raw materials efficiently, serve our customers cost effectively and capitalize on increasing international trade. Our beef and pork facilities are located near our suppliers, which lowers our transportation costs. The proximity of our facilities to our suppliers also allows us to develop strong working relationships with them. This approach encourages our suppliers to tailor their production decisions in a cost-effective manner that we believe meets the demands of our customers. Our domestic operations position us well to serve the United States, Mexico and Canada, while our Australian operations enable us to serve Australia, Asia and other international markets. Moreover, it is less expensive to produce and process cattle in Australia, which gives us the ability to profitably export beef products into the United States and other international markets. We have the international infrastructure necessary to support export sales, including sales liaison offices located in Taiwan, Mexico, Korea, Japan and Hong Kong.

Modern Facilities With Value-Added Capabilities

      In recent years, we have invested significantly in our business primarily to enhance our processing technology for value-added product capabilities and to maintain our high food safety standards. We have added products and processes such as ground beef, moisture enhanced, seasoned and marinated products, consumer-ready packaging and additional de-boning and trimming capabilities in our beef and pork facilities. We believe our Worthington, Minnesota pork facility is the only active European Union certified plant in the United States, which gives us the unique ability to ship primal cuts from the United States to Europe. Our Australian operations include the largest, newest and what we believe to be the most technologically advanced facility in that country, allowing us to serve our international customers effectively. We believe we are also a leader in food safety standards.

Experienced Management Team

      Our business is led by a seasoned team of professionals with a broad array of experience in the fresh meat, processed meat and branded food industries. On average, these individuals have over 20 years of experience in the fresh meat industry and over 23 years of experience in the food industry. Our senior management team has led a strategic shift away from the production of commodity products towards a focus on developing a diverse offering of higher margin, value-added products sold to more profitable channels.

Business Strategy

      The key elements of our business strategy are to:

Expand Value-Added Products and Services

      We believe we can increase our profitability by offering higher margin, value-added products and services and, as a result, build strategic relationships with our customers and become their “preferred”

supplier. In beef, we intend to continue to broaden our product offering to provide “mass-customized” products that support our customers’ need to differentiate their product offerings while at the same time providing the scale required to meet any customer’s growth requirements. In pork, we intend to continue to develop, improve and offer new products such as seasoned or marinated pork for our retail customers and boneless ham and specialized pork products for our processing customers. We are also developing innovative packaging solutions that will enable us to expand our distribution channels and consumer-ready product offerings.

Grow Sales in More Profitable and Faster Growing Channels

      We continue to focus on increasing our sales to the international and foodservice channels, which we believe are the more profitable and faster growing of our channels. The international and foodservice channels, on average, pay premiums over USDA standard prices for customized production and packaging, consistent quality, timely delivery and other services. The USDA projects continued growth of beef and pork exports from the United States. We also believe that the foodservice sector will continue to grow as consumer trends continue to be favorable. Swift Beef’s sales volume to these two channels approximated 31% for the 249 days ended May 25, 2003. We expect to continue to grow this percentage in our domestic beef operations and seek similar opportunities in Swift Pork.

Improve Operating Efficiencies

      We will continue to focus on increasing our profit margins by improving operating efficiencies and raising our processing yields. Over the past three years, we have both increased daily volume throughput and improved product yields in our beef and pork operations. We will continue to seek similar opportunities in the future. We are currently implementing a product optimization program at Swift Beef that will enable us to more effectively coordinate planning, forecasting, scheduling, procurement and manufacturing disciplines that will result in improvements across our supply chain. We plan to apply these practices throughout other parts of our business where applicable.

Strategically Invest in Operations

      By expanding our product lines, implementing customer-focused programs, employing new packaging technologies and ensuring continued food safety standards, we expect to drive growth and margin expansion. We believe that we will be able to execute our business strategy and grow our core business. However, growing demand may necessitate adding profitable capacity by adding work shifts or making further investments. We will continue to evaluate each meaningful investment using economic models and such investment may include purchasing equipment or facilities, making acquisitions or entering into strategic alliances.

Capitalize on Benefits of Combined Operations

      In September 2001, we combined our domestic beef and pork operations into one headquarters building and these operations are working together to become the provider of choice for both beef and pork products to customers in our target channels. We intend to capitalize on significant cross-selling opportunities between beef and pork by building on our existing customer relationships within both businesses. In addition, we are in the process of re-engineering corporate functions such as accounting, human resources and food safety in an effort to streamline our operations and eliminate duplicative administrative costs. We believe that conducting our business as a combined operation further enables us to continue to build on our existing customer relationships and to capitalize on the Swift brand name to attract new business opportunities.

Industry Overview

United States Beef

      Beef products are the second largest source of meat protein in the United States (behind chicken). The United States has the largest fed cattle industry in the world, and is the world’s largest producer of beef, primarily high-quality grain fed beef for domestic and export use. In 2002, commercial beef production approximated 27.1 billion pounds in the United States.

      The domestic beef industry is characterized by prices that change daily based on seasonal consumption patterns and overall supply and demand for beef and other proteins in the United States and abroad. In general, domestic and worldwide consumer demand for beef products determines beef processors’ long-term demand for cattle, which is filled by feedlot operators. In order to operate profitably, beef processors seek to acquire cattle at the lowest possible costs and to minimize processing costs by maximizing plant operating rates. Cattle prices vary over time and are impacted by inventory levels, the production cycle, weather, feed prices and other factors.

      In recent periods, demand for beef products in the United States has been relatively stable, with population growth the primary factor in determining increased aggregate demand. According to the USDA, beef consumption approximated 27.9 billion pounds in 2002.

United States Pork

      Pork products are the third largest source of meat protein in the United States (behind chicken and beef). In 2002, commercial pork production approximated 19.7 billion pounds in the United States. Today, the United States is one of the world’s leading pork-producing countries and is widely regarded as a world leader in food safety standards. The United States is the third largest producer worldwide, behind China and the European Union, and one of the largest exporters, along with the European Union and Canada. United States production accounts for about 10% of total world supply.

      The domestic pork industry is characterized by prices that change daily based on seasonal consumption patterns and overall supply and demand for pork and other meats in the United States and abroad. In general, domestic and worldwide consumer demand for pork products drive pork processors’ long-term demand for hogs, which is filled by hog producers. In order to operate profitably, hog processors seek to acquire hogs at the lowest possible costs and to minimize processing costs by maximizing plant operating rates. Hog prices vary over time and are impacted by inventory levels, the production cycle, weather, feed prices and other factors.

      In recent periods, demand for pork products in the United States has been relatively stable, with population growth and exports as the primary drivers for increased aggregate demand. According to the USDA, pork consumption approximated 19.1 billion pounds in 2002.

Australia Beef

      Australia produced approximately 4.6 billion pounds of beef in 2002, and has traditionally been a supplier of grass-fed beef. Grass is a much cheaper feed source than grain and given the vast amount of land in Australia that can be used for cattle raising and feeding relative to the United States, it is the predominant method used in that country. Australia also has a grain-fed beef cattle segment which primarily supplies cattle processed for export to Japan. Grain fed production currently represents 25% of Australia’s total beef output.

      Australia has been one of the leading beef export countries for more than a decade. Exports are forecast to reach a record 2.9 billion pounds for calendar year 2003. Approximately 70% or more of exports have historically been made to the United States and Japan, but Australian beef is also exported to Korea, Taiwan, Canada and Mexico, among other countries.

      The Australian beef processing industry has dealt with two main issues over the last twelve months. One is the slow (but steady) recovery in the level of consumer confidence in the aftermath of the BSE and labeling incidents in the prior two years. Volumes for calendar year 2003 are forecast to remain 17% below calendar year 2000 levels despite the improvement. The second significant issue has been the widespread severe drought conditions, with calendar year 2002 being the hottest and one of the driest years on record. Some relieving rain in the early part of 2003 did not develop into a drought breaking weather pattern and the pressures on livestock supply and herd depletion continue to affect the outlook for the industry.

Swift Beef

Products, Sales and Marketing

      The majority of Swift Beef’s revenues are generated from the sale of fresh meat, which include chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, and other products. In addition, we also sell beef by-products to the variety meat, feed processing, fertilizer and pet food industries. Cattle hides are sold for both domestic and international use, primarily to the clothing and automotive industries. We market products under several brand names, including Swift Angus Select, Four Star Beef, Miller Blue Ribbon Beef and Monfort. Our lamb business operates under Swift Beef, contributing less than 1% of total net sales for the 249 days ended May 25, 2003.

      We market our beef products through several channels, including:

•	national and regional retailers, including supermarket chains, independent grocers, club stores and wholesale distributors;

•	further processors;

•	international markets, including Japan, Mexico, Korea, Canada and China; and

•	the foodservice industry, including foodservice distributors, fast food, restaurant and hotel chains and other institutional customers.

      Our largest distribution channel today is retail. Over the last three years, we have significantly increased sales to the foodservice and international channels to a combined 31% for the 249 days ended May 25, 2003. We intend to continue to shift our sales mix to the more profitable foodservice and international channels. Total net sales contribution by channel is:

249 Days Ended
May 25, 2003

Retail	46%
Further processors	23%
International	16%
Foodservice	15%

Total	100%

Raw Materials and Procurement

      Our primary raw material for our processing plants is live cattle. Our cattle procurement process is centralized at our headquarters in Greeley, Colorado. All of our cattle suppliers are required to document the quality of their feedlot operations, verify that use of antibiotics and agricultural chemicals follow the manufacturer’s intended standards, and confirm feed containing animal based protein products, which have been associated with outbreaks of BSE (Bovine Spongiform Encephalopathy), has not been used. Currently, we have approximately 3,600 suppliers that provide us with cattle. Historically, we have secured 40% to 50% of our annual cattle needs under forward purchase arrangements, purchased 35% to 40% on the spot market and obtained 15% to 20% from the domestic cattle feeding operations of the ConAgra Red Meat Business. In connection with the Transaction, we entered into an agreement with the entity that acquired the domestic cattle feeding operations to continue this supply arrangement consistent with past practices. See “The Transaction” and “Certain Relationships and Related Party Transactions.”

Processing Facilities and Operations

      Our beef operations in the United States consist of four fed cattle facilities and two non-fed cattle facilities. Steers and heifers raised on concentrated rations, such as grain with supplements, are typically referred to in the cattle industry as “fed cattle,” and cattle not fed such concentrated rations are usually referred to as “non-fed cattle.” We also operate a lamb processing facility. Our facilities are geographically positioned to efficiently serve high demand markets and accommodate profitable niche markets and are located near our raw material suppliers. The facility locations and capacity (based on current operating configurations and USDA limitations) are shown in the table below:

		Daily Processing
Location	Type	Capacity

Grand Island, Nebraska	Fed Cattle	5,400
Greeley, Colorado	Fed Cattle	5,200
Dumas, Texas	Fed Cattle	5,100
Hyrum, Utah	Fed Cattle	2,200
Omaha, Nebraska	Non-Fed Cattle	1,125
Nampa, Idaho	Non-Fed Cattle	1,125
Greeley, Colorado	Lamb	4,000

      Cattle delivered to our facilities are generally processed into beef products within 72 hours after arrival. Substantially all of the cattle we process in any week are committed to sale before the cattle are delivered to our facilities. We processed 3.0 million fed cattle, 400,000 non-fed cattle and 500,000 lambs at our domestic facilities in the 249 days ended May 25, 2003. Our facilities utilize modern, highly automated equipment to process and package beef products, which are typically marketed in the form of boxed beef. We also customize production and packaging of beef products for several large domestic and international customers. The design of our facilities emphasizes worker safety to ensure compliance with all regulations and to reduce worker injuries. Our facilities are also designed to reduce waste products and emissions and dispose of waste in accordance with applicable environmental standards.

      Our food safety efforts incorporate a comprehensive network of leading technology that minimize the risks involved in beef processing. Consistent with the USDA-mandated HACCP (Hazard Analysis and Critical Control Points) model, we have identified specific stages of processing where preventative measures such as equipment sterilization, hygiene, temperature control and regular equipment testing will greatly reduce risks and have designed our operations to reduce these risks. Also, going beyond those standard efforts, our carcass pasteurization program reduces the presence of pathogenic bacteria from live animal to chilled carcass, virtually sterilizing the carcass.

      We distribute our beef products domestically both directly from our processing facilities and through eight distribution centers, which provide regional market access. We contract with third party carriers to deliver our products to our customers. In the export markets, we have combined logistics with Swift Pork to improve freight rates and service levels.

Swift Pork

Products, Sales and Marketing

      A significant portion of Swift Pork’s revenues are generated from the sale of fresh pork products predominantly to retailers including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings are predominantly sold to further processors who, in turn, manufacture bacon, sausage and deli and luncheon meats. The remaining sales were derived from by-products. Due to the higher margins attributable to value-added products, we intend to place greater emphasis on the sale of moisture enhanced, seasoned, marinated and consumer-ready pork products to the retail channel and boneless ham and skinless bellies to the further processor channel.

      We market our pork products through several channels, including:

•	national and regional retailers including supermarket chains, independent grocers, club stores and wholesale distributors;

•	further processors;

•	international markets, including Japan, Mexico and China; and

•	the foodservice industry including foodservice distributors, fast food, restaurant and hotel chains and other institutional customers.

      Pork products sold to the domestic retail and further processor channels comprised approximately 89% of total Swift Pork net sales during the 249 days ended May 25, 2003. Pork exports contributed approximately 7% of sales, and we consider the overseas markets an opportunity for future growth. Total net sales contribution by channel is:

249 Days Ended
May 25, 2003

Retail	48%
Further processors	41%
International	7%
Foodservice	4%

Total	100%

Raw Materials and Procurement

      Our primary raw material for our processing facilities is live hogs. We employ a network of hog buyers at our processing plants and buying stations to secure our hog needs. Approximately 50% of our hog purchases are made through various forms of hog contracts that supply us with a stable supply of high-quality hogs. These supply contracts are typically five to seven years in duration and stipulate minimum and maximum purchase commitments based in part on the market price of hogs with adjustments based on quality, weight, lean composition and superior meat quality. We purchase the remaining 50% of our hogs on the spot market at a daily market price with the same general quality and yield grade as we require under our contracts.

      We have implemented an extensive supplier certification program and consider our hog producers “partners.” A key element in this program is to reward producers for adhering to the strict criteria we include in our hog-buying contracts in order to ensure leanness and high meat quality. Our suppliers must have their breeding stock tested for genetic indicators that may influence the quality of the pork. We also require that producers notify us of any intended changes in their breeding stock so we can perform tests to make sure they meet our standards. We believe this relationship, coupled with our contract terms with our suppliers, provides similar benefits to those we would receive if we owned hog farms, but with a lower capital investment.

      We conduct comprehensive cutting tests of our potential suppliers’ animals to determine carcass composition and leanness. In addition, we measure sample product for pH, color and water holding capacity and perform sensory profiles of tenderness, juiciness, texture and flavor at Iowa State University’s Food Science Lab and Test Kitchen. All of these factors are combined to create a total score, which we call ‘Pork I.Q.’ If the potential suppliers do not score high enough on the ‘Pork I.Q.’ scale, they are not certified to sell us their hogs on contract. The contracts in place and our approach to working with our suppliers ensures us that we receive a consistent supply of high-quality hogs for our processing facilities.

Processing Facilities and Operations

      Our pork operations in the United States consist of three processing facilities located in close proximity to major hog growing regions of the country and a value-added facility that produces consumer-

ready pork for certain customers. The facility locations and capacity (based on current operating configurations and USDA limitations) are shown in the table below:

		Daily Slaughter
Location	Type	Capacity

Marshalltown, Iowa	Pork Processing	17,200
Worthington, Minnesota	Pork Processing	17,200
Louisville, Kentucky	Pork Processing	8,600
Santa Fe Springs, California	Value-Added Processing	N/A

      Hogs delivered to our facilities are generally processed into pork products within 72 hours after arrival. Substantially all of the hogs we process in any week are committed to sale before the hogs are delivered to our facilities. We processed 7.5 million hogs at our facilities in the 249 days ended May 25, 2003. Our facilities utilize modern, highly automated equipment to process and package pork products, which are typically marketed in the form of boxed pork. We have equipped our Santa Fe Springs facility to process value-added products and consumer-ready products. Our Louisville facility produces additional value-added products including seasoned and marinated pork items. The design of our facilities emphasizes worker safety to ensure compliance with all regulations and to reduce worker injuries. Our facilities are also designed to reduce waste products and emissions and dispose of waste in accordance with applicable environmental standards. Our Worthington and Marshalltown plants are the only two pork processing facilities in the United States with an ISO 9002 certified quality management system, and Worthington is the only active European Union certified facility in the United States which gives us the unique ability to ship primal cuts from the United States to Europe.

      We seek to reduce the risk of contamination of our products through strict sanitation procedures and constant monitoring and response. Our food safety task force is made up of experts in the field of meat processing, food microbiology and quality assurance, all working together to assure compliance at all stages of the production chain and distribution channels. Our internal programs, policies and standards are designed to exceed both regulatory requirements and customer specifications.

      We distribute our pork products domestically direct from our processing facilities. We also utilize Swift Beef’s eight distribution centers for certain sales. We contract with third-party carriers to deliver our products to customers.

Swift Australia

Products, Sales and Marketing

      The majority of Swift Australia’s revenues are generated by the meat processing division, from the sale of fresh meat, which includes chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, and other products. Approximately 85% of the beef product sold by Swift Australia is derived from grass-fed animals and the remainder are derived from grain-fed animals that are sold primarily to Japan. Grain-fed animals provide higher quality meat, which commands a premium price. Beef products sold by the meat division accounted for approximately 64% of Swift Australia’s net sales for the 249 days ended May 25, 2003. The foods division consists of two separate businesses. One manufactures meat patties and distributes consumables for McDonald’s in Australia. The other produces value-added meat products including toppings for Pizza Hut in Australia. This division contributed 23% of Swift Australia’s net sales for the 249 days ended May 25, 2003. The wholesale trading division trades in boxed meat products to brokers and retailers who resell those products to end customers, and provides the remaining contribution to net sales. Swift Australia’s net sales are viewed by division, rather than by channel as in our domestic segments. Total net sales contribution by division is:

249 Days Ended
May 25, 2003

Meat processing	64%
Food	23%
Wholesale trading	13%

Total	100%

      Swift Australia currently generates approximately 60% of total net sales as exports to foreign countries, including Japan, our largest export market, and the United States. The remaining 40% is derived in Australia.

Raw Materials, Procurement and Feedlot Operations

      The primary raw material for the Swift Australia processing facilities is live cattle. Our cattle procurement function is focused on efficiently sourcing both grass-fed cattle and feeder cattle for our grain-fed business. Grass-fed cattle are primarily sourced from third-party suppliers with specific weight and grade characteristics. This process helps ensure that the cattle we source meet our future order requirements. The majority of grain-fed cattle are sourced from company-owned feedlot operations.

      Swift Australia operates four feedlots that provide grain-fed cattle for our processing operations and also custom feeds for other producer clients on an opportunistic basis. We source feeder cattle from livestock producers. On average, cattle remain in our feedlots for approximately five months before they are transferred to our processing operations. Our feedlots produce approximately 180,000 cattle per year for processing.

Processing Facilities and Operations

      Swift Australia’s processing facilities are strategically located for efficient livestock acquisition, availability of labor and access to shipping and distribution. The processing facilities in Australia and associated capacity (based on current operating configurations) are shown in the table below:

		Daily Slaughter
Location	Type	Capacity

Dinmore	Grass Fed	3,200
Townsville	Grass Fed	840
Beef City	Grain Fed	650
Rockhampton	Grass Fed	630
Beef City	Feedlot	N/A
Prime City	Feedlot	N/A
Caroona	Feedlot	N/A
Mungindi	Feedlot	N/A

      Cattle delivered to our facilities are generally processed into beef products within 72 hours. Substantially all of the cattle we process in any week are committed to sale before the cattle are delivered to our facilities. We processed 0.9 million cattle at our Australian facilities for the 249 days ended May 25, 2003. Our facilities utilize modern, highly automated equipment to process and package beef products. The Dinmore facility, which is European Union certified, is the largest plant in Australia.

      All products are subject to stringent animal husbandry and food safety procedures. Swift Australia’s processing facilities are operating under the strictest food safety and quality assurance regime to comply with international customer requirements. All products can be tracked to provide customer protection. Our feedlots are managed with cattle friendly policies providing clean and scientific feeding regimen to ensure safe grain-fed product is delivered to our customers.

      Our distribution structure varies by product type. The meat division exports a majority of sales using container shipping. Our foods division and the wholesale division distribute product through strategically located distribution centers in the main capitals of Australia.

Swift & Company Employees

      As of May 25, 2003, we had approximately 21,300 employees, including 11,000 employees in Swift Beef, 5,400 in Swift Pork and 4,900 in Swift Australia. We consider our relations with our employees to be good. Approximately 11,300 employees at our United States facilities are represented by labor organizations and collective bargaining agreements expiring between 2003 and 2006. Approximately 4,100 employees at our Australia plants are parties to Awards of Enterprise or Certified Agreements with various labor organizations and Swift Australia.

Properties

      In addition to our owned beef, pork and lamb processing facilities described elsewhere in this prospectus under “Swift Beef — Processing Facilities and Operations” on page 74, “Swift Pork — Processing Facilities and Operations” on page 75 and “Swift Australia — Processing Facilities and Operations” on page 77, we lease our headquarters building in Greeley, Colorado. We lease six distribution facilities located in California, Nebraska, Arizona, Colorado, Texas and Illinois and we own our distribution facilities in Hawaii and Delaware. We also lease sales offices in the US and Australia and have sales liaison offices in Korea, Japan, Mexico and Taiwan.

Competition

      The beef and pork processing industries are highly competitive. Competition exists both in the purchase of live cattle and hogs, as well as in the sale of beef and pork products. Our products compete with a large number of other protein sources, including chicken, turkey and seafood, but our principal competition comes from other beef and pork processors, including Tyson Foods, Inc., Cargill Incorporated, Smithfield Foods, Inc. and Farmland Industries, Inc. Management believes that the principal competitive factors in the beef and pork processing industries are price, quality, food safety, product distribution and brand loyalty. Some of our competitors have greater financial and other resources and enjoy wider recognition for their branded products.

Regulation and Environmental Matters

      Our operations are subject to extensive regulation by the United States Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the United States Environmental Protection Agency (“EPA”) and other state, local and foreign authorities regarding the processing, packaging, storage, distribution, advertising and labeling of our products, including food safety standards. Recently, food safety practices and procedures in the meat processing industry have been subject to more intense scrutiny and oversight by the USDA. For example, in November 2002, the USDA issued a directive requiring all producers of raw beef products to reassess their HACCP system regulations to determine whether E-coli contamination in a food safety hazard reasonably likely to occur in the production process. We have historically and will continue to work closely with the USDA and any regulatory agencies to ensure that our operations comply with all applicable food safety laws and regulations.

      Wastewater, stormwater, and air discharges from our operations are subject to extensive regulation by the EPA and other state and local authorities. Our Australian operations also are subject to extensive regulation by the Australian Quarantine Inspection Service and other Australian state and local authorities. We believe that we currently are in substantial compliance with all governmental laws and regulations and maintain all material permits and licenses relating to our operations. We are not aware of any violations of such laws and regulations that are likely to result in material penalties or pending changes in such laws or regulations that are likely to result in material increases, specifically as to proposed new EPA rules.

      Our domestic operations are subject to the Packers and Stockyards Act of 1921. This statute generally prohibits meat packers in the livestock industry from engaging in certain anti-competitive practices. In addition, this statute requires us to make payment for our livestock purchases before the close of the next business day following the purchase and transfer of possession of the livestock we purchase, unless otherwise agreed to by our livestock suppliers. Any delay or attempt to delay payment will be deemed an unfair practice in violation of the statute. Under the Packers & Stockyards Act, we must hold our cash livestock purchases in trust for our livestock suppliers until they have received full payment of the cash purchase price. We maintain a bond in the amount of approximately $43 million to secure our payment obligations to our livestock suppliers. As a result of this statute, the notes offered in this offering will be effectively subordinated to the claims of our livestock suppliers. ConAgra Foods, Swift Beef and certain of their competitors are subject to current litigation alleging the use of captive cattle supplies in violation of this statute. See “— Legal Proceedings.”

      In December 2002, the EPA modified its regulations governing concentrated animal feeding operations (“CAFOs”). The new rule revises the federal permitting requirements for CAFOs and requires all CAFOs to apply for a discharge permit under the federal Clean Water Act. Each CAFO must also develop and implement a nutrient management plan that, at a minimum, includes best management practices and procedures necessary to implement applicable effluent limitations and standards. In addition, the EPA has proposed revisions to the effluent limitations guidelines and standards for the meat processing industry. The proposed regulation would revise technology-based effluent limitation guidelines and standards for wastewater discharges associated with the operation of new and existing meat processing and independent rendering facilities. The adopted rule and the proposed rule, when adopted, could have a significant impact on our operations.

      One of our subsidiaries, Swift Beef Company (formerly known as ConAgra Beef Company), has been identified as a potentially responsible party at the Bill Johns Waste Oil Site in Jacksonville, Duval County, Florida. The Bill Johns Waste Oil Site is not listed on the National Priorities List of Superfund sites, but it was the subject of an investigation by the EPA. The basis for Swift Beef Company’s alleged liability is a small amount of waste oil sent to the Bill Johns Waste Oil Site by a distributor affiliated with the company. On January 8, 2002, a Consent Decree was lodged in the Middle District of Florida in a case styled United States v. Phillips Petroleum Company, Case No. 3:00-CV-620-J-25c. Under this Consent Decree, which has not yet been entered, the settling defendants agreed to reimburse the United States for $1,450,000 in past response costs incurred at the site. Swift Beef Company is a party to the Consent Decree, but because it is considered a de minimis contributor of waste oil at the site, its share of the settlement is less than $5,000. The EPA does not propose to take any further remedial action at the site, although the State of Florida has initiated an inquiry into whether there is groundwater contamination at the site that should be addressed. Because Swift Beef Company was a de minimis contributor to the site, we do not consider our potential liability at the site to be material.

      On May 30, 2003, Swift Beef Company received an administrative order from the EPA under the authority of the federal Clean Water Act in connection with its tannery operations in Cactus, Texas. The order directs us to either (1) take corrective action within thirty days of the effective date of the order to eliminate and prevent recurrence of certain alleged violations of the categorical pretreatment standard applicable to the tannery’s wastewater, specifically certain alleged exceedances of the maximum sulfide limitation applicable under the relevant pretreatment standard, and to submit a report detailing the specific actions we have undertaken; or (2) if it is not possible to eliminate the alleged violations within thirty days, to submit a plan to eliminate the alleged violations in the shortest possible time. We submitted a compliance plan to the EPA on July 9, 2003 that will bring the tannery operations into compliance no later than December 31, 2003. Construction of the pretreatment system is underway, and it is expected that the plant will meet the December 31, 2003 commitment. The order did not propose to assess an administrative penalty, although it is possible that the EPA could elect to pursue an administrative penalty or other sanction at a later time. We believe that the cost to undertake the ordered corrective action will not be material.

      We from time to time receive notices from regulatory authorities and others asserting that we are not in compliance with some laws and regulations. In some instances, litigation ensues, including the matters discussed under “— Legal Proceedings.”

Intellectual Property

      We hold a number of trademarks, patents and domain names that we believe are material to our business and which are registered with the United States Patent and Trademark Office including “Swift” and “Monfort” derivative tradenames, and “Miller Blue Ribbon Beef”. We have also registered “Swift” and “Monfort” derivative trademarks in most of the foreign countries to which we sell our products. Currently, we have a number of patent application and trademark registrations pending in the United States and in foreign countries. In addition to trademark protection, we attempt to protect our unregistered marks and other proprietary information under trade secret laws, employee and third-party non-disclosure agreements and other laws and methods of protection.

Legal Proceedings

      On May 10, 2002, a lawsuit was filed against ConAgra Foods, Inc. and ConAgra Beef Company (which was part of the Acquired Business and renamed Swift Beef Company) in the United States District Court for the District of Nebraska seeking certification of a class of all persons who have sold fed cattle to ConAgra Foods for cash, or on a basis affected by the cash price for fed cattle, during the period in which claims may be maintained pursuant to the applicable statute of limitations. The case was originally filed by two named plaintiffs on behalf of a putative nationwide class that plaintiffs estimate exceeds 15,000. The complaint alleges that ConAgra Foods, in violation of the Packers and Stockyards Act of 1921, has used its market power and alleged use of captive supplies of fed cattle to reduce the prices paid to cattle producers. The plaintiffs seek declaratory relief, unspecified compensatory damages, attorneys’ fees and expenses, and injunctive relief. On December 4, 2002, the complaint was amended to substitute two corporate entities for one of the individual plaintiffs. On December 16, 2002, the plaintiffs moved for class certification. ConAgra Foods has answered the amended complaint and discovery is under way. ConAgra Foods will indemnify us against any judgments for monetary damages or settlements arising out of this litigation or any future litigation filed against ConAgra Foods, the Acquired Business, us or certain of our affiliates that is based primarily on the substantive facts of this litigation to the extent that the litigation seeks damages resulting from the activities of ConAgra Foods or the Acquired Business prior to our acquisition of these entities. We believe that the defendants have acted properly and lawfully in their dealings with cattle producers. Management is currently unable to evaluate the outcome of this matter or to estimate the amount of potential loss, if any. In accordance with SFAS No. 5, Accounting for Contingencies, we have not established a loss accrual associated with this claim.

      On July 1, 2002, a lawsuit was filed against ConAgra Beef Company (which was part of the Acquired Business and renamed Swift Beef Company), Tyson Foods, Inc., Excel Corporation and Farmland National Beef Packing Company, L.P. in the United States District Court of South Dakota seeking certification of a class of all persons who sold cattle to the defendants for cash, or on a basis affected by the cash price for cattle, during the period from April 2, 2001 through May 11, 2001 and for some period up to two weeks thereafter. The case was filed by three named plaintiffs on behalf of a putative nationwide class that plaintiffs estimate is comprised of hundreds or thousands of members. The complaint alleges that the defendants, in violation of the Packers and Stockyards Act of 1921, knowingly used, without correction or disclosure, incorrect and misleading boxed beef price information generated by the United States Department of Agriculture to purchase cattle offered for sale by the plaintiffs at a price substantially lower than was justified by the actual and correct price of boxed beef during this period. The plaintiffs seek unspecified damages, or alternatively, restitution based on equitable principles of unjust enrichment. The plaintiffs also seek attorneys’ fees and expenses. No class has yet been certified in this action. Swift Beef Company and the other named defendants have moved to dismiss this action. We believe that Swift Beef Company has acted properly and lawfully in its dealings with cattle producers. Management is currently unable to evaluate the outcome of this matter or to estimate the amount of potential loss, if any. In accordance with SFAS No. 5, Accounting for Contingencies, we have not established a loss accrual associated with this claim.

      We are also a party to a number of other lawsuits and claims arising out of the operation of our businesses. ConAgra Foods has also indemnified us for pending litigation concerning foreign use of a trademark. See “Certain Relationships and Related Party Transactions — Indemnification and Release Agreement.” Management believes the ultimate resolution of such matters should not have a material adverse effect on our financial condition, results of operations or liquidity.

MANAGEMENT

Board of Directors and Executive Officers

      The following table sets forth certain information concerning our directors and executive officers.

Name	Age	Position(s)

John N. Simons, Jr.	43	President and Chief Executive Officer and Director
Dennis R. Henley	58	President, North American Red Meats
Danny C. Herron	49	Vice President and Chief Financial Officer
Marshall R. Ernst	52	Vice President Operations
Donald F. Wiseman	57	Vice President, General Counsel and Secretary
Dan V. Halstrom	41	Vice President International Sales
John R. Keir	57	Joint Chief Executive Officer of Swift Australia
John W. Shandley	46	Vice President Human Resources
Peter J. White	59	Joint Chief Executive Officer of Swift Australia
Joe Colonnetta, Jr.	41	Director
George N. Gillett, Jr.	65	Chairman of the Board and Director
Gregg L. Engles	46	Director
Thomas O. Hicks	57	Director
Michael D. Kelly	56	Director
Thomas L. Manuel	57	Director
John R. Muse	52	Director
Michael D. Walter	54	Director

A brief biography of each director and executive officer follows:

      John N. Simons, Jr. became the President and Chief Executive Officer of Swift & Company and a director in September 2002, and is also the President of Swift Beef Company. From May 1999 to September 2002, Mr. Simons was employed as President and Chief Operating Officer of ConAgra Beef Company. Prior to his employment with ConAgra Foods, from 1991 to May 1999, Mr. Simons was employed in a variety of general management roles in the United States, Canada and Australia at Excel Corporation. Prior to his employment with Excel Corporation, from 1987 to 1989, Mr. Simons was a Sales Associate at Trammell Crow Company. Mr. Simons is also a director of Swift Foods Company, one of our parent companies.

      Dennis R. Henley became the President, North American Red Meats of Swift & Company in November 2002 and is also the President of Swift Pork Company. From 1993 to September 2002, Mr. Henley was employed in various capacities at Swift & Company, the former pork processing operations of ConAgra Foods. From February 1999 to September 2002, Mr. Henley was employed as President and Chief Operating Officer of Swift & Company. From 1996 to 1998, Mr. Henley was employed as Executive Vice President of Operations and Product Management with Swift & Company. From 1994 to 1996, Mr. Henley was Senior Vice President of Product Management and from 1993 to 1994, acted as Vice President of Product Management of Swift & Company.

      Danny C. Herron became the Vice President and Chief Financial Officer of Swift & Company in September 2002. From April 1998 to September 2002, Mr. Herron was employed as Vice President and Senior Financial Officer of ConAgra Beef Company. From 1991 to April 1998, Mr. Herron was employed at Borden Foods Company where he acted as Snacks Controller from 1991 to 1993, the Chief Financial

Officer Midwest Snacks from 1993 to 1995 and Operations Controller from 1995 to April 1998. Mr. Herron also worked at Frito-Lay, Inc. and Textron Corporation in various capacities from 1983 to 1991 and 1978 to 1983, respectively, prior to his employment with Borden Foods Company.

      Marshall R. Ernst became the Vice President of Operations of Swift & Company in September 2002. From March 2001 to September 2002, Mr. Ernst was employed as Vice President of Beef Operations of ConAgra Beef Company. Prior to his employment with ConAgra Beef Company, from June 1996 to October 1998, Mr. Ernst was employed as Vice President of Operations for Hillshire Farm, a division of Sara Lee Foods. From October 1998 to March 2001, Mr. Ernst was employed as Vice President of Operations for Sara Lee Corporation. Prior to his employment with Sara Lee, from February 1994 to June 1996, Mr. Ernst was employed as General Manager of Spirit Farms Land and Cattle Company, and from March 1988 to February 1994, Mr. Ernst was employed as the Director of Fresh Meat Operations and Procurement of Johnsonville Sausage LLC. From 1975 to 1988, Mr. Ernst worked in various capacities with Smithfield Foods, FDL Foods, and Jones Dairy Farm.

      Donald F. Wiseman became the Vice President, General Counsel and Secretary of Swift & Company in March 2003. From December 1991 to March 2003, Mr. Wiseman was employed as Vice-President, General Counsel and Secretary of The Restaurant Company, the operator of the Perkins Restaurant and Bakery chain. Prior to his employment with The Restaurant Company, Mr. Wiseman was in private law practice from November 1979 to December 1991.

      Dan V. Halstrom became the Vice President of International Sales of Swift & Company in September 2002. From August 1998 to September 2002, Mr. Halstrom was employed as Vice President of ConAgra Refrigerated Foods International, responsible for international sales. Prior to August 1998, Mr. Halstrom was Export Manager for Monfort, Inc.

      John R. Keir became the Joint Chief Executive Officer of Swift Australia in June 2001. From December 1990 to June 2001, Mr. Keir was the General Manager of Livestock for Swift Australia.

      John W. Shandley became the Vice President of Human Resources Swift & Company in September 2002. From April 2000 to September 2002, Mr. Shandley was employed as Vice President of Human Resources of ConAgra Beef Company. From 1986 to April 2000, Mr. Shandley was employed at Nestle, U.S.A. where he was a Director of Human Resources.

      Peter J. White became the Joint Chief Executive Officer of Swift Australia in March 1999. From October 1986 until March 1999, Mr. White was the General Manager of Marketing for Swift Australia.

      Joe Colonnetta, Jr. became a director of Swift & Company in September 2002. Mr. Colonnetta has been a partner at Hicks Muse since December 2002 and was previously a principal at Hicks Muse from January 1998 to December 2002. Prior to this, from September 1994 to January 1998, Mr. Colonnetta was a partner with Resource Management Partners (“RMP”), a management partner to institutional and private equity firms investing in food and consumer related portfolio companies, where he served as interim Vice Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer at various times during his employment. Prior to his employment with RMP, from January 1992 to September 1994, he was the Chief Financing Officer of TRC, Inc., a restaurant and food company. Mr. Colonnetta also serves as a director of Swift Foods Company, Cooperative Computing, Inc., Home Interiors & Gifts, Inc., Safeguard Systems, Minsa Mexico (an agri-business), Veltri Metal Products and Zilog, Inc.

      George N. Gillett, Jr. became Chairman of the Board and a director of Swift & Company in September 2002. Mr. Gillett has served as the Chairman of the Board and President of Booth Creek Management Corp., a company with investments in a wide variety of businesses, since founding the Company in 1996. Mr. Gillett has also served as Chairman of Booth Creek Ski Holdings, Inc. since its formation in October 1996 and Chief Executive Officer since February 1997. From August 1994 to July 2001, he served as Chairman of Packerland Packing Company, Inc., a meat packing company based in Green Bay, Wisconsin. From January 1997 to February 2000, Mr. Gillett served as Chairman of Corporate Brand Foods America, Inc., a processor and marketer of meat and poultry products based in Houston, Texas, which was acquired by IBP, Inc. in February 2000 (subsequently acquired by Tyson Foods).

Mr. Gillett also serves as a director of Booth Creek Ski Holdings, Inc., Vail Banks, Inc., Gillett Family Partners and Northland Holdings, Inc.

      Gregg L. Engles became a director of Swift & Company in April 2003. Mr. Engles has served as the Chief Executive Officer and as a director of Dean Foods Company since its formation in October 1994. From October 1994 until December 21, 2001, he served as Chairman of the Board of Dean Foods Company and resumed this position in April 2002. Prior to the formation of Dean Foods Company, Mr. Engles served as Chairman of the Board and Chief Executive Officer of certain predecessors of Dean Foods Company. He currently serves on the board of directors of Evercom, Inc., an independent provider of telecommunications services which has publicly-traded notes.

      Thomas O. Hicks became a director of Swift & Company in September 2002. Mr. Hicks has been Chairman of Hicks Muse since co-founding the firm in 1989. Prior to forming Hicks Muse, Mr. Hicks co-founded Hicks & Haas Incorporated in 1983 and served as its Co-Chairman and Co-Chief Executive Officer through 1989. Mr. Hicks also serves as a director of Swift Foods Company, Clear Channel Communications, Inc., Viasystems Group, Inc., Home Interiors & Gifts, Inc. and Pinnacle Foods.

      Michael D. Kelly became a director of Swift & Company in April 2003. Mr. Kelly served as the Executive Vice President, Marketing of The Restaurant Company, the operator of the Perkins Restaurant and Bakery chain from February 1993 until February 2003.

      Thomas L. Manuel became a director of Swift & Company in September 2002. Mr. Manuel serves as a consultant to ConAgra Foods. Mr. Manuel joined ConAgra Foods in 1977, and was the President and Chief Operating Officer of ConAgra Meat Companies from 1998 to 2000, and the President and Chief Operating Officer of ConAgra Trading and Processing from 1994 to 1998. Mr. Manuel also serves as a director of Swift Foods Company.

      John R. Muse became a director of Swift & Company in September 2002. Mr. Muse has been a partner and member of the management committee of Hicks Muse since co-founding the firm in 1989. Prior to forming Hicks Muse in 1989, Mr. Muse headed the merchant/ investment banking operations of Prudential Securities in the Southwestern region of the United States. Mr. Muse also serves as a director of Swift Foods Company, Dean Foods Corporation, Arena Brands Holding Corp., Burtons Foods, Eurotax/ Glass’s, Media Capital, Pinnacle Foods, Premier International Foods Plc and Yell.

      Michael D. Walter became a director of Swift & Company in September 2002. Mr. Walter joined ConAgra Foods in 1989. Mr. Walter has been ConAgra Foods’ Senior Vice President, Commodity Procurement & Economic Strategy since 1998. Prior to his current position, he was Senior Vice President Trading and Procurement Management from 1997 to 1998. Mr. Walter also serves as a director of Swift Foods Company, Chicago Board of Trade, ConAgra Malt Co. and RES, a by-product recovery company.

Executive Compensation

Summary Compensation Table

      The following table sets forth the compensation earned by the Chief Executive Officer of Swift & Company and the four other most highly compensated executive officers (based upon salary plus bonus)

who were serving as such for the 249 days from the date of the Transaction and ending on May 25, 2003. We refer to these individuals as our “Named Executive Officers.”

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
		Salary	Bonus	Compensation	Options/SARs	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	(#)	($)(4)

John N. Simons, Jr.	2003	$409,615	$540,000	$185	7,400,000	$6,231
President and Chief Executive Officer
Dennis R. Henley	2003	$274,039	$767,500	$14	2,250,000	$4,615
President, North American Red Meats
Marshall R. Ernst	2003	$244,231	$635,000	$98	1,000,000	$4,808
Vice President, Operations
Danny C. Herron	2003	$191,250	$495,000	$71	1,250,000	$6,298
Chief Financial Officer
Gary M. Acromite	2003	$173,077	$455,000	$—	1,000,000	$5,289
Vice President, Supply Chain Management and Information Technology

(1)	Amounts shown are actual amounts paid during the period from September 19, 2002, the closing date of the Transaction, through May 25, 2003. Salary amounts are based on an annual salary of $600,000 for Mr. Simons, $400,000 for Mr. Henley, $375,000 for Mr. Ernst, $300,000 for Mr. Herron and $250,000 for Mr. Acromite.

(2)	These amounts include retention bonuses paid in connection with the Transaction in the amount of $487,500 for Mr. Henley, $525,000 for Mr. Ernst, $315,000 for Mr. Herron and $375,000 for Mr. Acromite.

(3)	Amounts shown are reimbursements for taxes.

(4)	Other Compensation amounts are the value of the employer’s contribution to the 401(k) Savings Plan.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding stock options to purchase shares of common stock of Swift Foods Company granted to the Named Executive Officers during the 249 days ended May 25, 2003.

	Individual Grants(1)

	Number of		% of Total			Potential Realizable Value
	Securities		Options/			at Assumed Annual Rates
	Underlying		SARs	Exercise		of Stock Price Appreciation
	Options/		Granted to	or Base		for Option Term(2)
	SARs Granted		Employees	Price	Expiration
Name	(#)		in Fiscal Yr.	($/Sh)	Date	5%	10%

John N. Simons, Jr.	6,400,000	(4)		$1.00	9/19/12	$4,024,926	$10,199,952
	1,000,000	(3)(5)		$2.00	10/3/12	$—	$593,743

	7,400,000		38.4%
Dennis R. Henley	2,250,000	(4)	11.7%	$1.00	9/19/12	$1,415,013	$3,585,921
Marshall R. Ernst	1,000,000	(4)	5.2%	$1.00	9/19/12	$628,895	$1,593,742
Danny C. Herron	1,250,000	(4)	6.5%	$1.00	9/19/12	$786,118	$1,992,178
Gary M. Acromite	1,000,000	(4)	5.2%	$1.00	9/19/12	$628,895	$1,593,742

(1)	All options are granted at or above the common stock’s estimated market value on the grant date, and each grant has an expiration date as specified in the table. All options vest in the event of a change in control. The option price may be paid in cash, by surrendering shares owned for more than six months, or through irrevocable instructions to a broker to deduct the option price from the proceeds of the sale.

(2)	These amounts represent certain assumed rates of appreciation only and are based on an original fair market value of $1.00 per share, which is based on the most recent third-party sale of Swift Foods Company common stock. Actual gains, if any, on stock option exercises will depend on the future market for Swift Foods Company common stock and the price at which it can be sold.

(3)	Options granted have an exercise price above the market price of $1.00 per share.

(4)	Options granted to officers vest 25% upon grant and 1/36th per month beginning on the last day of the month following the month in which the first annual anniversary of the grant date occurs so that upon the fourth anniversary of the grant date, all shares will be fully vested.

(5)	Options granted in connection with the purchase of 1,000,000 shares of Swift Foods Company common stock under the Swift Foods Company Stock Purchase Plan.

Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table sets forth certain information with respect to (i) the exercise price of stock options by the Named Executive Officers during the 249 days ended May 25, 2003, (ii) the number of securities underlying unexercised options held by such Named Executive Officers as of May 25, 2003 and (iii) the value of unexercised in-the-money options (that is, options for which the fair market value of the common stock at May 25, 2003 exceeded the exercise price) as of May 25, 2003.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired		Option/SARs at		Options/SARs at
	on	Value	5/25/03 (#)		5/25/03 ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John N. Simons, Jr.	—	—	1,850,000	5,550,000	$—	$—
Dennis R. Henley	—	—	562,500	1,687,500	$—	$—
Marshall R. Ernst	—	—	250,000	750,000	$—	$—
Danny C. Herron	—	—	312,500	937,500	$—	$—
Gary M. Acromite	—	—	250,000	750,000	$—	$—

(1)	Fair market value of securities underlying in-the-money options is based on the most recent third-party sale of Swift Foods Company common stock at $1.00 per share. Swift Foods Company does not have any class of equity securities registered pursuant to Section 12 of the Exchange Act.

Employment and Severance Agreements

      We have entered into employment agreements with each of John Simons, Dennis Henley and Danny Herron, which became effective at the closing of the Transaction. Pursuant to the terms of the employment agreements, Mr. Simons is employed as President and Chief Executive Officer of Swift & Company for four years with an initial annual base salary of $600,000; Mr. Henley is employed as President, North American Red Meats for four years with an initial annual base salary of $400,000; and Mr. Herron is employed as Chief Financial Officer and Executive Vice President — Finance and Controls of Swift & Company for four years with an initial annual base salary of $250,000.

      Each of the employment agreements will be automatically extended for additional one year periods unless, at least six, but no more than 12, months prior to the ensuing expiration date, either party gives the other party written notice that the employment agreement will not be extended. The terms of the employment agreements provide for an annual increase of at least five percent of the then current annual base salary each year as well as an annual bonus in an amount to be determined in accordance with the agreement. The maximum annual bonus potential of Messrs. Simons, Henley and Herron will be no less than 100%, 70% and 60%, respectively, of each employee’s annual base salary for the relevant year.

      The employment agreements each provide for lump sum severance payments if such individuals are terminated by Swift & Company without cause (as defined in the employment agreements) or such individuals terminate their employment for good reason (as defined in the employment agreements). The amount of any lump sum severance payment will include, among other things, an amount equal to (1) two times the applicable employee’s then current annual base salary plus (2) an amount equal to the greater of either 50% of (a) the maximum annual bonus the employee could have earned over the remainder of the employment term and (b) the highest bonus paid to the employee prior to the termination date, multiplied by the number of complete fiscal years remaining in the employment term and pro rated for all partial years remaining in the term. In addition, each employee was granted options to purchase shares of Swift Foods Company under the Swift Foods Company 2002 Stock Option Plan described below under “2002 Stock Option Plan.” Each employee has agreed pursuant to his employment agreement not to compete with Swift & Company during his employment and for a period of two years after termination of his employment for any reason. Unvested awards or grants made under the ConAgra Foods’ option plan or incentive plans to each of Messrs. Simons, Henley and Herron prior to their employment with Swift & Company will continue to vest.

      At the closing of the Transaction, we entered into severance agreements with each of Marshall R. Ernst and Gary M. Acromite that provide for monthly severance payments if we terminate such individuals without cause within the 36-month period following the closing of the Transaction. The amount of the monthly severance payment is comprised of base salary and incentive components with Mr. Ernst being entitled to $43,750 and Mr. Acromite being entitled to $31,250 per month remaining in the 36-month period at the time of the termination of employment. In addition to their annual salaries, the maximum annual bonus potential of each of Messrs. Acromite and Ernst will be no less than 50% of each employee’s annual base salary for the relevant year.

      In addition to the employment agreements and severance agreements entered into by our named executive officers, we have severance arrangements with five of our other executive officers under which these officers may receive a maximum aggregate of approximately $3.2 million of severance payments.

Stock Purchase Plan

      Swift Foods Company has adopted a stock purchase plan (“Purchase Plan”) pursuant to which eligible employees and non-employees (including non-employee directors) of Swift Foods Company and its subsidiaries may purchase shares of common stock of Swift Foods Company. A total of 4,000,000 shares of common stock of Swift Foods Company are available for purchase under this plan at a price per share as determined by the board of directors on the date of purchase. As of August 24, 2003, certain members of our management had purchased an aggregate of 2,810,000 shares under the stock purchase plan at a purchase price of $1.00 per share which was the fair market value of such shares on the date of purchase.

2002 Stock Option Plan

      At the closing of the Transaction, Swift Foods Company adopted the Swift Foods Company 2002 Stock Option Plan, pursuant to which options may be granted to employees and eligible non-employees of Swift Foods Company and its parent or subsidiaries for the purchase of shares of common stock of Swift Foods Company.

      The employees and non-employees (including non-employee directors) eligible to receive awards under the 2002 Stock Option Plan will be those individuals whose services to Swift Foods Company and its parent or subsidiaries are determined by the board of directors of Swift Foods Company (or a committee thereof) to have a direct and significant effect on the financial development of Swift Foods Company or its parent and subsidiaries. In addition, non-employee directors of Swift Foods Company who are eligible for awards under the plan may elect to receive options under the plan in lieu of any annual fee for services as a director of Swift Foods Company.

      A total of 19.5 million shares of common stock of Swift Foods Company are available for grant under the 2002 Stock Option Plan. Both incentive stock options and nonqualified stock options may be granted under the 2002 Stock Option Plan. The board of directors of Swift Foods Company (or a committee thereof) will administer and interpret the 2002 Stock Option Plan and will determine, in its discretion, the employees and eligible non-employees who will receive grants, the number of shares subject to each option granted, the exercise price and the option period (which may not be more than ten years from the date the option is granted).

Other Benefit Programs

      The named executive officers also have the opportunity to participate in other employee benefit programs including health insurance, group life insurance, and retirement benefits under the same benefits structure made available to most non-union employees.

Compensation of Directors

      Directors who are officers, employees or otherwise our affiliates are not presently expected to receive compensation for their services as directors following the Transaction. Independent or non-affiliate directors of Swift & Company receive an annual fee of $20,000 which is paid in cash unless the director elects to receive options in lieu of cash. In addition, independent directors receive $5,000 per board meeting attended, $1,000 per telephonic board meeting and $1,000 per committee meeting attended. Our audit committee chairman receives $3,000 per audit committee meeting attended.

      Independent directors of Swift & Company are given the option to purchase a minimum of $100,000 of Swift Foods Company common stock at $1.00 per share with a matching grant of 100,000 non-qualified stock options and an additional matching grant for each additional share purchased, up to a maximum grant of 200,000 shares. Mr. Engles and Mr. Kelly have purchased $500,000 and $200,000 of Swift Foods Company shares, respectively, pursuant to this arrangement and have each been awarded an option to purchase 200,000 shares.

      Independent directors who provide consulting services to the company are paid a fee of $1,000 per day plus expenses. Under this arrangement, Mr. Kelly received $8,000 plus expenses during the 249 days from September 19, 2002 to May 25, 2003.

      All independent directors are reimbursed for expenses incurred while attending board or committee meetings and in connection with any other company business. We have also acquired accidental death and dismemberment insurance for our independent directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      All of the issued and outstanding common stock of Swift & Company is owned by S&C Holdco 3, Inc. All of the issued and outstanding common stock of S&C Holdco 3, Inc. is held by S&C Holdco 2, Inc. All of the issued and outstanding common stock of S&C Holdco 2, Inc. is owned by Swift Foods Company.

      The following table sets forth certain information regarding ownership of the common stock of Swift Foods Company as of August 24, 2003 by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of the common stock, (ii) each director of Swift & Company, (iii) each of Swift & Company’s named executive officers and (iv) all of Swift & Company’s directors and executive officers as a group.

	Number of	Percentage
	Shares	of Shares

5% Stockholders:
HMTF Rawhide, L.P.(1)	175,000,000	53.3%
200 Crescent Avenue
Suite 1600
Dallas, Texas 75201
ConAgra Foods, Inc.	147,315,000	44.8%
One ConAgra Drive
Omaha, Nebraska 68102
Named Executive Officers and Directors:
John N. Simons, Jr.(2)	2,850,000	1%
Dennis R. Henley(3)	1,062,500	*
Danny C. Herron(4)	462,500	*
Gary M. Acromite(5)	450,000	*
Marshall R. Ernst(5)	450,000	*
Joe Colonnetta, Jr.	—	—
George N. Gillett, Jr.	—	—
Gregg L. Engles	—	—
Thomas O. Hicks(6)	—	—
Michael D. Kelly	—	—
Thomas L. Manuel	—	—
John R. Muse	—	—
Michael D. Walter	—	—

All executive officers and directors as a group (18 persons)	6,166,250	1.9%

*	Holds less than 1% of the outstanding shares of Swift Foods Company common stock.

(1)	HMTF Rawhide, L.P. (“HMTF Rawhide”), the limited partnership formed by the equity sponsors, Hicks Muse and Booth Creek (an affiliate of George N. Gillett, Jr., the Chairman of the Board of Directors of Swift & Company), owns approximately 54% of the equity interests of Swift Foods Company. An affiliate of Hicks Muse owns all of the general partner interests of HMTF Rawhide.

(2)	Includes 1,850,000 shares of common stock issuable pursuant to options that are currently exercisable.

(3)	Includes 562,500 shares of common stock issuable pursuant to options that are currently exercisable.

(4)	Includes 312,500 shares of common stock issuable pursuant to options that are currently exercisable.

(5)	Includes 250,000 shares of common stock issuable pursuant to options that are currently exercisable.

(6)	Excludes 175,000,000 shares owned by HMTF Rawhide, whose general partner is HMTF RW, L.L.C. Mr. Hicks is the sole manager of HM5/ GP LLC, which is the general partner of Hicks, Muse, Tate & Furst Equity Fund V, L.P., which is the sole member of HMTF RW, L.L.C., and, accordingly, may be deemed to be the beneficial owner of the shares of common stock of Swift Foods Company held by HMTF Rawhide. Mr. Hicks disclaims beneficial ownership of such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the applicable agreements, including the purchase agreement dated May 20, 2002, as amended to date, among ConAgra Foods, Swift Foods Company and HMTF Rawhide, a limited partnership formed by our equity sponsors, Hicks Muse and Booth Creek. We believe that the terms of each of the agreements described below are at least as favorable to us as we could have obtained from unaffiliated third parties.

Stockholders’ Agreement

      HMTF Rawhide, ConAgra Foods, Hicks Muse and Swift Foods Company entered into a Stockholders’ Agreement that includes provisions regarding, among others, the election of directors, registration rights, restrictions on transfer and other rights regarding sales of Swift Foods Company stock by Hicks Muse and ConAgra Foods, the sale of Swift Foods Company’s cattle feeding operations and a right to force the sale of Swift Foods Company after five years.

      The Stockholders’ Agreement requires HMTF Rawhide and ConAgra Foods, subject to certain conditions, to vote their shares in favor of the election to Swift Foods Company’s board of directors of (i) five individuals as may be designated by Hicks Muse and its affiliates (including HMTF Rawhide) and (ii) two individuals as may be designated by ConAgra Foods and its affiliates. Under the HMTF Rawhide Partnership Agreement, Hicks Muse has agreed to cause an individual designated by an affiliate of George N. Gillett, Jr., our Chairman of the Board, to be included in the five individuals designated for election to Swift Foods Company’s board of directors by Hicks Muse for as long as Mr. Gillett or his affiliates continue to own at least 25% of the limited partnership interest in HMTF Rawhide owned by such parties at the closing of the Transaction.

      The Stockholders’ Agreement also provides that HMTF Rawhide and ConAgra Foods each may require Swift Foods Company, subject to certain registration volume limitations, to effect up to four demand registrations of their Swift Foods Company common stock under the Securities Act at any time after consummation of a qualified IPO (as defined in the Stockholders’ Agreement). The Stockholders’ Agreement also provides that in the event Swift Foods Company proposes to register any shares of its common stock under the Securities Act, whether or not for its own account, holders of common stock subject to the Stockholders’ Agreement will be entitled, with certain exceptions, to include their shares of common stock in such registration. In addition, after a qualified IPO, ConAgra Foods has the right to require Swift Foods Company to act as a guarantor of the $150.0 million note issued to ConAgra Foods as part of the payment for the Acquired Business and to register the resale of such note by ConAgra Foods.

      The Stockholders’ Agreement also provides that, subject to certain exceptions, in connection with any transfer for value by Hicks Muse to a non-affiliate of Hicks Muse or its affiliates of Swift Foods Company’s securities or partnership interests in HMTF Rawhide, Hicks Muse and its affiliates have the right to require ConAgra Foods and its affiliates to also transfer a portion of their shares of Swift Foods Company common stock. If Hicks Muse and its affiliates desire to effect a sale of Swift Foods Company securities or their partnership interests in HMTF Rawhide, ConAgra Foods and its affiliates may “tag along” and sell a portion of their shares of Swift Foods Company common stock on the same terms. If Hicks Muse and its affiliates desire to effect a sale of Swift Foods Company securities or HMTF Rawhide partnership interests, ConAgra Foods and its affiliates may also cause the purchaser of the Hicks Muse securities to purchase from ConAgra Foods the pro rata portion of the outstanding principal amount of the $150.0 million note issued to ConAgra Foods as part of the payment for the Acquired Business. Prior to the transfer of any securities subject to the Stockholders’ Agreement by any stockholder other than an affiliate of Hicks Muse, Hicks Muse has the right to acquire such securities on the same terms and conditions as the proposed transfer. The Stockholders’ Agreement also provides that, if Swift Foods Company has not completed a qualified IPO by the fifth anniversary of the closing of the Transaction, ConAgra Foods can cause Swift Foods Company to sell itself (through a merger, sale of securities or sale of substantially all of the assets) at a price proposed by ConAgra Foods. If ConAgra Foods notifies Swift

Foods Company of its intention to cause Swift Foods Company to effect such a sale, Hicks Muse and its affiliates have the right for a 180 day period to purchase the common stock of Swift Foods Company then beneficially owned by ConAgra Foods for a per share price derived from the proposed ConAgra Foods sale price for the entire company. If Hicks Muse does not exercise its purchase right within the 180 day period, then ConAgra Foods may cause Swift Foods Company to conduct an auction to sell Swift Foods Company within a period not to exceed two years at a price that maximizes the value to be received by Swift Foods Company’s stockholders.

      The Stockholders’ Agreement grants Hicks Muse and its affiliates the right to purchase all of the securities of Swift Foods Company held by ConAgra Foods and its affiliates at any time during the five years following the closing of the Transaction. The Stockholders’ Agreement also contains provisions with respect to any sale of Swift Foods Company’s domestic cattle feeding operations following the completion of the Transaction.

      With respect to shares owned by management, the Stockholders’ Agreement provides for tag-along rights for the benefit of management, drag-along rights for the benefit of HMTF Rawhide, repurchase rights upon the occurrence of certain events, restrictions on transfer, rights of first refusal and other customary terms.

      The Stockholders’ Agreement will terminate by its terms on the 18th anniversary of the closing of the Transaction. In addition, the provisions of the Stockholders’ Agreement regarding the election of directors, tag along rights, co-sale rights, Hicks Muse’s right of first refusal and the general restriction on transfers and ConAgra Foods’ right to cause a sale of Swift Foods Company will each terminate upon the completion of a qualified IPO.

Monitoring and Oversight Agreement

      In connection with the Transaction, we and certain of our direct and indirect parents and subsidiaries entered into a ten-year agreement (the “Monitoring and Oversight Agreement”) with an affiliate of Hicks Muse (“Hicks Muse Partners”) pursuant to which we will pay Hicks Muse Partners an annual fee for ongoing oversight and monitoring services provided to us. The annual fee will be adjusted at the beginning of each fiscal year to an amount equal to the greater of (a) $2 million or (b) 1% of the budgeted consolidated annual EBITDA of Swift Foods Company and its subsidiaries. The annual fee will also be adjusted in the event that Swift Foods Company or any of its subsidiaries acquires another entity or business during the term of the agreement.

      We have agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers, controlling persons, if any, agents, independent contractors and employees from and against all claims, liabilities, damages, losses and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners pursuant to the Monitoring and Oversight Agreement. Certain of our directors, Messrs. Hicks and Muse, are each limited partners of Hicks Muse Partners and directors, officers and shareholders of the general partner of Hicks Muse Partners.

      The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial, operational matters. We believe the services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by us without the addition of personnel or the engagement of outside professional advisors. In management’s opinion, the fees provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by us.

      Hicks Muse Partners has agreed to pay to Gillett Greeley, LLC, an affiliate of George N. Gillett, Jr., our Chairman of the Board, 25% of the annual fees payable to it under the Monitoring and Oversight Agreement pursuant to a consulting agreement between Hicks Muse Partners and Booth Creek, which is ultimately controlled by Mr. Gillett. Booth Creek has agreed to provide consulting services to Hicks Muse Partners for as long as Mr. Gillett or his affiliates own at least 25% of the outstanding limited partnership interests in HMTF Rawhide owned by such parties at the closing of the Transaction.

Financial Advisory Agreement

      In connection with the Transaction, we and certain of our direct and indirect parents and subsidiaries also entered into a ten-year agreement (the “Financial Advisory Agreement”) pursuant to which Hicks Muse Partners received a cash financial advisory fee equal to $15.0 million upon the closing of the Transaction as compensation for its services as financial advisor for the Transaction. The Financial Advisory Agreement also provided for Hicks Muse Partners to receive an expense reimbursement of $2.0 million upon the closing of the Transaction. These fees were included as part of the expenses of the Transaction. The expense reimbursement was agreed upon in the purchase agreement to reimburse our chairman for normal due diligence costs incurred in evaluating and analyzing the Swift & Company acquisition. The agreement provided for a defined reimbursement of $2.0 million to cover due diligence expenses without having to provide us with detailed expense records.

      Hicks Muse Partners also will be entitled to receive a fee equal to 1.5% of the transaction value for any subsequent transaction in which we are involved that is consummated during the term of the Financial Advisory Agreement. For purposes of the Financial Advisory Agreement:

•	“transaction value” means the total value of any add-on transaction, including, without limitation, the aggregate amount of the funds required to complete the add-on transaction (excluding any fees payable pursuant to the Financial Advisory Agreement, but including, without limitation, the amount of any indebtedness, equity or similar items issued, assumed or remaining outstanding and the amount of any working capital items or other assets retained by the seller in such add-on transaction); and

•	“subsequent transaction” means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring, refinancing, issuances of debt or equity (whether in a private or a public offering) or other similar transaction (including asset sales or acquisitions and purchases or sales of subsidiaries or divisions directly or indirectly involving us or certain of our affiliates and any other person or entity); provided, however, that such term shall not include any partial or complete divestiture of the cattle feeding operations acquired by Swift Foods Company.

      The Financial Advisory Agreement makes available the investment banking, financial advisory and other similar services of Hicks Muse Partners. We believe the services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by us without the addition of personnel or the engagement of outside professional advisors. In management’s opinion, the fees provided for under the Financial Advisory Agreement reasonably reflect the benefits received and to be received by us.

      We have agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers, controlling persons, if any, agents, independent contractors and employees from and against all claims, liabilities, damages, losses and expenses arising out of or in connection with the services rendered by Hicks Muse Partners pursuant to the Financial Advisory Agreement. Certain of our directors, Messrs. Hicks and Muse, are each limited partners of Hicks Muse Partners and directors, officers and shareholders of the general partner of Hicks Muse.

      Hicks Muse Partners has agreed to pay to Booth Creek, an affiliate of George N. Gillett, Jr., our Chairman of the Board, 25% of the annual fees payable to it under the Financial Advisory Agreement. Booth Creek Management Corporation did not receive any portion of the $15.0 million cash financial advisory fee paid to Hicks Muse Partners upon the closing of the Transaction. Hicks Muse Partners paid to Gillett Greeley, LLC, an affiliate of George N. Gillett, Jr., all of the $2.0 million expense reimbursement described above.

Senior Subordinated Notes

      The purchase price for the Acquired Business was financed, in part, through the issuance of $150.0 million aggregate principal amount of the notes to ConAgra Foods. We paid ConAgra Foods a fee in the amount of $3.75 million (which represents 2.5% of the aggregate principal amount of the notes) in connection with its purchase of the notes. This fee was included as part of the expenses of the Transaction. On March 26, 2003, ConAgra Foods sold all $150 million aggregate principal amount of the notes in a transaction exempt from the registration requirements of the Securities Act.

Preferred Supplier Agreement

      At the closing of the Transaction, we entered into a preferred supplier agreement with ConAgra Foods pursuant to which, for an initial term of seven years, we and certain of our subsidiaries will supply those fresh beef and pork products historically provided by Swift Beef and Swift Pork to ConAgra Foods and certain of its subsidiaries on a delivered basis based on pricing mechanics consistent with past practices. In addition, ConAgra Foods offered us the opportunity to supply additional fresh beef and pork products required by ConAgra Foods as a result of changes in its product mix or due to product reformulations. We and ConAgra Foods will meet periodically during the term of the agreement to discuss and determine pricing and payment mechanisms and procedures. For the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003, we sold $474.8 million and $176.0 million, respectively, of products to ConAgra Foods under this agreement.

Transition Services Agreement

      At the closing of the Transaction, we, certain of our direct and indirect parents and subsidiaries, and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods entered into a one-year transition services agreement (the “Transition Services Agreement”) with ConAgra Foods pursuant to which, among other things, ConAgra Foods provided certain transition services, including information technology, accounting, risk management, market research and product brokerage services, to us and Swift Beef provided certain transition services, including information technology, purchasing and human resources services, to ConAgra Foods. The Transition Services Agreement expired on September 19, 2003. Payments received from ConAgra Foods for services we provided under this agreement for the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003 were $1.9 million and $0.1 million, respectively. For these same periods, we paid $4.5 million and $1.0 million, respectively, to ConAgra Foods for services provided to us under this agreement. Such amounts are included in cost of goods sold and selling, general and administrative expenses in our consolidated statement of earnings.

Risk Management Agreement

      At the closing of the Transaction, ConAgra Foods and the entity that operates the domestic cattle feeding operations acquired from ConAgra Foods entered into a risk management agreement (the “Risk Management Agreement”) pursuant to which ConAgra Foods will provide certain cattle feeding risk management services to that entity, including entering into hedging transactions to reduce the risk of price changes with respect to cattle or feed inventory and measuring and reporting inventory positions. That entity will pay or reimburse ConAgra Foods for all expenses incurred in connection with its performance of services under the Risk Management Agreement that are reimbursable thereunder and will supply cattle from its operations to Swift Beef pursuant to the Cattle Supply Agreement described below.

Live Cattle Supply Agreement

      At the closing of the Transaction, Swift Beef and the entity that operates the domestic cattle feeding operations acquired from ConAgra Foods entered into a live cattle supply agreement (the “Cattle Supply Agreement”) pursuant to which Swift Beef will purchase all of the cattle produced by the domestic cattle feeding business from such entity for processing at facilities owned by Swift Beef. The parties will meet periodically, but no less frequently than every 90 days, to determine the quantities of cattle to be supplied under the agreement. The Cattle Supply Agreement will terminate on the date of termination of the credit facility for the domestic cattle feeding operations, which will be the earlier of 24 months after the Transaction or the disposition of the domestic cattle feeding operations, unless extended in accordance with the Cattle Supply Agreement for an additional year. For the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003, Swift Beef paid $525.3 million and $258.8 million, respectively, under this agreement, which amounts are included in cost of goods sold.

By-Products Marketing Agreement

      On October 8, 2003, we entered into a by-products marketing agreement (the “Marketing Agreement”) with ConAgra Trade Group, Inc. (“CTG”) pursuant to which we sell to CTG certain by-products resulting from our processing of cattle and hogs in our US operations at prices in accordance with the agreement. The term of the agreement commences on May 26, 2003 and will terminate on May 31, 2005. The parties split the pre-tax profit or losses resulting from CTG’s marketing of the by-products purchased based on a sliding scale. For the 249 days ended May 25, 2003 we received approximately $1.5 million from CTG under the agreement and had approximately $1.0 million on the balance sheet due from CTG. For the thirteen weeks ended August 24, 2003 we had approximately $0.4 million on the balance sheet due from CTG.

      On October 8, 2003, we entered into a separate agreement for by-products marketing of our Australian operations with CTG pursuant to which we well certain by-products products resulting from our processing of cattle at prices in accordance with the agreement. In addition, we received the right to continue utilizing the existing business name “CTG Rendered Products” for by-products marketing, and ConAgra agreed to provide the services of certain employees who market these products in Australia and New Zealand. The term of the agreement commences on May 26, 2003 and will terminate on May 31, 2005. Swift Australia had approximately $0.8 million and $0.1 million on the balance sheet payable to CTG for the 249 days ended May 25, 2003 and the thirteen weeks ended August 24, 2003.

Indemnification and Release Agreement

      At the closing of the Transaction, we, certain of our direct and indirect parents and subsidiaries, and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods entered into an indemnification and release agreement with ConAgra Foods pursuant to which we agreed to be bound by the post-closing indemnification obligations set forth in the purchase agreement and, following the closing, to release ConAgra Foods and its affiliates from all liabilities and actions for environmental costs or liabilities other than that which are set forth in the purchase agreement.

Trademark License Agreement

      At the closing of the Transaction, one of our subsidiaries, Swift Brands Company, Inc., and ConAgra Foods entered into a one-year trademark license agreement that allowed ConAgra Foods and its affiliates to use the various Swift trademarks that were assigned to Swift Brands as part of the purchase agreement. Specifically, the license agreement gave ConAgra Foods and its affiliates the exclusive right to use the Swift and Swift Premium trademarks, as well as other trademarks that include derivations of the term “Swift” (collectively, the “Swift marks”), with the processed meat products that ConAgra Foods and its affiliates were selling under the Swift marks prior to the execution of the purchase agreement. As part of this license agreement, Swift Brands acknowledged ConAgra Foods’ rights to the BROWN ’N SERVE trademark as well as the trade dress associated with the mark. This agreement expired on September 19, 2003.

      Also at the closing of the Transaction, Swift Brands, ConAgra Foods and ConAgra Brands, Inc. entered into a second trademark license agreement that allowed Swift Brands and its affiliates to use the Armour and ConAgra Foods trademarks (and derivatives of these marks) for a limited period of time. Specifically, the license agreement allowed Swift Brands and its affiliates to use the Armour and ConAgra Foods marks in connection with the production, distribution, marketing, advertising and sale of those fresh beef, fresh pork and fresh lamb products that ConAgra Foods and its affiliates were selling under the Armour and ConAgra Foods marks prior to the execution of the purchase agreement. This agreement expired on September 19, 2003.

Tax Sharing Agreement

      In connection with the closing of the Transaction, we, and certain of our direct and indirect parent entities and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods, entered into a tax sharing agreement pursuant to which we are obligated, among other things, to distribute to Swift Foods Company any taxes attributable to us and our subsidiaries and under which we will be indemnified for any taxes paid by us or our subsidiaries on behalf of any other member of Swift Foods Company’s consolidated tax group.

Contribution Agreement

      In connection with the closing of the Transaction, we, with our direct and indirect parent entities, entered into a contribution agreement pursuant to which these entities will contribute or otherwise pay over, or cause any of their subsidiaries (other than the entities that will acquire and operate the domestic cattle feeding operations of ConAgra Foods) to contribute or otherwise pay over, to us any amounts they receive from ConAgra Foods or its affiliates pursuant to indemnification claims under the purchase agreement and any amounts obtained from other sources which are applied to offset any indemnification claims that we could otherwise make under the purchase agreement.

Indemnity Side Letter

      In connection with the closing of the Transaction, ConAgra Foods agreed to reimburse us to the extent recall costs incurred after the Transaction exceed the accrual made for estimated recall costs pursuant to the purchase agreement relating to the Transaction and we agreed to reimburse ConAgra Foods to the extent the accrual exceeds the recall costs. ConAgra Foods has further agreed to indemnify us for liabilities, costs and expenses that we may incur with respect to third parties in connection with product liability claims or personal injury causes of action arising from the consumption of the products subject to the recall. The August 24, 2003 balance sheet includes a $1.6 million receivable from ConAgra Foods for reimbursement of amounts in excess of the accrual which represents additional claims from customers who received reimbursement for recall related costs.

Settlement Agreement

      The purchase price for the Acquired Business was subject to a post-closing adjustment. As a result of this post-closing adjustment, ConAgra Foods paid $16.0 million in March 2003 to Swift Foods Company pursuant to a settlement agreement entered into among ConAgra Foods, Rawhide, Swift Foods Company, Swift & Company and HMTF.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facilities

      On September 19, 2002, we entered into a credit agreement with Citicorp USA, Inc., JPMorgan Chase Bank, and other agents, lenders and issuers that are a party thereto. The agreement provides for senior credit facilities consisting of a term loan facility, under which we and our Australian subsidiary, S&C Australia Holdco Pty. Ltd. (“Australian Holdings”), may be borrowers, and a revolving credit facility, under which we, Australian Holdings and its Australian subsidiary, Australia Meat Holdings Pty. Limited (the “Australian Company”), may be borrowers. The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the terms of the senior credit facilities. In total, such senior credit facilities allow borrowings from time to time up to $550.0 million, and consist of a term loan of up to $200.0 million that matures on the sixth anniversary of the closing date and a revolving credit facility of $350.0 million that terminates on the fifth anniversary of the closing date. Up to $125.0 million of the revolving credit facility is available for the issuance of letters of credit or Australian bank guarantees and up to $45.0 million of the revolving credit facility is available for borrowings in Australian dollars by Australian Company and Australian Holdings. On August 24, 2003, approximately $198.5 million was outstanding under the senior credit facilities.

      Availability. Availability under the senior credit facilities with respect to any borrower is subject to a borrowing base. The borrowing base for the U.S. borrower is based on its and certain of its domestic wholly owned subsidiaries’ assets as described below. The borrowing base for the Australian borrowers is based on the borrowing base for the U.S. borrower plus a borrowing base based on their and certain of their wholly owned subsidiaries’ assets. The borrowing base consists of percentages of the U.S. borrower’s or Australian borrowers’ eligible accounts receivable, inventory and supplies and the lesser of a sublimit and percentages of their respective eligible equipment and real property, in each case, less certain eligibility and availability reserves to be determined. The borrowers are required to report their respective borrowing bases on a weekly basis and, as a result, the availability under the senior credit facilities is subject to change.

      Interest Rate. Under the senior credit facilities, we are able to obtain U.S. dollar loans as either base rate loans or eurodollar rate loans, and Australian dollar loans as either Australian bill rate loans or short-term rate loans, subject, in each case, to customary exceptions for availability of eurodollar and Australian bill rate loans. With respect to both revolving loan borrowings and term loan borrowings, (a) U.S. dollar denominated borrowings that are (i) eurodollar rate loans will initially bear interest at rates of 3.25% per annum plus the applicable eurodollar rate, or (ii) base rate loans will initially bear interest at rates of 2.25% per annum plus the highest of Citibank’s base rate, the three-month certificate of deposit rate plus 0.5%, and the federal funds effective rate plus 0.5%, and (b) Australian dollar denominated borrowings that are (i) bill rate loans will initially bear interest at rates of 2.75% per annum plus the applicable bid rate for Australian bills for the applicable interest period or (ii) short-term loans will initially bear interest at rates of 2.75% per annum plus the Reserve Bank of Australia Official Cash Rate or, if such rate is not published in time on the appropriate reference screen, an average of buying rates for Australian dollar overnight cash deposits quoted to Citibank, N.A. (Sydney branch) by certain reference banks. For revolving loan borrowings only, rates may be subject to leverage based step-downs or step-ups after the second full fiscal quarter after the closing date.

      Commitment and Letter of Credit Fees. We pay a commission on the U.S. dollar equivalent face amount of all outstanding letters of credit at a per annum rate equal to the applicable interest rate margin for eurodollar rate revolving loan borrowings, and we pay a fronting fee equal to  1/4 of 1% per annum of the U.S. dollar equivalent maximum undrawn face amount of each letter of credit plus the issuer’s customary document and processing charges. We also pay a fee equal to 0.50% per annum on the unused portion of the revolving credit commitments.

      Repayment and Prepayment. Loans outstanding under the term loan facility require 20 quarterly principal repayments each in an amount equal to $500,000 during the first five years after the closing date and four installments of $47.5 million during the sixth year after the closing with the last such installment being due on the sixth anniversary after the closing date. The revolving credit facility terminates and all amounts outstanding thereunder must be repaid in full on the fifth anniversary of the closing date. Mandatory prepayments of the senior credit facilities are required from the proceeds of the issuance of debt, asset sales, insurance and condemnation and purchase price adjustments, in each case subject to customary exceptions and, in the case of certain asset sales and insurance and condemnation proceeds, reinvestment rights, as applicable. Mandatory prepayments are also required from excess cash flow. Mandatory repayments of the revolving credit facility do not result in a permanent reduction of the commitments thereunder (other than in the event of a sale of the Australian borrowers) but the events giving rise to such mandatory prepayments may reduce the amount of fixed assets which can be included in the borrowing base.

      Security. Borrowings made by us under the senior credit facilities and all guarantees thereof are secured by a first priority perfected lien and security interest in all of the capital stock of our domestic subsidiaries and 65% of the capital stock of our first tier foreign subsidiaries, as well as all of our other assets and the other assets of all of our domestic subsidiaries, subject to certain exceptions. Borrowings made by our Australian subsidiary and all guarantees thereof under the senior credit facilities are secured by all of the capital stock and other assets securing the borrowings made by us, as well as all of the capital stock of our subsidiaries and other assets of our Australian subsidiary borrowers and their wholly owned subsidiaries, subject to certain exceptions.

      Guarantees. Our parent, S&C Holdco 3, Inc. and our domestic subsidiaries guarantee repayment of our obligations and the obligations of our Australian subsidiaries under the senior secured credit facilities. In addition, we guarantee, and the wholly owned subsidiaries of our Australian subsidiary borrowers and our other foreign subsidiaries guarantee, the obligations of the Australian subsidiary borrowers.

      Affirmative Covenants. Our senior credit facilities contain affirmative covenants customary for similar credit facilities, and include a covenant for the implementation and maintenance of deposit account control agreements and cash concentration accounts. These arrangements require, subject to certain customary exceptions, cash proceeds of accounts receivable and other collateral to be concentrated to cash collateral accounts held at the administrative agent, which accounts will be swept daily against outstandings under the revolving credit facility.

      Negative Covenants. Our senior credit facilities contain negative covenants that limit our ability and the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on our property, revenue or assets;

•	make certain loans or investments;

•	sell or dispose of assets;

•	pay certain dividends and other restricted payments;

•	prepay or cancel certain indebtedness;

•	dissolve, consolidate, merge, or acquire the business or assets of other entities;

•	enter into joint ventures other than certain permitted joint ventures or create certain other subsidiaries;

•	enter into new lines of business;

•	enter into certain transactions with affiliates and certain permitted joint ventures;

•	agree to restrictions on the ability of subsidiaries to make dividends;

•	agree to enter into negative pledges in favor of any other creditor;

•	enter into sale/leaseback transactions and operating leases;

•	make changes in our fiscal year;

•	enter into speculative transactions; and

•	amend constituent documents, acquisition documents and material debt documents.

      Financial covenants. Our senior credit facilities also contain financial covenants requiring us not to:

•	exceed a certain maximum leverage ratio;

•	fall below a certain minimum interest coverage ratio; and

•	fall below a certain minimum fixed charge coverage ratio.

      Events of Default. In addition to other default provisions, each of the following is an event of default under our senior credit facilities:

•	failure to pay principal and interest under our senior credit facilities;

•	certain breaches of representations, warranties and covenants;

•	payment defaults on other indebtedness;

•	defaults on other indebtedness if the effect is to permit acceleration;

•	entry of unsatisfied judgments or orders against us;

•	failure of any collateral document to create or maintain a priority lien;

•	change of control and certain sales of the Australian borrowers; and

•	certain events related to bankruptcy and insolvency or environmental matters.

Senior Notes

      On September 19, 2002, we sold $268.0 million in aggregate principal amount of our 10 1/8% senior notes. The senior notes were issued with original issue discount and generated gross proceeds to us of approximately $250.5 million. Interest on the senior notes is payable on the same interest payment dates as the notes and they will mature on October 1, 2009. On August 15, 2003 we completed an exchange offer in which we exchanged new notes that were registered under the Securities Act of 1933 for the senior notes.

      On July 16, 2003, we entered into a $100.0 million (notional) interest rate swap that converted a portion of our fixed rate 10 1/8% senior notes into a floating rate obligation. The swap, which matures on October 1, 2007, was utilized to achieve a target fixed/floating capital structure appropriate for our business.

      The senior notes are redeemable at our option under circumstances that are similar to the circumstances under which we may redeem the notes. We will be required to make an offer to purchase the senior notes upon a change of control in the same circumstances under which we would be required to make such an offer with respect to the notes. Our obligation to purchase the notes upon a change of control will be subordinate to our obligation to purchase the senior notes upon the occurrence of a change of control under the terms of the indenture covering the senior notes.

      The senior notes are our unsecured obligations and are junior in right of payment to all of our existing and future secured debt, including the senior credit facilities. Our obligations under the senior notes are guaranteed on a senior unsecured basis by S&C Holdco 3, Inc. and the same subsidiaries that guarantee the notes offered hereby.

      The senior notes have terms substantially identical to the notes offered hereby except that the senior notes do not contain an anti-layering covenant, do not permit liens on senior debt, do not contain any provisions relating to subordination in right of payment or the subordination of the guarantees of the senior notes and include a restriction on sale and leaseback transactions. In addition, the senior notes contain, in the case of the incurrence of additional senior debt, a consolidated senior debt leverage test.

DESCRIPTION OF NEW NOTES

General

      The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes have been registered under the Securities Act, will not bear legends restricting the transfer thereof, will not be entitled to registration rights under the registration rights agreement, and will not contain provisions relating to additional interest. Swift & Company will issue the new notes under an indenture among itself, the Guarantors and The Bank of New York Trust Company of Florida, N.A., as Trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

      Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, the words “Company,” “we,” “us” and “our” refer only to Swift & Company and not to any of its subsidiaries. As used in this section, the term “notes” refers to both old notes and new notes.

      The following description is a summary of the provisions of the indenture that we believe to be material and of interest to you and does not restate that agreement in its entirety. We encourage you to read the indenture because that agreement, and not this description, will define your rights as a holder of the notes. Any references in this summary to dollar amounts are to U.S. dollars and include the foreign currency equivalent of that amount determined at the relevant time to the extent proceeds, transactions or other amounts are denominated, in whole or in part, in a currency other than U.S. dollars.

      Subject to the covenant described below under “Covenants — Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” and other applicable laws, the Company may issue additional notes under the indenture. The old notes, the new notes and any additional notes issued from time to time in accordance with the terms of the indenture will constitute a single class of debt securities for all purposes under the indenture. If the exchange offer is consummated, holders of old notes who do not exchange new notes for their old notes will vote together with holders of the new notes and, if applicable, any holders of additional notes for all relevant purposes under the indenture. Accordingly, in determining whether the required holders have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes and, if applicable, any additional notes, and the holders of the old notes, the new notes and the additional notes will vote together as a single class. All references in this prospectus to specified percentages in aggregate principal amount of the notes that are outstanding means, at any time after the exchange offer is consummated, the percentage in aggregate principal amount of the old notes, the new notes and the additional notes then outstanding.

Brief Description of the Notes

      The notes are:

•	senior subordinated unsecured obligations of the Company;

•	guaranteed on a senior subordinated unsecured basis by the Subsidiary Guarantors and Parent;

•	subordinated in right of payment to all of our existing and future senior debt, including our senior notes and the guarantees of our senior notes by the Subsidiary Guarantors and Parent and the Company’s, Parent’s and the Subsidiary Guarantors’ obligations under the Senior Credit Facilities;

•	effectively subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of the Company’s Subsidiaries that are not Guarantors, including our Australian subsidiaries;

•	equal in ranking (“pari passu”) with all existing and future senior subordinated unsecured debt of the Company; and

•	senior in right of payment to all existing and future subordinated debt of the Company, Parent and the Subsidiary Guarantors.

      Under the circumstances described below under “Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Company is permitted to designate some of its Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to most of the restrictive covenants in the indenture.

Principal, Maturity and Interest

      The notes are senior subordinated unsecured obligations of the Company. The Company initially issued $150.0 million aggregate principal amount of notes.

      The notes will mature on January 1, 2010.

      Interest on the notes will accrue at the rate of 12 1/2% per year. The Company will pay interest on the notes semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2003, to noteholders of record on the immediately preceding March 15 and September 15.

      Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date the notes are first issued. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Company will make all payments on the notes at the office or agency of the paying agent and registrar within the City and State of New York. The trustee will initially act as paying agent and as registrar for the notes. The Company may change the paying agent or registrar without prior notice to the trustee or noteholders. Subject to compliance with any applicable laws or regulations, the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

      A holder may transfer or exchange notes in accordance with the indenture and compliance with applicable securities laws. Each of the Company, registrar and trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents in connection with a transfer or exchange of notes. The Company may require a holder to pay any transfer or other taxes and governmental or other fees payable in connection with a transfer or exchange of notes. The Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

      The registered holder of a note will be treated as owning the note for all purposes.

Subordination

Subordination in Right of Payment

      The payment of principal of, premium, if any, and interest, including Special Interest, if any, on, and all other amounts payable in respect of, the notes is subordinated in right of payment, to the extent and in the manner provided in this “Subordination” section and subject to the provisions of the section entitled “Defeasance,” to the payment when due in cash of all Senior Debt of the Company and the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The notes shall in all respects rank pari passu with any future Senior Subordinated Debt and senior to all existing and future Subordinated Debt of the Company, and only Senior Debt shall rank senior to the notes. Payments from cash or the proceeds of non-callable U.S. Government Securities held in trust by the trustee for the payment of principal of and interest on the notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this “Subordination” and no holder shall be obligated to pay over any such amount to the Company or any holder of Senior Debt or any other creditor of the Company. All references to “Senior Debt” in this “Subordination” section are to the Senior Debt of the Company.

Liquidation, Dissolution, Bankruptcy

      Upon any payment or distribution of the assets of the Company to creditors upon a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or upon an assignment for the benefit of the Company’s creditors or the marshaling of its assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the notes are entitled to receive any payment of principal of, premium, if any, or interest, including Special Interest, if any, on, the notes, except that holders of notes may receive and retain such payments made in Permitted Junior Securities and payments from the defeasance trust described under the section entitled “Defeasance.”

      Until the Senior Debt is paid in full in cash, any distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Debt as their interests may appear (except that holders of notes may receive and retain payments made in Permitted Junior Securities and payments and other distributions made from a defeasance trust; provided that (i) no holder of the notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the notes to be treated in the same class of claims as the Senior Debt of the Company or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt shall be entitled to receive any cash payments made to any holder of notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt have been paid in full in cash.)

Default on Senior Debt

      The Company may not pay (except in Permitted Junior Securities or from a defeasance trust) principal of, or premium, if any, or interest, including Special Interest, if any, on, the notes, or make any deposit to a defeasance trust, and may not repurchase, redeem or otherwise retire any notes (collectively, “pay the notes”) if:

      (1) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity); or

      (2) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case;

(a) the default has been cured or waived and any such acceleration has been rescinded; or

(b) such Senior Debt has been paid in full in cash;

provided, however, that the Company may pay the notes without regard to the foregoing if the Company and the trustee receive written notice approving such payment from the Representative of the holders of such Senior Debt or, if there is no Representative, from the holders of such Senior Debt.

      During the continuance of any default (other than a default described in clause (1) or (2) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt, specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated:

      (1) by written notice to the trustee and the Company from the Representative of the holders of such Designated Senior Debt or, if there is no Representative, from the holders of such Designated Senior Debt that gave such Payment Blockage Notice;

      (2) because such default is no longer continuing; or

      (3) because such Designated Senior Debt has been repaid in full in cash).

      Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be the basis for a subsequent Payment Blockage Notice. Following the expiration of any period during which the Company is prohibited from making payments on the notes pursuant to a Payment Blockage Notice, the Company shall (unless otherwise prohibited as described in this “— Default on Senior Debt”) resume making any and all required payments in respect of the notes, including, without limitation, any missed payments, unless the maturity of any Designated Senior Debt has been accelerated, and such acceleration remains in full force and effect.

      The Company shall give prompt written notice to the trustee of any default in the payment of any Senior Debt or any acceleration under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued. Failure to give such notice shall not affect the subordination of the notes to the Senior Debt or the application of the other provisions provided in this “Subordination.”

Subrogation

      After all Senior Debt is paid in full and until the notes are paid in full, holders shall be subrogated (equally and ratably with all other Debt that is pari passu with the notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders have been applied to the payment of Senior Debt. A distribution made under this “Subordination” to holders of Senior Debt that otherwise would have been made to holders is not, as between the Company and holders, a payment by the Company on such Senior Debt.

Relative Rights

      Nothing in the indenture shall:

      (1) impair, as between the Company and holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest, including Special Interest, if any, on, the notes in accordance with their terms;

      (2) affect the relative rights of holders and creditors of the Company other then their rights in relation to holders of Senior Debt; or

      (3) prevent the trustee or any holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to holders.

Events of Default or Limit on Right to Accelerate

      Nothing in this “Subordination” shall prevent an Event of Default in accordance with the indenture or have any effect on the right of the holders or the trustee to accelerate the maturity of the notes or to exercise the rights and remedies contained in the indenture.

Guarantees

      Parent and the Subsidiary Guarantors jointly and severally guarantee the Company’s obligations under the indenture and the notes on a senior subordinated basis. Each of the Company’s Domestic Subsidiaries are Guarantors. These Subsidiary Guarantors also guarantee all obligations under the Senior Credit Facilities, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the Company’s obligations under the Senior Credit Facilities. Parent and the Subsidiary Guarantors also guarantee all of the Company’s obligations under the Senior Notes. Under certain circumstances, as more particularly described under “Covenants — Limitation of Guarantees of Debt by Restricted Subsidiaries” and “— Future Subsidiary Guarantors,” certain other Restricted Subsidiaries of the Company may be required to become Guarantors. The obligations of each Subsidiary Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

      Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See “Covenants — Merger, Consolidation and Sale of Assets.” In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and the sale complies with the provisions set forth under “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Asset Sales,” the Subsidiary Guarantor’s Guarantee will be released.

      In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. See “Covenants — Designation of Restricted and Unrestricted Subsidiaries,” “— Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries” and “— Merger, Consolidation and Sale of Assets.” A Subsidiary Guarantor’s Guarantee also may be released under certain other circumstances as described under “Covenants — Limitation of Guarantees of Debt by Restricted Subsidiaries.”

      If any Subsidiary Guarantor makes payments under its Subsidiary Guarantee, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company’s and the other Subsidiary Guarantors’ shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

      While the Subsidiary Guarantors currently generate a substantial portion of our revenues, our non-guarantor subsidiaries (principally our Australian subsidiaries) also represent a significant portion of our assets and make significant contributions to our consolidated results.

Subordination of Guarantees

Subordination

      The Obligations of the Guarantors are subordinated in right of payment, to the extent and in the manner provided in this “Subordination of Guarantees” and subject to the provisions of the section entitled “Defeasance,” to the payment when due in cash of all Senior Debt of such Guarantor and the subordination is for the benefit of and enforceable by the holders of the Senior Debt. The Obligations of a Guarantor shall in all respects rank pari passu with any future Senior Subordinated Debt of such Guarantor and senior to all existing and future Subordinated Debt of such Guarantor, and only Senior Debt of the Guarantor shall rank senior to the Obligations of such Guarantor in accordance with the provisions set forth herein. All references to “Obligations” in this “Subordination of Guarantees” are to Obligations of the Guarantors under the Guarantees.

Liquidation, Dissolution, Bankruptcy

      Upon any payment or distribution of the assets of any Guarantor to creditors upon a liquidation, dissolution or winding up of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property or upon an assignment for the benefit of the Guarantor’s creditors or the marshaling of its assets and liabilities, holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before holders shall be entitled to receive any payment pursuant to any Obligations of such Guarantor, except that holders of notes may receive and retain such payments made in Permitted Junior Securities.

      Until the Senior Debt of any Guarantor is paid in full in cash, any distribution made by or on behalf of such Guarantor to which holders would be entitled but for this “Subordination of Guarantees” will be made to holders of such Senior Debt as their interests may appear, except that holders of notes may receive and retain payments made in Permitted Junior Securities; provided that (i) no holder of the notes shall have the right to receive and retain any such Permitted Junior Securities if the existence of such right would have the effect of causing the notes to be treated in the same class of claims as the Senior Debt of the Guarantor or any class of claims which is pari passu with such Senior Debt and (ii) holders of Senior Debt of the Guarantor shall be entitled to receive any cash payments made to any holder of notes on the account of Permitted Junior Securities until all Obligations in respect of Senior Debt of the Guarantor have been paid in full in cash.

Default on Senior Debt of Guarantor

      No Guarantor may make any payment pursuant to any of its Obligations (collectively, “pay its Guarantee”) if:

(1) any principal, premium, interest or other amount payable in respect of any Senior Debt of such Guarantor is not paid within any applicable grace period (including at maturity); or

(2) any other default on Senior Debt of such Guarantor occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case;

(a) the default has been cured or waived and any such acceleration has been rescinded; or

(b) such Senior Debt has been paid in full in cash; provided, however, that any Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the trustee receive written notice approving such payment from the Representative of the holders of such issue of Senior Debt of such Guarantor or, if there is no Representative, from the holders of such Senior Debt of such Guarantor.

      No Guarantor may pay its Guarantee during the continuance of any Payment Blockage Period after receipt by the Company and the trustee of a Payment Blockage Notice. Unless the Representative of the holders of such issue of Designated Senior Debt giving such Payment Blockage Notice or, if there is no Representative, the holders of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Guarantor shall resume (unless otherwise prohibited in this “— Default on Senior Debt of Guarantor”) payments pursuant to its Guarantee after the end of such Payment Blockage Period.

Subrogation

      After all Senior Debt of a Guarantor is paid in full and until the notes are paid in full, holders shall be subrogated (equally and ratably with all other Debt that is pari passu with the Guarantors) to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor to the extent that distributions otherwise payable to the holders have been applied to the payment of Senior Debt of the Guarantor. A distribution made under this “Subordination of Guarantees” to holders of such Senior Debt that otherwise would have been made to holders is not, as between the relevant Guarantor and holders, a payment by such Guarantor on such Senior Debt.

Relative Rights

      Nothing in the indenture shall:

(1) impair, as between a Guarantor and holders, the obligation of such Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in the section entitled “Guarantees;”

(2) affect the relative rights of holders and creditors of the Company other then their rights in relation to holders of Senior Debt of a Guarantor; or

(3) prevent the trustee or any holder from exercising its available remedies upon a default by such Guarantor under the Obligations, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to holders.

Holding Company Structure

      The Company is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Therefore, the Company’s ability to service its debt, including the notes, is dependent upon the earnings of its Subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Company. Certain laws restrict the ability of the Company’s Subsidiaries to pay dividends to the Company or make loans and advances to it. If these restrictions are applied to Subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those Subsidiaries to make payments on the notes. In addition, under certain circumstances, bankruptcy, “fraudulent conveyance” laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, the Company would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt. Furthermore, Parent’s only asset is the capital stock of the Company. As a result, prospective investors should not expect Parent to contribute to the amounts required to be paid on the notes.

Optional Redemption

      The Company may choose to redeem the notes at any time. If it does so, subject to the restrictions contained in the Senior Credit Facilities and the Senior Notes, it may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture. To redeem the notes prior to October 1, 2006, the Company must pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the notes to be redeemed; and

(b) the sum of the present values of (1) the redemption price of the notes at October 1, 2006 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date to October 1, 2006, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 75 basis points;

plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Any notice to the holders of notes of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an officers’ certificate delivered to the Trustee no later than two business days prior to the redemption date.

      Beginning on October 1, 2006, subject to the restrictions contained in the Senior Credit Facilities and the Senior Notes, the Company may redeem all or any portion of the notes, at once or over time, upon not less than 30 nor more than 60 days’ notice at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years indicated below:

Redemption Year	Percentage

2006	106.250%
2007	103.125%
2008 and thereafter	100.000%

      In addition, at any time and from time to time, prior to October 1, 2005, subject to the restrictions contained in the Senior Credit Facilities and the Senior Notes the Company may, at its option, use the net cash proceeds of one or more Equity Offerings by the Company or the direct or indirect parent of the Company (to the extent, in the case of the direct or indirect parent, that the net cash proceeds of the Equity Offerings are contributed to the common or non-redeemable preferred equity capital of the Company) to redeem up to 35% of the aggregate principal amount of the notes issued under the indenture, at a redemption price (expressed as a percentage of principal amount) equal to 112.5% of the principal amount of those notes, plus accrued and unpaid interest and Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the notes initially issued under the indenture (excluding notes held by the Company and its subsidiaries) would remain outstanding immediately after giving effect to that redemption. The Company will make any such redemption within 180 days after the consummation of any such Equity Offering.

Selection and Notice

      The Company will mail a notice of redemption by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at the holder’s registered address.

      In the case of any partial redemption, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by any other method that the trustee in its sole discretion will deem to be fair and appropriate, although no note of less than $1,000 in original principal amount will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to that note will state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of that note will be issued in the name of the holder of the note upon cancellation of the original note.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

      The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes. Under certain circumstances, however, the Company may be required to offer to purchase the notes as described under the following subheadings entitled “— Change of Control” and “— Asset Sales.” The Company may at any time and from time to time purchase notes in the open market or otherwise.

Change of Control

      Upon the occurrence of a Change of Control, each holder will have the right to require the Company to repurchase all or any part of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount of those notes, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase (the “Change of Control Payment”).

      Within 90 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding notes in accordance with the provisions described under “Optional Redemption,” the Company will mail a notice to each holder with a copy to the trustee describing the transaction or transactions that constitute a Change of Control and offering to purchase the notes on a specified date (the “Change of Control Offer”), which date will be a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed (the “Change of Control Payment Date”).

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws or regulations in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture.

      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee or paying agent, on its behalf, the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being tendered and purchased by us.

      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book-entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

      The provisions described above that require us to make a Change of Control Offer following a Change of Control will apply regardless of whether any other provisions of the indenture apply. The indenture will not contain provisions that permit the noteholders to require the Company to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

      The Senior Credit Facilities prohibit the Company from purchasing any notes at any time before the notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the indenture. The occurrence of a Change of Control would constitute a default under the Senior Credit Facilities. In that event, the Company would, in effect, be unable to repurchase the notes upon a Change of Control unless the lenders under the Senior Credit Facility waive the resulting default thereunder. The Senior Notes contain, and future debt of the Company may contain, prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require the Company to repurchase such notes could cause a default under the Senior Credit Facilities, the Senior Notes or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to purchase notes in connection with a Change of Control would result in a default under the indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See “Amendments, Supplements and Waivers.”

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party offers to purchase the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer by the Company and that third party purchases all notes validly tendered to it in response to that offer.

      The definition of “Change of Control” includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of the Company’s properties or assets and the properties or assets of its Subsidiaries taken as a whole. Although there is a limited body of case law in New York interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to purchase its notes as a result of a sale, lease, exchange or other transfer of less than all of the Company’s assets and the assets of its Subsidiaries taken as a whole to another Person may be uncertain.

Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make an Asset Sale unless:

      (1) the Company or that Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by the Company’s senior management or Board of Directors, including as to the value of all non-cash consideration, of the shares, property or assets being disposed of in the Asset Sale;

      (2) at least 75% of the consideration received by the Company or its Restricted Subsidiary, as the case may be, from the Asset Sale is in the form of cash or Cash Equivalents; and

      (3) an amount equal to 100% of the Net Available Cash from the Asset Sale is applied by the Company or the Restricted Subsidiary, as the case may be,

(a) first, within one year from the receipt of that Net Available Cash and solely at the Company’s election or as required by the terms of the Senior Credit Facilities or the Senior Notes Indenture either:

(I) to

(A) invest in or acquire any one or more Related Businesses,

(B) make capital expenditures or acquisitions of other assets, in each case, used or useful in a Related Business, or

(C) invest in or acquire properties or assets that replace the properties and assets disposed of in the Asset Sale; or

(II) to prepay, repay or purchase indebtedness under the Senior Credit Facilities or the Senior Debt of the Company or pari passu Debt of a Wholly Owned Restricted Subsidiary (other than Debt owed to the Company); and

(b) second, within 45 days after the later of the application of Net Available Cash in accordance with clause (a) and the date that is one year following the receipt of the Net Available Cash, to the extent of the balance of that Net Available Cash after application in accordance with clause (a), to make an offer to purchase the notes and other pari passu Debt, to the extent required pursuant to the terms of that pari passu Debt, pro rata at 100% of the tendered principal amount of the other pari passu Debt or 100% of the accreted value of the pari passu Debt so tendered if that pari passu Debt was issued at a discount, plus accrued and unpaid interest, if any, on the notes and the pari passu Debt to the date of purchase.

The balance of the Net Available Cash after application in accordance with clauses (a) and (b) above may be used by the Company or its Restricted Subsidiaries in any manner not otherwise prohibited by the indenture. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with the indenture until the aggregate Net Available Cash from all Asset Sales following the date the notes are first issued exceeds $15.0 million. Thereafter, once the Company or its Restricted Subsidiaries accumulates an additional aggregate $15.0 million of Net Available Cash from all Asset Sales, the Company shall, after application of the additional aggregate $15.0 million of Net Available Cash as provided in clause (a), make an offer for notes pursuant to this covenant by applying the Net Available Cash in excess of $15.0 million as required pursuant to clause (b) above.

      Solely for the purposes of clause (2) above of this “Asset Sales” provision and the definition of “Net Available Cash,” the following will be deemed to be cash:

(x) the assumption by the transferee in connection with the Asset Sale pursuant to a customary novation agreement that releases the Company or any of its Restricted Subsidiaries, as the case may be, from further liability with respect to Debt of the Company or any Restricted Subsidiary, other than contingent Debt and Debt that is by its terms subordinated to the notes or to any Subsidiary Guarantee, in which case the Company will, without further action, be deemed to have applied the assumed Debt in accordance with clause (a) of the preceding paragraph, and

(y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted within 60 days into cash or Cash Equivalents.

      In the event of an Asset Sale that requires the purchase of notes pursuant to clause (3)(b) above of this “Asset Sales” provision, the Company will be required to purchase notes tendered pursuant to an offer by the Company for the notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest and Special Interest, if any, to the purchase date (an “Asset Sale Offer”) in accordance with the procedures, including prorating in the event of oversubscription, as well as proration required as a result of tenders of pari passu Debt, set forth in the indenture. If the aggregate purchase price of the notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the notes, the Company may use the remaining Net Available Cash for any purpose not prohibited by the indenture, including the repurchase of any subordinated notes required by the indenture pursuant to which such subordinated notes were issued. Upon the consummation of the purchase of notes properly tendered in response to the Asset Sale Offer, the amount of Net Available Cash subject to future offers to purchase will be deemed to be reset to zero.

      The Company will comply with the requirements of Rule 14e-1 of the Exchange Act and, to the extent applicable, any other securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of complying with those laws and regulations.

Covenants

      The indenture provides that all of the following restrictive covenants will be applicable to the Company and its Restricted Subsidiaries:

Limitation on Incurrence of Additional Debt and Issuance of Capital Stock

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including additional notes and Acquired Debt), other than Permitted Debt, and the Company will not issue any Disqualified Capital Stock and its Restricted Subsidiaries will not issue any Preferred Stock, except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company; provided, however, that the Company and any of the Subsidiary Guarantors may Incur Debt or issue shares of such Capital Stock, in either case, if on the date of that Incurrence or issuance, and after giving effect to the Incurrence of such Debt or the issuance of such Capital Stock and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.

      For purposes of determining compliance with this “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, at the time the proposed Debt is Incurred:

(1) classify all or a portion of that item of Debt on the date of its Incurrence under either the first paragraph of this covenant or under any category of Permitted Debt;

(2) reclassify at a later date all or a portion of that or any other item of Debt as being or having been Incurred in any manner that complies with this covenant; and

(3) elect to comply with this covenant and the applicable definitions in any order;

provided, however, that all outstanding Debt under the Senior Credit Facilities immediately following the date the notes are first issued shall be deemed to have been incurred pursuant to clause (2) of the definition of Permitted Debt.

Limitation on Restricted Payments

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of that Restricted Payment and immediately after giving effect to that Restricted Payment:

(1) a Default or Event of Default will have occurred and be continuing or would result from that Restricted Payment;

(2) the Company is not able to Incur an additional $1.00 of Debt pursuant to the first paragraph under the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant; or

(3) the aggregate amount of the Restricted Payment and all other Restricted Payments declared or made subsequent to the date the notes are first issued would exceed the sum of:

(a) 50% of Consolidated Net Income of the Company accrued subsequent to May 26, 2002 to the most recent date for which financial information is available to the Company, taken as one accounting period (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

(b) 100% of the aggregate net proceeds, including the net fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received subsequent to the date the notes are first issued by the Company from any Person, other than a Subsidiary of the Company, from (x) the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction where the consideration involved consists solely of Capital Stock (other than Disqualified Capital Stock)) or (y) the issue or sale of Disqualified Capital Stock or debt securities of the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for Equity Interests of the Company (other than Disqualified Capital Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction where the consideration involved consists solely of Capital Stock (other than Disqualified Capital Stock)) subsequent to the date the notes are first issued, excluding, in each case, Excluded Proceeds and excluding

(I) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary, until and to the extent that borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent those securities are so converted or exchanged and including any additional proceeds received by the Company upon the conversion or exchange;

(II) any net proceeds received from issuances and sales that are used to consummate a transaction described in clause (2) in the following paragraph;

(III) any net cash proceeds received from the issuance and sale of Designated Preferred Stock; plus

(c) an amount equal to the sum, without duplication, of:

(I) the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of that Investment by that Person;

(II) proceeds realized on the sale of that Investment to an unaffiliated purchaser; and

(III) proceeds representing the return of capital (excluding dividends and distributions),

in each case received by the Company or any of its Restricted Subsidiaries; plus

(d) an amount equal to the sum, without limitation, of any amounts, including the net fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received by the Company or any of its Restricted Subsidiaries as a capital contribution (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction where the consideration involved consists solely of Capital Stock (other than Disqualified Capital Stock)) subsequent to the date the notes are first issued (including without limitation (A) any contributions to the Company or any of its Restricted Subsidiaries of net proceeds received by Parent or Affiliates of Parent from ConAgra Foods attributable to the Garden City beef business interruption claim pursuant to the Acquisition Agreement, (B) any contributions to the Company or any of its Restricted Subsidiaries of net proceeds received by Parent or Affiliates of Parent from the disposition of the domestic cattle feeding operation acquired from ConAgra Foods, (C) any contributions to the Company or any of its Restricted Subsidiaries from Parent or Affiliates of Parent under the Contribution Agreement or the Tax Sharing Agreement, (D) any payments or contributions made directly to the Company or any of its Restricted Subsidiaries by any of the parties to the Contribution Agreement or the Tax Sharing Agreement or (E) any indemnification payments made directly to the Company or any of its Restricted Subsidiaries by any of the parties to the Acquisition Agreement); plus

(e) if the Company designates any Unrestricted Subsidiary as a Restricted Subsidiary after the date the notes are first issued, an amount equal to the fair market value of the Investment in that Unrestricted Subsidiary by the Company and its Restricted Subsidiaries at the time the Unrestricted Subsidiary is designated as a Restricted Subsidiary; plus

(f) $25.0 million.

      The provisions of the first paragraph of this “Restricted Payments” covenant will not prohibit:

(1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date it is declared;

(2) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the date the notes are first issued; provided, however, that after giving effect to such issuance or declaration on a pro forma basis, the Company would be able to Incur an additional $1.00 of Debt under the first paragraph of the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant;

(3) the purchase, redemption or other acquisition or retirement of any Capital Stock or Subordinated Debt of the Company or any warrants, options or other rights to acquire shares of any of that Capital Stock either:

(I) solely in exchange for shares of Qualified Capital Stock or other warrants, options or rights to acquire Qualified Capital Stock,

(II) through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of the Company, of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock, or

(III) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of the Company, of Disqualified Capital Stock;

(4) repurchases of Capital Stock, warrants, options or rights to acquire Capital Stock deemed to occur upon exercise of warrants, options or rights to acquire Capital Stock if such Capital Stock, warrants, options or rights represent a portion of the exercise price of such warrants, options or rights;

(5) payments or distributions, directly or indirectly through any direct or indirect parent of the Company, to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

(6) cash payments in lieu of the issuance of fractional shares;

(7) payments made to the holders of Equity Interests in any Person that is merged or consolidated with or into the Company or any Restricted Subsidiary pursuant to any merger, consolidation or sale of assets effected in accordance with the “Merger, Consolidation and Sale of Assets” covenant; provided, however, that no such payment may be made pursuant to this clause (7) unless, after giving pro forma effect to such transaction (and the Incurrence of any Debt in connection with that transaction and the use of the proceeds of that transaction), the Company would be able to Incur $1.00 of additional Debt under the first paragraph of the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant;

(8) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock or Subordinated Debt of the Company pursuant to provisions requiring the Company to offer to purchase, redeem, defease or otherwise acquire or retire for value such Capital Stock or Subordinated Debt upon the occurrence of a “change of control,” as defined in the charter provisions, agreements or instruments governing such Capital Stock or Subordinated Debt; provided, however, that the Company has made a Change of Control Offer and has purchased all notes tendered in connection with that Change of Control Offer;

(9) dividends on the Company’s Capital Stock (other than Disqualified Capital Stock) or payments to any direct or indirect parent of the Company to pay dividends on its Capital Stock after the first underwritten Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Capital Stock of the Company) sold for the account of the issuer of those shares (and not for the account of any stockholder) in any underwritten Equity Offering; provided that in the case of any such Equity Offering by any direct or indirect parent of the Company, the net cash proceeds of such Equity Offering are contributed to the common or non-redeemable preferred equity capital of the Company;

(10) payments of dividends, distributions or other amounts by the Company to fund the payment by any direct or indirect parent of the Company of administrative, legal, financial, accounting or other similar expenses relating to such parent’s direct or indirect ownership of the Company and to pay other corporate overhead expenses relating to such ownership interest, including directors’ fees, indemnifications and similar arrangements, so long as such payments are fair and reasonable and are paid as and when needed by any such direct or indirect parent of the Company;

(11) the payment of dividends, distributions or other amounts to fund the repurchase, redemption or other acquisition or retirement for value of any of the Company’s or its direct or indirect parent’s Equity Interests or any Equity Interests of any Restricted Subsidiaries held by any then-existing or former director, officer, employee, independent contractor or consultant of the

Company, its direct or indirect parent or any Restricted Subsidiary or their respective assigns, estates or heirs; provided, however, that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death or disability, does not exceed $1.0 million in the aggregate;

(12) payments of fees and expenses incurred in connection with the consummation of the Transaction;

(13) the redemption, repurchase or other acquisition or retirement of Subordinated Debt made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Debt; provided that such Refinancing Debt shall also constitute Subordinated Debt;

(14) payments by the Company under the terms of the Transaction Documents as such documents are in effect on the date the notes are first issued or as amended in accordance with the “Limitation on Transactions with Affiliates” covenant;

(15) Investments in Unrestricted Subsidiaries that are made with Excluded Proceeds; and

(16) the redemption, repurchase or other acquisition or retirement of Debt from Net Available Cash to the extent permitted under “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Asset Sales;”

provided, however, that no Default or Event of Default shall have occurred or be continuing at the time of the payment or as a result of that payment.

      In determining the aggregate amount of Restricted Payments made subsequent to the date the notes are first issued, amounts expended pursuant to clauses (1), (6), (9) and (11) shall be included in such calculation.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee.

Limitation on Liens

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its property (including Capital Stock of a Restricted Subsidiary), whether owned at the date the notes are first issued or thereafter acquired, or any interest therein or any income or profits therefrom, unless if such Lien secures Senior Subordinated Debt, the notes or the Guarantees are secured on an equal and ratable basis with such Debt for so long as such Senior Subordinated Debt is secured by such Lien, and, if such Lien secures Subordinated Debt, the Lien securing such Subordinated Debt will be subordinated and junior to a Lien securing the notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the notes or the Guarantees.

Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries

      The Company shall not, directly or indirectly:

(1) sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (or permit any Restricted Subsidiary to do the same); or

(2) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock;

other than, in the case of either (1) or (2):

(a) directors’ qualifying shares,

(b) to the Company or a Wholly Owned Restricted Subsidiary, or

(c) a disposition of 100% of the shares of Capital Stock of such Restricted Subsidiary; provided, however, that, in the case of this clause (c),

(I) such disposition is effected in compliance with the covenant described under “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Asset Sales;” and

(II) upon consummation of such disposition and execution and delivery of a supplemental indenture, such Restricted Subsidiary shall be released from any Guarantee previously made by such Restricted Subsidiary; and

(d) the issuance by a Restricted Subsidiary of Preferred Stock permitted under the first paragraph of the covenant described under “— Limitation on Incurrence of Additional Debt and Issuance of Capital Stock.”

Limitations on Layered Debt

      The Company shall not, and shall not permit any Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to, or ranks pari passu with, the notes or the Guarantees, as the case may be. In addition, no Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinated in right of payment to, or ranks pari passu with, the Guarantee of such Guarantor.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

(2) make any loans or advances to the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

      The foregoing limitations will not apply to:

(a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date the notes are first issued, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive than those contained in such agreements as in effect on the date the notes are first issued, as determined in good faith by the senior management or Board of Directors of the Company;

(b) any encumbrance or restriction existing under or by reason of the Senior Credit Facilities or the indenture governing the Senior Notes and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the Senior Credit Facilities or the indenture governing the Senior Notes, as in effect on the date the notes are first issued;

(c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Debt Incurred or Preferred Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or any Restricted Subsidiary and outstanding on such date, other than Debt Incurred or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company or any Restricted Subsidiary;

(d) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement evidencing Debt Incurred or Preferred Stock issued without violation of the indenture or effecting a refinancing of Debt Incurred or Preferred Stock issued pursuant to an agreement referred to in clauses (a), (b), (c) or this clause (d) contained in any amendment to an agreement referred to in clauses (a), (b), (c) or this clause (d); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, refinancing agreement or amendment, taken as a whole, are not materially less favorable to the holders, as determined in good faith by the senior management or Board of Directors of the Company, than encumbrances and restrictions with respect to that Restricted Subsidiary contained in agreements in effect at, or entered into on, the date the notes are first issued; and

(e) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or similar property or asset or the assignment of any such lease, license or other contract;

(II) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture;

(III) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement;

(IV) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary as determined in good faith by senior management or the Board of Directors of the Company; and

(V) contained in security agreements, mortgages or similar documents securing Debt of a Restricted Subsidiary incurred in accordance with the indenture to the extent those encumbrances or restrictions restrict the transfer of the property subject to such security agreements;

(f) any restriction with respect to a Restricted Subsidiary or any of its properties or assets imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of that Restricted Subsidiary (whether by stock sale, asset sale, merger, consolidation or otherwise) pending the closing of such sale or disposition;

(g) encumbrances or restrictions arising or existing by reason of applicable law, regulation or order;

(h) any encumbrance or restriction under Capitalized Lease Obligations and purchase money obligations for property leased or acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so leased or acquired;

(i) customary provisions with respect to the distribution of assets or property in joint venture agreements; and

(j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Limitation on Affiliate Transactions

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions, including, without limitation, the purchase, sale, lease, contribution or exchange of any property or the rendering of any service, with any of its or any of its Restricted Subsidiaries’ Affiliates (excluding transactions between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries) (an “Affiliate Transaction”), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm’s-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $10.0 million or more, such determination will be made in good faith by a majority of members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any; provided, further, however, that for a transaction or series of related transactions involving value of $25.0 million or more, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such transaction or series of related transactions is fair, from a financial point of view, to the Company or such Restricted Subsidiary.

      The foregoing restrictions will not apply to:

(1) reasonable and customary directors’ fees, indemnification and similar arrangements and payments thereunder;

(2) any obligations of the Company under any employment, noncompetition or confidentiality agreement with any officer or employee of the Company, as in effect on the date the notes are first issued;

(3) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments;”

(4) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other fair and reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries to or with officers, directors or employees of the Company and its Restricted Subsidiaries approved by the Board of Directors of the Company;

(5) loans or advances to officers, directors or employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries; provided that such loans or advances do not exceed $2.0 million outstanding at any one time;

(6) payments (including, without limitation, fees payable to and expenses of Hicks Muse and ConAgra Foods) made pursuant to the Transaction Documents as in effect on the date the notes are first issued or any amendments thereto; provided that the terms, taken as a whole, of any such amendment of any of the foregoing agreements are not otherwise disadvantageous to the holders in any material respect;

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the date the notes are first issued and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date the notes are first issued shall only be permitted by this clause (7) to the extent that the terms, taken as a whole, of any such amendment or new agreement are not otherwise disadvantageous to the noteholders in any material respect;

(8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management and of the Board of Directors of the Company, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) any agreement as in effect as of the date the notes are first issued (including without limitation the registration rights agreement with respect to the notes) or any amendment thereto, so long as any such amendment, taken as a whole, is not disadvantageous to the holders in any material respect, or any transaction contemplated thereby;

(10) any purchases of Equity Interests of the Company by its Affiliates; and

(11) any purchases by the Company’s Affiliates of Debt of the Company or any of its Restricted Subsidiaries offered to Persons who are not Affiliates; provided that such purchases must be on the same terms and conditions as offered to Persons who are not Affiliates.

Designation of Restricted and Unrestricted Subsidiaries

      The Company’s Board of Directors may designate any of its Subsidiaries, including any newly formed Subsidiary or any Person that will become a Subsidiary by way of acquisition, to be an Unrestricted Subsidiary if that designation would not cause a Default. If any of the Company’s Restricted Subsidiaries is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the newly designated Unrestricted Subsidiary will be deemed to be an Investment made as of the time of that designation and will either reduce the amount available for Restricted Payments under the first or second paragraph of the “Restricted Payments” covenant or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments,” as the Company determines in its sole discretion. The designation of such a Subsidiary or Person as an “Unrestricted Subsidiary” will only be permitted if, in the case of a Restricted Subsidiary, the deemed Investment would be permitted at the time the Restricted Subsidiary is designated as an Unrestricted Subsidiary and, in any case, if that Subsidiary or Person otherwise satisfies the requirements set forth in the definition of “Unrestricted Subsidiary.” The Company’s Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that designation would not cause a Default.

Limitation of Guarantees of Debt by Restricted Subsidiaries

      The Company will not permit any Restricted Subsidiary that is not a Guarantor to guarantee the payment of any of the Company’s Debt or any Debt of any other Domestic Restricted Subsidiary unless:

(1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of payment of the Company’s obligations under the indenture and the notes by such Restricted Subsidiary; except that if such Debt is by its express terms subordinated in right of payment to the notes, any such Guarantee of such Restricted Subsidiary with respect to such Debt will be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Debt is subordinated to the notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of the notes; and

(3) such Restricted Subsidiary will deliver to the trustee an opinion of counsel to the effect that

(a) such Guarantee of the notes has been duly executed and authorized; and

(b) such Guarantee of the notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided, however, that the foregoing provisions of this covenant will not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary of the Company and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

      Notwithstanding the provisions of the foregoing paragraph and the other provisions of the indenture, any Guarantee by a Restricted Subsidiary of the notes will provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is not prohibited by the indenture; or

(2) in the case of a guarantee by a Foreign Restricted Subsidiary, the release or discharge of the Guarantee that resulted in the creation of such Guarantee of the notes, except a discharge or release by or as a result of payment under such Guarantee.

      In addition, any Guarantee by a Restricted Subsidiary will be automatically and unconditionally released and discharged if the Company designates such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture.

Limitation on Business Activities

      The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than a Related Business. The Parent shall not directly or indirectly engage in any business other than the holding of Capital Stock of the Company.

Reports

      So long as any of the notes are outstanding, the Company and each of the Guarantors will file with the Commission, to the extent such submissions are accepted for filing by the Commission, and will provide to the trustee, within 15 days after it is or would have been required to file with the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms and all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Future Subsidiary Guarantors

      If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary following the date the notes are first issued, then that newly acquired or created Domestic Restricted Subsidiary shall execute and deliver to the trustee a supplemental indenture providing for a Guarantee and deliver an opinion of counsel satisfactory to the trustee on the date on which such Domestic Restricted Subsidiary was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Merger, Consolidation and Sale of Assets

      The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to another Person or adopt a plan of liquidation unless:

      (1) either

(a) the Company is the Surviving Person; or

(b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, will be a corporation, partnership or limited liability company organized and existing under the laws of the United States or any State of the United States or the District of Columbia; provided, however, that if the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety is a partnership or limited liability company, the Company or such Surviving Person shall cause a Restricted Subsidiary that is a corporation to become a co-obligor on the notes;

(2) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

(3) immediately after giving effect to that transaction and the use of the proceeds from that transaction, on a pro forma basis, including giving effect to any Debt Incurred or anticipated to be Incurred in connection with that transaction and the use of the proceeds from that transaction,

(a) no Default or Event of Default shall have occurred and be continuing; and

(b) except in the case of a consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary that is a Guarantor or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets to a Wholly Owned Restricted Subsidiary that is a Guarantor, immediately after giving effect to such transaction, either (i) such Surviving Person shall be able to Incur $1.00 of additional Debt under the first paragraph of the “— Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant or (ii) the Consolidated Coverage Ratio of the Surviving Person would not be less than the Consolidated Coverage Ratio of the Company immediately prior to the transaction; and

(4) the Company delivers to the trustee prior to the consummation of the proposed transaction an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (2) and (3),

(A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B) the Company may merge with one of its Affiliates that is organized solely for the purpose of reorganizing the Company in another jurisdiction in the United States to realize tax or other benefits.

      In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture, that Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company will be discharged from its obligations under the indenture and the notes.

      Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the indenture in connection with any transaction complying with the provisions described under “— Limitation on Asset Sales”) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, partnership or limited liability company organized and existing under the laws of the United States or any State of the United States or the District of Columbia;

(2) such entity surviving any such consolidation or merger (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (3)(b) of the first paragraph of this covenant.

      In connection with any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary, the Company must deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

Seller Note

      The Company shall not, and shall not permit any Restricted Subsidiary to, and Parent shall not, consolidate with or merge with or into the issuer of or other obligor under (or any guarantor of) the Seller Note or otherwise assume, directly or indirectly, the Debt represented by the Seller Note, unless immediately after giving pro forma effect to such consolidation, merger or assumption:

(1) no Default or Event of Default will have occurred and be continuing;

(2) the Company would be able to Incur an additional $1.00 of Debt under the first paragraph of the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant; and

(3) the assumption of the Seller Note is treated as a Restricted Payment in an amount equal to the aggregate principal amount outstanding of the Seller Note at the time of such assumption; provided, however, that if such assumption is made by merger or consolidation with the obligor under the Seller Note, the aggregate principal amount outstanding of the Seller Note at the time of such assumption shall be excluded from the calculation of the value of the assets being contributed as part of such merger or consolidation for purposes of paragraph 3(b)(x) or 3(d) of the first paragraph of the “Limitation on Restricted Payments” covenant.

Events of Default

      Each of the following constitutes an Event of Default under the indenture:

(1) the failure to pay interest, including Special Interest, if any, on the notes when that interest or Special Interest, as the case may be, becomes due and payable and the Default continues for 30 days;

(2) the failure to pay principal of or premium, if any, on the notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

(3) the failure to observe or perform any other covenant or agreement contained in the notes or the indenture, which failure continues for a period of 60 days after the Company receives a written notice specifying the default from the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

(4) the failure by the Company or any Restricted Subsidiary to pay Debt at the final stated maturity, after giving effect to any extensions, or upon the acceleration of the final stated maturity of that Debt, if the aggregate principal amount of that Debt, together with the aggregate principal amount of any other such Debt in default for failure to pay principal at the final stated maturity, after giving effect to any extensions, or upon the acceleration of the final stated maturity of that Debt, aggregates $20.0 million or more at any time and such default shall not have been cured or such acceleration shall not have been rescinded after a 10-day period;

(5) one or more judgments in an aggregate amount in excess of $20.0 million, which judgments are not covered by insurance, or if covered by insurance, as to which the insurer has disclaimed coverage, being rendered against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged, unwaived or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries; and

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable by a judicial determination or any Guarantee of a Significant Subsidiary is found to be invalid by a judicial determination or any Guarantor that is a Significant Subsidiary denies its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the indenture).

      If any Event of Default (other than those of the type described in clause (6) of the preceding paragraph) occurs and is continuing, the trustee may, and the trustee upon the request of holders of 25% in principal amount of the outstanding notes will, or the holders of at least 25% in principal amount of outstanding notes may, declare the principal of all the notes, together with all accrued and unpaid interest, premium, if any, and Special Interest, if any, to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

      The Company shall deliver to the trustee, within five Business Days after becoming aware of the occurrence thereof, written notice in the form of an officers’ certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

      If an Event of Default with respect to bankruptcy proceedings relating to the Company or any Significant Subsidiaries occurs and is continuing, then such amount with respect to all the notes will ipso facto become due and payable immediately without any declaration or other act on the part of the trustee or any holder of the notes.

      At any time after a declaration of acceleration with respect to the notes, the holders of a majority in principal amount of the notes then outstanding (by notice to the trustee) may rescind and cancel that declaration and its consequences if:

(a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the notes that has become due solely by such declaration of acceleration;

(c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d) the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances; and

(e) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the first paragraph of “— Events of Default” above, the trustee has received an officers’ certificate and opinion of counsel that such Event of Default has been cured or waived.

      The holders of a majority in principal amount of the notes may waive by consent any then existing or potential Default, and its consequences, except a default in the payment of the principal of or interest on any notes. In the event of any Event of Default specified in clause (4) of the first paragraph “— Events of Default,” such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, will be annulled, waived and rescinded, automatically and without any action by the trustee or the noteholders, if within 60 days after the Event of Default arose

(A) the Debt that is the basis for the Event of Default has been discharged,

(B) the holders of that Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default, or

(C) if the default that is the basis for such Event of Default has been cured.

      The Company is required to deliver to the trustee, within 120 days after the end of the Company’s fiscal year, a certificate indicating such signing officer’s knowledge as to whether the Company has complied with all conditions and covenants under the indenture.

      Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default should occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provision for security or indemnification and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Amendments, Supplements and Waivers

      Subject to exceptions described below, the indenture and the notes may be amended with the consent of the holders of a majority in principal amount of the notes, including additional notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes may be waived (except for a continuing Default or Event of Default in the payment of principal, premium, if any, or interest or Special Interest, if any, on the notes and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder). Without the consent of each holder of an outstanding note affected, however, no amendment may, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

(3) reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for those notes (except, in the case of repurchases, as would otherwise be permitted under clauses (7) and (10) hereof);

(4) make any note payable in money other than that stated in the note and the indenture;

(5) impair the right of any holder to receive payment of principal, premium, interest and Special Interest, if any, on that holder’s notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such holder’s notes or any Guarantee;

(6) modify the provisions contained in the indenture permitting holders of a majority in principal amount of the notes to waive a Default;

(7) after the Company’s obligation to purchase the notes arises under the indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer;

(8) release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture;

(9) make any change to the subordination provisions of the indenture governing the notes that would adversely affect the holders of the notes, subject to the consent of the holders of Senior Debt or their Representative;

(10) at any time after the Company is obligated to make an Asset Sale Offer as described in “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Asset Sales,” change the time at which such offer to purchase must be made or at which the notes must be repurchased pursuant thereto; or

(11) make any change in any Guarantee that would adversely affect the holders of the notes.

      Without the consent of any holder, the Company and the trustee may amend the indenture to:

(a) cure any ambiguity, omission, defect or inconsistency;

(b) provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the indenture;

(c) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code);

(d) add additional Guarantees or additional obligors with respect to the notes;

(e) secure the notes;

(f) add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company;

(g) make any other change that does not adversely affect the rights of any holder;

(h) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

(i) to provide for the issuance of additional notes in accordance with the indenture; or

(j) subject to the consent of the holders of Senior Debt or their Representative, make any change to the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions.

      The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Defeasance

      The Company may, at its option and at any time, elect to terminate all its and the Guarantors’ obligations with respect to the outstanding notes, the Guarantees and the indenture (“legal defeasance”), except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, or interest and Special Interest, if any, on those notes when these payments are due from the defeasance trust referred to below;

(2) the Company’s obligations with respect to the issuance of temporary notes, the registration of notes, the status of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and the Company’s obligations in connection with those rights, powers, trusts, duties and immunities; and

(4) the Company’s obligations under the defeasance provisions contained in the indenture.

      In addition, the Company may, at its option and at any time, elect to release its and the Guarantors’ obligations with respect to specified covenants (“covenant defeasance”) and thereafter any failure by the Company or its Restricted Subsidiaries to comply with those covenants will not constitute a Default or an Event of Default with respect to the notes. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under “Events of Default” will no longer constitute Events of Default with respect to the notes.

      If the Company exercises legal defeasance, payment of the notes may not be accelerated as a result of an Event of Default with respect to the notes. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries) or (7) under “Events of Default” above or because of the failure of the Company to comply with clauses (3)(a) or (b) under “Covenants — Merger, Consolidation and Sale of Assets” above.

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of covenant defeasance.

      In order to exercise either legal defeasance or covenant defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust (the “defeasance trust”), for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities or a combination of cash and non-callable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest and Special Interest, if any, on the outstanding notes on the stated maturity or on the next available redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to that redemption date;

(2) in the case of legal defeasance, the Company must deliver to the trustee an opinion of counsel confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the date the Company first issued the notes, there has been a change in the applicable federal income tax law, and

(c) that based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4) no Event of Default from bankruptcy or insolvency events shall have occurred at any time in the period ending on the 91st day after the cash and/or non-callable U.S. Government Securities have been deposited in the defeasance trust;

(5) legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must deliver to the trustee an opinion of counsel, subject to customary exceptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7) the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8) the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

      Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (a) have become due and payable, (b) will become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the notes for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

      The Company may discharge the indenture such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the notes, as to all outstanding notes when:

(1) either

(a) all the notes previously authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the trustee for cancellation; or

(b) all notes not previously delivered to the trustee for cancellation

(I) have become due and payable, or

(II) will become due and payable at their maturity within one year, or

(III) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of a redemption by the trustee, and in the case of (I), (II) or (III), the Company has deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of such cash and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the notes not previously delivered to the trustee for cancellation for principal, premium, if any, and interest and Special Interest, if any, on the notes to the date of deposit, in the case of notes that have become due and payable, or to the stated maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable by it under the indenture and

(3) the Company delivers to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or of the Guarantors under the notes, the indenture, the Guarantees or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

      The Bank of New York Trust Company of Florida, N.A. is the trustee under the indenture and has been appointed by the Company as registrar and paying agent with regard to the notes. The indenture contains limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligations to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

      The indenture provides that it, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Definitions

      “Acquired Debt” means Debt of a Person or any of its Subsidiaries existing at the time that Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from that Person.

      “Acquisition Agreement” means the agreement by and among ConAgra Foods, S&C Holdco, Inc. (now known as Swift Foods Company) and HMTF Rawhide, L.P., dated as of May 20, 2002, as amended from time to time in accordance with the indenture.

      “Additional Senior Notes” means any Senior Notes (other than Initial Senior Notes and Senior Exchange Notes) issued under the Senior Notes Indenture in accordance with the terms and thereof, as part of the same series as the Initial Senior Notes or as an additional series.

      “Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Asset Sale” means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than:

(1) a disposition by a Restricted Subsidiary to the Company, by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary Guarantor or by a Foreign Restricted Subsidiary to another Foreign Restricted Subsidiary;

(2) a disposition of inventory in the ordinary course of business;

(3) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(4) dispositions or a series of related dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (4) that were consummated since the beginning of the calendar year in which such disposition is consummated, are less than $1.0 million;

(5) transactions permitted under the “Merger, Consolidation and Sale of Assets” covenant;

(6) the making of a Permitted Investment or any other transaction permitted by the “Limitation on Restricted Payments” covenant;

(7) licenses or similar agreements with respect to intellectual property or other general intangibles owned or licensed by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8) any transaction that constitutes a Change of Control;

(9) a disposition of Cash Equivalents in the ordinary course of business;

(10) pro rata dispositions of property to joint venture partners in connection with the dissolution or other termination of a joint venture;

(11) a transfer resulting from a casualty or condemnation of assets; and

(12) the trade or exchange by the Company or any Restricted Subsidiaries of any assets used or useful in the Company’s business or any Related Business that are owned or held by the Company or such Restricted Subsidiary solely for assets used or useful in the Company’s business or any Related Business that are owned or held by another Person that the Board of Directors of the Company determines in good faith by resolution to be of approximately equivalent value; provided, however, that for any trade or exchange or series of trades or exchanges involving value in excess of $25.0 million the Company must obtain a written opinion from an Independent Financial Advisor to the effect that the assets received constitutes an exchange of equivalent value.

      “Attributable Debt” in respect of a Sale and Leaseback Transaction under the Senior Notes Indenture means, at any date of determination;

(1) if such Sale and Leaseback Transaction is a Capitalized Lease Obligation, the amount of Debt represented thereby according to the definition of “Capitalized Lease Obligation;” and

(2) in all other instances the present value (discounted at the interest rate borne by the Senior Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

      “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

      “Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation;

(2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

      “Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

      “Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

      “Cash Equivalents” means any of the following:

(1) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) Investments in eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) Investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) Investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; and

(6) Investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (5) above.

      “Cattle Feed Companies” means Swift Cattle Holdco, Inc., a Delaware corporation, Monfort Finance Company, Inc., a Colorado corporation, and Northern Colorado Feed, LLC, a Colorado limited liability company.

      “Change of Control” means the occurrence of any of the following events:

(1) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group (whether or not otherwise in compliance with the provisions of the indenture), other than to one or more of the Permitted Holders or their Related Parties;

(2) any Person or Group, other than one or more of the Permitted Holders or of their Related Parties, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities constituting more than 50% of the Company’s Voting Stock;

(3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture); or

(4) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors.

      “Commission” means the Securities and Exchange Commission.

      “Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities used at the time in the ordinary course of business.

      “ConAgra Foods” means ConAgra Foods, Inc., a Delaware corporation.

      “Consolidated Coverage Ratio” means, with respect to any Person as of any date of determination, the ratio of:

(1) Consolidated EBITDA for that Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available and have been filed with the Commission and/or provided to the trustee, to

(2) Consolidated Interest Expense for that Person for those four fiscal quarters.

      In the event that such Person or any of its Restricted Subsidiaries Incurs, assumes, guarantees, repurchases, repays or redeems any Debt or issues any Preferred Stock or Disqualified Capital Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Coverage Ratio is made (the “Calculation Date”), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, repurchase, repayment or redemption of Debt or issuance of Preferred Stock or Disqualified Capital Stock as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations, restructurings, joint ventures and discontinued operations that are made by such Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date will be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, restructurings, joint ventures and discontinued operations (and the increase or reduction of any associated interest obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

      If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of or was merged with or into any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, restructuring, joint venture or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, restructuring, joint venture or discontinued operation had occurred at the beginning of the applicable four-quarter period.

      Without limiting the two preceding paragraphs, if any portion of the four-quarter reference period is prior to the date of the issuance of the notes, then the Consolidated Coverage Ratio shall be adjusted (on a pro rata basis for such period or portion thereof occurring prior to such date) to give pro forma effect to each of the following, as if each of the following had occurred on the first day of the four-quarter reference period: (a) the elimination of businesses and assets not acquired in connection with the Transaction (including the elimination of the Cattle Feed Companies, the Divested Companies and Weld Insurance Company), (b) the elimination of historical allocated corporate costs, (c) an adjustment necessary to reflect the incremental allocated corporate costs as if the Transaction was consummated on the first day of the four-quarter reference period and (d) the non-inclusion of certain pension and retiree medical plans as part of the Transaction.

      For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Person. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to that Debt). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

      For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility or similar arrangement computed on a pro forma basis shall be computed based on the average balance of such Debt during the applicable period. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Person may designate.

      “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(2) all short-term debt and all current maturities of long-term Debt.

      “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of the Person and its Restricted Subsidiaries for that period plus, to the extent such amount was deducted in calculating Consolidated Net Income and as determined in conformance with GAAP:

(1) Consolidated Interest Expense;

(2) income tax expense;

(3) depreciation expense;

(4) amortization expense;

(5) exchange or translation losses on foreign currencies;

(6) upfront expenses resulting from or charges relating to equity offerings, investments, mergers, recapitalizations, option buyouts, dispositions, acquisitions and similar transactions to the extent those expenses reduce net income;

(7) restructuring charges or write-offs;

(8) gains or losses on dispositions;

(9) any costs or charges which would otherwise reduce Consolidated EBITDA as a result of an increase in value to the pre-acquisition historical amounts of accounts receivable, inventories or any other current assets (the “write-up”), to the extent the write-up is required by GAAP, and occurs as a result of any acquisition permitted under the indenture;

(10) the amount of any minority interest expense;

(11) without duplication, all other non-cash items (excluding any charge which represents the accrual of, or a reserve for, anticipated cash charges for any future period), extraordinary items and nonrecurring and unusual items reducing such Consolidated Net Income; and

(12) any decrease in Consolidated Net Income resulting solely from the marking to market of open positions on beef and pork contracts required by the application of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” of the Financial Accounting Standards Board (and any replacement or successor statement);

less all non-cash items (excluding items which represent the reversal of a charge referred to in the parenthetical to clause (11) above) and nonrecurring and unusual items increasing such Consolidated Net Income.

      “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including:

(a) amortization of debt discount;

(b) the interest component of Capitalized Lease Obligations;

(c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d) interest actually paid by that Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements;

(f) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by that plan or trust; and

(g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary; and

(2) consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued;

less, to the extent included in the consolidated interest expense of that Person, (A) non-cash interest on any Debt (provided that such Debt does not require any repayment of all or any portion of the principal amount thereof prior to the final maturity of the notes) and (B) debt discount solely to the extent relating to the issuance and sale of Debt together with any equity security as part of an investment unit and (C) the amortization of capitalized debt issuance costs.

      Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Person that was not a Wholly Owned Subsidiary will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

      “Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of that Person and its consolidated Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, however, that Consolidated Net Income for that Person for that period will exclude, without duplication:

(1) any net income of any Restricted Subsidiary of the Person if and to the extent that Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to that Person, other than restrictions in effect on the date the notes are first issued with respect to a Restricted Subsidiary of that Person and other than restrictions that are either created or exist in compliance with the provisions of the “Limitation on Restrictions on Distributions from Restricted Subsidiaries” covenant or are legally waived;

(2) any net after-tax gain or loss (including all fees and expenses related thereto) realized upon the sale or other disposition of any assets of the Person or its consolidated Restricted Subsidiaries,

including pursuant to any Sale and Leaseback Transaction, which are not sold or otherwise disposed of in the ordinary course of business;

(3) any net after-tax extraordinary gain or loss (including all fees and expenses related thereto);

(4) the cumulative effect of a change in accounting principles;

(5) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations;

(6) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of:

(a) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by that Person: and

(b) the net income of that Person, but in no event less than zero;

(7) any non-cash expenses attributable to grants or exercises of employee or independent contractor stock options or equity compensation arrangements; and

(8) any costs relating to the Transaction that would be required to be expensed under GAAP;

provided, further, however, that solely when determining Consolidated Net Income for purposes of paragraph 3(a) under “— Limitations on Restricted Payments,” the following items shall be added back to Consolidated Net Income to the extent such amount was deducted in calculating Consolidated Net Income and as determined in accordance with GAAP:

(a) extraordinary items and nonrecurring and unusual items;

(b) the mark-to-market impact of open positions accounted for in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and

(c) the amount of any non-cash items related to the compensation of employees, officers, directors or consultants and impairments of intangible assets.

      “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(1) the excess of cost over fair market value of assets or businesses acquired;

(2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the date the notes are first issued as a result of a change in the method of valuation in accordance with GAAP;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(5) treasury stock;

(6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7) Investments in and assets of Unrestricted Subsidiaries.

      “Continuing Directors” means (a) at any time during the first two years after the closing of the Transaction, individuals who are directors of the Company on the closing date (after giving effect to the Transaction) or whose election was approved by a vote of at least a majority of individuals who were Continuing Directors as of the time of such election and (b) at any time thereafter, individuals who, two years prior to such time, were directors of the Company or whose election was approved by a vote of at least a majority of individuals who were Continuing Directors as of the time of such election.

      “Contribution Agreement” means the agreement by and among the Company, Swift Foods Company, S&C Holdco 2, Inc. and Parent entered into as of the date the notes are first issued, pursuant to which Swift Foods Company, S&C Holdco 2, Inc. and Parent will contribute or otherwise pay over, or cause any of their Subsidiaries (other than Swift Cattle Holdco, Inc. and Monfort Finance Company, Inc.) to contribute or otherwise pay over, to the Company any amounts they receive from ConAgra Foods or its Affiliates pursuant to indemnification claims under the Acquisition Agreement and any amounts obtained from other sources which are applied to offset any indemnification claims that the Company could otherwise make under the Acquisition Agreement.

      “Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

      “Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1) for borrowed money;

(2) evidenced by bonds, debentures, notes or other similar instruments;

(3) constituting Capitalized Lease Obligations and all Attributable Debt in respect of Sale and Leaseback Transactions;

(4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) for Debt of other Persons to the extent guaranteed by such Person;

(7) for Hedging Obligations; and

(8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured.

      The amount of Debt of any Person at any date will be:

(a) the sum of (I) the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP and

(II) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; and

(b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Designated Preferred Stock” means Preferred Stock of a Person, other than Preferred Stock that is Disqualified Capital Stock, that is issued to another Person other than to a Restricted Subsidiary, for cash and is so designated as “Designated Preferred Stock,” pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of the Person, on the issuance date of that Preferred Stock, the cash proceeds of which are excluded from the calculation set forth in clause 3(b) of the “Limitation on Restricted Payments” covenant.

      “Designated Senior Debt” means:

(1) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and in an officers’ certificate delivered to the trustee as “Designated Senior Debt” of the Company for purposes of the indenture;

(2) any Senior Debt outstanding under the Senior Credit Facilities; and

(3) any Senior Debt outstanding under the indenture governing the Senior Notes.

      “Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

      “Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3) is redeemable at the sole option of its holder,

in whole or in part, on or prior to the final maturity date of the notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the notes will be deemed Disqualified Capital Stock.

      “Divested Companies” shall have the meaning set forth in the Acquisition Agreement.

      “Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

      “Equity Interests” means Qualified Capital Stock and all warrants, options or other rights to acquire Qualified Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock.

      “Equity Offering” means any public or private sale of common stock or Preferred Stock or options, warrants or rights with respect to such common stock or Preferred Stock of the Company or the direct or indirect parent of the Company, excluding Disqualified Capital Stock of the Company and public offerings with respect to common stock registered on Form S-8 or any successor form thereto under the Securities Act.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Excluded Proceeds” means the net cash proceeds received by a Person from

(1) contributions to its equity capital other than contributions from the issuance of Disqualified Capital Stock of the Company or any of its Subsidiaries; and

(2) the sale, other than to a Subsidiary or to any management equity or stock option plan or employee benefit plan of the Company, of Qualified Capital Stock of the Person;

in each case designated as Excluded Proceeds pursuant to an officers’ certificate on the date the contributions are made or the date those Equity Interests are sold, as the case may be, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the “Limitation on Restricted Payments” covenant.

      “Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      “GAAP” means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as approved by a significant segment of the accounting profession as may from time to time be in effect. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

      “Group” means a group of related Persons for purposes of Section 13(d) of the Exchange Act.

      “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

      “Guarantee” means a Guarantor’s guarantee of the notes, subject to the provisions of “— Subordination of Guarantees.”

      “Guarantor” means: (1) Parent; (2) each of the Company’s Domestic Restricted Subsidiaries existing as of the date of the indenture; and (3) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

      “Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1) any Interest Rate Protection Agreement;

(2) foreign exchange contracts and Currency Protection Agreements;

(3) any Commodity Agreement; and

(4) other agreements or arrangements entered into in the ordinary course of business and designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices.

      “Hicks Muse” means Hicks, Muse, Tate & Furst Incorporated and each of its successors.

      “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

      “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in the Company’s business of nationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged.

      “Initial Senior Notes” means $268,000,000 in aggregate principal amount of Senior Notes issued under the Indenture, dated September 19, 2002, by and among the Company, the Guarantors and The Bank of New York Trust Company of Florida, N.A., as trustee.

      “Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which that Person is a party or beneficiary.

      “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to other Persons or any payment for property or services for the account or use of other Persons), or any purchase or acquisition of Capital Stock, Debt or other similar instruments issued by such Person.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

      “Net Available Cash” from an Asset Sale means cash or Cash Equivalents received, including any payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the properties or assets subject to that Asset Sale, from that Asset Sale, in each case net of

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP in connection with such Asset Sale;

(2) all payments made on any Debt which is secured by any assets subject to such Asset Sale, other than the Senior Credit Facilities, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale;

(3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of the Asset Sale;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in the Asset Sale and retained by the Company or any Restricted Subsidiary of the Company after that Asset Sale; and

(5) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

      “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

      “Parent” means S&C Holdco 3, Inc., a Delaware corporation, and its successors.

      “Permitted Debt” means, without duplication:

(1) Debt outstanding on the date the notes are first issued;

(2) Debt of the Company or a Restricted Subsidiary under the Senior Credit Facilities, including guarantees thereof; provided that the aggregate principal amount of all such Debt under the Senior Credit Facilities at any one time outstanding shall not exceed the greater of (a) $550.0 million, or (b) the sum of (I) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, plus (II) 70% of the book value of the inventory (other than supplies) of the Company and its Restricted Subsidiaries, (III) 15% of the book value of the supplies of the Company and its Restricted Subsidiaries, plus (IV) 100% of the book value of the plant, property and equipment of the Company and its Restricted Subsidiaries (provided that any amount under this clause (IV) shall not exceed $110.0 million) in each case determined on a consolidated basis and to the extent eligible to be included in the Borrowing Base (as defined in the Senior Credit Facilities); less the amount of all repayments of term Debt with Net Available Cash from Asset Sales applied pursuant to the covenant described under “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Asset Sales;”

(3) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary or Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary that is not a Guarantor is unsecured and is subordinated in right of payment to the payment and performance of the Company’s obligations under the notes; provided, further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt, except to the Company or a Wholly Owned Restricted Subsidiary, will be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof;

(4) Debt evidenced by or arising under (a) the notes, the Guarantees and the indenture, and (b) the Initial Senior Notes, the Senior Exchange Notes, the Senior Guarantees and the Senior Notes Indenture;

(5) Hedging Obligations; provided, however, that the agreements governing those Hedging Obligations are entered into for bona fide hedging purposes and not for speculative purposes, as determined in good faith by the Board of Directors or senior management of the Company;

(6) additional Debt of the Company or any of its Restricted Subsidiaries not otherwise permitted under the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant, in an aggregate principal amount, which when aggregated with the aggregate principal amount of all other Debt then outstanding and Incurred pursuant to this clause (6), does not at any one time outstanding exceed $40.0 million (which amount may, but need not be, incurred under the Senior Credit Facilities);

(7) Refinancing Debt;

(8) subject to compliance with the “Limitation of Guarantees of Debt by Restricted Subsidiaries” covenant, guarantees by the Company or Restricted Subsidiaries of the Company of any Debt permitted by the indenture to be Incurred;

(9) Debt in respect of performance bonds, reimbursement obligations with respect to letters of credit, bankers’ acceptances, completion guarantees and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of their business or Debt with respect to reimbursement type obligations regarding workers’ compensation claims;

(10) pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, or arising from guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations, other than Debt, made in the ordinary course of business;

(11) Debt arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to those agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiaries of the Company, other than guarantees of Debt or other obligations Incurred by any Person acquiring all or any portion of those business assets or Restricted Subsidiaries of the Company for the purpose of financing that acquisition, in a principal amount not to exceed the gross proceeds, including non-cash proceeds, actually received by the Company or any of its Restricted Subsidiaries in connection with that disposition; provided, however, that such Debt is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries, other than as contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet;

(12) Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement in an aggregate amount not to exceed at any one time outstanding $25.0 million;

(13) Acquired Debt or Disqualified Capital Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture; provided, however, that such Acquired Debt or Disqualified Capital Stock is not Incurred in contemplation of that acquisition or merger; and provided, further, that after giving effect to the acquisition or merger, the Company would be permitted to Incur at least $1.00 of additional Debt, other than Permitted Debt, under the first paragraph of the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant; and

(14) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn inadvertently against insufficient funds in the ordinary course of business provided that such Debt is extinguished within five business days of incurrence of such Debt.

      “Permitted Holders” means Hicks Muse, its Affiliates and each of their principals, employees, partners, officers, members and directors.

      “Permitted Investment” means an Investment by the Company or any of its Restricted Subsidiaries in:

(1) cash or Cash Equivalents;

(2) an Investment existing on the date the notes are first issued;

(3) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, including any receivables from livestock suppliers;

(4) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(5) loans and advances to employees or independent contractors made in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $1.0 million;

(6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(7) Hedging Obligations permitted under clause (5) of the definition of “Permitted Debt;”

(8) other Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments made pursuant to this clause (8), in an aggregate amount at any time outstanding not to exceed $75.0 million; provided that the value of any such Investment shall be determined at the time such Investment was made;

(9) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as non-cash consideration for Asset Sales effected in compliance with the covenant described under “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Assets Sales;”

(10) prepayments and other credits to suppliers made in the ordinary course of business;

(11) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the “Limitations on Transactions with Affiliates” covenant;

(13) the Company or a Wholly Owned Restricted Subsidiary; provided, however, that the primary business of such Wholly Owned Restricted Subsidiary or of its Wholly Owned Restricted Subsidiaries, as the case may be, is a Related Business; and

(14) another Person if as a result of such Investment such other Person becomes a Wholly Owned Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly Owned Restricted Subsidiary; provided, however, that in each case such Person’s primary business is a Related Business.

      “Permitted Junior Securities” means:

(1) Capital Stock in the Company or any Subsidiary Guarantor of the notes; or

(2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

      “Permitted Liens” means:

(1) Liens to secure Debt permitted to be Incurred under clause (2) of the definition of “Permitted Debt;”

(2) Liens on the outstanding Capital Stock or assets of Foreign Subsidiaries to secure any intercompany notes issued by a Foreign Subsidiary to the Company and any guarantee of such intercompany notes by a Foreign Subsidiary evidencing a loan by the Company to such Foreign Subsidiary of proceeds from the Senior Credit Facilities;

(3) Liens to secure Debt permitted to be Incurred under clause (12) of the definition of “Permitted Debt;” provided that any such Lien may not extend to any property of the Company or any Restricted Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6) Liens on the property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Restricted Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Restricted Subsidiary; provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Restricted Subsidiary;

(8) Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(9) pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11) Liens securing Hedging Obligations;

(12) Liens existing on the date the notes are first issued not otherwise described in clauses (1) through (11) above;

(13) Liens on the property of the Company or any Restricted Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8) or (12) above; provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (3), (7), (8) or (12) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement; and

(14) Liens not otherwise permitted by clauses (1) through (13) above encumbering assets having an aggregate fair market value not in excess of 5% of Consolidated Net Tangible Assets at the time of the incurrence of such Lien.

      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

      “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

      “Refinancing Debt” means any Indebtedness that is Incurred by the Company or any Restricted Subsidiaries to refund, refinance, replace, renew, repay or extend any Indebtedness Incurred in accordance with the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant that does not:

(1) result in an increase in the aggregate principal amount of Debt (such principal amount to include, for purposes of this definition only, any premiums, fees, penalties or accrued interest paid with the proceeds of the Refinancing Debt) of the Company or that Restricted Subsidiary; or

(2) create Debt with:

(a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Debt being refinanced; or

(b) a final maturity earlier than the final maturity of the Debt being refinanced;

provided that in the event the obligor on the Debt being refunded, refinanced, renewed, repaid or extended is the Company or a Subsidiary Guarantor, the Refinancing Debt may only be incurred by the Company or a Subsidiary Guarantor.

      “Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date the notes are first issued, as reasonably determined by the Company’s Board of Directors.

      “Related Parties” means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner.

      “Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

      “Restricted Payment” means:

(1) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable solely in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company’s Capital Stock;

(2) the declaration or payment of any dividend or the making of any other distribution on shares of the Capital Stock of a Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries, (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Restricted Subsidiary that is not a corporation) or (c) dividends or distributions payable solely in its Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock);

(3) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary (in either case, other than in exchange for its Qualified Capital Stock or options, rights or warrants to acquire Qualified Capital Stock or to the extent that after giving effect to such purchase, redemption, retirement or acquisition, such Restricted Subsidiary would become a Wholly Owned Subsidiary);

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Debt of the Company or a Restricted Subsidiary (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased (A) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition, or (B) in compliance with the provisions described under “Mandatory Redemption; Offers to Purchase; Open Market Purchases — Asset Sales” to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued); or

(5) the making of any Investment (other than a Permitted Investment) in any Person.

      “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person, other than transactions between the Company and its wholly owned Restricted Subsidiaries or between wholly owned Restricted Subsidiaries.

      “Secured Debt” means any Debt of the Company or a Guarantor secured by a Lien.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Seller Note” means the note in the principal amount of $150.0 million issued by Swift Foods Company to ConAgra Foods, and assigned by Swift Foods Company to S&C Holdco 2, Inc., in connection with the Transaction.

      “Senior Credit Facilities” means the Debt represented by:

(1) the Credit Agreement, dated as of the date of the indenture, among Parent, the Company, certain of its Subsidiaries, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, and JP Morgan Chase Bank, as Syndication Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications relating to the addition or elimination of Subsidiaries of the Company as borrowers, guarantors or other credit parties thereunder; and

(2) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Senior Credit Facilities or one or more other credit or other agreements or indentures).

      “Senior Debt” of the Company means all of its Obligations with respect to Debt, whether outstanding on the date the notes are first issued or thereafter Incurred, and shall include (i) all obligations for interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding and (ii) all fees, expenses and indemnities and all other amounts payable with respect to Debt; provided, however, that Senior Debt shall not include:

(1) any obligation in respect of the notes or other Debt of the Company that is by its terms subordinate or pari passu in right of payment to the notes;

(2) any Debt Incurred in violation of the provisions of the indenture;

(3) any obligation of the Company to any Subsidiary; or

(4) any obligations with respect to any Capital Stock of the Company.

      To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any Bankruptcy Law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. “Senior Debt” of any Guarantor has a correlative meaning and shall not include any obligation of such Guarantor to the Company or any other Subsidiary of the Company.

      “Senior Exchange Notes” means Senior Notes issued in the exchange offer pursuant to the Senior Notes Indenture.

      “Senior Guarantee” means a Guarantor’s guarantee of the Senior Notes.

      “Senior Notes” means the 10 1/8% Senior Notes due 2009 of the Company, including the Initial Senior Notes, the Senior Exchange Notes or any Additional Senior Notes.

      “Senior Notes Indenture” means the indenture, September 19, 2002, by and among the Company, the Guarantors and The Bank of New York Trust Company of Florida, N.A., as Trustee, governing the Company’s Senior Notes.

      “Senior Subordinated Debt” of the Company means the notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. “Senior Subordinated Debt” of any Guarantor has a correlative meaning.

      “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

      “Special Interest” means the additional interest, if any, to be paid on the notes as described in the registration rights agreement entered into among the Company, the Guarantors and the initial purchasers.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

      “Subordinated Debt” means any Debt of the Company or a Restricted Subsidiary, whether outstanding on the date the notes are first issued or thereafter Incurred, which is subordinate or junior in right of payment to the notes or the Guarantee of such Restricted Subsidiary, as the case may be, pursuant to a written agreement.

      “Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Restricted Subsidiary for purposes of the indenture.

      “Subsidiary Guarantee” means the Guarantee of the notes by each of the Subsidiary Guarantors.

      “Subsidiary Guarantor” means all of the Company’s existing and future Subsidiaries incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States and any other Subsidiary that becomes a Guarantor pursuant to the provisions of the covenant described under “Future Subsidiary Guarantors.”

      “Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

      “Tax Sharing Agreement” means the agreement by and among the Company, on the one hand, and certain of its direct and indirect parent entities and the entities that will acquire and operate the domestic cattle feeding operations of ConAgra Foods, on the other hand.

      “Trademark License Agreements” means the Armour Transition Trademark License Agreement among ConAgra Foods, ConAgra Brands, Inc. and Swift Brands Company and the Swift Transition Trademark License Agreement between Swift Brands Company and ConAgra Foods each dated as of the date the notes are first issued.

      “Transaction Documents” means the Acquisition Agreement, together with related documents, including the following documents all of which will be dated as of the date the notes are first issued:

(1) Cattle Supply Agreement, between Swift Beef Company and Monfort Finance Company, Inc.;

(2) Preferred Supplier Agreement, between ConAgra Foods and Swift & Company;

(3) By-Products Marketing Agreement, between ConAgra Trade Group, Inc. and Swift & Company;

(4) Transition Services Agreement, among ConAgra Foods, Monfort Finance Company, Inc., Swift Foods Company, Swift Beef Company, Swift & Company, Swift Cattle Holdco, Inc., S&C Holdco 3, Inc., Swift Pork Company, Kabushiki Kaisha SAC Japan, Australia Meat Holdings Pty.

Limited, Burcher Pty. Limited, Swift Refrigerated Foods, S.A. de C.V., Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Corporation and Monfort, Inc., as amended;

(5) Trademark License Agreements;

(6) Hangar License Agreement, between ConAgra Foods and Swift Beef Company;

(7) Risk Management Agreement, between ConAgra Foods and Monfort Finance Company, Inc.;

(8) Seller Note;

(9) the promissory note(s) issued by S&C Australia Holdco Pty. Ltd. to the Company;

(10) Monitoring and Oversight Agreement, among Swift Foods Company, Swift & Company, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 2, Inc., S&C Holdco 3, Inc. and Hicks Muse & Co. Partners, L.P.;

(11) Financial Advisory Agreement, among Swift Foods Company, Swift & Company, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 2, Inc., S&C Holdco 3, Inc. and Hicks Muse & Co. Partners, L.P.;

(12) Stockholders’ Agreement, among HMTF Rawhide, L.P., ConAgra Foods, Hicks, Muse, Tate & Furst Incorporated and Swift Foods Company;

(13) the employment and severance arrangements with senior management of the Company;

(14) Indemnification and Release Agreement, among ConAgra Foods, Swift Foods Company, S&C Holdco 2, Inc., S&C Holdco 3, Inc., Swift & Company, S&C Australia Holdco Pty. Ltd., Swift Cattle Holdco, Inc., Swift Brands Company, Swift Beef Company, Swift Pork Company, Kabushiki Kaisha SAC Japan, Swift Refrigerated Foods, S.A. de C.V., Monfort Finance Company, Inc., Burcher Pty. Limited, Monfort, Inc., Australia Meat Holdings Pty. Limited, Miller Bros. Co., Inc., Monfort Food Distribution Company and Monfort International Sales Corporation;

(15) Contribution Agreement;

(16) Tax Sharing Agreement;

(17) Indemnity Side Letter from ConAgra Foods and Swift Foods Company to HMTF Rawhide, L.P.;

(18) the lease for the Hyrum, Utah facilities from ConAgra Foods or its Affiliates to the Company or its Affiliates;

(19) side letter from ConAgra Foods to HMTF Rawhide, L.P. and the initial purchasers regarding certain undertakings;

(20) intercompany promissory notes; and

(21) Patent License Agreement between ConAgra Foods and Swift Brands Company.

and, in each case, the schedules, annexes and exhibits thereto.

      “Treasury Yield” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of that note. If the remaining maturity of such note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

      “Unrestricted Subsidiary” means any direct or indirect Subsidiary of a Person that is designated by the Board of Directors of that Person as an Unrestricted Subsidiary and any Subsidiary of that Unrestricted Subsidiary. The Company and any of its Restricted Subsidiaries will only be permitted to provide credit support for Debt of an Unrestricted Subsidiary, including by way of intercompany Debt, Guarantee or otherwise, to the extent that the Company is permitted to Incur such Debt under the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant and to make an Investment under the “Limitation on Restricted Payments” covenant.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the “Limitation on Restricted Payments” covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Debt of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Debt is not permitted to be Incurred as of such date under the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Debt by one of the Company’s Restricted Subsidiaries of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Subsidiary Guarantee.

      “U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

      “Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

      “Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing

(1) the then outstanding aggregate principal amount of such Debt into

(2) the total of the product obtained by multiplying

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

      “Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

      “Wholly Owned Subsidiary Guarantor” means any Subsidiary Guarantor that is a Wholly Owned Subsidiary.

Book-Entry System

      The notes sold in this offering will be issued in the form of one or more Global Securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.

      Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the notes represented by such Global Security purchased by such Persons in this offering. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream Banking, S.A. or Euroclear Bank N.V./S.A., as operator of the Euroclear System. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

      Payment of principal of and interest on notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. We have been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

      A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated notes only if:

(1) DTC notifies us that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

(2) we in our discretion at any time determine not to have all the notes represented by such Global Security; or

(3) an Event of Default entitling the noteholders to accelerate shall have occurred and be continuing with respect to the notes represented by such Global Security.

Any Global Security that is exchangeable for certificated notes pursuant to the preceding sentence will be exchanged for certificated notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated notes,

(1) certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

(2) payment of principal of, and premium, if any, and interest on, the certificated notes will be payable, and the transfer of the certificated notes will be registerable, at the office or agency we maintain for such purposes; and

(3) no service charge will be made for any registration of transfer or exchange of the certificated notes, although we may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

      So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the indenture and the notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion is a summary of the material federal income tax considerations relevant to the exchange of new notes for old notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect or are subject to different interpretations. This discussion does not address the tax considerations arising under the laws of any foreign, state, local, or other jurisdiction.

      We believe that the exchange of new notes for old notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the old notes immediately before the exchange.

PLAN OF DISTRIBUTION

      Based on interpretations by the staff of the Securities and Exchange Commission in no action letters issued to third parties, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

      You may not participate in the exchange offer if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer that acquired old notes directly from us.

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the date of such expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , all dealers effecting transactions in the new notes may be required to deliver a prospectus.

      If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the new notes.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to, or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the expiration date of the exchange offer, we and the guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas.

EXPERTS

      The financial statements of S&C Holdco 3, Inc. and its subsidiaries as of May 25, 2003 and for the 249 days ended May 25, 2003 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The combined financial statements of the ConAgra Red Meat Business at May 26, 2002 and for the 115 days ended September 18, 2002 and the years ended May 26, 2002 and May 27, 2001 appearing in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report with respect to the ConAgra Red Meat Business expresses an unqualified opinion and includes an explanatory paragraph relating to change in methods of accounting for goodwill and other intangible assets in 2003 and derivative instruments and other hedging activities in 2002) appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN INDEPENDENT ACCOUNTANTS

      On October 4, 2002, S&C Holdco 3, Inc. and the Company dismissed Deloitte & Touche LLP as its independent accountants. S&C Holdco 3, Inc. and the Company were formed on May 29, 2002 and neither the report of Deloitte & Touche LLP on the financial statements of S&C Holdco 3, Inc. at that date nor the reports of Deloitte & Touche LLP on the financial statements of the ConAgra Red Meat Business for the past two fiscal years contained any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company’s Board of Directors participated in and approved the decision to change independent accountants.

      In connection with its audits of the ConAgra Red Meat Business for the two most recent fiscal years and the audit of the balance sheet of S&C Holdco 3, Inc. at May 29, 2002, and through October 4, 2002, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the financial statements for such periods. During the two most recent fiscal years and through October 4, 2002, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of October 4, 2002. During the period beginning with its formation and ending October 4, 2002, the Company has not consulted PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

      The Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, with respect to the new notes offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the new notes offered hereby, reference is made to the registration statement, including the exhibits and schedules filed therewith. Statements contained in this prospectus concerning the provisions of any contract, agreement or other document referred to herein or therein are not necessarily complete, but contain a summary of the material terms of such contracts, agreements or other document. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for the complete contents of the exhibit, and each statement concerning its provisions is qualified in its entirety by such reference. The registration statement may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials may also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at that address. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such materials may also be obtained from the web site that the Securities and Exchange Commission maintains at www.sec.gov.

      We maintain an internet web site at www.swiftbrands.com. The information on this site does not form a part of this prospectus.

      We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Those reports do not constitute a part of this prospectus, and we are not incorporating by reference any of the reports we file with the Securities and Exchange Commission or send to our stockholders. Our filings with the Securities and Exchange Commission are available to the public from the Securities and Exchange Commission’s website at www.sec.gov or through the Public Reference Room as provided above.

      Pursuant to the indenture under which the new notes will be issued, we have agreed that, whether or not we are required to do so by the rules and regulations of the Securities and Exchange Commission, for so long as any of the new notes remain outstanding, we will furnish to the holders of the new notes copies of the annual reports and any other information, documents and other reports which we would be required to file with the Securities and Exchange Commission if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, we will also agree to file a copy of all such information and reports with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any of the new notes remain outstanding, we have agreed to make available to any prospective purchaser of the new notes or beneficial owner of the new notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act of 1933. Any request of this nature should be directed to our Chief Financial Officer, 1770 Promontory Circle, Greeley, Colorado 80634, telephone (970) 506-8000.

SWIFT & COMPANY

INDEX TO FINANCIAL STATEMENTS

Page(s)

Unaudited Financial Statements:
Balance Sheet at May 25, 2003 and August 24, 2003	F-3
Statement of Earnings for the thirteen weeks ended August 25, 2002 and August 24, 2003	F-4
Statement of Cash Flows for the thirteen weeks ended August 25, 2002 and August 24, 2003	F-5
Notes to Financial Statements	F-6
Audited Financial Statements:
Report of Independent Auditors, PricewaterhouseCoopers LLP	F-24
Report of Independent Auditors, Deloitte & Touche LLP	F-25
Balance Sheet at May 26, 2002 and May 25, 2003	F-26
Statement of Earnings for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002, and the 249 days ended May 25, 2003	F-27
Statement of Cash Flows for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002, and the 249 days ended May 25, 2003	F-28
Statement of Stockholder’s Net Investment and Advances for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002	F-29
Statement of Stockholder’s Equity for the 249 days ended May 25, 2003	F-30
Notes to Financial Statements	F-31

S&C HOLDCO 3, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THIRTEEN WEEKS ENDED AUGUST 25, 2002 AND AUGUST 24, 2003
(including the notes thereto)

S&C HOLDCO 3, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands)
(unaudited)

	May 25, 2003	August 24, 2003

ASSETS
Current assets:
Cash and cash equivalents	$64,939	$110,539
Trade accounts receivable, net	281,271	288,980
Accounts receivable from related parties	33,546	36,903
Inventories	464,463	477,380
Other current assets	23,830	26,149

Total current assets	868,049	939,951
Property, plant and equipment, net	609,475	610,407
Goodwill	66,717	66,416
Other intangibles, net	38,204	36,780
Other assets	38,018	36,126

Total assets	$1,620,463	$1,689,680

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$4,307	$4,680
Accounts payable	275,842	241,061
Accounts payable to related parties	15,148	23,845
Accrued liabilities	142,179	196,342

Total current liabilities	437,476	465,928
Long-term debt, excluding current portion	619,946	631,830
Other non-current liabilities	92,185	91,082

Total liabilities	1,149,607	1,188,840
Commitments and contingencies Stockholder’s equity:
Common stock, par value $0.01, 1,000 shares authorized, issued and outstanding at May 25, 2003 and August 24, 2003	—	—
Additional paid-in capital	393,377	393,904
Retained earnings	39,286	73,981
Accumulated other comprehensive income	38,193	32,955

Total stockholder’s equity	470,856	500,840

	$1,620,463	$1,689,680

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENT OF EARNINGS

(in thousands)
(unaudited)

	Combined	Consolidated

	Predecessor
	Entity
		S&C Holdco 3,
	ConAgra Red	Inc. and
	Meat Business	Subsidiaries

	Thirteen Weeks	Thirteen Weeks
	Ended	Ended
	August 25, 2002	August 24, 2003

Net sales (Note 4)	$2,140,433	$2,480,391
Cost of goods sold (Note 4)	2,065,073	2,373,812

Gross profit	75,360	106,579

Selling, general and administrative	26,819	31,531
Corporate allocations: Selling, general and administrative	3,568	—
Corporate allocations: Finance charges/interest and financing expense	10,765	—
Translation losses	—	547
Interest expense	—	20,728

Total expenses	41,152	52,806

Income before income taxes	34,208	53,773
Income tax expense	12,158	19,078

Net income	$22,050	$34,695

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENT OF CASH FLOWS

(in thousands)
(unaudited)

	Combined	Consolidated

	Predecessor
	Entity
		S&C Holdco 3,
	ConAgra Red	Inc., and
	Meat Business	Subsidiaries

	Thirteen Weeks	Thirteen Weeks
	Ended	Ended
	August 25, 2002	August 24, 2003

Cash flows from operating activities:
Net income	$22,050	$34,695
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	16,712	19,231
Amortization of intangibles, debt issuance costs and accretion of bond discount	103	3,660
Stock-based compensation	—	527
Other noncash items	—	217
Change in assets and liabilities	(57,903)	(6,074)

Net cash flows (used in) provided by operating activities	(19,038)	52,256

Cash flows from investing activities:
Net additions to property, plant and equipment	(4,571)	(22,723)
Proceeds from sales of property, plant and equipment	—	1,448
Notes receivable and other items	6,306	—

Net cash flows provided by (used in) investing activities	1,735	(21,275)

Cash flows from financing activities:
Proceeds from debt issuance	—	12,365
Payments of long-term debt	(13,123)	(1,065)
Change in overdraft balances	—	3,434
Net investments and advances	30,233	—

Net cash flows provided by financing activities	17,110	14,734

Effect of exchange rates on cash	—	(115)
Net change in cash and cash equivalents	(193)	45,600

Cash and cash equivalents, beginning of period	8,643	64,939

Cash and cash equivalents, end of period	$8,450	$110,539

Non-cash investing and financing activities:
Capital lease	—	$382

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.	Description of Business and Basis of Presentation

      S&C Holdco 3, Inc. (“Swift Holdings”) is a Delaware corporation which owns 100% of the issued and outstanding capital stock of Swift & Company (“Swift Operating”). The operations of Swift Operating and its subsidiaries constitute the operations of Swift Holdings under accounting principles generally accepted in the United States of America.

      Swift Operating is one of the leading beef and pork processing companies in the world. Swift Operating processes, prepares, packages and delivers fresh, further processed and value-added beef and pork products for sale to customers in the United States and international markets. Swift Operating also provides services to its customers designed to help them develop more sophisticated and profitable sales programs. Swift Operating sells its meat products to customers in the foodservice, international, further processor and retail distribution channels. Swift Operating also produces and sells by-products that are derived from its meat processing operations and variety meats to customers in various industries.

      Swift Operating conducts its domestic beef and pork processing businesses through Swift Beef Company (“Swift Beef”) and Swift Pork Company (“Swift Pork”) and its Australian beef business through Australia Meat Holdings Pty. Ltd. (“Swift Australia”). Swift Operating operates six beef, three pork and one lamb facilities and one value-added facility in the United States and four beef processing facilities and four feed lots in Australia. Swift Operating’s facilities are strategically located to access raw materials in a cost-effective manner and to service our global customer base.

      These statements should be read in conjunction with the audited consolidated financial statements and related notes, which are included in the Swift Holdings Annual Report on Form 10-K. The interim consolidated financial information furnished herein is unaudited and reflects all normal and recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the financial position, results of operations, and cash flows for the periods presented.

      On September 19, 2002, HMTF Rawhide, L.P. (the “Purchaser”) acquired a 54% interest in the United States beef, pork and lamb processing business and the Australian beef business of ConAgra Foods Inc. (the “Transaction”) excluding (i) ConAgra Beef Company’s cattle feeding operations (the “domestic cattle feeding operations”) and (ii) Weld Insurance Company, Inc., Monfort Finance Company, Inc., and Monfort Construction Company. Subsequent to the Transaction, the Purchaser owns approximately 54%, ConAgra Foods owns approximately 45%, and management of Swift Operating owns approximately 1% of Swift Foods Company (“Swift Foods”) . Swift Foods owns 100% of the outstanding capital stock of S&C Holdco 2, Inc., which in turn owns 100% of the outstanding common stock of Swift Holdings, which in turn owns 100% of the outstanding common stock of Swift Operating. The entities that were historically operated by ConAgra Foods as an integrated business, which include the domestic cattle feeding operations and other assets and insignificant businesses that were not acquired and liabilities that were not assumed in the Transaction, are referred to as the “ConAgra Red Meat Business” or the “Predecessor Entity”. Those entities and operations within the ConAgra Red Meat Business that were actually acquired in the Transaction and which are being operated by Swift Operating and its subsidiaries are referred to as the “Acquired Business” or “Successor.”

      Accounting principles generally accepted in the United States of America require Swift Operating’s operating results prior to the Transaction to be reported as the results of the Predecessor Entity for periods prior to September 19, 2002 in the historical financial statements. Swift Operating’s operating results subsequent to the Transaction are presented as the Successor’s results in the financial statements and include the thirteen weeks ended August 24, 2003.

      The results of operations for any quarter or a partial fiscal year period or for the periods presented for the Predecessor Entity or Successor are not necessarily indicative of the results to be expected for other

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

periods or the full fiscal year. Certain prior year amounts have been reclassified in order to conform to the current year presentation.

Use of Estimates

      The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, using management’s best estimates and judgments where appropriate. These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgments.

Recently Issued Accounting Pronouncements

      In August 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. This statement requires Swift Operating to recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred and is effective for fiscal years beginning after June 15, 2002. Swift Operating adopted this standard at the beginning of its current fiscal year. The adoption impact of SFAS No. 143 was not material.

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is effective prospectively for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption impact of SFAS No. 149 was not material.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 changes the accounting and disclosure requirements for certain financial instruments that, under previous guidance, could be classified as equity. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption impact of SFAS No. 150 was not material.

Inventories

      The components of inventories, net of reserves, are as follows (in thousands):

	May 25, 2003	August 24, 2003

Livestock	$57,503	$60,578
Product inventories:
Work in progress	38,620	31,720
Finished goods	338,974	355,348
Supplies	29,366	29,734

	$464,463	$477,380

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property, plant and equipment

      Property, plant and equipment are comprised of the following (in thousands):

	May 25, 2003	August 24, 2003

Land	$10,972	$10,912
Buildings, machinery and equipment	568,093	562,547
Property and equipment under capital lease	21,515	21,897
Furniture, fixtures, office equipment and other	36,593	43,400
Construction in progress	25,318	40,786

	662,491	679,542
Less accumulated depreciation	(53,016)	(69,135)

	$609,475	$610,407

Goodwill and other intangible assets

      Following is a rollforward of goodwill by segment for the thirteen weeks ended August 24, 2003 (in thousands):

		Write-offs/	Translation
	May 25, 2003	Impairments	Gains/(Losses)	August 24, 2003

Swift Beef	$16,857	$—	$—	$16,857
Swift Pork	21,765	—	—	21,765
Swift Australia	28,095	—	(301)	27,794

Total	$66,717	$—	$(301)	$66,416

      Other identifiable intangible assets as of May 25, 2003 and August 24, 2003 are as follows (in thousands):

	May 25, 2003			August 24, 2003

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Amortizing intangible assets:
Patents	$3,782	$(277)	$3,505	$3,782	$(380)	$3,402
Preferred Supplier Agreement	28,202	(1,070)	27,132	28,202	(2,139)	26,063
Live Cattle Supply Agreement	1,482	(235)	1,247	1,482	(471)	1,011
Water Right Agreements	6,320	—	6,320	6,320	(16)	6,304

Total amortizing intangibles	$39,786	$(1,582)	$38,204	$39,786	$(3,006)	$36,780

      For the thirteen weeks ended August 25, 2002 and August 24, 2003, Swift Operating recognized $0.1 million and $1.4 million of amortization expense, respectively.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Based on amortizing assets recognized in Swift Operating’s balance sheet as of August 24, 2003, amortization expense for each of the next five years is estimated as follows (in thousands):

2004	$5,632
2005	4,996
2006	4,691
2007	4,691
2008	4,691

Overdraft Balances

      The majority of Swift Holding’s bank accounts are zero balance accounts where cash needs are funded as checks are presented for payment by the holder. Checks issued pending clearance that result in overdraft balances for accounting purposes are included in the trade accounts payable balance, and the change in the related balance is reflected in financing activities on the statement of cash flows, if material. As of May 25, 2003 and August 24, 2003 bank overdrafts included in trade accounts payable were $89.8 million and $93.2 million, respectively.

Foreign Currency Translation

      For foreign operations, the local currency is the functional currency. Translation into U.S. dollars is performed for assets and liabilities at the exchange rates as of the balance sheet date. Income and expense accounts are translated at average exchange rates for the period. Adjustments resulting from the translation are reflected as a separate component of other comprehensive income. Translation gains and losses on U.S. dollar denominated revolving intercompany borrowings between the Australian subsidiaries and the U.S. parent are recorded in earnings. Translation gains and losses on U.S. dollar denominated intercompany borrowings between the Australian subsidiary and the U.S. parent, which are deemed to be part of the investment in the subsidiary, are recorded in other comprehensive income.

Pro Forma Information

      The unaudited pro forma information presented below (in thousands) assumes the Transaction took place at the beginning of the period presented and includes the affect of amortization of identified intangibles and transaction costs from that date. This is presented under the provisions of FASB SFAS No. 141, Business Combinations for informational purposes only and is not necessarily indicative of

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the results of future operations or results that would have been achieved had the Transaction taken place at the beginning of the periods presented.

Pro Forma
(Unaudited)
Thirteen Weeks
Ended
August 25, 2002

Statement of Income Data:
Net sales	$2,100,548
Cost of goods sold	2,015,840

Gross profit	84,708
Selling, general and administrative expense	27,316
Corporate allocations: selling, general and administrative expense	2,876
Interest expense	17,533

Total expenses	47,725
Income before income taxes	36,983
Income tax expense	13,632

Net income	$23,351

Comprehensive Income

      The components of comprehensive income for the thirteen weeks ended are as follows (in thousands):

	Combined	Consolidated

	Predecessor Entity
	ConAgra Red	S&C Holdco 3, Inc.
	Meat Business	and Subsidiaries
	August 25, 2002	August 24, 2003

Net income	$22,050	$34,695
Other comprehensive income
Derivative adjustment, net of tax of $0.2 million	2,613	(2,655)
Foreign currency translation adjustment, net of tax of $0.6 million	(4,142)	(2,583)

Total comprehensive income	$20,521	$29,457

Stock-Based Compensation

      Swift Operating accounts for the Swift Foods stock-based compensation plan under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based compensation cost related to stock options is reflected in net income, as all options granted have an exercise price equal to or above the market value of the underlying common stock of Swift Foods on the date of grant. If Swift Operating had elected to recognize compensation cost based on the fair value of the stock options at grant date as allowed by SFAS No. 123, Accounting for Stock-Based Compensation, compensation expense, net of

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

income tax, of approximately $17 thousand would have been recorded for the thirteen weeks ended August 24, 2003. Pro forma net income has been adjusted to the amount indicated below (in thousands):

Thirteen Weeks Ended
August 24, 2003

Net income:
As reported	$34,695
Pro forma	$34,678

Note 2.	Derivative Financial Instruments

      Swift Operating is exposed to market risk, such as changes in commodity prices, foreign currency exchange rates and interest rate risk. To manage volatility associated with these exposures, Swift Operating may enter into various derivative transactions pursuant to established policies. Derivatives that qualify and are designated for hedge accounting under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, are measured at fair value and reported as a component of other comprehensive income and reclassified into earnings in the same period in which the hedged transaction affects earnings. Hedges that do not qualify and are not designated for hedge accounting are measured at fair value and the gain or loss is recognized currently into earnings.

      The fair value of derivative assets is recognized within other current assets, while the fair value of derivative liabilities is recognized within accrued liabilities. At May 25, 2003 and August 24, 2003, the fair value of derivatives recognized within other current assets was $4.4 million and $7.8 million, respectively. The fair value of derivatives recognized within accrued liabilities was $0.3 million and $4.6 million, respectively. In the first quarter of 2004, Swift Operating entered into a $100.0 million notional amount interest rate swap to change the characteristics of a portion of its senior debt from fixed rate debt to variable rate debt. This action was taken in order to achieve a fixed/floating rate debt target deemed appropriate for the business. The maturity date of the interest rate swap is October 2007 and the floating rate is calculated based on the six-month USD LIBOR set on the last day of each calculation period plus a fixed spread. The fair value of the interest rate swap can change dramatically based on a number of variables, including significant change in the shape of the yield curve and the passage of time. The interest rate swap does not qualify for hedge accounting and the net decrease in fair value of $3.1 million is recorded within interest expense on the statement of earnings for the thirteen weeks ended August 24, 2003.

      As of May 25, 2003 and August 24, 2003, the net deferred amount of derivative gains and losses recognized in accumulated other comprehensive income was a $2.3 million gain and a $0.4 million loss, net of tax. Swift Operating anticipates losses of $0.4 million, net of tax, will be transferred out of accumulated other comprehensive income and recognized within earnings over the next 12 months.

      Generally, Swift Operating hedges a portion of its anticipated consumption of commodity inputs for periods of up to 12 months. Swift Operating may enter into longer-term derivatives on particular commodities if deemed appropriate. As of August 24, 2003, Swift Operating executed derivative contracts for certain portions of the anticipated consumption of commodity inputs through July 2004. As of August 24, 2003, Swift Operating had derivative positions in place covering approximately 1% and 58% of its anticipated need for livestock and natural gas, respectively.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3.	Long-Term Debt and Loan Agreements

      The major components of debt are as follows (in thousands):

	May 25,	August 24,
	2003	2003

Short-term debt:
Revolving credit facility	$—	$—
Current portion of long-term debt (term loan)	2,000	2,000
Current portion of installment notes payable	1,283	1,644
Current portion of capital lease obligations	1,024	1,036

Current portion of long-term debt	4,307	4,680
Long-term debt:
Term loan facility, net of current portion	197,000	196,500
Senior notes, net of unamortized discount	252,228	252,852
Senior subordinated notes	150,000	150,000
Long-term portion of installment notes payable	658	12,316
Long-term capital lease obligations	20,060	20,162

Long-term debt, less current portion	619,946	631,830

Total debt	$624,253	$636,510

      As of August 24, 2003, Swift Operating had approximately $198.5 million of secured debt outstanding, approximately $27.3 million of outstanding letters of credit, and approximately $244.5 million of availability under its revolving credit facility. The remaining $78.2 million under the revolving credit facility was not immediately available for borrowings due to borrowing base limitations.

      A summary of the components of interest expense for the thirteen weeks ended August 24, 2003 is presented below (in thousands):

August 24,
2003

Interest on:
Revolving credit facility	$1,155
Term loan facility (approximately 4.5%)	2,237
Senior notes (10.125% rate)	6,868
Senior subordinated notes (12.50% rate)	4,662
Capital lease interest	452
Other miscellaneous interest charges	60
Interest rate swap	3,134
Amortization of deferred financing costs	1,584
Amortization of original issue discount	624
Less: Capitalized interest	(48)

Total interest expense	$20,728

      Financial Covenants — Swift Operating’s senior credit facilities contain financial covenants that limit its ability to incur additional indebtedness, sell or dispose of assets, pay certain dividends and prepay or amend certain indebtedness among other matters.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Related Party Transactions

      Historically, ConAgra Foods’ executive, finance, tax and other corporate departments performed certain administrative and other services for the Predecessor Entity. Expenses incurred by ConAgra Foods and allocated to the Predecessor Entity were determined based on specific services being provided or were allocated based on ConAgra Foods’ investment in the Predecessor Entity in proportion to ConAgra Foods’ total investment in its subsidiaries. In addition, ConAgra Foods charged the Predecessor Entity finance charges on ConAgra Foods’ investment in the company and net intercompany advances. Management believes that such expense allocations were reasonable. Corporate allocations include allocated selling, general and administrative expenses of approximately $3.6 million for the thirteen weeks ended August 25, 2002, and allocated finance charges of approximately $10.8 million for the thirteen weeks ended August 25, 2002. ConAgra Foods also historically paid certain direct expenses on the Predecessor Entity’s behalf and charged it directly for these expenses. Such expenses, which are included in selling, general and administrative expenses, were $2.4 million for the thirteen weeks ended August 25, 2002.

      Purchases and Sales with ConAgra Foods — The Predecessor Entity historically entered into transactions in the normal course of business with affiliates of ConAgra Foods that are not part of the Acquired Business. In connection with the Transaction, Swift Operating entered into a preferred supplier agreement with ConAgra Foods. Net sales to these parties, which are included in net sales in the statement of earnings, were $143.8 million and $176.0 million for the thirteen weeks ended August 25, 2002 and August 24, 2003. Purchases from affiliates of ConAgra Foods, which are included in cost of goods sold in the statement of earnings, were $35.6 million and $269.6 million for the thirteen weeks ended August 25, 2002 and August 24, 2003. Within Swift Operating’s May 25, 2003 and August 24, 2003 balance sheets are balances due to ConAgra Foods affiliates of $15.1 million and $23.8 million, respectively, and balances due from ConAgra Foods affiliates of $33.5 million and $36.9 million, respectively.

      Monitoring and Oversight Agreement — In connection with the Transaction, Swift Operating and certain of its direct and indirect parents and subsidiaries entered into a ten-year agreement with an affiliate of Hicks Muse (“Hicks Muse Partners”) pursuant to which Swift Operating will pay Hicks Muse Partners an annual fee for ongoing oversight and monitoring services provided to it. The annual fee will be adjusted at the beginning of each fiscal year to an amount equal to the greater of (a) $2 million or (b) 1% of the budgeted consolidated annual EBITDA of Swift Foods Company and its subsidiaries. The annual fee will also be adjusted in the event that Swift Foods Company or any of its subsidiaries acquires another entity or business during the term of the agreement. This expense is paid in advance quarterly and $0.6 million is included in selling, general and administrative expense for the thirteen weeks ended August 24, 2003.

      Transition Services Agreement — At the closing of the Transaction, Swift Operating, certain of its direct and indirect parents and subsidiaries, and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods entered into a one-year transition services agreement (“Transition Services Agreement”) with ConAgra Foods pursuant to which, among other things, ConAgra Foods will provide certain transition services, including information technology, accounting, risk management, market research and product brokerage services, to Swift Operating and Swift Operating will provide certain transition services, including information technology, purchasing and human resources services to ConAgra Foods. The parties have agreed, during the term, to use their commercially reasonable efforts to locate third party service providers to replace the services provided under the Transition Services Agreement. Payments received from ConAgra Foods for services Swift Operating provided under this agreement for the thirteen weeks ended August 24, 2003 were $0.1 million. For this same period, Swift Operating paid $1.0 million to ConAgra Foods for services provided to it under this agreement. Such amounts are included in cost of goods sold and selling, general and administrative expenses in the accompanying consolidated statement of earnings.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Live Cattle Supply Agreement — At the closing of the Transaction, Swift Beef and the entity that operates the domestic cattle feeding operations acquired from ConAgra Foods entered into a live cattle supply agreement (“Cattle Supply Agreement”) pursuant to which Swift Beef will purchase all of the cattle produced by the domestic cattle feeding business from such entity for processing at facilities owned by Swift Beef. The parties will meet periodically, but no less frequently than every 90 days, to determine the quantities of cattle to be supplied under the agreement. The Cattle Supply Agreement will terminate on the date of termination of the credit facility for the domestic cattle feeding operations, which will be the earlier of 24 months after the Transaction or the disposition of the domestic cattle feeding operations, unless extended in accordance with the Cattle Supply Agreement for an additional year. For the thirteen weeks ended August 24, 2003, Swift Beef paid $258.8 million under this agreement, which amount is included in cost of goods sold.

      By-Products Marketing Agreement — At the closing of the Transaction, Swift Operating entered into a by-products marketing agreement (the “Marketing Agreement”) with ConAgra Trade Group, Inc. (“CTG”) pursuant to which Swift Operating will sell to CTG certain by-products resulting from its processing of cattle and hogs at prices calculated in accordance with the agreement. The Marketing Agreement expired in May 2003 but is currently being continued while Swift Operating and CTG discuss new future terms. The parties split the pre-tax profit or losses resulting from CTG’s marketing of the by-products purchased under the agreement. CTG will also be obligated to make available to Swift Australia, and pay the salaries and benefits for, two designated employees so long as such employees remain CTG employees in Australia. Included in Swift Operating’s balance sheet at May 25, 2003 and August 24, 2003 is approximately $1.0 million and $0.4 million, respectively, due from CTG under this agreement.

Note 5.	Legal Proceedings

      On May 10, 2002, a lawsuit was filed against ConAgra Foods, Inc. and ConAgra Beef Company (which was part of the Acquired Business and renamed Swift Beef Company) in the United States District Court for the District of Nebraska seeking certification of a class of all persons who have sold fed cattle to ConAgra Foods for cash, or on a basis affected by the cash price for fed cattle, during the period in which claims may be maintained pursuant to the applicable statute of limitations. The case was originally filed by two named plaintiffs on behalf of a putative nationwide class that plaintiffs estimate exceeds 15,000. The complaint alleges that ConAgra Foods, in violation of the Packers and Stockyards Act of 1921, has used its market power and alleged use of captive supplies of fed cattle to reduce the prices paid to cattle producers. The plaintiffs seek declaratory relief, unspecified compensatory damages, attorneys’ fees and expenses and injunctive relief. On December 4, 2002, the complaint was amended to substitute two corporate entities for one of the individual plaintiffs. On December 16, 2002, the plaintiffs moved for class certification. ConAgra Foods has answered the amended complaint and discovery is under way. ConAgra Foods will indemnify Swift Operating against any judgments for monetary damages or settlements arising out of this litigation or any future litigation filed against ConAgra Foods, the Acquired Business, Swift Operating, or certain of its affiliates, that is based primarily on the substantive facts of this litigation to the extent that the litigation seeks damages resulting from the activities of ConAgra Foods or the Acquired Business prior to the acquisition of these entities. Swift Operating believes that the defendants have acted properly and lawfully in their dealings with cattle producers. Management is currently unable to evaluate the outcome of this matter or to estimate the amount of potential loss, if any. In accordance with SFAS No. 5, Accounting for Contingencies, Swift Operating has not established a loss accrual associated with this claim.

      On July 1, 2002, a lawsuit was filed against ConAgra Beef Company (which was part of the Acquired Business and renamed Swift Beef Company), Tyson Foods, Inc., Excel Company and Farmland National Beef Packing Company, L.P. in the United States District Court of South Dakota seeking certification of a class of all persons who sold cattle to the defendants for cash, or on a basis affected by the cash price for

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

cattle, during the period from April 2, 2001 through May 11, 2001 and for some period up to two weeks thereafter. The case was filed by three named plaintiffs on behalf of a putative nationwide class that plaintiffs estimate is comprised of hundreds or thousands of members. The complaint alleges that the defendants, in violation of the Packers and Stockyards Act of 1921, knowingly used, without correction or disclosure, incorrect and misleading boxed beef price information generated by the United States Department of Agriculture to purchase cattle offered for sale by the plaintiffs at a price substantially lower than was justified by the actual and correct price of boxed beef during this period. The plaintiffs seek unspecified damages, or alternatively, restitution based on equitable principles of unjust enrichment. The plaintiffs also seek attorneys’ fees and expenses. No class has yet been certified in this action. Swift Beef Company and the other named defendants have moved to dismiss this action. ConAgra Foods will indemnify Swift Operating against any judgments for monetary damages or settlements arising out of this litigation or any future litigation filed against ConAgra Foods, the Acquired Business, Swift Operating or certain of its affiliates that is based primarily on the substantive facts of this litigation to the extent that the litigation seeks damages resulting from the activities of ConAgra Foods or the Acquired Business prior to the acquisition of these entities. Swift Operating believes that Swift Beef Company has acted properly and lawfully in its dealings with cattle producers. Management is currently unable to evaluate the outcome of this matter or to estimate the amount of potential loss, if any. In accordance with SFAS No. 5, Swift Operating has not established a loss accrual associated with this claim.

      Swift Operating is also a party to a number of other lawsuits and claims arising out of the operation of its businesses. Management believes the ultimate resolution of such matters should not have a material adverse effect on Swift Operating’s financial condition, results of operations or liquidity.

Note 6.	Business Segments

      Swift Operating is organized into three reportable segments, Swift Beef, Swift Pork and Swift Australia. Segment operating performance is evaluated based on total assets, net sales, depreciation and amortization and operating income. The segment disclosures of the Predecessor Entity have been restated to provide comparable financial information for each of Swift Operating’s three reporting segments that resulted from the Transaction.

      Swift Beef — The majority of Swift Beef’s revenues are generated from the sale of fresh meat, which includes chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef and other products. In addition, Swift Beef also sells beef by-products to the variety meat, feed processing, fertilizer and pet food industries.

      Swift Pork — A significant portion of Swift Pork’s revenues are generated from the sale of fresh pork products, including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings, are predominantly sold to further processors who, in turn, manufacture bacon, sausage and deli and luncheon meats. The remaining sales are derived from by-products.

      Swift Australia — The majority of Swift Australia’s revenues are generated from the sale of fresh meat, which includes chuck cuts, rib cuts, loin cuts, round cuts, thin meats and other products. Approximately 85% of the beef product sold by Swift Australia is derived from grass-fed animals. The remainder of Swift Australia’s beef products are derived from grain-fed animals that are sold primarily to Japan. Other sales are derived from our foods division, which manufactures meat patties and distributes products for McDonald’s in Australia and produces value-added meat products including pizza toppings for Pizza Hut. The remaining sales are derived from our wholesale business which sells and distributes boxed meat products to brokers who in turn resell those products to end customers.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Corporate, Other and Eliminations — This line item includes certain expenses not directly attributable to the reportable segments, as well as eliminations resulting from the consolidation process. In Predecessor Entity periods, this line also includes the cattle feeding division which was excluded from the Transaction.

      The following table presents segment results for the thirteen weeks ended (in thousands):

	Predecessor Entity

	ConAgra Red	S&C Holdco 3, Inc.
	Meat Business	and Subsidiaries

	August 25, 2002	August 24, 2003

Net Sales
Swift Beef	$1,444,726	$1,694,729
Swift Pork	384,093	446,195
Swift Australia	271,199	387,348
Corporate, Other and Eliminations	40,415	(47,881)

Total	$2,140,433	$2,480,391

Depreciation and Amortization(a)
Swift Beef	$9,502	$13,398
Swift Pork	3,604	5,086
Swift Australia	2,799	4,388
Corporate, Other and Eliminations	910	19

Total	$16,815	$22,891

Operating Income (Loss) Before Other Items(b)
Swift Beef	$43,631	$62,111
Swift Pork	5,108	14,663
Swift Australia	10,220	(1,920)
Corporate, Other and Eliminations	(10,418)	194

Total	48,541	75,048

Corporate allocations	(14,333)	—
Translation gains(losses)	—	(547)
Interest expense	—	(20,728)

Total Income Before Income Taxes	$34,208	$53,773

(a)	Depreciation and amortization amounts above include bond discount accretion and debt issuance cost amortization for Swift Beef of $1,067, for Swift Pork of $613, and for Swift Australia of $528 for the thirteen weeks ended August 24, 2003. These amounts are included in interest expense in the statement of earnings.

(b)	Other items include corporate allocations prior to the Transaction and include translation gains and losses and interest expense subsequent to the Transaction.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Total assets by segment are as follows (in thousands):

	May 25, 2003	August 24, 2003

Total Assets
Swift Beef	$843,213	$897,537
Swift Pork	257,409	250,891
Swift Australia	403,414	403,312
Corporate, Other and Eliminations	116,427	137,940

Total	$1,620,463	$1,689,680

Note 7.	Supplemental Guarantor Information

      A significant amount of Swift Operating’s income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet Swift Operating’s debt service obligations including its obligations under the senior notes and the senior subordinated notes are provided in large part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as Swift Operating’s financial condition and operating requirements and those of certain domestic subsidiaries, could limit Swift Operating’s ability to obtain cash for the purpose of meeting its debt service obligation including the payment of principal and interest on the senior notes and the senior subordinated notes.

      The following condensed financial statements set forth Swift Operating’s balance sheet as of May 25, 2003 and August 24, 2003, and the Predecessor Entity’s and Swift Operating’s statements of earnings and cash flows for the thirteen weeks ended August 25, 2002 and August 24, 2003. Effective with the date of the Transaction, the senior notes and the senior subordinated notes have been guaranteed by Swift Holdings (the “Parent Guarantor”) and each of Swift Operating’s domestic subsidiaries (the “Subsidiary Guarantors”). The financial information for pre- and post-Transaction periods is presented under the following column headings: Parent Guarantor (for periods subsequent to formation), Issuer (for periods subsequent to formation), Subsidiary Guarantors and Subsidiary Non-Guarantors. For pre-Transaction periods, “Subsidiary Non-Guarantors” includes (i) the domestic cattle feeding operations, (ii) the businesses not acquired in the Transaction and (iii) the foreign subsidiaries of the Predecessor Entity which were acquired in the Transaction and renamed. Swift Holdings and Swift Operating were formed on May 29, 2002. For post-Transaction periods, “Subsidiary Non-Guarantors” includes only the foreign subsidiaries of the Predecessor Entity which were acquired in the Transaction and renamed, which entities include Swift Refrigerated Foods S.A. de C.V., Kabushiki Kaisha SAC Japan and Australia Meat Holdings Pty. Ltd. Investments in Swift Operating’s subsidiaries are accounted for on the equity method. Accordingly, entries necessary to consolidate the Parent Guarantor, Swift Operating, and all of its subsidiaries are reflected in the elimination column. Separate complete financial statements of Swift Operating and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of Swift Operating or the Subsidiary Guarantors.

      All of the Subsidiary Guarantors are wholly-owned subsidiaries of Swift Operating and their guarantees are full and unconditional and joint and several. There are no provisions in the indentures governing the senior notes or the senior subordinated notes or other existing agreements that would prevent holders of guaranteed obligations from taking immediate action against the Parent Guarantor or any Subsidiary Guarantor in the event of default. The ability of the Subsidiary Guarantors to pay dividends or make loans or other payments to Swift Operating depends on their earnings, capital requirements and general financial condition. The senior credit facilities and the indentures governing the senior notes and the senior subordinated notes limit the ability of Swift Operating and its subsidiaries to restrict the ability of the Subsidiary Guarantors to pay dividends or make loans or other advances to Swift Operating, subject

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to applicable laws and regulations and future agreements to which the Subsidiary Guarantors may be a party. The Parent Guarantor is a holding company with no operations of its own, and its only asset is the capital stock of Swift Operating. Consequently, its ability to pay amounts under its guarantee depends on the earnings and cash flows of Swift Operating and its subsidiaries and the ability of these entities to pay dividends or advance funds to the Parent Guarantor.

      As a portion of the financing related to the acquisition of the Australian operations in conjunction with the Transaction, for the thirteen weeks ended August 24, 2003, an amount of $3.1 million was reflected as interest expense of the Subsidiary Non-Guarantors and interest income of Swift Operating on the accompanying Statement of Earnings.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

S&C HOLDCO 3, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

	Swift Holdings	Swift Operating	Subsidiary	Subsidiary	Eliminations/
May 25, 2003	Parent Guarantor	Issuer	Guarantors	Non-Guarantors	Adjustments	Total

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$53,695	$4,432	$6,812	$—	$64,939
Accounts receivables, net	—	31,983	229,572	85,823	(32,561)	314,817
Inventories	—	—	345,208	119,255	—	464,463
Other current assets	—	7,768	13,452	2,610	—	23,830

Total current assets	—	93,446	592,664	214,500	(32,561)	868,049
Property, plant and equipment, net	—	—	456,336	153,139	—	609,475
Intercompany receivable	—	770,501	—	7,170	(777,671)	—
Goodwill	—	—	38,620	28,097	—	66,717
Other intangibles, net	—	28,379	9,825	—	—	38,204
Other assets	—	112,217	3,177	7,548	(84,924)	38,018
Net investment and advances in subsidiaries	470,856	132,300	—	—	(603,156)	—

Total assets	$470,856	$1,136,843	$1,100,622	$410,454	$(1,498,312)	$1,620,463

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	2,000	$2,188	$30,119	$(30,000)	$4,307
Accounts payable	—	9,435	186,591	94,964	—	290,990
Intercompany payable	—	—	777,671	—	(777,671)	—
Accrued liabilities	—	42,282	50,240	52,218	(2,561)	142,179

Total current liabilities	—	53,717	1,016,690	177,301	(810,232)	437,476
Long-term debt, excluding current portion	—	599,229	19,882	85,759	(84,924)	619,946
Other noncurrent liabilities	—	13,041	58,332	20,812	—	92,185
Commitments and contingencies	—	—	—	—	—	—

Total liabilities	—	665,987	1,094,904	283,872	(895,156)	1,149,607
Common stock	—	—	2	75,000	(75,002)	—
Additional paid-in capital	393,377	393,377	—	—	(393,377)	393,377
Retained earnings	39,286	39,286	4,198	15,500	(58,984)	39,286
Accumulated other comprehensive income	38,193	38,193	1,518	36,082	(75,793)	38,193

Total stockholder’s equity	470,856	470,856	5,718	126,582	(603,156)	470,856

Total liabilities and stockholder’s equity	$470,856	$1,136,843	$1,100,622	$410,454	$(1,498,312)	$1,620,463

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

S&C HOLDCO 3, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

	Swift Holdings	Swift Operating	Subsidiary	Subsidiary	Eliminations/
August 24, 2003	Parent Guarantor	Issuer	Guarantors	Non-Guarantors	Adjustments	Total

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$95,575	$4,171	$10,793	$—	$110,539
Accounts receivables, net	—	41,138	258,478	85,156	(58,889)	325,883
Inventories	—	—	355,600	121,780	—	477,380
Other current assets	—	5,582	17,568	2,999	—	26,149

Total current assets	—	142,295	635,817	220,728	(58,889)	939,951
Property, plant and equipment, net	—	—	461,133	149,274	—	610,407
Intercompany receivable	—	755,336	—	3,416	(758,752)	—
Goodwill	—	—	38,620	27,796	—	66,416
Other intangibles, net	—	27,074	9,706	—	—	36,780
Other assets	—	110,820	3,153	7,077	(84,924)	36,126
Net investment and advances in subsidiaries	500,840	159,774	—	—	(660,614)	—

Total assets	$500,840	$1,195,299	$1,148,429	$408,291	$(1,563,179)	$1,689,680

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,350	$2,219	$36,111	$(36,000)	$4,680
Accounts payable	—	5,273	167,642	91,991	—	264,906
Intercompany payable	—	—	758,752	—	(758,752)	—
Accrued liabilities	—	62,458	102,093	54,680	(22,889)	196,342

Total current liabilities	—	70,081	1,030,706	182,782	(817,641)	465,928
Long-term debt, excluding current portion	—	611,337	19,315	86,102	(84,924)	631,830
Other noncurrent liabilities	—	13,041	57,229	20,812	—	91,082
Commitments and contingencies	—	—	—	—	—	—

Total liabilities	—	694,459	1,107,250	289,696	(902,565)	1,188,840
Common stock	—	—	2	75,000	(75,002)	—
Additional paid-in capital	393,904	393,904	—	—	(393,904)	393,904
Retained earnings	73,981	73,981	41,511	10,910	(126,402)	73,981
Accumulated other comprehensive income	32,955	32,955	(334)	32,685	(65,306)	32,955

Total stockholder’s equity	500,840	500,840	41,179	118,595	(660,614)	500,840

Total liabilities and stockholder’s equity	$500,840	$1,195,299	$1,148,429	$408,291	$(1,563,179)	$1,689,680

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

	Combined Predecessor Entity
	ConAgra Red Meat Business

	Swift Holdings			Subsidiary
Thirteen Weeks Ended August 25,	Parent	Swift Operating	Subsidiary	Non-	Eliminations/
2002	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

	(In thousands)
Net sales	$—	$—	$1,828,818	$440,974	$(129,359)	$2,140,433
Cost of goods sold	—	—	1,756,285	438,147	(129,359)	2,065,073

Gross profit	—	—	72,533	2,827	—	75,360
Selling, general and administrative	—	—	23,793	3,026	—	26,819
Corporate allocations	—	—	11,860	2,473	—	14,333

	—	—	35,653	5,499	—	41,152
Income (loss) before income taxes	—	—	36,880	(2,672)	—	34,208
Income tax expense (benefit)	—	—	13,822	(1,664)	—	12,158

Income before equity in earnings of unconsolidated subsidiaries	—	—	23,058	(1,008)	—	22,050

Equity in earnings of unconsolidated subsidiaries	—	—	(7,591)	—	7,591	—
Net income (loss)	$—	$—	$15,467	$(1,008)	$7,591	$22,050

	Consolidated S&C Holdco 3, Inc and Subsidiaries

	Swift Holdings			Subsidiary
Thirteen Weeks Ended August 24,	Parent	Swift Operating	Subsidiary	Non-	Eliminations/
2003	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

	(In thousands)
Net sales	$—	$—	$2,140,931	$387,363	$(47,903)	$2,480,391
Cost of goods sold	—	—	2,037,261	384,454	(47,903)	2,373,812

Gross profit	—	—	103,670	2,909	—	106,579
Selling, general and administrative	—	43	26,725	4,763	—	31,531
Translation (gains) losses	—	(1)	(46)	594	—	547
Interest expense (income)	—	(3,099)	19,158	4,669	—	20,728

	—	(3,057)	45,837	10,026	—	52,806
Income (loss) before income taxes	—	3,057	57,833	(7,117)	—	53,773
Income tax expense (benefit)	—	1,085	20,520	(2,527)	—	19,078

Income before equity in earnings of unconsolidated subsidiaries	—	1,972	37,313	(4,590)	—	34,695
Equity in earnings of unconsolidated subsidiaries	34,695	32,723	—	—	(67,418)	—

Net income (loss)	$34,695	$34,695	$37,313	$(4,590)	$(67,418)	$34,695

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

	Combined Predecessor Entity
	ConAgra Red Meat Business

	Thirteen Weeks Ended August 25, 2002

	Swift
	Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

	(In thousands)
Net cash flows used in operating activities	$—	$—	$(20,841)	$(5,257)	$7,060	$(19,038)

Cash flows from investing activities:
Net additions to property, plant and equipment	—	—	(3,977)	(594)	—	(4,571)
Notes receivable and other items	—	—	1,117	5,189	—	6,306

Net cash flows provided by (used in) investing activities	—	—	(2,860)	4,595	—	1,735

Cash flows from financing activities:
Payments of long-term debt	—	—	(5,000)	(8,123)	—	(13,123)
Net investments and advances	—	—	28,699	8,594	(7,060)	30,233

Net cash flows provided by financing activities	—	—	23,699	471	(7,060)	17,110

Net change in cash and cash equivalents	—	—	(2)	(191)	—	(193)

Cash and cash equivalents, beginning of period	—	—	—	8,643	—	8,643

Cash and cash equivalents, end of period	$—	$—	$(2)	$8,452	$—	$8,450

	Consolidated S&C Holdco 3, Inc and Subsidiaries
	Thirteen Weeks Ended August 24, 2003

	Swift
	Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

	(In thousands)
Net cash flows provided by (used in) operating activities	$—	$23,514	$37,923	$(15,181)	$6,000	$52,256

Cash flows from investing activities:
Net additions to property, plant and equipment	—	—	(21,585)	(1,138)	—	(22,723)
Proceeds from sales of property, plant and equipment	—	—	1,416	32	—	1,448

Net cash flows used in investing activities	—	—	(20,169)	(1,106)	—	(21,275)

Cash flows from financing activities:
Proceeds from debt issuance	—	12,365	—	6,000	(6,000)	12,365
Payments of long-term debt	—	(529)	(536)	—	—	(1,065)
Change in overdraft balances	—	(11,431)	1,845	13,020	—	3,434
Net investments and advances/(distributions)	—	17,961	(19,324)	1,363	—	—

Net cash flows provided by (used in) financing activities	—	18,366	(18,015)	20,383	(6,000)	14,734

Effect of exchange rates on cash	—	—	—	(115)	—	(115)

Net change in cash and cash equivalents	—	41,880	(261)	3,981	—	45,600

Cash and cash equivalents, beginning of period	—	53,695	4,432	6,812	—	64,939

Cash and cash equivalents, end of period	$—	$95,575	$4,171	$10,793	$—	$110,539

S&C HOLDCO 3, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEAR ENDED MAY 25, 2003
(including the notes thereto)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholder of S&C Holdco 3, Inc., and subsidiaries:

      In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of earnings, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of S&C Holdco 3, Inc. and its subsidiaries at May 25, 2003, and the results of their operations and their cash flows for the period from September 19, 2002 to May 25, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Denver, Colorado

August 4, 2003

INDEPENDENT AUDITORS’ REPORT — PREDECESSOR

The Stockholder and Board of Directors

ConAgra Red Meat Business

      We have audited the accompanying combined balance sheet of ConAgra Red Meat Business (the “company”), a division of ConAgra Foods, Inc., as of May 26, 2002, and the related combined statements of earnings, of stockholder’s net investment and advances and of cash flows for the 115 days ended September 18, 2002, and the years ended May 26, 2002 and May 27, 2001. The combined financial statements include the accounts of the companies discussed in Note 1, which were under common ownership and management. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of ConAgra Red Meat Business as of May 26, 2002 and the combined results of its operations and its combined cash flows for the 115 days ended September 18, 2002, and the years ended May 26, 2002 and May 27, 2001 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 2 to the combined financial statements, in 2003 the company changed its method of accounting for goodwill and other intangible assets and in 2002 the company changed its method of accounting for derivative instruments and other hedging activities.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Omaha, Nebraska

July 11, 2003

S&C HOLDCO 3, INC. AND SUBSIDIARIES

BALANCE SHEET

(in thousands)

	Combined
	Predecessor Entity	Consolidated

	ConAgra Red Meat	S&C Holdco 3, Inc.,
	Business	and Subsidiaries

	May 26, 2002	May 25, 2003

ASSETS
Current assets:
Cash and cash equivalents	$8,643	$64,939
Trade accounts receivable, net	273,151	281,271
Accounts receivable from related parties	—	33,546
Inventories	682,536	464,463
Other current assets	37,070	23,830

Total current assets	1,001,400	868,049
Property, plant and equipment, net	552,029	609,475
Goodwill	66,097	66,717
Other intangibles, net	10,080	38,204
Other assets	20,187	38,018

Total assets	$1,649,793	$1,620,463

LIABILITIES AND STOCKHOLDER’S NET INVESTMENT AND ADVANCES/ STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$211	$4,307
Accounts payable	191,482	275,842
Accounts payable to related parties	—	15,148
Accrued liabilities	119,383	142,179

Total current liabilities	311,076	437,476
Long-term debt, excluding current portion	12,912	619,946
Other non-current liabilities	64,093	92,185

Total liabilities	388,081	1,149,607
Commitments and contingencies (Notes 6 and 10):
Stockholder’s net investment and advances/stockholder’s equity:
Stockholder’s net investment and advances	1,261,712	—
Common stock, par value $0.01, 1,000 shares authorized, issued and outstanding at May 25, 2003	—	—
Additional paid-in capital	—	393,377
Retained earnings	—	39,286
Accumulated other comprehensive income	—	38,193

Total stockholder’s net investment and advances/ stockholder’s equity	1,261,712	470,856

	$1,649,793	$1,620,463

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENT OF EARNINGS

(in thousands)

	Combined

	Predecessor-Entity			Consolidated

	ConAgra Red Meat Business
				S&C Holdco 3, Inc.,
				and Subsidiaries
	Fiscal Year Ended,
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Net sales (Note 8)	$9,059,479	$8,476,208	$2,692,450	$5,739,168
Cost of goods sold (Note 8)	8,749,602	8,174,471	2,609,419	5,573,071

Gross profit	309,877	301,737	83,031	166,097

Selling, general and administrative	130,069	108,274	36,900	87,783
Corporate allocations: Selling, general and administrative	29,695	20,270	4,509	—
Corporate allocations: Finance charges/interest and financing expense	45,866	55,240	13,604	—
Gain on business interruption recovery				(21,230)
Translation gains	—	—	—	(9,026)
Interest expense	—	—	—	48,592

	205,630	183,784	55,013	106,119

Income before income taxes and cumulative effect of change in accounting	104,247	117,953	28,018	59,978
Income tax expense	37,628	42,408	9,602	20,692

Income before cumulative effect of change in accounting	66,619	75,545	18,416	39,286
Cumulative effect of change in accounting, net of tax	(681)	—	—	—

Net income	$65,938	$75,545	$18,416	$39,286

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENT OF CASH FLOWS

(in thousands)

	Combined Predecessor Entity
				Consolidated

	ConAgra Red Meat Business			S&C Holdco 3,
				Inc., and
				Subsidiaries
	Fiscal Year Ended,
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Cash flows from operating activities:
Net income	$65,938	$75,545	$18,416	$39,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59,837	65,178	21,442	50,210
Amortization of intangibles, debt issuance costs and accretion of bond discount	2,964	3,164	130	7,425
Deferred taxes	—	—	—	12,032
Cumulative effect of change in accounting	681	—	—	—
Stock-based compensation	—	—	—	1,441
Other noncash items (includes derivative fair value adjustments and nonpension post retirement benefits)	4,919	632	—	(5,742)
Gain on business interruption recovery, net of tax	—	—	—	(13,162)
Change in assets and liabilities:
Accounts receivable, net	32,397	65,518	(15,158)	(63,091)
Inventories	(115,767)	79,819	(30,740)	(14,302)
Other current assets	(1,060)	(23,098)	17,872	4,760
Accounts payable and accrued liabilities	23,565	4,112	(13,063)	84,283
Other assets	—	—	3,429	10,440

Net cash flows provided by operating activities	73,474	270,870	2,328	113,580

Cash flows from investing activities:
Additions to property, plant and equipment	(77,958)	(56,527)	(8,842)	(43,917)
Proceeds from sales of property, plant and equipment	—	—	—	340
Purchase of acquired businesses, net of cash acquired	—	—	—	(793,500)
Notes receivable and other items	(1,054)	34,305	1,348	(2,300)

Net cash flows used in investing activities	(79,012)	(22,222)	(7,494)	(839,377)

Cash flows from financing activities:
Proceeds from debt issuance	—	—	261,890	670,985
Payments of long-term debt	(181)	(4,296)	(13,123)	(71,745)
Change in overdraft balances	—	—	—	32,594
Issuance of common stock	—	—	—	160,000
Debt issuance costs	—	—	—	(37,000)
Net investments and advances/(distributions)	1,673	(246,316)	(239,564)	—

Net cash flows (used in) provided by financing activities	1,492	(250,612)	9,203	754,834

Effect of exchange rates on cash	—	—	—	1,280
Net change in cash and cash equivalents	(4,046)	(1,964)	4,037	30,317

Cash and cash equivalents, beginning of period	14,653	10,607	8,643	34,622

Cash and cash equivalents, end of period	$10,607	$8,643	$12,680	$64,939

Non-cash investing and financing activities:
Capital contributions from related parties	—	—	—	$299,000

Capital lease	—	—	—	$1,097

Supplemental information:
Cash paid for interest	$1,300	$1,300	—	$32,496

Cash paid for taxes	—	—	—	$7,310

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDER’S NET INVESTMENT AND ADVANCES

(in thousands)

	Combined

	Predecessor Entity

	ConAgra Red Meat Business

					Total
					Accumulated
		Foreign	Minimum		Other
	Investment	Currency	Pension		Comprehensive	Stockholder’s
	and	Translation	Liability	Derivative	Income	Net Investment
	Advances	Adjustment	Adjustment	Adjustment	(Loss)	and Advances

Balance at May 28, 2000	$1,381,399	$(12,941)	$(7,506)	$—	$(20,447)	$1,360,952
Comprehensive income (loss):
Net income	65,938	—	—	—	—	65,938
Foreign currency translation adjustment	—	(9,034)	—	—	(9,034)	(9,034)
Minimum pension liability adjustment, net of tax	—	—	3,448	—	3,448	3,448

Total comprehensive income (loss)						60,352
Net investment and advances	1,673	—	—	—	—	1,673

Balance at May 27, 2001	1,449,010	(21,975)	(4,058)	—	(26,033)	1,422,977
Comprehensive income (loss):
Net income	75,545	—	—	—	—	75,545
Cumulative effect of change in accounting, net of tax	—	—	—	(9,465)	(9,465)	(9,465)
Derivative adjustment, net of tax	—	—	—	9,363	9,363	9,363
Foreign currency translation adjustment	—	10,240	—	—	10,240	10,240
Minimum pension liability adjustment, net of tax	—	—	(632)	—	(632)	(632)

Total comprehensive income (loss)						85,051
Net investment and advances (distributions)	(246,316)	—	—	—	—	(246,316)

Balance at May 26, 2002	1,278,239	(11,735)	(4,690)	(102)	(16,527)	1,261,712
Comprehensive income (loss):
Net income	18,416	—	—	—	—	18,416
Derivative adjustment, net of tax	—	—	—	12	12	12
Foreign currency translation adjustment	—	(1,529)	—	—	(1,529)	(1,529)

Total comprehensive income (loss)						16,899
Net investment and advances (distributions)	(239,564)	—	—	—	—	(239,564)

Balance at September 18, 2002	$1,057,091	$(13,264)	$(4,690)	$(90)	$(18,044)	$1,039,047

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDER’S EQUITY

(in thousands)

	Consolidated

	S&C Holdco 3, Inc. and Subsidiaries

				Accumulated
		Additional		Other	Total
	Common	Paid-in	Retained	Comprehensive	Stockholder’s
249 Days Ended May 25, 2003	Shares	Capital	Earnings	Income	Equity

Balance at September 19, 2002	—	$—	$—	$—	$—
Issuance of common stock	1,000	475,000	—	—	475,000
Post closing purchase price adjustments	—	(34,742)	—	—	(34,742)
Excess of purchase price over Predecessor Basis (book value) of net assets acquired from entities partially under common control	—	(48,322)	—	—	(48,322)
Stock based compensation provided by investor	—	1,441	—	—	1,441
Comprehensive income:
Net income	—	—	39,286	—	39,286
Derivative adjustment, net of tax of $1,200	—	—	—	2,251	2,251
Foreign currency translation adjustment, net of tax of $593	—	—	—	35,942	35,942

Total comprehensive income	—	—	39,286	38,193	77,479

Balance at May 25, 2003	1,000	$393,377	$39,286	$38,193	$470,856

The accompanying notes are an integral part of these financial statements.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	DESCRIPTION OF BUSINESS AND THE TRANSACTION

      S&C Holdco 3, Inc. (“Swift Holdings”) is a Delaware corporation which was formed on May 29, 2002 as an indirect wholly-owned subsidiary of ConAgra Foods, Inc. (“ConAgra Foods”). Swift Holdings owns 100% of the issued and outstanding capital stock of Swift & Company (“Swift Operating”). Swift Holdings has had no operations since its formation and, following the Transaction described below, has consolidated the operations of the businesses acquired in the Transaction in Swift Holdings’ financial statements. The operations of Swift Operating and its subsidiaries constitute the operations of Swift Holdings under generally accepted accounting principles.

      Swift Operating is one of the leading beef and pork processing companies in the world. Swift Operating processes, prepares, packages and delivers fresh, further processed and value-added beef and pork products for sale to customers in the United States and in international markets. Swift Operating also provides services to its customers designed to help them develop more sophisticated and profitable sales programs. Swift Operating sells its meat products to customers in the foodservice, international, further processor and retail distribution channels. Swift Operating also produces and sells by-products that are derived from its meat processing operations and variety meats to customers in various industries.

      Swift Operating conducts its domestic beef and pork processing businesses through Swift Beef Company (“Swift Beef”) and Swift Pork Company (“Swift Pork”) and its Australian beef business through Australia Meat Holdings Pty. Ltd. (“Swift Australia”). Swift Operating operates six beef, three pork, one lamb and one value-added facilities in the United States and four beef processing facilities and four feed lots in Australia. Swift Operating’s facilities are strategically located to access raw materials in a cost effective manner and to service our global customer base.

      The Transaction — On September 19, 2002, HMTF Rawhide, L.P. (the “Purchaser”) acquired a 54% interest in the United States beef, pork and lamb processing business and the Australian beef business of ConAgra Foods (the “Transaction”) excluding (i) ConAgra Beef Company’s cattle feeding operations (the “domestic cattle feeding operations”) and (ii) Weld Insurance Company, Inc., Monfort Finance Company, Inc., and Monfort Construction Company. Swift Foods Company owns 100% of the outstanding capital stock of S&C Holdco 2, Inc., which in turn owns 100% of the outstanding common stock of Swift Holdings, which in turn owns 100% of the outstanding common stock of Swift Operating. The entities that were historically operated by ConAgra Foods as an integrated business, which include the domestic cattle feeding operations and other assets and insignificant businesses that were not acquired and liabilities that were not assumed in the Transaction, are referred to as the “ConAgra Red Meat Business” or the “Predecessor Entity”. Those entities and operations within the ConAgra Red Meat Business that were actually acquired in the Transaction and which are being operated by Swift Operating and its subsidiaries are referred to as the “Acquired Business” or “Successor.”

      The acquisition was financed with approximately $270.0 million of advances under the senior credit facilities (see Note 6), $250.5 million of proceeds from the issuance of the 10 1/8% Senior Notes due 2009 by Swift Operating (see Note 6), the issuance to ConAgra Foods of $150.0 million of 12 1/2% Senior Subordinated Notes due January 1, 2010 by Swift Operating (see Note 6) and approximately $475.0 million of contributed equity, which was comprised of approximately $325.0 million of equity contributed or retained by our equity sponsors ($175.0 million) and ConAgra Foods ($150.0 million) and a $150.0 million promissory note payable to ConAgra Foods by S&C Holdco 2, Inc. (which note was issued in partial consideration for the Acquired Business, which was contributed to Swift Operating as equity and which note is not an obligation of Swift Operating, any of its subsidiaries or Swift Holdings). The limited partnership formed by our equity sponsors and controlled by Hicks, Muse, Tate & Furst Incorporated owns 175,000,000 shares, or approximately 54%, and ConAgra Foods initially owned 150,000,000 shares, or approximately 46%, of the equity in Swift Foods Company. In addition, pursuant to a stock purchase plan, certain members of management acquired an aggregate of 2,685,000 shares of Swift

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foods Company, representing approximately 1% of the equity in Swift Foods Company, at a purchase price of $1.00 per share. This share value, as well as the share value of ConAgra Foods’ investment, was determined by reference to the cash price per share paid by our equity sponsors. ConAgra Foods received the proceeds from the sale of such equity and, subsequent to these stock purchases, ConAgra Foods owns 147,315,000 shares, or approximately 45%, of the equity of Swift Foods Company.

      The purchase price for the Acquired Business was based primarily on the net book value of the assets and liabilities as of the closing date of the Transaction. The total purchase price (including expenses and other consideration) has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition. The Transaction was negotiated between a willing seller and an unrelated willing buyer and, as such, the purchase price and other consideration agreed to by both parties is considered to approximate fair value. The Transaction is within the scope of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, which resulted in a new basis of accounting in accordance with the Emerging Issues Task Force (“EITF”) 88-16, Basis in Leveraged Buyout Transactions. In accordance with that guidance, the retained minority interest of the predecessor owner (i.e., ConAgra Foods’ approximately 45% interest) was carried over at the predecessor basis. The remainder of the investment in the assets acquired (i.e., the approximate 55% acquired by our equity sponsors and management) is based upon fair value. The excess of the purchase price over predecessor basis (book value) of net assets acquired from the predecessor owner was recognized as an offset in stockholders’ equity.

NOTE 2.	BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation

      The aggregate purchase price for the Transaction described in Note 1 above was $1,129.5 million (including approximately $64.8 million of transaction costs), of which $670.5 million was funded through various debt instruments, and the remainder funded through contributed or retained equity. The Transaction and the financial statements of the Acquired Business provided herein have been accounted for as a purchase in accordance with SFAS No. 141 and EITF 88-16.

      Accounting principles generally accepted in the United States of America require Swift Operating’s operating results prior to the Transaction to be reported as the results of the Predecessor Entity for periods prior to September 19, 2002 in the historical financial statements. Swift Operating’s operating results subsequent to the Transaction are presented as the Successor’s results in the historical financial statements and include the 249 days ended May 25, 2003.

      The results of operations for any quarter or a partial fiscal year period or for the periods presented for the Predecessor Entity or Successor are not necessarily indicative of the results to be expected for other periods or the full fiscal year. Certain prior year amounts have been reclassified in order to conform to the current year presentation.

Consolidation

      The consolidated financial statements include the accounts of Swift Holdings and its direct and indirect wholly-owned owned subsidiaries. All intercompany transactions have been eliminated.

Fiscal Year

      Swift Holdings fiscal year consists of 52 or 53 weeks, ending on the last Sunday in May. Fiscal 2003, 2002 and 2001 were all 52 week fiscal years.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Use of Estimates

      The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, using management’s best estimates and judgments where appropriate. These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgments.

Cash and Cash Equivalents

      Swift Operating considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Financial instruments which potentially subject Swift Operating to concentration of credit risk consist principally of cash and temporary cash investments. At times, cash balances held at financial institutions were in excess of Federal Deposit Insurance Corporation insurance limits. Swift Operating places its temporary cash investments with high-credit quality financial institutions. Swift Operating believes no significant concentration of credit risk exists with respect to these cash investments.

Accounts Receivable and Allowance for Doubtful Accounts

      Swift Operating has a diversified customer base which includes some customers who are located in foreign countries. Swift Operating controls credit risk related to accounts receivable through credit appraisals, credit limits, letters of credit and monitoring procedures.

      Swift Operating evaluates the collectibility of its accounts receivable balance based on a general analysis of past due receivables, and a specific analysis of certain customers management believes will be unable to meet their financial obligations due to economic conditions, industry-specific conditions, historical or anticipated performance and other relevant circumstances. Swift Operating continuously performs credit evaluations and reviews over its customer base. Swift Operating believes this process effectively addresses its exposure to bad debt write-offs; however, if circumstances related to changes in the economy, industry or customer conditions change, Swift Operating may need to subsequently adjust the allowance for doubtful accounts. Swift Operating adheres to normal industry terms of net seven days. Swift Operating considers all accounts over 14 days as past due. The following table summarizes information related to the allowance for doubtful accounts (in thousands):

	Combined

	Predecessor Entity

				Consolidated
	ConAgra Red Meat Business
				S&C Holdco 3, Inc.
				and Subsidiaries
	Fiscal Year Ended,
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Balance, beginning of period	$4,027	$3,567	$3,709	$2,495 (a)
Bad debt expense	450	1,793	129	4,211 (b)
Write-offs, net of recoveries	(910)	(1,651)	(993)	(254)

Balance, end of period	$3,567	$3,709	$2,845	$6,452

(a)	The domestic cattle feeding operations are excluded from the allowance rollforward for periods subsequent to September 18, 2002 as cattle feeding is not a part of the Acquired Business. As of September 18, 2002, the allowance for doubtful accounts related to the domestic cattle feeding operations were $350 thousand.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b)	During the 249 days ended May 25, 2003, one of Swift Operating’s customers filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware. Swift Operating increased its reserve for bad debts by $3.8 million for amounts estimated to be unrecoverable from this customer.

Inventories

      Inventories consist primarily of product, livestock and supplies. Product inventories are valued at net realizable value less cost to complete and livestock and supply inventories are valued on the basis of the lower of first-in, first-out or market. Costs capitalized into livestock inventory include cost of livestock, direct materials, supplies, feed and other supplies. Cattle and hogs are reclassified from livestock to work in process at time of slaughter. Product inventories are relieved from inventory utilizing the first-in, first-out method. The components of inventories, net of reserves, are as follows(in thousands):

	Predecessor Entity

	Combined	Consolidated

	ConAgra Red	S&C Holdco 3, Inc.
	Meat Business	and Subsidiaries

	May 26, 2002	May 25, 2003

Product inventories:
Raw materials(a)	$6,588	$—
Work in progress	54,183	38,620
Finished goods	302,340	338,974
Livestock(a)	293,997	57,503
Supplies	25,428	29,366

	$682,536	$464,463

(a)	Inventory balances as of May 26, 2002 include inventories of the cattle feeding division totaling $255.5 million in livestock and raw materials, which were not acquired as part of the Transaction.

Property, plant and equipment

      Property, plant and equipment purchased as part of the Transaction were recorded at estimated fair value. Any purchases of property, plant and equipment subsequent to the Transaction date, September 19, 2002, are recorded at cost. Depreciation is recorded on the straight-line method over the estimated useful lives of the assets as follows:

Furniture, fixtures, office equipment and other	5 to 15 years
Machinery and equipment	5 to 20 years
Buildings	15 to 40 year
Leasehold improvements	shorter of useful life or the lease term of 7 to 14 years

      Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization are eliminated from the respective accounts and any resulting gains or losses are reflected in operations. Applicable interest charges incurred during the construction of assets are capitalized as one of the elements of cost and are amortized over the assets’ estimated useful lives.

      Swift Operating assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Swift Operating considers

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

continued operating losses or significant and long-term changes in business conditions to be its primary indicators of potential impairment. When future undiscounted cash flows of assets are estimated to be insufficient to recover their related carrying value, Swift Operating compares the asset’s future cash flows, discounted to present value using a risk-adjusted discount rate, to its current carrying value and records a provision for impairment as appropriate.

      Property, plant and equipment are comprised of the following (in thousands):

	Predecessor Entity

	Combined	Consolidated

	ConAgra Red	S&C Holdco 3, Inc.
	Meat Business	and Subsidiaries

	May 26, 2002	May 25, 2003

Land	$16,294	$10,972
Buildings, machinery and equipment	1,018,952	568,093
Property and equipment under capital lease	—	21,515
Furniture, fixtures, office equipment and other	71,118	36,593
Construction in progress	23,034	25,318

	1,129,398	662,491
Less accumulated depreciation	(577,369)	(53,016)

	$552,029	$609,475

      Accumulated depreciation includes accumulated amortization on capitalized leases of approximately $1.0 million for the 249 days ended May 25, 2003. Depreciation expense was $59.8 million, $65.2 million, $21.4 million and $50.2 million for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002, and the 249 days ended May 25, 2003, respectively.

Debt Issuance Costs

      Costs related to the issuance of debt are capitalized and amortized to interest expense using the effective interest method over the period the debt is outstanding.

Goodwill and Other Intangible Assets

      The Predecessor Entity adopted SFAS No. 142, Goodwill and Other Intangible Assets, as of May 27, 2002, the beginning of its current fiscal year. SFAS No. 142 provides that goodwill and other intangible assets with indefinite lives shall not be amortized and shall be tested for impairment on an annual basis. Identifiable intangible assets with definite lives are amortized over their estimated useful lives. In accordance with SFAS No. 142, the Predecessor Entity completed its initial impairment testing of goodwill and identifiable intangible assets with indefinite lives, and determined there were no impairments.

      The following is certain pro forma information assuming SFAS No. 142 had been in effect in prior fiscal years (in thousands):

	Predecessor Entity

	Fiscal Year Ended,

	May 27, 2001	May 26, 2002

Reported net income	$65,938	$75,545
Add goodwill amortization (net of tax)	1,712	1,466
Add brand/trademark amortization (net of tax)	15	262

Adjusted net income	$67,665	$77,273

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During fiscal year 2002, no goodwill was recognized as a result of acquisitions, no goodwill was impaired and no other changes in the carrying amount of goodwill occurred. As such, the following is a rollforward of goodwill by segment for fiscal year 2003 (in thousands):

	Beginning of	Purchase			End of
	Fiscal Year	Accounting	Write-offs/	Translation	Fiscal Year
	May 27, 2002	Adjustments	Impairments	Gains	May 25, 2003

Swift Beef	$19,245	$(2,388)	$—	$—	$16,857
Swift Pork	23,135	(1,370)	—	—	21,765
Swift Australia	23,717	(766)	—	5,144	28,095

Total	$66,097	$(4,524)	—	$5,144	$66,717

      The difference between the purchase accounting adjustments reflected in the above, and the amount reflected as the reduction in existing goodwill in Note 3, primarily relates to a change, at the acquisition date, to the Predecessor Entity’s method of accounting for certain spare parts inventories.

      Prospectively, Swift Operating will evaluate goodwill and other indefinite life intangible assets annually for impairment using a fair-value based approach and, if there is impairment, the carrying amount of goodwill and other intangible assets will be written down to the implied fair value. The following table depicts the gross carrying amount for all intangible assets and accumulated amortization for identifiable intangible assets (in thousands):

	Predecessor Entity
	May 26, 2002			May 25, 2003

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount

Amortizing intangible assets:
Patents	$5,083	$(1,171)	$3,912	$3,782	$(277)	$3,505
Trademarks	5,738	(1,348)	4,390	—	—	—
Preferred Supplier Agreement(i)	—	—	—	28,202	(1,070)	27,132
Live Cattle Supply Agreement(i)	—	—	—	1,482	(235)	1,247
Water Right Agreements	—	—	—	6,320	—	6,320

Total amortizing intangibles	10,821	(2,519)	8,302	39,786	(1,582)	38,204

Indefinite lived intangible assets:
Trademarks	1,230	—	1,230	—	—	—
Brands	548	—	548	—	—	—

Total indefinite lived intangibles	1,778	—	1,778	—	—	—

Total other intangibles	$12,599	$(2,519)	$10,080	$39,786	$(1,582)	$38,204

(i)	For further information regarding these agreements, see Note 8, “Related Party Transactions,” included herein.

      Patents are principally comprised of exclusive marketing rights and are being amortized over the life of the related agreements, which range from 10 to 16 years. The Preferred Supplier Agreement and the Live Cattle Supply Agreement are being amortized over the contract lives of seven and two years, respectively. For the 115 days ended September 18, 2002 and 249 days ended May 25, 2003, Swift Operating recognized $0.2 million and $1.6 million of amortization expense, respectively. Based on

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amortizing assets recognized in Swift Operating’s balance sheet as of May 25, 2003, amortization expense for each of the next five years is estimated as follows:

Estimated amortization expense for fiscal years ended:
(Dollars in thousands)
2004	$5,632
2005	$4,996
2006	$4,691
2007	$4,691
2008	$4,691

Overdraft Balances

      The majority of Swift Holding’s bank accounts are zero balance accounts where cash needs are funded as checks are presented for payment by the holder. Checks issued pending clearance that result in overdraft balances for accounting purposes are included in the trade accounts payable balance, and the change in the related balance is reflected in financing activities on our statement of cash flows, if material. As of May 25, 2003 $32.6 million in bank overdrafts were included in trade accounts payable.

Self-insurance

      Swift Operating is self-insured for certain losses relating to worker’s compensation, general liability and employee medical and dental benefits. Swift Operating has purchased stop-loss coverage in order to limit its exposure to any significant levels of claims. Self-insured losses are accrued based upon Swift Operating’s estimates of the aggregate uninsured claims incurred using actuarial assumptions accepted in the insurance industry and Swift Operating’s historical experience rates.

Environmental Expenditures and Remediation Liabilities

      Environmental expenditures that relate to current or future operations and which improve operational capabilities are capitalized at time of expenditure. Expenditures that relate to an existing or prior condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.

Foreign Currency Translation

      For foreign operations, the local currency is the functional currency. Translation into U.S. dollars is performed for assets and liabilities at the exchange rates as of the balance sheet date. Income and expense accounts are translated at average exchange rates for the period. Adjustments resulting from the translation are reflected as a separate component of other comprehensive income. Translation gains and losses on U.S. Dollar denominated revolving intercompany borrowings between the Australian subsidiaries and the U.S. parent are recorded in earnings. Translation gains and losses on U.S. Dollar denominated intercompany borrowings between the Australian subsidiary and the U.S. parent and which are deemed to be part of the investment in the subsidiary, are recorded in other comprehensive income.

Income Taxes

      Prior to the Transaction, the Predecessor Entity was included in the consolidated tax returns of ConAgra Foods. Subsequent to the Transaction, Swift Operating is included in the consolidated tax return of Swift Foods Company. The provision for income taxes is computed on a separate legal entity basis. Deferred tax assets and liabilities are recognized based on the differences between the financial statement

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and tax bases of assets and liabilities at each balance sheet date using enacted tax rates expected to be in effect in the year the differences are expected to reverse.

Fair Value of Financial Instruments

      The carrying amounts of Swift Operating’s financial instruments, including cash and cash equivalents, short-term trade receivables and payables, approximate their fair values due to the short-term nature of the instruments. At May 25, 2003, Swift Operating’s Senior Notes and Senior Subordinated Notes had carrying values of $252.4 million and $150 million and fair values of $277.7 million and $155.4 million, respectively. The fair values were determined based on broker quotes. Swift Operating believes the carrying value of all other long-term debt approximates its fair value.

Revenue Recognition

      Swift Operating’s revenue recognition policies are based on the guidance in Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements. Revenue on products sales is recognized when title and risk of loss are transferred to customers (upon delivery based on the terms of sale), when the price is fixed or determinable and when collectibility is reasonably assured.

Advertising Costs

      Advertising costs are expensed as incurred. Advertising costs were $8.2 million, $7.7 million, $1.7 million, and $6.5 million for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002, and the 249 days ended May 25, 2003, respectively.

Shipping Costs

      Pass-through finished goods delivery costs reimbursed by customers are reported in sales, while an offsetting expense is included in cost of sales.

Comprehensive Income

      Comprehensive income consists of net income, foreign currency translation, derivative adjustments, and prior to the Transaction, minimum pension liability adjustments. Swift Operating deems its foreign investments to be permanent in nature and does not provide for taxes on currency translation adjustments arising from converting the investment in a foreign currency to U.S. dollars. Foreign earnings subsequent to the date of the Transaction are deemed to be repatriated.

Derivatives and Hedging Activities

      In fiscal 2002, the Predecessor Entity adopted SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities, and its related amendment, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (“SFAS No. 133”). The adoption of SFAS No. 133 resulted in a cumulative effect of an accounting change that decreased accumulated other comprehensive income by $9.5 million, net of tax of $5.8 million, in the first quarter of fiscal 2002. Swift Operating uses derivatives (e.g., futures and options) for the purpose of hedging exposure to changes in commodity prices and foreign currency exchange rates. The fair value of each derivative is recognized in the balance sheet within current assets or current liabilities. Changes in the fair value of derivatives are recognized immediately in the income statement for derivatives that do not qualify for hedging accounting. For derivatives designated as a hedge and used to hedge an existing asset or liability, both the derivative and hedged item are recognized at fair value within the balance sheet with the changes in both of these fair values being recognized immediately in the income statement. For derivatives designated as a hedge

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and used to hedge an anticipated transaction (e.g., future purchase of inventory), changes in the fair value of the derivatives are deferred in the balance sheet within accumulated other comprehensive income to the extent the hedge is effective in mitigating the exposure to the related anticipated transaction. Any ineffectiveness associated with the hedge is recognized immediately in the income statement. Amounts deferred within accumulated other comprehensive income are recognized in the income statement upon the completion of the related hedged transaction.

Stock-Based Compensation

      Swift Operating’s stock-based compensation plan is described in Note 7. Swift Operating accounts for this plan under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based compensation cost related to stock options is reflected in net income, as all options granted have an exercise price equal to or above the market value of the underlying common stock of Swift Foods Company on the date of grant. If Swift Operating had elected to recognize compensation cost based on the fair value of the stock options at grant date as allowed by SFAS No. 123, Accounting for Stock-Based Compensation, compensation expense, net of income tax, of approximately $305,000 would have been recorded for the 249 days ended May 25, 2003. Pro forma net income would have been adjusted to the amount indicated below:

249 Days Ended
May 25, 2003

Net income, in thousands:
As reported	$39,286
Pro forma	$38,981

      The fair value of each option granted during the 249 days ended May 25, 2003 is estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions:

249 Days Ended
May 25, 2003

Dividend yield	0.00%
Expected volatility	N/A
Risk-free interest rate	2.94%
Expected life in years	4 years

      The weighted average per-share fair value of options granted during the 249 days ended May 25, 2003 was $0.11.

Recently Issued Accounting Pronouncements

      In August 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires Swift Operating to recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred and is effective for fiscal years beginning after June 15, 2002. Swift Operating adopted this standard at the beginning of its fiscal 2004. The adoption impact of SFAS No. 143 was not material.

      Swift Operating adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as of the beginning of the first quarter of fiscal 2003. SFAS No. 144 develops an accounting model, based upon the framework established in previous accounting literature. The accounting model applies to all long-lived assets excluding goodwill and other indefinite life intangibles, including discontinued operations. SFAS No. 144 requires long-lived assets held for sale to be measured at the lower of carrying

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amount or fair value less costs to sell, whether reported in continuing operations or in discontinued operations. The adoption impact of SFAS No. 144 was not material.

      In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize the costs associated with exit or disposal activities when they are incurred. Currently these types of costs are recognized at the time management commits Swift Operating to the exit/disposal plan in accordance with EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This statement is effective for exit or disposal activities that are initiated subsequent to December 31, 2002. Accordingly, Swift Operating will apply the provisions of SFAS No. 146 prospectively to exit or disposal activities initiated subsequent to December 31, 2002.

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS 148 amends SFAS No. 123. Although SFAS No. 148 does not require use of the fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148’s amendment of the transition and annual disclosure requirements are effective for fiscal years ending after December 15, 2002. The amendment of disclosure requirements of APB Opinion No. 28 are effective for interim periods beginning after December 15, 2002. Swift Operating adopted this standard for its fourth quarter of fiscal year 2003. Since Swift Operating did not elect to adopt the fair value provisions of SFAS No. 123, adoption of SFAS No. 148 will only require expanded disclosure to include the effect of stock-based compensation in interim reporting.

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133. SFAS No. 149 is effective prospectively for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption impact of SFAS No. 149 was not material.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 changes the accounting and disclosure requirements for certain financial instruments that, under previous guidance, could be classified as equity. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this SFAS is not expected to have a material impact on Swift Operating’s consolidated financial statements or disclosures.

      In November 2002, the FASB issued Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation requires certain guarantees to be recorded at fair value and also requires a guarantor to make certain disclosures regarding guarantees. The Interpretation’s initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements were effective for Swift Operating’s third quarter of fiscal 2003. The adoption of this Interpretation did not have a material impact on Swift Operating’s consolidated financial statements or disclosures.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, an interpretation of ARB 51. The Interpretation provides guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities” or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE (the “primary beneficiary”). In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The Interpretation’s transitional disclosure requirements are required in all financial statements initially issued after January 31, 2003, if certain conditions are met. The adoption of this Interpretation did not have an impact on Swift Operating’s consolidated financial statements or disclosures as Swift Operating has no VIEs.

NOTE 3.	PURCHASE ACCOUNTING

      The calculation of the allocated purchase price for the Acquired Business, as presented below, reflects the net book value of the Acquired Business as of September 18, 2002. In addition, the allocation of the purchase price reflects the fair value of the individual assets acquired and liabilities assumed which resulted in a decrease in goodwill of $11.2 million.

      The following details the adjustment to historical net book values based on the fair values of acquired assets and liabilities included in the Transaction. Amounts shown below have been adjusted from preliminary estimates previously reported, to represent the finalization of fair values of acquired assets and assumed liabilities and the recording of the Transaction in accordance with EITF 88-16. The adjustment to historical net book values of acquired assets and liabilities of the Acquired Business is calculated as follows (in thousands):

Total purchase price and other consideration for Acquired Business(i)	$1,064,700
Fees and expenses(ii)	64,800

$1,129,500
Less: Net book value of Acquired Business on September 18, 2002(iii)	(1,029,759)
Plus: Deferred tax adjustments	47,000

Excess of purchase price over net book value	146,741
Less: Deferred financing costs (iv)	(37,000)
Less: Incentive bonuses paid (ii)(3)	(3,071)

Subtotal	106,670
Percentage ownership acquired by equity sponsors and Management	54.7%

Excess purchase price to be allocated	$58,348

Amount allocated to:
Property, plant & equipment	66,185
Live cattle supply agreement	1,482
Preferred supplier agreement	28,202
Insurance receivable	8,999
Reduction of existing goodwill	(11,200)
Less: deferred taxes	(35,320)

Excess purchase price allocated	$58,348

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The significant changes to the amounts previously reported primarily relate to the finalization of the independent valuation of property, plant and equipment, the live cattle supply on preferred supplier agreements and the preliminary independent appraisal of the insurance receivable shown above.

(i)	The following table sets forth the components of the purchase price and other consideration related to the Transaction (in thousands):

Preliminary estimate of net book value of the Acquired Business as of September 18, 2002(1), (iii)	$1,047,700
Other consideration(2)	33,000
Post closing purchase price adjustment(3)	(16,000)

Total purchase price and other consideration for the Acquired Business	$1,064,700

(1)	The difference between the net book value reported above and the amount reflected in the Statement of Stockholder’s Net Investment and Advances as of September 18, 2002 contained elsewhere in these financial statements is due to assets and liabilities not acquired in the transaction.

(2)	Consists of $18.0 million added to the net book value of the Acquired Business in determining total consideration pursuant to the purchase agreement entered into in connection with the Transaction. Also includes $15.0 million of consideration provided to Booth Creek.

(3)	The purchase price for the Acquired Business was subject to a post-closing adjustment. As a result of this adjustment, ConAgra Foods paid $16.0 million to Swift Foods Company in March 2003. Swift Operating reflected the impact of this payment as a reduction to additional paid-in capital in its financial statements.

As indicated below, following the Transaction the limited partnership formed by Swift Operating’s equity sponsors, affiliates of Hicks Muse and Booth Creek Management, along with management controlled 54.7% of the equity interests of its ultimate parent, Swift Foods Company, which indirectly holds 100% of the equity of Swift Operating. The following, which excludes the

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$150.0 million promissory note issued by Swift Holdings parent to ConAgra Foods which ConAgra Foods contributed to Swift Operating as equity, outlines the residual interest percentages:

	NEWCO			OLDCO

		Initial Dollar	Residual	Residual
Ownership	Shares Held	Value	Interest	Interest

Hicks Muse	145,000,000	$145,000,000	44.6%	0.0%
Booth Creek Management	30,000,000	30,000,000	9.3%	0.0%
Management	2,685,000	2,685,000	0.8%	0.0%

Subtotal	177,685,000	177,685,000	54.7%	0.0%
ConAgra Foods	147,315,000	147,315,000	45.3%	100.0%

Total ownership	325,000,000	$325,000,000	100.00%	100.0%

(ii)	The following table sets forth the fees and expenses directly related to acquisition of the Acquired Business (in thousands):

Placement fees(1)	$21,900
Finders fees(2)	17,300
Other fees and expenses(3)	25,600

Total estimated fees and expenses	$64,800

(1)	Includes $3.75 million payable to ConAgra Foods as a placement fee for its purchase of Swift Operating’s senior subordinated notes. See Note 6.

(2)	Includes $15.0 million payable to Hicks Muse pursuant to the Financial Advisory Agreement executed in connection with the Transaction, $0.3 million payable to Hicks Muse in reimbursement of its direct costs in consummating the Transaction and $2.0 million payable to Gillett Greeley LLC, an affiliate of George N. Gillett, Jr., Swift Operating’s Chairman of the Board, as an expense reimbursement. The expense reimbursement was agreed upon to reimburse Swift Operating’s chairman for normal due diligence costs incurred in evaluating and analyzing the Swift & Company acquisition. The agreement provided for a defined reimbursement of $2.0 million to cover due diligence expenses without having to provide Swift Operating with detailed expense records. See Note 8.

(3)	Includes $3.1 million of incentive bonuses paid to certain of Swift Operating’s executive officers. Of this amount, approximately $0.8 million attributable to payments to executive officers who have no future service obligation was expensed immediately following the Transaction. The remaining balance is being amortized over the twelve month future service period. These bonuses paid at closing of the Transaction are included in “Estimated fees and expenses” but are subtracted from “Excess of purchase price over net book value”. The bonuses are not a direct cost of the acquisition, rather, they represent prepaid compensation expense of Swift Operating that is tied to ongoing employment agreements with certain members of management. Accordingly these costs are reflected in operating expenses subsequent to the Transaction.

(iii)	The difference between the preliminary estimate of the net book value and the net book value of the Acquired Business is due to the difference between the estimate used for the closing of the

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Transaction on September 18, 2002, and the actual book value acquired based on finalization of the closing balance sheet.

(iv)	Deferred financing costs, which are included in “Estimated fees and expenses”, are subtracted from “Excess of purchase price over net book value” as, in accordance with the guidance in Staff Accounting Bulletin 77, the costs are an element of the effective interest cost of the related debt, not a direct cost of the acquisition.

      The unaudited pro forma information presented below assumes the Transaction took place at the beginning of the periods presented and includes the effect of amortization of identified intangibles and costs from that date. This is presented for informational purposes only and is not necessarily indicative of the results of future operations or results that would have been achieved had the Transaction taken place at the beginning of the periods presented.

	Pro Forma (unaudited)

	Fiscal Year	Fiscal Year
	Ended	Ended
	May 26, 2002	May 25, 2003

	(Dollars in thousands)
Statement of Income Data:
Net sales	$8,447,090	$8,380,091
Cost of goods sold	8,175,799	8,113,976

Gross profit	271,291	266,115
Selling, general and administrative expense	110,592	127,133
Translation gains	—	(9,026)
Gain on business interruption recovery	—	(21,230)
Corporate allocations: selling, general and administrative expense	16,571	3,634

Operating income	144,128	165,604
Interest expense	68,462	69,967

Income before income taxes	75,666	95,637
Income tax expense	26,328	34,685

Net income	$49,338	$60,952

NOTE 4.	ACCRUED LIABILITIES

      Accrued liabilities consist of the following (in thousands):

	Predecessor

	Combined	Consolidated

	ConAgra Red	S&C Holdco 3, Inc.
	Meat Business	and Subsidiaries

	May 26, 2002	May 25, 2003

Accrued insurance	$24,260	$24,010
Accrued salaries	13,343	41,207
Income taxes payable	9,622	1,539
Other	72,158	75,423

Total	$119,383	$142,179

Other accrued liabilities consist of items that are individually less than 5% of total current liabilities.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5.	DERIVATIVE FINANCIAL INSTRUMENTS

      Swift Operating is exposed to market risk, such as changes in commodity prices and foreign currency exchange rates. To manage volatility associated with these exposures, Swift Operating may enter into various derivative transactions pursuant to established company policies.

      Commodity Price Management — Swift Operating is subject to price fluctuations and related price risk due to factors beyond its control such as economic and political conditions, supply and demand, weather, governmental regulation and other circumstances. Generally, Swift Operating utilizes commodity futures and options contracts to reduce the volatility of commodity input prices.

      Futures and options contracts qualifying for hedge accounting and used to hedge anticipated transactions are designated as cash flow hedges with gains and losses deferred in accumulated other comprehensive income, to the extent the hedge is effective. These amounts are recognized within cost of goods sold in the period during which the hedged transaction impacts earnings. Any hedge gain or loss deemed ineffective, as well as gains or losses on contracts which do not qualify, or for which Swift Operating elects not to qualify for hedge accounting, are recognized in the consolidated statement of earnings over the term of the derivative.

      Foreign Currency Management — In order to reduce exposures related to changes in foreign currency exchange rates, Swift Operating may enter into forward exchange or option contracts for transactions denominated in a currency other than its functional currency. This includes, but is not limited to, hedging against foreign currency risk in purchasing inventory and capital equipment, sales of finished goods, and future settlement of foreign-denominated assets and liabilities.

      Hedges of anticipated foreign-denominated transactions are designated as cash flow hedges. The gains and losses associated with these hedges are deferred in accumulated other comprehensive income until the forecasted transaction impacts earnings. Forward exchange and option contracts are also used to hedge expenses and other current assets. Gains and losses associated with firm commitment and foreign currency hedges are recognized within net sales. Foreign currency derivatives for which Swift Operating elected not to account for under hedge accounting are recorded immediately in earnings within sales, or cost of goods sold, depending on the nature of the transaction.

      Additional Derivative Information — The fair value of derivative assets is recognized within other current assets, while the fair value of derivative liabilities is recognized within accrued liabilities. At May 26, 2002 and May 25, 2003, the fair value of derivatives recognized within other current assets was $19.9 million and $4.4 million, respectively. The fair value of derivatives recognized within accrued liabilities was $0.7 million and $0.3 million, respectively.

      Generally, Swift Operating hedges a portion of its anticipated consumption of commodity inputs for periods of up to 12 months. Swift Operating may enter into longer-term derivatives on particular commodities if deemed appropriate. As of May 25, 2003, Swift Operating executed derivative contracts for certain portions of the anticipated consumption of commodity inputs through June 2004. As of May 25, 2003, Swift Operating had derivative positions in place covering approximately 1% and 56% of its anticipated need for livestock and natural gas, respectively.

      As of May 26, 2002 and May 25, 2003, the net deferred amount recognized in accumulated other comprehensive income was $0.1 million and $2.3 million, net of tax. The net deferred loss at May 26, 2002 includes the impact of the cumulative effect of change in accounting principle. Swift Operating anticipates gains of $2.3 million, net of tax, will be transferred out of accumulated other comprehensive income and recognized within earnings over the next 12 months. No cash flow hedges or firm commitments were discontinued during the fiscal years ended May 27, 2001 and May 26, 2002 or the 249 days ended May 25, 2003. For the fiscal year ended May 26, 2002 and the 249 days ended May 25,

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2003, a net of tax loss of $5.4 million and $2.8 million, respectively, were recognized from accumulated other comprehensive income into earnings.

NOTE 6.	LONG-TERM DEBT AND LOAN AGREEMENTS

      During the 249 days ended May 25, 2003 and in conjunction with the Transaction discussed in Note 1 above, Swift Operating entered into various debt agreements in order to finance the Transaction and provide liquidity to operate the business on a going forward basis (in thousands).

May 25,
2003

Short-term debt
Revolving credit facility	$—
Current portion of long-term debt (term loan)	2,000
Current portion of installment note payable	1,283
Current portion of capital lease obligations	1,024

Current portion of long-term debt	4,307
Long-term debt
Term loan facility, net of current portion	197,000
Senior notes, net of unamortized discount(a)	252,228
Senior subordinated notes(b)	150,000
Long-term portion of installment note payable	658
Long-term capital lease obligations	20,060

Long-term debt, less current portion	619,946

Total debt	$624,253

(a)	The 10 1/8% Senior Notes due 2009 were issued by Swift Operating on September 19, 2002 with original issue discount and generated gross proceeds to Swift Operating of approximately $250.5 million. Accretion of debt discount totaled approximately $1.7 million in the 249 days ended May 25, 2003.

(b)	Swift Operating issued $150.0 million of the 12 1/2% Senior Subordinated Notes due January 1, 2010 to ConAgra Foods at the closing of the Transaction. On March 26, 2003, ConAgra Foods sold all $150 million aggregate principal amount of the senior subordinated notes in a transaction exempt from the registration requirements of the Securities Act. An affiliate of ConAgra Foods acquired $30 million aggregate principal amount of the senior subordinated notes in that transaction.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The aggregate minimum principal maturities of the long-term debt for each of the five years and thereafter following May 25, 2003, are as follows (in thousands):

Minimum Principal
Maturities

2004	$4,307
2005	3,763
2006	3,193
2007	3,451
2008	97,644
Thereafter	527,667

Total minimum principal maturities	640,025
Less: Amount representing bond discount, net of accretion	(15,772)

Total debt	$624,253

      As of May 25, 2003, Swift Operating had approximately $252.2 million of secured debt outstanding, approximately $37.3 million of outstanding letters of credit and approximately $239.5 million of availability under its revolving credit facility. The remaining $110.5 million under the revolving credit facility was not immediately available for borrowings due to borrowing base limitations.

      A summary of the components of interest expense for the 249 days ended May 25, 2003 is presented below (in thousands):

249 Days Ended
May 25, 2003

Interest on
Revolving credit facility(i)	$3,099
Term loan facility (approximately 5.1%)	6,865
Senior notes (10.125% rate)	18,676
Senior subordinated notes (12.50% rate)	12,818

Total interest from the debt requirements of the Transaction	41,458
Capital lease interest	1,085
Other miscellaneous interest charges	274
Amortization of deferred financing costs(ii)	4,072
Amortization of original issue discount(iii)	1,703

Total interest expense	$48,592

(i)	Represents interest on the outstanding balance of the amount drawn on the revolving credit facility of approximately 5.36% plus a 0.5% commitment fee on the unused portion of the revolving credit facility, and other fees associated with the revolving credit facility.

(ii)	Represents amortization expense utilizing an average maturity of 7 years.

(iii)	Represents amortization of the original issue discount on the notes offered hereby of $17.5 million utilizing the effective interest method.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table relates to long-term debt and loan agreements related to the Predecessor Entity (in thousands):

May 26, 2002

Senior Debt:
5.75% Industrial Development Revenue Bonds (collateralized by plant and equipment) due 2017	$5,000
Unsecured promissory note at 8% per annum	7,912

Total long-term debt, excluding current portion	12,912
Current portion of long-term debt	211

Total Predecessor Entity debt	$13,123

      Net interest paid was $1.3 million and $1.3 million in fiscal 2001 and 2002, respectively.

      In connection with the Transaction, ConAgra Foods assumed these liabilities. Accordingly, they are no longer an obligation of Swift Operating or its subsidiaries.

Description of Indebtedness

      Senior Credit Facilities — On September 19, 2002, Swift Operating entered into an agreement providing senior credit facilities which allow borrowings from time to time up to $550.0 million, and consist of a term loan of up to $200.0 million that matures on the sixth anniversary of the closing date of the Transaction and a revolving credit facility of $350.0 million that terminates on the fifth anniversary of the closing date of the Transaction. Up to $125.0 million of the revolving credit facility is available for the issuance of letters of credit or Australian bank guarantees and up to $45.0 million of the revolving credit facility is available for borrowings in Australian dollars by Swift Operating’s Australian subsidiaries. With respect to both revolving loan borrowings and term loan borrowings, (a) U.S. dollar denominated borrowings that are (i) eurodollar rate loans will initially bear interest at rates of 3.25% per annum plus the applicable eurodollar rate, or (ii) base rate loans will initially bear interest at rates of 2.25% per annum plus the highest of Citibank’s base rate, the three-month certificate of deposit rate plus 0.5%, and the federal funds effective rate plus 0.5%, and (b) Australian dollar denominated borrowings that are (i) bill rate loans will initially bear interest at rates of 2.75% per annum plus the applicable bid rate for Australian bills for the applicable interest period or (ii) short-term loans will initially bear interest at rates of 2.75% per annum plus the Reserve Bank of Australia Official Cash Rate or, if such rate is not published in time on the appropriate reference screen, an average of buying rates for Australian dollar overnight cash deposits quoted to Citibank, N.A. (Sydney branch) by certain reference banks. The Transaction was financed, in part, with approximately $270.0 million of advances under our senior credit facilities, consisting of $200.0 million drawn under the term loan facility and $70.0 million drawn under the revolving credit facility.

      Availability. Availability under the senior credit facilities with respect to any borrower is subject to a borrowing base. The borrowing base for the U.S. borrower is based on its and certain of its domestic wholly owned subsidiaries’ assets as described below. The borrowing base for the Australian borrowers is based on the borrowing base for the U.S. borrower plus a borrowing base based on their and certain of their wholly owned subsidiaries’ assets. The borrowing base consists of percentages of the U.S. borrower’s or Australian borrowers’ eligible accounts receivable, inventory and supplies and the lesser of a sublimit and percentages of their respective eligible equipment and real property, in each case, less certain eligibility and availability reserves to be determined. The borrowers are required to report their respective borrowing bases on a weekly basis and, as a result, the availability under the senior credit facilities is subject to change.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Repayment and Prepayment. Loans outstanding under the term loan facility require 20 quarterly principal repayments each in an amount equal to $500,000 during the first five years after the closing date and four installments of $47.5 million during the sixth year after the closing with the last such installment being due on the sixth anniversary after the closing date. The revolving credit facility terminates and all amounts outstanding thereunder must be repaid in full on the fifth anniversary of the closing date. Mandatory prepayments of the senior credit facilities are required from the proceeds of the issuance of debt, asset sales, insurance and condemnation and purchase price adjustments, in each case subject to customary exceptions and, in the case of certain asset sales and insurance and condemnation proceeds, reinvestment rights, as applicable. Mandatory prepayments are also required from excess cash flow. Mandatory repayments of the revolving credit facility do not result in a permanent reduction of the commitments thereunder (other than in the event of a sale of the Australian borrowers) but the events giving rise to such mandatory prepayments may reduce the amount of fixed assets which can be included in the borrowing base.

      Affirmative Covenants. Swift Operating’s senior credit facilities contain affirmative covenants, and include a covenant for the implementation and maintenance of deposit account control agreements and cash concentration accounts. These arrangements require, subject to certain customary exceptions, cash proceeds of accounts receivable and other collateral to be concentrated to cash collateral accounts held at the administrative agent, which accounts will be swept daily against outstandings under the revolving credit facility.

      Financial Covenants. Swift Operating’s senior credit facilities contain covenants that limit its ability to incur additional indebtedness, sell or dispose of assets, pay certain dividends and prepay or amend certain indebtedness among other matters. In addition, these facilities also contain financial covenants currently requiring Swift Operating not to:

•	exceed a maximum leverage ratio of 4.2x our senior credit facilities Adjusted EBITDA(a);

•	fall below a minimum interest coverage ratio of 2.5x our senior credit facilities Adjusted EBITDA (a); and

•	fall below a minimum fixed charge coverage ratio of 1.05x.

(a)	The term “Adjusted EBITDA” is a defined term in Swift Operating’s senior credit facilities. Adjusted EBITDA is calculated by adding to EBITDA certain items of income and expense. These adjustments reflect the elimination of the businesses not acquired in the Transaction, the elimination of corporate overhead allocations that ConAgra Foods charged to the ConAgra Red Meat Business, the elimination of certain pension and retiree medical plans and adjustments to reflect certain non-cash charges, all of which were reflected in the historical financial results of the ConAgra Red Meat Business.

      Swift Operating has been in compliance with all financial covenant ratios since the closing of the Transaction on September 19, 2002.

      Senior Notes — In connection with the Transaction, on September 19, 2002, Swift Operating issued $268.0 million of its 10 1/8% Senior Notes due 2009 (the “Senior Notes”). The Senior Notes were issued with original issue discount and generated gross proceeds to Swift Operating of approximately $250.5 million. The Senior Notes will mature on October 1, 2009. Interest on the Senior Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2003. Swift Operating and all of Swift Operating’s domestic subsidiaries are guarantors of the Senior Notes. On July 16, 2003, Swift Operating entered into a $100 million (notional) interest rate swap that converted a portion of its fixed rate 10 1/8% Senior Notes into a floating rate obligation. The swap, which matures on

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

October 1, 2007, was utilized to achieve a target fixed/floating capital structure appropriate for the business.

      Mandatory prepayments of the senior credit facilities are required from the proceeds of the issuance of debt, asset sales, insurance and condemnation and purchase price adjustments, in each case subject to customary exceptions and, in the case of certain asset sales and insurance and condemnation proceeds, reinvestment rights, as applicable. Mandatory prepayments are also required from excess cash flow.

      Senior Subordinated Notes — In connection with the Transaction, on September 19, 2002, Swift Operating issued to ConAgra Foods $150.0 million aggregate principal amount of its 12 1/2% Senior Subordinated Notes due January 1, 2010 (the “Senior Subordinated Notes”). On March 26, 2003, ConAgra Foods sold all $150.0 million aggregate principal amount of the senior subordinated notes in a transaction exempt from the registration requirements of the Securities Act. An affiliate of ConAgra Foods acquired $30.0 million aggregate principal amount of the senior subordinated notes in that transaction. Interest on the Senior Subordinated Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2003. Swift Operating and all of Swift Operating’s domestic subsidiaries are guarantors of the Senior Subordinated Notes.

      Installment Note Payable — The installment note payable relates to Swift Operating’s financing of a software installation project. The note bears interest at 3.5% per annum. Payments are due quarterly in the amount of $0.3 million and matures on September 30, 2004.

      Capital and Operating Leases — Swift Operating leases a variety of buildings, warehouses and equipment under operating lease agreements that expire in various years. Future minimum lease payments required at May 25, 2003, under capital and non-cancelable operating leases with terms exceeding one year, are as follows (in thousands):

	Capitalized	Noncancellable
	Lease	Operating Lease
	Obligations	Obligations

For the fiscal years ended May
2004	$2,751	$6,231
2005	2,751	4,880
2006	2,751	3,916
2007	2,908	3,568
2008	3,015	2,813
Thereafter	19,720	3,573

Net minimum lease payments	33,896	$24,981

Less: Amount representing interest	(12,812)

Present value of net minimum lease payments	$21,084

      Rent expense associated with operating leases was $18.3 million, $19.9 million, $6.5 million and $12.8 million for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002, and the 249 days ended May 25, 2003, respectively.

NOTE 7.	STOCK OPTION AND DEFINED CONTRIBUTION PLANS

Stock Purchase Plan

      Swift Foods Company has adopted a stock purchase plan (“Purchase Plan”) pursuant to which eligible employees, directors, consultants and advisors of Swift Foods Company and its subsidiaries may purchase shares of common stock of Swift Foods Company. A total of 4,000,000 shares of common stock

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of Swift Foods Company are available for purchase under this plan at a price per share as determined by the board of directors on the date of purchase. As of May 25, 2003, certain members of our management had purchased an aggregate of 2,810,000 shares under the stock purchase plan at a purchase price of $1.00 per share which was the fair market value of such shares on the date of purchase.

2002 Stock Option Plan

      At the closing of the Transaction, Swift Foods Company, an indirect parent of Swift Operating, adopted the Swift Foods Company 2002 Stock Option Plan (“Option Plan”), pursuant to which options may be granted to employees and eligible non-employees of Swift Foods Company and its subsidiaries for the purchase of shares of common stock of Swift Foods Company.

      Employees and non-employees (including non-employee directors) eligible to receive awards under the Option Plan are those individuals whose services to Swift Foods Company and its subsidiaries are determined by the board of directors of Swift Foods Company (or a committee thereof) to have a direct and significant effect on the financial development of Swift Foods Company or its subsidiaries. In addition, non-employee directors of Swift Foods Company who are eligible for awards under the Option Plan may elect to receive options under the Option Plan in lieu of any annual fee for services as a director of Swift Foods Company.

      A total of 19.5 million shares of common stock of Swift Foods Company are available for grant under the Option Plan. Both incentive stock options and nonqualified stock options may be granted under the Option Plan. Options granted to our executive officers vest 25% upon grant and 1/36th per month beginning on the last day of the month following the month in which the first annual anniversary of the grant date occurs so that upon the fourth anniversary of the grant date, all shares will be fully vested. The board of directors of Swift Foods Company (or a committee thereof) administers and interprets the Option Plan and will determine, in its discretion, the employees and eligible non-employees who receive grants, the number of shares subject to each option granted, the exercise price and the option period (which may not be more than ten years from the date the option is granted). Certain executives of Swift Operating received a total of 18.3 million shares at an exercise price of $1.00 per share and 1 million shares at an exercise price of $2.00 per share subsequent to the Transaction.

Securities Authorized for Issuance under the 2002 Stock Option Plan

      The following table provides information for the 249 days ended May 25, 2003 about shares of Swift Foods Company common stock that may be granted under the Swift Foods Company 2002 Stock Option Plan.

	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available
	exercise of	outstanding	for future issuance
	outstanding options,	options, warrants	under equity
Plan Category	warrants and rights	and rights	compensation plans

Equity compensation plans approved by shareholders	19,275,000	$1.05	225,000
Equity compensation plans not approved by shareholders	—	$—	—

Total	19,275,000	$1.05	225,000

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The weighted-average per share fair values and weighted-average exercise prices of options granted above, equal to and below market value on the date of grant are as follows:

			Weighted
		Weighted	Average
	Number of	Average	Exercise
	Shares	Fair Value	Price

Options granted equal to market value	18,275,000	$0.11	$1.00
Options granted above market value	1,000,000	0.00	2.00

Total options granted for 249 days ended May 25, 2003	19,275,000	$0.11	$1.05

      Stock option activity for the 249 days ended May 25, 2003 was as follows:

	S&C Holdco 3, Inc. and
	Subsidiaries

	249 Days Ended
	May 25, 2003

		Weighted Average
	Shares	Exercise Price

Options outstanding, beginning of period	—	$—
Granted	19,275,000	$1.05
Exercised	—	—
Expired, forfeited or canceled	—	—

Options outstanding, end of period	19,275,000	$1.05

Exercisable	4,818,750	$1.05

Available for future grant	225,000

      The following table summarizes information about stock options outstanding at May 25, 2003:

	Options Outstanding			Options Exercisable

Weighted Average
	Options	Remaining	Weighted Average	Options	Weighted Average
Range of Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price

$1.00 to $2.00	19,275,000	9.3 years	$1.05	4,818,750	$1.05

      Swift Operating applies APB No. 25, and related interpretations in accounting for its stock based compensation plans. Accordingly, no compensation expense has been recognized for its Option Plan.

      In addition to the Option Plan described above, ConAgra Foods granted options to certain employees of Swift Operating prior to the Transaction that continue to vest and may be exercised by its employees. Swift Operating recognized $1.4 million of expense related to stock-based compensation provided by ConAgra Foods in the 249 days ended May 25, 2003, which has been reflected as a capital contribution in the accompanying statements of stockholder’s equity.

Defined Contribution Plans

      As of the date of the Transaction, Swift Operating established two tax-qualified employee savings and retirement plans (the “401(k) Plans”) covering Swift Operating’s employees, both union and non-union. Pursuant to the 401(k) Plans, eligible employees may elect to reduce their current compensation by up to the lesser of 75% of their annual compensation or the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) Plans. The 401(k) Plans provide for additional matching contributions by Swift Operating, based on specific terms contained in the 401(k) Plans. The

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

trustee of the 401(k) Plans, at the direction of each participant, invests the assets of the 401(k) Plans in designated investment options. The 401(k) Plans are intended to qualify under Section 401 of the Internal Revenue Code. Company expenses related to the matching provisions of the 401(k) Plans of the Predecessor Entity totaled approximately $2.6 million, $2.0 million and $0.8 million for the fiscal years ended May 27, 2001, May 26, 2002 and the 115 days ended September 18, 2002. Company expenses related to the matching provisions of the 401(k) Plans totaled approximately $3.9 million for the 249 days ended May 25, 2003.

      The remaining information relates to pension and postretirement benefits related to the Predecessor Entity:

Predecessor Retirement Pension Plans

      The Predecessor Entity had defined benefit retirement plans (“Plan”) for eligible salaried and hourly employees. Benefits are based on years of credited service and average compensation or stated amounts for each year of service. The Predecessor Entity funded these plans in accordance with the minimum and maximum limits established by law.

      Components of pension benefit costs and weighted average actuarial assumptions are (in thousands):

	2001	2002

Pension Benefit Cost
Service cost	$—	$150
Interest cost	2,913	2,758
Expected return on plan assets	(2,825)	(3,013)
Amortization of prior service costs	8	8
Recognized net actuarial loss	73	199

Pension benefit cost — company plans	169	102
Pension benefit cost — multi-employer plans	318	—

Total pension benefit cost	$487	$102

Actuarial Assumptions
Discount rate	7.50%	7.50%
Long-term rate of return on plan assets	9.25%	9.25%
Long-term rate of compensation increase	5.50%	5.50%

      The change in projected benefit obligation, change in plan assets and funded status of the plans at February 28, 2002 (in thousands):

2002

Change in Projected Benefit Obligation
Projected benefit obligation at beginning of year	$39,153
Service cost	150
Interest cost	2,758
Actuarial loss	747
Benefits paid	(4,294)

Projected benefit obligation at end of year	$38,514

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002

Change in Plan Assets
Fair value of plan assets at beginning of year	$33,068	$35,878
Actual return on plan assets	5,590	2,720
Employer contributions	1,632	1,730
Benefits paid	(4,412)	(4,294)

Fair value of plan assets at end of year	35,878	36,034

Funded Status	(3,275)	(2,480)
Unrecognized actuarial gain	6,554	7,444
Unrecognized prior service cost	8	—

	$3,287	$4,964

Actuarial Assumptions
Discount rate	7.50%	7.25%
Long-term rate of compensation increase	5.50%	5.50%

      Plan assets are primarily invested in equity securities, corporate and government debt securities and common trust funds.

      Postretirement Benefits — Certain former employees of the Predecessor Entity are covered by a postretirement plan that provides medical and dental benefits. The obligations under this plan were assumed by ConAgra Foods when the Predecessor Entity’s pork business was acquired. Benefits associated with the plan are administered by ConAgra Foods. The costs associated with this plan, which primarily relate to interest costs were $3.2 million and $3.4 million in fiscal 2001 and 2002, respectively, and are included in selling, general and administrative expenses.

      In connection with the Transaction, ConAgra Foods assumed these liabilities. Accordingly, they are no longer an obligation of Swift Operating or its subsidiaries.

NOTE 8.	RELATED PARTY TRANSACTIONS

      Historically, ConAgra Foods’ executive, finance, tax and other corporate departments performed certain administrative and other services for the Predecessor Entity. Expenses incurred by ConAgra Foods and allocated to the Predecessor Entity were determined based on specific services being provided or were allocated based on ConAgra Foods’ investment in the Predecessor Entity in proportion to ConAgra Foods’ total investment in its subsidiaries. In addition, ConAgra Foods charged the Predecessor Entity finance charges on ConAgra Foods’ investment in the company and net intercompany advances. Management believes that such expense allocations were reasonable. Corporate allocations include allocated selling, general, and administrative expenses of approximately $29.7 million, $20.3 million and $4.5 million for the fiscal years ended May 27, 2001 and May 26, 2002 and the 115 days ended September 18, 2002, and allocated finance charges of approximately $45.9 million, $55.2 million and $13.6 million for the fiscal years ended May 27, 2001 and May 26, 2002 and the 115 days ended September 18, 2002. ConAgra Foods also historically paid certain direct expenses on the Predecessor Entity’s behalf and charged it directly for these expenses. Such expenses, which are included in selling, general and administrative expenses, were $9.2 million, $10.6 million and $2.9 million for the fiscal years ended May 27, 2001 and May 26, 2002 and the 115 days ended September 18, 2002.

      The Predecessor Entity also historically entered into transactions in the normal course of business with affiliates of ConAgra Foods that are not part of the Acquired Business. Net sales to these parties,

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

which are included in net sales in our statement of earnings, were $782.5 million, $744.5 million, $207.2 million and $474.8 million for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002 and the 249 days ended May 25, 2003. Purchases from affiliates of ConAgra Foods, which are included in cost of goods sold in our statement of earnings, were $60.2 million, $43.6 million, $48.6 million and $555.6 million for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002 and the 249 days ended May 25, 2003. Within Swift Operating’s May 25, 2003 balance sheet are balances of $15.1 million due to, and $33.5 million due from, ConAgra Foods affiliates.

      The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the applicable agreements, including the purchase agreement dated May 20, 2002, as amended to date, among ConAgra Foods, Swift Foods Company and HMTF Rawhide, a limited partnership formed by Swift Operating’s equity sponsors, Hicks Muse and Booth Creek. Swift Operating believes that the terms of each of the agreements described below are at least as favorable to it as it could have obtained from unaffiliated third parties.

      Stockholders’ Agreement — HMTF Rawhide, ConAgra Foods, Hicks Muse and Swift Foods Company entered into a Stockholders’ Agreement that includes provisions regarding, among others, the election of directors, registration rights, restrictions on transfer and other rights regarding sales of Swift Foods Company stock by Hicks Muse and ConAgra Foods, the sale of Swift Foods Company’s cattle feeding operations and a right to force the sale of Swift Foods Company after five years.

      The Stockholders’ Agreement requires HMTF Rawhide and ConAgra Foods, subject to certain conditions, to vote their shares in favor of the election to Swift Foods Company’s board of directors of (i) five individuals as may be designated by Hicks Muse and its affiliates (including HMTF Rawhide) and (ii) two individuals as may be designated by ConAgra Foods and its affiliates. Under the HMTF Rawhide Partnership Agreement, Hicks Muse has agreed to cause an individual designated by an affiliate of George N. Gillett, Jr., our Chairman of the Board, to be included in the five individuals designated for election to Swift Foods Company’s board of directors by Hicks Muse for as long as Mr. Gillett or his affiliates continue to own at least 25% of the limited partnership interest in HMTF Rawhide owned by such parties at the closing of the Transaction.

      The Stockholders’ Agreement also provides that HMTF Rawhide and ConAgra Foods each may require Swift Foods Company, subject to certain registration volume limitations, to effect up to four demand registrations of their Swift Foods Company common stock under the Securities Act at any time after consummation of a qualified IPO (as defined in the Stockholders’ Agreement). The Stockholders’ Agreement also provides that in the event Swift Foods Company proposes to register any shares of its common stock under the Securities Act, whether or not for its own account, holders of common stock subject to the Stockholders’ Agreement will be entitled, with certain exceptions, to include their shares of common stock in such registration. In addition, after a qualified IPO, ConAgra Foods has the right to require Swift Foods Company to act as a guarantor of the $150.0 million note issued to ConAgra Foods as part of the payment for the Acquired Business and to register the resale of such note by ConAgra Foods.

      The Stockholders’ Agreement also provides that, subject to certain exceptions, in connection with any transfer for value by Hicks Muse to a non-affiliate of Hicks Muse or its affiliates of Swift Foods Company’s securities or partnership interests in HMTF Rawhide, Hicks Muse and its affiliates have the right to require ConAgra Foods and its affiliates to also transfer a portion of their shares of Swift Foods Company common stock. If Hicks Muse and its affiliates desire to effect a sale of Swift Foods Company securities or their partnership interests in HMTF Rawhide, ConAgra Foods and its affiliates may “tag along” and sell a portion of their shares of Swift Foods Company common stock on the same terms. If Hicks Muse and its affiliates desire to effect a sale of Swift Foods Company securities or HMTF Rawhide partnership interests, ConAgra Foods and its affiliates may also cause the purchaser of the Hicks Muse

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

securities to purchase from ConAgra Foods the pro rata portion of the outstanding principal amount of the $150.0 million note issued to ConAgra Foods as part of the payment for the Acquired Business. Prior to the transfer of any securities subject to the Stockholders’ Agreement by any stockholder other than an affiliate of Hicks Muse, Hicks Muse has the right to acquire such securities on the same terms and conditions as the proposed transfer. The Stockholders’ Agreement also provides that, if Swift Foods Company has not completed a qualified IPO by the fifth anniversary of the closing of the Transaction, ConAgra Foods can cause Swift Foods Company to sell itself (through a merger, sale of securities or sale of substantially all of the assets) at a price proposed by ConAgra Foods. If ConAgra Foods notifies Swift Foods Company of its intention to cause Swift Foods Company to effect such a sale, Hicks Muse and its affiliates have the right for a 180 day period to purchase the common stock of Swift Foods Company then beneficially owned by ConAgra Foods for a per share price derived from the proposed ConAgra Foods sale price for the entire company. If Hicks Muse does not exercise its purchase right within the 180 day period, then ConAgra Foods may cause Swift Foods Company to conduct an auction to sell Swift Foods Company within a period not to exceed two years at a price that maximizes the value to be received by Swift Foods Company’s stockholders.

      The Stockholders’ Agreement grants Hicks Muse and its affiliates the right to purchase all of the securities of Swift Foods Company held by ConAgra Foods and its affiliates at any time during the five years following the closing of the Transaction based on a contractual formula which takes into account balance at inception, adjustments for net income/losses and certain other transaction related amounts. The Stockholders’ Agreement also contains provisions with respect to any sale of Swift Foods Company’s domestic cattle feeding operations following the completion of the Transaction.

      With respect to shares owned by management, the Stockholders’ Agreement provides for tag-along rights for the benefit of management, drag-along rights for the benefit of HMTF Rawhide, repurchase rights upon the occurrence of certain events, restrictions on transfer, rights of first refusal and other customary terms.

      The Stockholders’ Agreement will terminate by its terms on the 18th anniversary of the closing of the Transaction. In addition, the provisions of the Stockholders’ Agreement regarding the election of directors, tag along rights, co-sale rights, Hicks Muse’s right of first refusal and the general restriction on transfers and ConAgra Foods’ right to cause a sale of Swift Foods Company will each terminate upon the completion of a qualified IPO.

      Monitoring and Oversight Agreement — In connection with the Transaction, Swift Operating and certain of its direct and indirect parents and subsidiaries entered into a ten-year agreement (the “Monitoring and Oversight Agreement”) with an affiliate of Hicks Muse (“Hicks Muse Partners”) pursuant to which Swift Operating will pay Hicks Muse Partners an annual fee for ongoing oversight and monitoring services provided to it. The annual fee will be adjusted at the beginning of each fiscal year to an amount equal to the greater of (a) $2 million or (b) 1% of the budgeted consolidated annual EBITDA of Swift Foods Company and its subsidiaries. The annual fee will also be adjusted in the event that Swift Foods Company or any of its subsidiaries acquires another entity or business during the term of the agreement. This expense is paid in advance quarterly and $1.3 million is included in selling, general and administrative expense for the 249 days ended May 25, 2003.

      Swift Operating has agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers, controlling persons, if any, agents, independent contractors and employees from and against all claims, liabilities, damages, losses and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners pursuant to the Monitoring and Oversight Agreement. Certain of Swift Operating’s directors, Messrs. Hicks and Muse, are each limited partners of Hicks Muse Partners and directors, officers and shareholders of the general partner of Hicks Muse Partners.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. Swift Operating believes the services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by it without the addition of personnel or the engagement of outside professional advisors. In management’s opinion, the fees provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by Swift Operating.

      Hicks Muse Partners has agreed to pay to Gillett Greeley, LLC, an affiliate of George N. Gillett, Jr., the Chairman of the Board, 25% of the annual fees payable to it under the Monitoring and Oversight Agreement pursuant to a consulting agreement between Hicks Muse Partners and Booth Creek, which is ultimately controlled by Mr. Gillett. Booth Creek has agreed to provide consulting services to Hicks Muse Partners for as long as Mr. Gillett or his affiliates own at least 25% of the outstanding limited partnership interests in HMTF Rawhide owned by such parties at the closing of the Transaction.

      Financial Advisory Agreement — In connection with the Transaction, Swift Operating and certain of its direct and indirect parents and subsidiaries also entered into a ten-year agreement (the “Financial Advisory Agreement”) pursuant to which Hicks Muse Partners received a cash financial advisory fee equal to $15.0 million upon the closing of the Transaction as compensation for its services as financial advisor for the Transaction. The Financial Advisory Agreement also provided for Hicks Muse Partners to receive an expense reimbursement of $2.0 million upon the closing of the Transaction. These fees were included as part of the expenses of the Transaction. The expense reimbursement was agreed upon in the purchase agreement to reimburse Swift Operating’s chairman for normal due diligence costs incurred in evaluating and analyzing the acquisition. The agreement provided for a defined reimbursement of $2.0 million to cover due diligence expenses without having to provide Swift Operating with detailed expense records. These fees were included as part of the expenses of the Transaction.

      Hicks Muse Partners also will be entitled to receive a fee equal to 1.5% of the transaction value for any subsequent transaction in which Swift Operating is involved that is consummated during the term of the Financial Advisory Agreement.

      The Financial Advisory Agreement makes available the investment banking, financial advisory and other similar services of Hicks Muse Partners. Swift Operating believes the services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by it without the addition of personnel or the engagement of outside professional advisors. In management’s opinion, the fees provided for under the Financial Advisory Agreement reasonably reflect the benefits received and to be received by Swift Operating.

      Swift Operating has agreed to indemnify Hicks Muse Partners, its affiliates and their respective directors, officers, controlling persons, if any, agents, independent contractors and employees from and against all claims, liabilities, damages, losses and expenses arising out of or in connection with the services rendered by Hicks Muse Partners pursuant to the Financial Advisory Agreement. Certain of Swift Operating’s directors, Messrs. Hicks and Muse, are each limited partners of Hicks Muse Partners and directors, officers and shareholders of the general partner of Hicks Muse.

      Hicks Muse Partners has agreed to pay to Booth Creek, an affiliate of George N. Gillett, Jr., Swift Operating’s Chairman of the Board, 25% of the annual fees payable to it under the Financial Advisory Agreement. Booth Creek Management Company did not receive any portion of the $15.0 million cash financial advisory fee paid to Hicks Muse Partners upon the closing of the Transaction. Hicks Muse Partners paid to Gillett Greeley, LLC, an affiliate of George N. Gillett, Jr., all of the $2.0 million expense reimbursement described above.

      Preferred Supplier Agreement — At the closing of the Transaction, Swift Operating entered into a preferred supplier agreement with ConAgra Foods pursuant to which, for an initial term of seven years,

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Swift Operating and certain of its subsidiaries will supply those fresh beef and pork products historically provided by Swift Beef and Swift Pork to ConAgra Foods and certain of its subsidiaries on a delivered basis based on pricing mechanics consistent with past practices. In addition, ConAgra Foods offered Swift Operating the opportunity to supply additional fresh beef and pork products required by ConAgra Foods as a result of changes in its product mix or due to product reformulations. Swift Operating and ConAgra Foods will meet periodically during the term of the agreement to discuss and determine pricing and payment mechanisms and procedures. For the 249 days ended May 25, 2003, Swift Operating sold $474.8 million of products to ConAgra Foods under this agreement.

      Transition Services Agreement — At the closing of the Transaction, Swift Operating, certain of its direct and indirect parents and subsidiaries, and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods entered into a one-year transition services agreement (the “Transition Services Agreement”) with ConAgra Foods pursuant to which, among other things, ConAgra Foods will provide certain transition services, including information technology, accounting, risk management, market research and product brokerage services, to Swift Operating and Swift Beef will provide certain transition services, including information technology, purchasing and human resources services, to ConAgra Foods. The parties have agreed, during the term, to use their commercially reasonable efforts to locate third party service providers to replace the services provided under the Transition Services Agreement. Payments received from ConAgra Foods for services Swift Operating provided under this agreement for the 249 days ended May 25, 2003 were $1.9 million. For this same period, Swift Operating paid $4.5 million to ConAgra Foods for services provided to it under this agreement. Such amounts are included in cost of goods sold and selling, general and administrative expenses in the accompanying consolidated statement of earnings.

      Live Cattle Supply Agreement — At the closing of the Transaction, Swift Beef and the entity that operates the domestic cattle feeding operations acquired from ConAgra Foods entered into a live cattle supply agreement (the “Cattle Supply Agreement”) pursuant to which Swift Beef will purchase all of the cattle produced by the domestic cattle feeding business from such entity for processing at facilities owned by Swift Beef. The parties will meet periodically, but no less frequently than every 90 days, to determine the quantities of cattle to be supplied under the agreement. The Cattle Supply Agreement will terminate on the date of termination of the credit facility for the domestic cattle feeding operations, which will be the earlier of 24 months after the Transaction or the disposition of the domestic cattle feeding operations, unless extended in accordance with the Cattle Supply Agreement for an additional year. For the 249 days ended May 25, 2003, Swift Beef paid $525.3 million under this agreement, which amount is included in cost of goods sold.

      By-Products Marketing Agreement — At the closing of the Transaction, Swift Operating entered into a by-products marketing agreement (the “Marketing Agreement”) with ConAgra Trade Group, Inc. (“CTG”) pursuant to which Swift Operating will sell to CTG certain by-products resulting from its processing of cattle and hogs at prices calculated in accordance with the agreement. The Marketing Agreement was effective through May 31, 2003. The parties split the pre-tax profit or losses resulting from CTG’s marketing of the by-products purchased under the agreement and CTG will also be obligated to make available to Swift Australia, and pay the salaries and benefits for, two designated employees so long as such employees remain CTG employees in Australia. For the 249 days ended May 25, 2003, Swift Operating received approximately $1.5 million from CTG under this agreement.

      Indemnification and Release Agreement — At the closing of the Transaction, Swift Operating, certain of its direct and indirect parents and subsidiaries, and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods entered into an indemnification and release agreement with ConAgra Foods pursuant to which Swift Operating agreed to be bound by the post-closing indemnification obligations set forth in the purchase agreement and, following the closing, to release ConAgra Foods and

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

its affiliates from all liabilities and actions for environmental costs or liabilities other than that which are set forth in the purchase agreement.

      Tax Sharing Agreement — In connection with the closing of the Transaction, Swift Operating and certain of its direct and indirect parent entities and the entities that acquired and operate the domestic cattle feeding operations of ConAgra Foods, entered into a tax sharing agreement pursuant to which Swift Operating is obligated, among other things, to distribute to Swift Foods Company any taxes attributable to it and its subsidiaries and under which Swift Operating will be indemnified for any taxes paid by it or its subsidiaries on behalf of any other member of Swift Foods Company’s consolidated tax group.

      Contribution Agreement — In connection with the closing of the Transaction, Swift Operating, with its direct and indirect parent entities, entered into a contribution agreement pursuant to which these entities will contribute or otherwise pay over, or cause any of their subsidiaries (other than the entities that will acquire and operate the domestic cattle feeding operations of ConAgra Foods) to contribute or otherwise pay over, to Swift Operating any amounts they receive from ConAgra Foods or its affiliates pursuant to indemnification claims under the purchase agreement and any amounts obtained from other sources which are applied to offset any indemnification claims that Swift Operating could otherwise make under the purchase agreement.

      Indemnity Side Letter — In connection with the closing of the Transaction, ConAgra Foods agreed to reimburse Swift Operating to the extent recall costs incurred after the Transaction exceed the accrual made for estimated recall costs pursuant to the purchase agreement relating to the Transaction, and Swift Operating agreed to reimburse ConAgra Foods to the extent the accrual exceeds the recall costs. ConAgra Foods has further agreed to indemnify Swift Operating for liabilities, costs and expenses that it may incur with respect to third parties in connection with product liability claims or personal injury causes of action arising from the consumption of the products subject to the recall. The May 25, 2003 balance sheet includes a $1.6 million receivables from ConAgra Foods for reimbursement of amounts in excess of the accrual which represent additional claims from customers seeking reimbursement for recall related costs.

NOTE 9.	INCOME TAXES

      The pre-tax income on which the provision for income taxes was computed is as follows (in thousands):

	Predecessor Entity

	ConAgra Red Meat Business
				S&C Holdco 3, Inc.
				and Subsidiaries
	Fiscal Year Ended
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Domestic	$57,035	$96,766	$16,452	$36,314
Foreign	47,212	21,187	11,566	23,664

Total	$104,247	$117,953	$28,018	$59,978

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Income tax expense includes the following current and deferred provisions (in thousands):

	Predecessor Entity

	ConAgra Red Meat Business
				S&C Holdco 3, Inc.
				and Subsidiaries
	Fiscal Year Ended
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Current Provision:
Federal	$6,123	$6,448	$3,435	$—
State	156	748	226	695
Foreign	15,873	3,460	5,250	7,965

Total current tax expense	22,152	10,656	8,911	8,660

Deferred provision:
Federal	13,290	26,232	2,276	9,710
State	406	2,624	195	1,590
Foreign	1,780	2,896	(1,780)	732

Total deferred tax expense	15,476	31,752	691	12,032

Total income tax expense	$37,628	$42,408	$9,602	$20,692

      The principal differences between the effective income tax rate, attributable to continuing operations, and the US statutory federal income tax rate, were as follows:

	Predecessor Entity

	ConAgra Red Meat Business
				S&C Holdco 3, Inc.
				and Subsidiaries
	Fiscal Year Ended
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Expected tax rate	35.0%	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	1.2	1.9	1.9	2.5
Non deductible expense	0.6	0.5	—	—
Benefit from export sales	—	—	—	(4.1)
Other — net	(0.7)	(1.4)	(2.6)	1.1

Effective tax rate	36.1%	36.0%	34.3%	34.5%

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Temporary differences that gave rise to a significant portion of deferred tax assets (liabilities) were as follows (in thousands):

	Predecessor Entity

	ConAgra Red
	Meat Business	S&C Holdco 3, Inc.
		and Subsidiaries
	Fiscal Year Ended
		249 Days Ended
	May 26, 2002	May 25, 2003

Inventory	$—	$(9,411)
Derivatives	—	(1,200)
Depreciation and amortization	(51,481)	(92,637)
Undistributed earnings	—	(2,146)
All other	(3,483)	(592)

Gross deferred tax liability	(54,964)	(105,986)

Accounts receivable reserve	—	2,227
Accrued liabilities	15,853	17,558
Restructuring related charges	1,866	300
Net operating loss	—	1,855
All other current	—	466
All other long-term	1,938	2,030

Gross deferred tax asset	19,657	24,436

Net deferred tax liability	$(35,307)	$(81,550)

Financial statement classification:
Current deferred tax asset (included in other current assets)	$14,236	$12,199
Current deferred tax liability (included in accrued liabilities)	—	(2,851)
Long-term deferred tax liability (included in other non-current liabilities)	(49,543)	(90,898)

Net deferred tax liability	$(35,307)	$(81,550)

      At May 25, 2003, Swift Operating has a federal net operating loss of approximately $3.5 million which will begin to expire in years after 2023.

      Management of Swift Operating considers approximately $38 million of cumulative undistributed earnings of certain foreign subsidiaries to be indefinitely reinvested. Such earnings would be subject to U.S. taxation if repatriated to the U.S. The amount of unrecognized tax liability associated with the permanently reinvested cumulative undistributed earnings is approximately $5.3 million. Should management decide to repatriate such earnings or change its assumption about indefinite reinvestment in the future, the related taxes would be charged to earnings at that time. Furthermore, Swift Operating does not accrue deferred taxes on the currency translation adjustment component of equity relating to investments in foreign subsidiaries existing at the time of the Transaction. Foreign earnings subsequent to the date of the Transaction are deemed to be repatriated and taxes accrued accordingly.

      Swift Operating and ConAgra Foods have executed a tax sharing agreement that defines the parties’ rights and obligations with respect to deficiencies and refunds of Federal, state and other taxes relating to the Red Meats business for tax years prior to the Transaction. In general, Swift Operating is responsible

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for filing Federal and state returns and paying associated taxes for periods beginning September 19, 2002. ConAgra Foods is responsible for filing returns and paying taxes related to the Red Meats business for periods prior to September 19, 2002.

NOTE 10.	LEGAL PROCEEDINGS

      On May 10, 2002, a lawsuit was filed against ConAgra Foods, Inc. and ConAgra Beef Company (which was part of the Acquired Business and renamed Swift Beef Company) in the United States District Court for the District of Nebraska seeking certification of a class of all persons who have sold fed cattle to ConAgra Foods for cash, or on a basis affected by the cash price for fed cattle, during the period in which claims may be maintained pursuant to the applicable statute of limitations. The case was originally filed by two named plaintiffs on behalf of a putative nationwide class that plaintiffs estimate exceeds 15,000. The complaint alleges that ConAgra Foods, in violation of the Packers and Stockyards Act of 1921, has used its market power and alleged use of captive supplies of fed cattle to reduce the prices paid to cattle producers. The plaintiffs seek declaratory relief, unspecified compensatory damages, attorneys’ fees and expenses, and injunctive relief. On December 4, 2002, the complaint was amended to substitute two corporate entities for one of the individual plaintiffs. On December 16, 2002, the plaintiffs moved for class certification. ConAgra Foods has answered the amended complaint and discovery is under way. ConAgra Foods will indemnify Swift Operating against any judgments for monetary damages or settlements arising out of this litigation or any future litigation filed against ConAgra Foods, the Acquired Business, Swift Operating or certain of its affiliates that is based primarily on the substantive facts of this litigation to the extent that the litigation seeks damages resulting from the activities of ConAgra Foods or the Acquired Business prior to the acquisition of these entities. Swift Operating believes that the defendants have acted properly and lawfully in their dealings with cattle producers. Management is currently unable to evaluate the outcome of this matter or to estimate the amount of potential loss, if any. In accordance with SFAS No. 5, Accounting for Contingencies, Swift Operating has not established a loss accrual associated with this claim.

      On July 1, 2002, a lawsuit was filed against ConAgra Beef Company (which was part of the Acquired Business and renamed Swift Beef Company), Tyson Foods, Inc., Excel Company and Farmland National Beef Packing Company, L.P. in the United States District Court of South Dakota seeking certification of a class of all persons who sold cattle to the defendants for cash, or on a basis affected by the cash price for cattle, during the period from April 2, 2001 through May 11, 2001 and for some period up to two weeks thereafter. The case was filed by three named plaintiffs on behalf of a putative nationwide class that plaintiffs estimate is comprised of hundreds or thousands of members. The complaint alleges that the defendants, in violation of the Packers and Stockyards Act of 1921, knowingly used, without correction or disclosure, incorrect and misleading boxed beef price information generated by the United States Department of Agriculture to purchase cattle offered for sale by the plaintiffs at a price substantially lower than was justified by the actual and correct price of boxed beef during this period. The plaintiffs seek unspecified damages, or alternatively, restitution based on equitable principles of unjust enrichment. The plaintiffs also seek attorneys’ fees and expenses. No class has yet been certified in this action. Swift Beef Company and the other named defendants have moved to dismiss this action. ConAgra Foods will indemnify Swift Operating against any judgments for monetary damages or settlements arising out of this litigation or any future litigation filed against ConAgra Foods, the Acquired Business, Swift Operating or certain of its affiliates that is based primarily on the substantive facts of this litigation to the extent that the litigation seeks damages resulting from the activities of ConAgra Foods or the Acquired Business prior to the acquisition of these entities. Swift Operating believes that Swift Beef Company has acted properly and lawfully in its dealings with cattle producers. Management is currently unable to evaluate the outcome of this matter or to estimate the amount of potential loss, if any. In accordance with SFAS No. 5, Accounting for Contingencies, Swift Operating has not established a loss accrual associated with this claim.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Swift Operating is also a party to a number of other lawsuits and claims arising out of the operation of its businesses. ConAgra Foods has also indemnified Swift Operating for pending litigation concerning foreign use of a trademark. Management believes the ultimate resolution of such matters should not have a material adverse effect on Swift Operating’s financial condition, results of operations or liquidity.

NOTE 11.	SUPPLEMENTAL GUARANTOR INFORMATION

      A significant amount of Swift Operating’s income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet Swift Operating’s debt service obligations including its obligations under the Senior Notes and the Senior Subordinated Notes described above in Note 6 are provided in large part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as Swift Operating’s financial condition and operating requirements and those of certain domestic subsidiaries, could limit Swift Operating’s ability to obtain cash for the purpose of meeting its debt service obligation including the payment of principal and interest on the Senior Notes and the Senior Subordinated Notes.

      The following information sets forth the Predecessor Entity and Swift Operating’s balance sheet as of May 26, 2002 and May 25, 2003, and the statements of earnings and cash flows for the fiscal years ended May 27, 2001, May 26, 2002, the 115 days ended September 18, 2002 and the 249 days ended May 25, 2003. Effective with the date of the Transaction, the Senior Notes and the Senior Subordinated Notes have been guaranteed by Swift Holdings (the “Parent Guarantor”) and each of Swift Operating’s domestic subsidiaries (the “Subsidiary Guarantors”). The financial information for pre- and post-Transaction periods is presented under the following column headings: Parent Guarantor (for periods subsequent to formation), Issuer (for periods subsequent to formation), Subsidiary Guarantors and Subsidiary Non-Guarantors. For pre-Transaction periods, “Subsidiary Non-Guarantors” includes (i) the domestic cattle feeding operations, (ii) the businesses not acquired in the Transaction and (iii) the foreign subsidiaries of the Predecessor Entity which were acquired in the Transaction and renamed. Swift Holdings and Swift Operating were formed on May 29, 2002. For post-Transaction periods, “Subsidiary Non-Guarantors” includes only the foreign subsidiaries of the Predecessor which were acquired in the Transaction and renamed, which entities include Swift Refrigerated Foods S.A. de C.V., Kabushiki Kaisha SAC Japan and Australia Meat Holdings Pty. Ltd. Investments in Swift Operating’s subsidiaries are accounted for on the equity method. Accordingly, entries necessary to consolidate the Parent Guarantor, Swift Operating, and all of its subsidiaries are reflected in the elimination column. Separate complete financial statements of Swift Operating and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing the financial composition of Swift Operating or the Subsidiary Guarantors.

      All of the Subsidiary Guarantors are wholly-owned subsidiaries of Swift Operating and their guarantees are full and unconditional and joint and several. There are no provisions in the indentures governing the Senior Notes or the Senior Subordinated Notes or other existing agreements that would prevent holders of guaranteed obligations from taking immediate action against the Parent Guarantor or any Subsidiary Guarantor in the event of default. The ability of the Subsidiary Guarantors to pay dividends or make loans or other payments to Swift Operating depends on their earnings, capital requirements and general financial condition. The senior credit facilities and the indentures governing the Senior Notes and the Senior Subordinated Notes limit the ability of Swift Operating and its subsidiaries to restrict the ability of the Subsidiary Guarantors to pay dividends or make loans or other advances to Swift Operating, subject to applicable laws and regulations and future agreements to which the Subsidiary Guarantors may be a party. The Parent Guarantor is a holding company with no operations of its own, and its only asset is the capital stock of Swift Operating. Consequently, its ability to pay amounts under its guarantee depends on the earnings and cash flows of Swift Operating and its subsidiaries and the ability of these entities to pay dividends or advance funds to the Parent Guarantor.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a portion of the financing related to the acquisition of the Australian operations in conjunction with the Transaction described in Note 1, for the 249 days ended May 25, 2003, an amount of $8.6 million was reflected as interest expense of the Subsidiary Non-Guarantors and interest income of the Subsidiary Guarantors on the accompanying Statement of Earnings.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Financial information for the pre-Transaction and post-Transaction entities reported in the financial statements are as follows (in thousands):

	Pre-Transaction Balance Sheets

				Subsidiary
	Swift Holdings	Swift Operating	Subsidiary	Non-	Eliminations/
May 26, 2002	Parent Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$—	$8,643	$—	$8,643
Accounts receivables, net	—	—	173,671	99,480	—	273,151
Inventories	—	—	315,451	360,025	7,060	682,536
Other current assets	—	—	3,594	17,623	15,853	37,070

Total current assets	—	—	492,716	485,771	22,913	1,001,400
Property, plant and equipment, net	—	—	392,430	159,599	—	552,029
Goodwill	—	—	42,380	23,717	—	66,097
Other intangibles, net	—	—	10,080	—	—	10,080
Other assets	—	—	10,425	5,958	3,804	20,187
Net investment and advances in subsidiaries	—	—	305,894	—	(305,894)	—

Total assets	$—	$—	$1,253,925	$675,045	$(279,177)	$1,649,793

LIABILITIES AND STOCKHOLDER’S NET INVESTMENT AND ADVANCES
Current liabilities:
Current portion of long term debt	$—	$—	$—	$211	$—	$211
Accounts payable	—	—	64,055	127,427	—	191,482
Accrued liabilities	—	—	100,196	15,704	3,483	119,383

Total current liabilities	—	—	164,251	143,342	3,483	311,076
Long-term debt, excluding current portion	—	—	5,000	7,912	—	12,912
Other noncurrent liabilities	—	—	12,408	204	51,481	64,093
Commitments and contingencies	—	—	—	—	—	—

Total liabilities	—	—	181,659	151,458	54,964	388,081
Stockholder’s net investment and advances	—	—	1,072,266	523,587	(334,141)	1,261,712

Total liabilities and stockholder’s net investments and advances	$—	$—	$1,253,925	$675,045	$(279,177)	$1,649,793

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Post-Transaction Balance Sheets

	Swift Holdings	Swift Operating	Subsidiary	Subsidiary	Eliminations/
May 25, 2003	Parent Guarantor	Issuer	Guarantors	Non-Guarantors	Adjustments	Total

ASSETS
Current assets:
Cash and cash equivalents	$—	$53,695	$4,432	$6,812	$—	$64,939
Accounts receivables, net	—	31,983	229,572	85,823	(32,561)	314,817
Inventories	—	—	345,208	119,255	—	464,463
Other current assets	—	7,768	13,452	2,610	—	23,830

Total current assets	—	93,446	592,664	214,500	(32,561)	868,049
Property, plant and equipment, net	—	—	456,336	153,139	—	609,475
Intercompany receivable	—	770,501	—	7,170	(777,671)	—
Goodwill	—	—	38,620	28,097	—	66,717
Other intangibles, net	—	28,379	9,825	—	—	38,204
Other assets	—	112,217	3,177	7,548	(84,924)	38,018
Net investment and advances in subsidiaries	470,856	132,300	—	—	(603,156)	—

Total assets	$470,856	$1,136,843	$1,100,622	$410,454	$(1,498,312)	$1,620,463

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long term debt	$—	$2,000	$2,188	$30,119	$(30,000)	$4,307
Accounts payable	—	9,435	186,591	94,964	—	290,990
Intercompany payable			777,671		(777,671)	—
Accrued liabilities	—	42,282	50,240	52,218	(2,561)	142,179

Total current liabilities	—	53,717	1,016,690	177,301	(810,232)	437,476
Long-term debt, excluding current portion	—	599,229	19,882	85,759	(84,924)	619,946
Other noncurrent liabilities	—	13,041	58,332	20,812	—	92,185
Commitments and contingencies	—	—	—	—	—	—

Total liabilities	—	665,987	1,094,904	283,872	(895,156)	1,149,607
Common stock	—	—	2	75,000	(75,002)	—
Additional paid-in capital	393,377	393,377	—	—	(393,377)	393,377
Retained earnings	39,286	39,286	4,198	15,500	(58,984)	39,286
Accumulated other comprehensive income	38,193	38,193	1,518	36,082	(75,793)	38,193

Total stockholder’s equity	470,856	470,856	5,718	126,582	(603,156)	470,856

Total liabilities and stockholder’s equity	$470,856	$1,136,843	$1,100,622	$410,454	$(1,498,312)	$1,620,463

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pre-Transaction Statements of Earnings

	Swift Holdings	Swift Operating	Subsidiary	Subsidiary	Eliminations/
Fiscal Year Ended May 27, 2001	Parent Guarantor	Issuer	Guarantors	Non-Guarantors	Adjustments	Total

Net sales	$—	$—	$8,051,185	$1,701,971	$(693,677)	$9,059,479
Cost of goods sold	—	—	7,840,175	1,603,104	(693,677)	8,749,602

Gross profit	—	—	211,010	98,867	—	309,877
Selling, general and administrative	—	—	118,906	11,163	—	130,069
Corporate allocations	—	—	46,187	29,374	—	75,561

	—	—	165,093	40,537	—	205,630
Income before income taxes and cumulative effect of change in accounting	—	—	45,917	58,330	—	104,247
Income tax expense	—	—	17,058	20,570	—	37,628

Income before equity in earnings of unconsolidated subsidiaries and cumulative effect of change in accounting	—	—	28,859	37,760	—	66,619
Equity in earnings of unconsolidated subsidiaries	—	—	7,238	—	(7,238)	—
Cumulative effect of change in accounting	—	—	(681)	—	—	(681)

Net income	$—	$—	$35,416	$37,760	$(7,238)	$65,938

	Pre-Transaction Statements of Earnings

	Swift Holdings	Swift Operating	Subsidiary	Subsidiary	Eliminations/
Fiscal Year Ended May 26, 2002	Parent Guarantor	Issuer	Guarantors	Non-Guarantors	Adjustments	Total

Net sales	$—	$—	$7,424,467	$1,716,590	$(664,849)	$8,476,208
Cost of goods sold	—	—	7,180,786	1,665,594	(671,909)	8,174,471

Gross profit	—	—	243,681	50,996	7,060	301,737
Selling, general and administrative	—	—	100,401	7,873	—	108,274
Corporate allocations	—	—	51,395	24,115	—	75,510

	—	—	151,796	31,988	—	183,784
Income before income taxes	—	—	91,885	19,008	7,060	117,953
Income tax expense	—	—	34,056	5,722	2,630	42,408

Income before equity in earnings of unconsolidated subsidiaries	—	—	57,829	13,286	4,430	75,545
Equity in earnings of unconsolidated subsidiaries	—	—	4,512	—	(4,512)	—

Net income	$—	$—	$62,341	$13,286	$(82)	$75,545

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pre-Transaction Statements of Earnings

	Swift Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
115 Days Ended September 18, 2002	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$—	$2,290,060	$587,822	$(185,432)	$2,692,450
Cost of goods sold	—	—	2,205,612	589,239	(185,432)	2,609,419

Gross profit	—	—	84,448	(1,417)	—	83,031
Selling, general and administrative	—	—	33,567	3,333	—	36,900
Corporate allocations	—	—	14,066	4,047	—	18,113

	—	—	47,633	7,380	—	55,013
Income (loss) before income taxes	—	—	36,815	(8,797)	—	28,018
Income tax expense (benefit)	—	—	13,717	(4,115)	—	9,602

Income before equity in earnings of unconsolidated subsidiaries	—	—	23,098	(4,682)	—	18,416
Equity in earnings of unconsolidated subsidiaries	—	—	(13,494)	—	13,494	—

Net income (loss)	$—	$—	$9,604	$(4,682)	$13,494	$18,416

	Post-Transaction Statements of Earnings

	Swift Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
249 Days Ended May 25, 2003	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Net sales	$—	$31	$4,948,558	$804,249	$(13,670)	$5,739,168
Cost of goods sold	—	—	4,820,319	766,422	(13,670)	5,573,071

Gross profit	—	31	128,239	37,827	—	166,097
Selling, general and administrative	—	148	75,676	11,959	—	87,783
Gain on business interruption recovery	—	(21,230)	—	—	—	(21,230)
Translation (gains) losses	—	1	174	(9,201)	—	(9,026)
Interest expense (income)	—	(8,793)	45,980	11,405	—	48,592

	—	(29,874)	121,830	14,163	—	106,119
Income before income taxes	—	29,905	6,409	23,664	—	59,978
Income tax expense	—	10,317	2,211	8,164	—	20,692

Income before equity in earnings of unconsolidated subsidiaries	—	19,588	4,198	15,500	—	39,286
Equity in earnings of unconsolidated subsidiaries	39,286	19,698	—	—	(58,984)	—

Net income	$39,286	$39,286	$4,198	$15,500	$(58,984)	$39,286

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pre-Transaction Statements of Cash Flows

	Swift Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
Fiscal Year Ended May 27, 2001	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net income	$—	$—	$35,416	$37,760	$(7,238)	$65,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	—	47,058	12,779	—	59,837
Amortization	—	—	2,199	765	—	2,964
Cumulative effect of change in accounting	—	—	681	—	—	681
Equity in earnings of unconsolidated subsidiaries	—	—	(7,238)	—	7,238	—
Other noncash items (includes nonpension post-retirement benefits)	—	—	4,919	—	—	4,919
Change in assets and liabilities:
Accounts receivables	—	—	39,928	(7,531)	—	32,397
Inventories	—	—	(19,449)	(96,318)	—	(115,767)
Other current assets	—	—	(2,124)	3,970	(2,906)	(1,060)
Accounts payable and accrued liabilities	—	—	(11,422)	15,217	19,770	23,565

Net cash flows provided by (used in) operating activities	—	—	89,968	(33,358)	16,864	73,474

Cash flows from investing activities:
Additions to property, plant and equipment	—	—	(61,789)	(16,169)	—	(77,958)
Notes receivable and other items	—	—	157	2,417	(3,628)	(1,054)

Net cash flows used in investing activities	—	—	(61,632)	(13,752)	(3,628)	(79,012)

Cash flows from financing activities:
Payments of long-term debt	—	—	—	(181)	—	(181)
Net investments and advances/(distributions)	—	—	(28,336)	43,245	(13,236)	1,673

Net cash flows provided by (used in) financing activities	—	—	(28,336)	43,064	(13,236)	1,492

Net change in cash and cash equivalents	—	—	—	(4,046)	—	(4,046)

Cash and cash equivalents, beginning of period	—	—	—	14,653	—	14,653

Cash and cash equivalents, end of period	$—	$—	$—	$10,607	$—	$10,607

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pre-Transaction Statements of Cash Flows

	Swift Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
Fiscal Year Ended May 26, 2002	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net income	$—	$—	$62,341	$13,286	$(82)	$75,545
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	—	51,748	13,430	—	65,178
Amortization	—	—	2,399	765	—	3,164
Equity in earnings of unconsolidated subsidiaries	—	—	(4,512)	—	4,512	—
Other noncash items (includes nonpension post-retirement benefits)	—	—	632	—	—	632
Change in assets and liabilities:
Accounts receivables	—	—	66,730	(1,212)	—	65,518
Inventories	—	—	(1,470)	88,349	(7,060)	79,819
Other current assets	—	—	(2,913)	(17,388)	(2,797)	(23,098)
Accounts payable and accrued liabilities	—	—	(2,422)	(6,250)	12,784	4,112

Net cash flows provided by (used in) operating activities	—	—	172,533	90,980	7,357	270,870

Cash flows from investing activities:
Additions to property, plant and equipment	—	—	(43,247)	(13,280)	—	(56,527)
Notes receivable and other items	—	—	5,150	(9,496)	38,651	34,305

Net cash flows used in investing activities	—	—	(38,097)	(22,776)	38,651	(22,222)

Cash flows from financing activities:
Payments of long-term debt	—	—	(4,100)	(196)	—	(4,296)
Net investments and advances/(distributions)	—	—	(130,336)	(69,972)	(46,008)	(246,316)

Net cash flows provided by (used in) financing activities	—	—	(134,436)	(70,168)	(46,008)	(250,612)

Net change in cash and cash equivalents	—	—	—	(1,964)	—	(1,964)

Cash and cash equivalents, beginning of period	—	—	—	10,607	—	10,607

Cash and cash equivalents, end of period	$—	$—	$—	$8,643	$—	$8,643

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pre-Transaction Statements of Cash Flows

	Swift Holdings	Swift		Subsidiary
	Parent	Operating	Subsidiary	Non-	Eliminations/
115 Days Ended September 18, 2002	Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net income (loss)	$—	$—	$9,604	$(4,682)	$13,494	$18,416
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	—	—	16,736	4,706	—	21,442
Amortization	—	—	130	—	—	130
Equity in earnings of unconsolidated subsidiaries	—	—	13,494	—	(13,494)	—
Deferred taxes & other	—	—	—	—	—	—
Other noncash items	—	—	—	—	—	—
Change in assets and liabilities:
Receivables	—	—	(21,387)	6,229	—	(15,158)
Inventories	—	—	(23,790)	(14,010)	7,060	(30,740)
Other current assets	—	—	2,402	15,470	—	17,872
Accounts payable and accrued liabilities	—	—	1,926	(14,989)	—	(13,063)
Other assets	—	—	228	3,201	—	3,429

Net cash flows provided by (used in) operating activities	—	—	(657)	(4,075)	7,060	2,328

Cash flows from investing activities:
Net (additions) disposals to property, plant and equipment	—	—	(7,860)	(982)	—	(8,842)
Notes receivable and other items	—	—	—	1,348	—	1,348

Net cash flows provided by (used in) investing activities	—	—	(7,860)	366	—	(7,494)

Cash flows from financing activities
Proceeds from debt issuance	—	—	—	261,890	—	261,890
Payments of long-term debt	—	—	(5,000)	(8,123)	—	(13,123)
Net investments and advances/(distributions)	—	—	13,517	(246,021)	(7,060)	(239,564)

Net cash flows provided by financing activities	—	—	8,517	7,746	(7,060)	9,203

Net change in cash and cash equivalents	—	—	—	4,037	—	4,037

Cash and cash equivalents, beginning of period	—	—	—	8,643	—	8,643

Cash and cash equivalents, end of period	$—	$—	$—	$12,680	$—	$12,680

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Post-Transaction Statements of Cash Flows

				Subsidiary
	Swift Holdings	Swift Operating	Subsidiary	Non-	Eliminations/
249 Days Ended May 25, 2003	Parent Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Cash flows from operating activities:
Net income	$39,286	$39,286	$4,198	$15,500	$(58,984)	$39,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	—	—	40,429	9,781	—	50,210
Amortization of intangibles, debt issuance costs and accretion of bond discount	—	—	5,874	1,551	—	7,425
Deferred taxes	—	—	11,300	732	—	12,032
Equity in earnings of subsidiaries	(39,286)	(19,698)	—	—	58,984	—
Stock-based compensation	—	1,441	—	—	—	1,441
Other noncash items (includes derivative fair value adjustments)	—	—	(900)	(4,842)	—	(5,742)
Gain on business interruption recovery	—	(13,162)	—	—	—	(13,162)
Change in assets and liabilities
Accounts receivables, net	—	(29,422)	(29,784)	(3,885)	—	(63,091)
Inventories	—	—	(12,777)	(1,525)	—	(14,302)
Other current assets	—	(3,437)	8,404	(207)	—	4,760
Accounts payable and accrued liabilities	—	43,216	12,284	28,783	—	84,283
Other assets	—	(1,072)	(237)	11,749	—	10,440

Net cash flows provided by operating activities	—	17,152	38,791	57,637	—	113,580

Cash flows from investing activities
Additions to property, plant and equipment	—	—	(36,238)	(7,679)	—	(43,917)
Proceeds from sales of property, plant and equipment	—	—	—	340	—	340
Purchase of acquired businesses, net of cash acquired	—	(644,645)	—	(223,855)	75,000	(793,500)
Notes receivable and other items	—	—	(2,300)	—	—	(2,300)

Net cash flows used in investing activities	—	(644,645)	(38,538)	(231,194)	75,000	(839,377)

Cash flows from financing activities
Proceeds from debt issuance	—	486,061	—	184,924	—	670,985
Payments of long-term debt	—	(1,000)	(745)	(70,000)	—	(71,745)

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Post-Transaction Statements of Cash Flows

				Subsidiary
	Swift Holdings	Swift Operating	Subsidiary	Non-	Eliminations/
249 Days Ended May 25, 2003	Parent Guarantor	Issuer	Guarantors	Guarantors	Adjustments	Total

Change in overdraft balances	—	—	32,594	—	—	32,594
Issuance of common stock	—	160,000	—	75,000	(75,000)	160,000
Debt issuance costs	—	(30,000)	—	(7,000)	—	(37,000)
Net investments and advances/(distributions)	—	66,127	(55,921)	(10,206)	—	—

Net cash flows provided by (used in) financing activities	—	681,188	(24,072)	172,718	(75,000)	754,834

Effect of exchange rates on cash	—	—	—	1,280	—	1,280

Net change in cash and cash equivalents	—	53,695	(23,819)	441	—	30,317

Cash and cash equivalents, beginning of period	—	—	28,251	6,371	—	34,622

Cash and cash equivalents, end of period	$—	$53,695	$4,432	$6,812	$—	$64,939

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12.	BUSINESS SEGMENTS

      In connection with the Transaction, Swift Operating executed a management reporting reorganization wherein it created the single role of Chief Executive Officer, who serves as the Chief Operating Decision Maker (“CODM”). The CODM measures segment profit as operating income for Swift Beef, Swift Pork, and Swift Australia, Swift Operating’s three reporting segments, based on the definitions provided in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. Prior to the Transaction, the predecessor company (including each of its four divisions: US Beef, US Pork, Cattle Feeding and Australia) was a component of the Meat Processing Segment of ConAgra Foods, Inc. The segment disclosures of the predecessor company have been restated to provide comparable financial information for each of Swift Operating’s three reporting segments that resulted from the Transaction and the management reporting reorganization.

      Swift Beef — The majority of Swift Beef’s revenues are generated from the sale of fresh meat, which include chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, and other products. In addition, we also sell beef by-products to the variety meat, feed processing, fertilizer and pet food industries.

      Swift Pork — A significant portion of Swift Pork’s revenues are generated from the sale of fresh pork products predominantly to retailers including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings are predominantly sold to further processors who, in turn, manufacture bacon, sausage and deli and luncheon meats. The remaining sales are derived from by-products.

      Swift Australia — The majority of Swift Australia’s revenues are generated by the meat processing division, from the sale of fresh meat, which includes chuck cuts, rib cuts, loin cuts, round cuts, thin meats, and other products. The foods division consists of two separate businesses. One manufactures meat patties and distributes consumables for McDonald’s in Australia. The other produces value-added meat products including toppings for Pizza Hut in Australia. The wholesale trading division trades in boxed meat products to brokers and retailers who resell those products to end customers.

      Corporate, Other and Eliminations — This line item includes certain expenses not directly attributable to the reportable segments, as well as eliminations resulting from the consolidation process. In predecessor company periods, this line also includes the Cattle Feeding division which was excluded from the Transaction.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table presents segment results for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002, and the 249 days ended May 25, 2003 (in thousands):

	Predecessor Entity

	ConAgra Red Meat Business
				S&C Holdco 3, Inc.
				and Subsidiaries
	Fiscal Year Ended,
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Net Sales
Swift Beef	$6,407,632	$5,712,758	$1,811,247	$3,851,210
Swift Pork	1,643,553	1,711,709	478,812	1,097,348
Swift Australia	981,236	1,023,552	350,525	804,194
Corporate, Other and Eliminations	27,058	28,189	51,866	(13,584)

Total	$9,059,479	$8,476,208	$2,692,450	$5,739,168

Depreciation and Amortization
Swift Beef	$34,391	$38,801	$12,236	$32,823
Swift Pork	14,866	15,360	4,633	13,480
Swift Australia	9,861	10,589	3,531	11,280
Corporate, Other and Eliminations	3,683	3,592	1,172	52

Total	$62,801	$68,342	$21,572	$57,635

Operating Income (Loss) Before
Other Items(1)
Swift Beef	$48,235	$59,739	$41,820	$(440)
Swift Pork	43,869	83,541	9,061	53,004
Swift Australia	56,756	29,063	14,929	25,693
Corporate, Other and Eliminations	30,948	21,120	(19,679)	57

Total	179,808	193,463	46,131	78,314

Corporate allocations	(75,561)	(75,510)	(18,113)	—
Gain on business interruption recovery				21,230
Translation gains	—	—	—	9,026
Interest expense	—	—	—	(48,592)

Total Income Before Income
Taxes	$104,247	$117,953	$28,018	$59,978

(1)	Other items include corporate allocations prior to the Transaction; and include gain on business interruption recovery, translation gains and interest expense subsequent to the Transaction.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Total assets by segment are as follows (in thousands):

	Predecessor Entity

	ConAgra Red Meat	S&C Holdco 3, Inc.
	Business	and Subsidiaries

	May 26, 2002	May 25, 2003

Total Assets
Swift Beef	$1,012,878	$843,213
Swift Pork	241,047	257,409
Swift Australia	338,430	403,414
Corporate, Other and Eliminations	57,438	116,427

Total	$1,649,793	$1,620,463

      Depreciation and amortization amounts above include bond discount accretion and debt issuance amortization for Swift Beef of $2,744 thousand, for Swift Pork of $1,748 thousand, and for Swift Australia of $1,283 thousand for the 249 days ended May 25, 2003. These amounts are included in interest expense in the statement of earnings.

      Summary by geographical areas (in thousands):

	Predecessor Entity

	ConAgra Red Meat Business
				S&C Holdco 3, Inc.
				and Subsidiaries
	Fiscal Year Ended,
			115 Days Ended	249 Days Ended
	May 27, 2001	May 26, 2002	September 18, 2002	May 25, 2003

Net Sales:
United States	$8,078,243	$7,452,656	$2,341,925	$4,934,974
Australia	981,236	1,023,552	350,525	804,194

Total	$9,059,479	$8,476,208	$2,692,450	$5,739,168

	Predecessor Entity

	ConAgra Red	S&C Holdco 3, Inc.
	Meat Business	and Subsidiaries

	May 26, 2002	May 25, 2003

	(Dollars in	(Dollars in
	thousands)	thousands)
Long-lived assets:
United States	$479,798	$536,759
Australia	154,635	182,087
Other	457	639

Total	$634,890	$719,485

      No single customer accounted for more than 10% of net sales in the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002 or the 249 days ended May 25, 2003. Net sales by geographical area are based on the location of the facility producing the sales.

      Long-lived assets consist of property, plant and equipment, net of depreciation, goodwill, other intangibles and other assets less debt issuance costs, net of $32.9 million. Long-lived assets by geographical area are based on location of facilities.

      Export sales for the fiscal years ended May 27, 2001 and May 26, 2002, the 115 days ended September 18, 2002 and the 249 days ended May 25, 2003 were $1,501.0 million, $1,480.0 million, $702.6 million and $1,494.8 million, respectively, and were principally to Asia.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14.	BUSINESS INTERRUPTION RECOVERY

      During December 2000, ConAgra Foods’ Garden City, Kansas beef processing facility (which was included in the Acquired Business) was damaged in a fire and is not currently operational. Insurance was in force to cover the property damage and business interruption claims. All of these claims were retained by ConAgra Foods after the consummation of the Transaction. Net sales at the Garden City facility were $402.9 million for the first seven months of fiscal 2001 prior to the fire. Swift Operating has not determined whether it will reestablish the Garden City facility as a beef processing facility or reserve it for an alternative use.

      Prior to May 25, 2003, ConAgra Foods reached final settlement related to their business interruption and physical property loss insurance claim related to the Garden City fire. Subsequent to May 25, 2003, Swift Foods Company received $18.8 million from ConAgra Foods as its share of the related settlement, representing Swift Operating’s business interruption claims related to the fire, net of tax, costs and expenses. Swift Operating, Swift Foods Company and ConAgra Foods agreed that any insurance proceeds received by ConAgra Foods from the business interruption claim relating to Swift Beef net of tax, costs and expenses would be contributed by ConAgra Foods to Swift Foods Company. Since the cash has been retained by Swift Foods Company, Swift Operating has reflected the impact of this payment as a reduction to additional paid-in capital in its May 25, 2003 balance sheet. The original estimated insurance recovery of $8.9 million ($5.6 million net of tax) was recorded as part of the purchase price allocation in accordance with SFAS No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. The excess of the settlement received and the estimated amount included in the purchase price allocation has been recorded as a $13.2 million net of tax gain in the statement of earnings.

NOTE 15.	CAPITAL STOCK RELATED TO THE PREDECESSOR ENTITY

      The capital stock of the combined entities consists of the following:

		Shares

	Par Value	Authorized	Issued

ConAgra Beef Company	$1.00	10,000	1,000
Monfort Food Distribution Company	$1.00	40,000	20,000
Monfort International Sales Corporation	$1.00	100,000	50,000
Monfort Construction Company	$1.00	10,000	1,000
Monfort Finance Company, Inc.	$1.00	1,000,000	1,000
ConAgra Refrigerated Foods International, Inc.	$1.00	1,000	1,000
Australia Meat Holdings Pty. Ltd.		200,000,000	188,790,003
Burcher Pty. Ltd.		100,000	2
Miller Brothers Company	$1.00	500,000	50,000
Weld Insurance Company, Inc.	$1.00	1,000,000	400,000
ConAgra Refrigerated Foods SA de CV	1 Peso	50,000	50,000
Kabushiki Kaisha ConAgra Japan	JPY 500	50,000	20,000
Swift & Company	$1.00	1,000	1,000

NOTE 16.	RESTRUCTURING PLAN RELATED TO THE PREDECESSOR ENTITY

      In fiscal 1999, ConAgra approved a restructuring plan in connection with its previously announced initiative, “Operation Overdrive”. The restructuring plan was completed within two fiscal years as the plan’s final charges were in fiscal 2000. The restructuring plan was aimed at improving future profitability by eliminating overcapacity and streamlining operations.

S&C HOLDCO 3, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In association with the restructuring plan, the Predecessor Entity closed a total of 3 production plants and sold 1 non-core business. The historical operating results and gains/losses associated with the sold business are not material.

      Approximately 690 employees received notification of their termination as a result of the restructuring plan, primarily in manufacturing and operating facilities. In addition, other exit costs (consisting of lease termination and other contractual termination costs) occurred as a result of the restructuring plan. Such activity is as follows (in thousands, except headcount):

	Severance
			Other
	Amount	Headcount	Exit Costs

Balance, May 28, 2000	$986	190	$806
Fiscal 2001 activity:
Utilized	(943)	(190)	(792)

Balance, May 27, 2001	43	—	14
Fiscal 2002 activity:
Utilized	(43)	—	(14)

Balance, May 26, 2002	$—	—	$—

Offer to Exchange up to

$150,000,000 12 1/2% Senior Subordinated Notes due 2010
that have been registered under
the Securities Act of 1933
for
$150,000,000 12 1/2% Senior Subordinated Notes due 2010

PROSPECTUS

                    , 2003

          We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus or the letter of transmittal. This prospectus and the letter of transmittal do not offer to sell or ask you to buy any securities in any jurisdiction where it is unlawful.

          Until                     , 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The Guarantors have a similar ability to provide indemnification to their directors and officers pursuant to the applicable state laws in their state of incorporation.

      The Certificate of Incorporation of Swift & Company (the “Company”) provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

      The Company’s Certificate of Incorporation provides for the indemnification of all current and former directors and all current or former officers to the fullest extent permitted by the DGCL.

      The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 21.	Exhibits and Financial Statement Schedules

a)	Exhibits

Exhibit
Number		Description

1	.1‡	Purchase Agreement, dated as of March 21, 2003, by and among ConAgra Foods, Inc., the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Swift & Company International Sales Corporation, Monfort, Inc., S&C Resale Company and Salomon Smith Barney Inc. and J.P. Morgan Securities Inc.
2.1		Agreement, dated as of May 20, 2002, by and among ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 2.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
2.2		First Amendment to Acquisition Documents, dated as of July 3, 2002, by and among ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 2.2 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
2.3		Second Amendment to Acquisition Agreement, dated as of September 3, 2002, by and among ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 2.3 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
3.1		Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
3.2		Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.1		Form of Global Note for the 12 1/2% Senior Subordinated Notes of the Company (contained as an exhibit to Exhibit 4.3 hereto)
4.2		Indenture, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Corporation, Monfort, Inc. and The Bank of New York Trust Company of Florida, N.A. for the 10 1/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.3 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.3		Indenture, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Corporation, Monfort, Inc. and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.4 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4	.4‡	Registration Rights Agreement, dated as of March 26, 2003, by and among ConAgra Foods, Inc., the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Swift & Company International Sales Corporation, Monfort, Inc., S&C Resale Company, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc.
4.5		Form of Global Note for the 12 1/2% Senior Subordinated Notes due 2010 of the Company (contained as an exhibit to Exhibit 4.3 hereto)
4.6		Supplemental Indenture, dated as of October 14, 2002, by and among the Company, S&C Resale Company and The Bank of New York Trust Company of Florida, N.A. for the 10 1/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.7 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.7		Supplemental Indenture, dated as of October 14, 2002, by and among the Company, S&C Resale Company and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.8 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number		Description

4.8		Second Supplemental Indenture, dated as of January 30, 2003, by and among the Company, Swift & Company International Sales Corporation and The Bank of New York Trust Company of Florida, N.A. for the 10 1/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.9 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.9		Second Supplemental Indenture, dated as of January 30, 2003, by and among the Company, Swift & Company International Sales Corporation and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.10 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.10		Third Supplemental Indenture, dated as of March 26, 2003, by and among the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Swift & Company International Sales Corporation, Monfort, Inc., S&C Resale Company and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.11 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
5	.1‡	Opinion of Vinson & Elkins L.L.P.
10.1		Credit Agreement, dated as of September 19, 2002, by and among the Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 3, Inc., the Lenders (as defined therein), the Issuers (as defined therein), Citicorp USA, Inc., JPMorgan Chase Bank, Citisecurities Limited, General Electric Capital Corporation, U.S. Bank National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International,” New York Branch (incorporated by reference to Exhibit 10.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.2*	Preferred Supplier Agreement, dated as of September 19, 2002, by and between ConAgra Foods, Inc. and the Company (incorporated by reference to Exhibit 10.3 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.3		Tax Sharing Agreement, dated as of September 19, 2002, by and among Swift Foods Company, the Company, Swift Cattle Holdco, Inc., and Monfort Finance Company, Inc. (incorporated by reference to Exhibit 10.4 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.4		Hangar License Agreement, dated as of September 19, 2002, by and between ConAgra Foods, Inc. and Swift Beef Company (incorporated by reference to Exhibit 10.5 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.5*	Live Cattle Supply Agreement, dated as of September 19, 2002, by and between Swift Beef Company and Monfort Finance Company, Inc. (incorporated by reference to Exhibit 10.6 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.6		Monitoring and Oversight Agreement, dated as of September 19, 2002, by and among Swift Foods Company, the Company, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 2, Inc., S&C Holdco 3, Inc., and Hicks, Muse & Co. Partners, L.P. (incorporated by reference to Exhibit 10.8 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.7		Financial Advisory Agreement, dated as of September 19, 2002, by and among Swift Foods Company, the Company, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 2, Inc., S&C Holdco 3, Inc., and Hicks, Muse & Co. Partners, L.P. (incorporated by reference to Exhibit 10.9 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.8‡*	By-Products Marketing Agreement, dated as of October 8, 2003, by and between ConAgra Trade Group, Inc. and the Company
10.9		Patent License Agreement, dated as of September 19, 2002, by and between Swift Brands Company and ConAgra Foods, Inc. (incorporated by reference to Exhibit 10.11 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number	Description

10.10	Indemnification and Release Agreement, dated as of September 19, 2002, by and among ConAgra Foods, Inc., Swift Foods Company, S&C Holdco 2, Inc., S&C Holdco 3, Inc., the Company, S&C Australia Holdco Pty. Ltd., Swift Cattle Holdco, Inc., Swift Brands Company, Swift Beef Company, Swift Pork Company, Kabushiki Kaisha SAC Japan, Swift Refrigerated Foods, S.A. de C.V., Monfort Finance Company, Inc., Burcher Pty. Limited, Monfort, Inc., Australia Meat Holdings Pty. Limited, Miller Bros. Co., Inc., Monfort Food Distribution Company, and Monfort International Sales Corp. (incorporated by reference to Exhibit 10.14 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.11	Assignment and Assumption Agreement, dated as of September 19, 2002, by and between HMTF Rawhide, L.P. and the Company (incorporated by reference to Exhibit 10.15 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.12	Assignment and Assumption Agreement, dated as of September 19, 2002, by and between HMTF Rawhide, L.P., the Company, S&C Australia Holdco Pty. Ltd. and Australia Meat Holdings Pty. Limited (incorporated by reference to Exhibit 10.16 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.13	Contribution Agreement, dated as of September 19, 2002, by and among Swift Foods Company, S&C Holdco 2, Inc., S&C Holdco 3, Inc., and the Company (incorporated by reference to Exhibit 10.17 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.14	Indemnification Agreement, dated September 19, 2002, by and between the Company and Joe Colonnetta (incorporated by reference to Exhibit 10.18 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.15	Indemnification Agreement, dated September 19, 2002, by and between the Company and George N. Gillett, Jr. (incorporated by reference to Exhibit 10.19 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.16	Indemnification Agreement, dated September 19, 2002, by and between the Company and Thomas O. Hicks (incorporated by reference to Exhibit 10.20 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.17	Indemnification Agreement, dated September 19, 2002, by and between the Company and Thomas L. Manuel (incorporated by reference to Exhibit 10.21 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.18	Indemnification Agreement, dated September 19, 2002, by and between the Company and John R. Muse (incorporated by reference to Exhibit 10.22 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.19	Indemnification Agreement, dated September 19, 2002, by and between the Company and John N. Simons (incorporated by reference to Exhibit 10.23 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.20	Indemnification Agreement, dated September 19, 2002, by and between the Company and Michael D. Walter (incorporated by reference to Exhibit 10.24 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.21	Executive Employment Agreement, dated May 20, 2002, by and between Swift Foods Company and John Simons (incorporated by reference to Exhibit 10.25 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.22	First Amendment to Simons Executive Employment Agreement, dated July 12, 2002, by and between Swift Foods Company and John Simons (incorporated by reference to Exhibit 10.26 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.23	Executive Employment Agreement, dated May 20, 2002, by and between Swift Foods Company and Danny Herron (incorporated by reference to Exhibit 10.27 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.24	First Amendment to Herron Executive Employment Agreement, dated July 12, 2002, by and between Swift Foods Company and Danny Herron (incorporated by reference to Exhibit 10.28 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number	Description

10.25	Executive Employment Agreement, dated May 20, 2002, by and between Swift Foods Company and Dennis Henley (incorporated by reference to Exhibit 10.29 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.26	First Amendment to Henley Executive Employment Agreement dated July 12, 2002, by and between Swift Foods Company and Dennis Henley (incorporated by reference to Exhibit 10.30 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.27	Offer Letter, dated July 29, 2002, by and between the Company and Marshall Ernst (incorporated by reference to Exhibit 10.32 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.28	Offer Letter, dated July 29, 2002, by and between the Company and Dan Halstrom (incorporated by reference to Exhibit 10.33 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.29	Offer Letter, dated July 29, 2002, by and between the Company and John Keir (incorporated by reference to Exhibit 10.34 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.30	Offer Letter, dated July 29, 2002, by and between the Company and John Shandley (incorporated by reference to Exhibit 10.35 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.31	Offer Letter, dated July 29, 2002, by and between the Company and Peter White (incorporated by reference to Exhibit 10.36 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.32	Severance Agreement, dated July 29, 2002, by and between the Company and Marshall Ernst (incorporated by reference to Exhibit 10.38 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.33	Severance Agreement, dated July 29, 2002, by and between the Company and John Shandley (incorporated by reference to Exhibit 10.39 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.34	Swift Foods Company 2002 Stock Option Plan (incorporated by reference to Exhibit 10.40 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.35	Pledge and Security Agreement, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Company, Monfort, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company and Citicorp, USA, Inc. (incorporated by reference to Exhibit 10.41 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.36	Guaranty, dated as of September 19, 2002, by and among the Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, Burcher Pty. Limited, Kabushiki Kaisha SAC Japan, Swift Refrigerated Foods, S.A. de C.V., and Citicorp USA, Inc. (incorporated by reference to Exhibit 10.42 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.37	Guaranty, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Company, Monfort, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company and Citicorp, USA, Inc. (incorporated by reference to Exhibit 10.43 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.38	Indemnity Side Letter Agreement, dated September 3, 2002, by and between ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 10.44 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.39	Indemnification Agreement, dated April 4, 2003, by and between the Company and Gregg L. Engles (incorporated by reference to Exhibit 10.45 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number		Description

10.40		Indemnification Agreement, dated April 4, 2003, by and between the Company and Michael D. Kelly (incorporated by reference to Exhibit 10.46 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.41		Offer Letter, dated March 12, 2003, by and between the Company and Donald F. Wiseman (incorporated by reference to Exhibit 10.47 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.42		Severance Agreement, dated March 12, 2003, by and between the Company and Donald F. Wiseman (incorporated by reference to Exhibit 10.48 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.44‡*	By-Products Marketing Agreement, dated as of October 8, 2003 by and among ConAgra Trade Group Pty. Ltd., ConAgra Trade Group, Inc. and Australia Meat Holdings Pty. Limited
10.43		Swift Foods Company Stock Purchase Plan (incorporated by reference to Exhibit 10.49 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
12	.1‡	Ratio of Earnings to Fixed Charges
12	.2‡	Pro Forma Ratio of Earnings to Fixed Charges
16	.1‡	Letter Re Change in Certifying Accountant
21.1		Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
23	.1‡	Consent of PricewaterhouseCoopers LLP
23	.2‡	Consent of Deloitte & Touche LLP
23.3		Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)
24	.1‡	Powers of Attorney (set forth on signature page)
25	.1‡	Form T-1 of The Bank of New York Trust Company of Florida, N.A.
99	.1‡	Form of Letter of Transmittal
99	.2‡	Form of Notice of Guaranteed Delivery
99	.3‡	Form of Letter to Registered Holders and DTC Participants
99	.4‡	Form of Letter to Clients

*	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request pursuant to Rule 406 of the Securities Act of 1933, as amended.

‡	Filed herewith.

b)	Financial Statements and Schedules

      The schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 22.	Undertakings

      The undersigned co-registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned co-registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on the 29th day of October, 2003.

SWIFT & COMPANY

By:	/s/ JOHN N. SIMONS, JR.

John N. Simons, Jr.
Chief Executive Officer and President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John N. Simons and Danny C. Herron, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOHN N. SIMONS, JR. John N. Simons, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	October 29, 2003

/s/ DANNY C. HERRON Danny C. Herron	Chief Financial Officer, Executive Vice President — Finance & Controls (Principal Financial Officer and Principal Accounting Officer)	October 29, 2003

/s/ JOE COLONNETTA, JR. Joe Colonnetta, Jr.	Director	October 29, 2003

/s/ GREGG L. ENGLES Gregg L. Engles	Director	October 29, 2003

/s/ GEORGE N. GILLETT, JR. George N. Gillett, Jr.	Director	October 29, 2003

/s/ THOMAS O. HICKS Thomas O. Hicks	Director	October 29, 2003

/s/ MICHAEL D. KELLY Michael D. Kelly	Director	October 29, 2003

Signature	Title	Date

/s/ THOMAS L. MANUEL Thomas L. Manuel	Director	October 29, 2003

/s/ JOHN R. MUSE John R. Muse	Director	October 29, 2003

/s/ MICHAEL D. WALTER Michael D. Walter	Director	October 29, 2003

      Pursuant to the requirements of the Securities Act of 1933, the undersigned co-registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on the 29th day of October, 2003.

SWIFT BEEF COMPANY
SWIFT PORK COMPANY
SWIFT BRANDS COMPANY
S&C HOLDCO 3, INC.
MILLER BROS. CO., INC.
MONFORT, INC.
MONFORT FOOD DISTRIBUTION COMPANY
SWIFT & COMPANY INTERNATIONAL SALES CORPORATION
S&C RESALE COMPANY

By:	/s/ JOHN N. SIMONS, JR.

John N. Simons, Jr.
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John N. Simons and Danny C. Herron and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOHN N. SIMONS, JR. John N. Simons, Jr.	President (Principal Executive Officer)	October 29, 2003

/s/ DANNY C. HERRON Danny C. Herron	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	October 29, 2003

/s/ JOE COLONNETTA Joe Colonnetta	Director	October 29, 2003

/s/ JOHN R. MUSE John R. Muse	Director	October 29, 2003

INDEX TO EXHIBITS

Exhibit
Number		Description

1	.1‡	Purchase Agreement, dated as of March 21, 2003, by and among ConAgra Foods, Inc., the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Swift & Company International Sales Corporation, Monfort, Inc., S&C Resale Company and Salomon Smith Barney Inc. and J.P. Morgan Securities Inc.
2.1		Agreement, dated as of May 20, 2002, by and among ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 2.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
2.2		First Amendment to Acquisition Documents, dated as of July 3, 2002, by and among ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 2.2 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
2.3		Second Amendment to Acquisition Agreement, dated as of September 3, 2002, by and among ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 2.3 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
3.1		Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
3.2		Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.1		Form of Global Note for the 12 1/2% Senior Subordinated Notes of the Company (contained as an exhibit to Exhibit 4.3 hereto)
4.2		Indenture, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Corporation, Monfort, Inc. and The Bank of New York Trust Company of Florida, N.A. for the 10 1/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.3 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.3		Indenture, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Corporation, Monfort, Inc. and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.4 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4	.4‡	Registration Rights Agreement, dated as of March 26, 2003, by and among ConAgra Foods, Inc., the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Swift & Company International Sales Corporation, Monfort, Inc., S&C Resale Company, Salomon Smith Barney Inc. and J.P. Morgan Securities Inc.
4.5		Form of Global Note for the 12 1/2% Senior Subordinated Notes due 2010 of the Company (contained as an exhibit to Exhibit 4.3 hereto)
4.6		Supplemental Indenture, dated as of October 14, 2002, by and among the Company, S&C Resale Company and The Bank of New York Trust Company of Florida, N.A. for the 10 1/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.7 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.7		Supplemental Indenture, dated as of October 14, 2002, by and among the Company, S&C Resale Company and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.8 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.8		Second Supplemental Indenture, dated as of January 30, 2003, by and among the Company, Swift & Company International Sales Corporation and The Bank of New York Trust Company of Florida, N.A. for the 10 1/8% Senior Notes due 2009 (incorporated by reference to Exhibit 4.9 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number		Description

4.9		Second Supplemental Indenture, dated as of January 30, 2003, by and among the Company, Swift & Company International Sales Corporation and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.10 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
4.10		Third Supplemental Indenture, dated as of March 26, 2003, by and among the Company, S&C Holdco 3, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company, Miller Bros. Co., Inc., Monfort Food Distribution Company, Swift & Company International Sales Corporation, Monfort, Inc., S&C Resale Company and The Bank of New York Trust Company of Florida, N.A. for the 12 1/2% Senior Subordinated Notes due 2010 (incorporated by reference to Exhibit 4.11 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
5	.1‡	Opinion of Vinson & Elkins L.L.P.
10.1		Credit Agreement, dated as of September 19, 2002, by and among the Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 3, Inc., the Lenders (as defined therein), the Issuers (as defined therein), Citicorp USA, Inc., JPMorgan Chase Bank, Citisecurities Limited, General Electric Capital Corporation, U.S. Bank National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International,” New York Branch (incorporated by reference to Exhibit 10.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.2*	Preferred Supplier Agreement, dated as of September 19, 2002, by and between ConAgra Foods, Inc. and the Company (incorporated by reference to Exhibit 10.3 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.3		Tax Sharing Agreement, dated as of September 19, 2002, by and among Swift Foods Company, the Company, Swift Cattle Holdco, Inc., and Monfort Finance Company, Inc. (incorporated by reference to Exhibit 10.4 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.4		Hangar License Agreement, dated as of September 19, 2002, by and between ConAgra Foods, Inc. and Swift Beef Company (incorporated by reference to Exhibit 10.5 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.5*	Live Cattle Supply Agreement, dated as of September 19, 2002, by and between Swift Beef Company and Monfort Finance Company, Inc. (incorporated by reference to Exhibit 10.6 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.6		Monitoring and Oversight Agreement, dated as of September 19, 2002, by and among Swift Foods Company, the Company, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 2, Inc., S&C Holdco 3, Inc., and Hicks, Muse & Co. Partners, L.P. (incorporated by reference to Exhibit 10.8 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.7		Financial Advisory Agreement, dated as of September 19, 2002, by and among Swift Foods Company, the Company, Swift Pork Company, Swift Beef Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, S&C Holdco 2, Inc., S&C Holdco 3, Inc., and Hicks, Muse & Co. Partners, L.P. (incorporated by reference to Exhibit 10.9 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.8‡*	By-Products Marketing Agreement, dated as of October 8, 2003, by and between ConAgra Trade Group, Inc. and the Company
10.9		Patent License Agreement, dated as of September 19, 2002, by and between Swift Brands Company and ConAgra Foods, Inc. (incorporated by reference to Exhibit 10.11 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number	Description

10.10	Indemnification and Release Agreement, dated as of September 19, 2002, by and among ConAgra Foods, Inc., Swift Foods Company, S&C Holdco 2, Inc., S&C Holdco 3, Inc., the Company, S&C Australia Holdco Pty. Ltd., Swift Cattle Holdco, Inc., Swift Brands Company, Swift Beef Company, Swift Pork Company, Kabushiki Kaisha SAC Japan, Swift Refrigerated Foods, S.A. de C.V., Monfort Finance Company, Inc., Burcher Pty. Limited, Monfort, Inc., Australia Meat Holdings Pty. Limited, Miller Bros. Co., Inc., Monfort Food Distribution Company, and Monfort International Sales Corp. (incorporated by reference to Exhibit 10.14 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.11	Assignment and Assumption Agreement, dated as of September 19, 2002, by and between HMTF Rawhide, L.P. and the Company (incorporated by reference to Exhibit 10.15 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.12	Assignment and Assumption Agreement, dated as of September 19, 2002, by and between HMTF Rawhide, L.P., the Company, S&C Australia Holdco Pty. Ltd. and Australia Meat Holdings Pty. Limited (incorporated by reference to Exhibit 10.16 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.13	Contribution Agreement, dated as of September 19, 2002, by and among Swift Foods Company, S&C Holdco 2, Inc., S&C Holdco 3, Inc., and the Company (incorporated by reference to Exhibit 10.17 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.14	Indemnification Agreement, dated September 19, 2002, by and between the Company and Joe Colonnetta (incorporated by reference to Exhibit 10.18 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.15	Indemnification Agreement, dated September 19, 2002, by and between the Company and George N. Gillett, Jr. (incorporated by reference to Exhibit 10.19 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.16	Indemnification Agreement, dated September 19, 2002, by and between the Company and Thomas O. Hicks (incorporated by reference to Exhibit 10.20 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.17	Indemnification Agreement, dated September 19, 2002, by and between the Company and Thomas L. Manuel (incorporated by reference to Exhibit 10.21 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.18	Indemnification Agreement, dated September 19, 2002, by and between the Company and John R. Muse (incorporated by reference to Exhibit 10.22 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.19	Indemnification Agreement, dated September 19, 2002, by and between the Company and John N. Simons (incorporated by reference to Exhibit 10.23 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.20	Indemnification Agreement, dated September 19, 2002, by and between the Company and Michael D. Walter (incorporated by reference to Exhibit 10.24 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.21	Executive Employment Agreement, dated May 20, 2002, by and between Swift Foods Company and John Simons (incorporated by reference to Exhibit 10.25 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.22	First Amendment to Simons Executive Employment Agreement, dated July 12, 2002, by and between Swift Foods Company and John Simons (incorporated by reference to Exhibit 10.26 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.23	Executive Employment Agreement, dated May 20, 2002, by and between Swift Foods Company and Danny Herron (incorporated by reference to Exhibit 10.27 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.24	First Amendment to Herron Executive Employment Agreement, dated July 12, 2002, by and between Swift Foods Company and Danny Herron (incorporated by reference to Exhibit 10.28 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.25	Executive Employment Agreement, dated May 20, 2002, by and between Swift Foods Company and Dennis Henley (incorporated by reference to Exhibit 10.29 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number	Description

10.26	First Amendment to Henley Executive Employment Agreement dated July 12, 2002, by and between Swift Foods Company and Dennis Henley (incorporated by reference to Exhibit 10.30 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.27	Offer Letter, dated July 29, 2002, by and between the Company and Marshall Ernst (incorporated by reference to Exhibit 10.32 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.28	Offer Letter, dated July 29, 2002, by and between the Company and Dan Halstrom (incorporated by reference to Exhibit 10.33 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.29	Offer Letter, dated July 29, 2002, by and between the Company and John Keir (incorporated by reference to Exhibit 10.34 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.30	Offer Letter, dated July 29, 2002, by and between the Company and John Shandley (incorporated by reference to Exhibit 10.35 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.31	Offer Letter, dated July 29, 2002, by and between the Company and Peter White (incorporated by reference to Exhibit 10.36 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.32	Severance Agreement, dated July 29, 2002, by and between the Company and Marshall Ernst (incorporated by reference to Exhibit 10.38 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.33	Severance Agreement, dated July 29, 2002, by and between the Company and John Shandley (incorporated by reference to Exhibit 10.39 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.34	Swift Foods Company 2002 Stock Option Plan (incorporated by reference to Exhibit 10.40 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.35	Pledge and Security Agreement, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Company, Monfort, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company and Citicorp, USA, Inc. (incorporated by reference to Exhibit 10.41 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.36	Guaranty, dated as of September 19, 2002, by and among the Company, S&C Australia Holdco Pty. Ltd., Australia Meat Holdings Pty. Limited, Burcher Pty. Limited, Kabushiki Kaisha SAC Japan, Swift Refrigerated Foods, S.A. de C.V., and Citicorp USA, Inc. (incorporated by reference to Exhibit 10.42 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.37	Guaranty, dated as of September 19, 2002, by and among the Company, S&C Holdco 3, Inc., Miller Bros. Co., Inc., Monfort Food Distribution Company, Monfort International Sales Company, Monfort, Inc., Swift Beef Company, Swift Pork Company, Swift Brands Company and Citicorp, USA, Inc. (incorporated by reference to Exhibit 10.43 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.38	Indemnity Side Letter Agreement, dated September 3, 2002, by and between ConAgra Foods, Inc., Swift Foods Company and HMTF Rawhide, L.P. (incorporated by reference to Exhibit 10.44 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.39	Indemnification Agreement, dated April 4, 2003, by and between the Company and Gregg L. Engles (incorporated by reference to Exhibit 10.45 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.40	Indemnification Agreement, dated April 4, 2003, by and between the Company and Michael D. Kelly (incorporated by reference to Exhibit 10.46 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.41	Offer Letter, dated March 12, 2003, by and between the Company and Donald F. Wiseman (incorporated by reference to Exhibit 10.47 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)

Exhibit
Number		Description

10.42		Severance Agreement, dated March 12, 2003, by and between the Company and Donald F. Wiseman (incorporated by reference to Exhibit 10.48 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10.43		Swift Foods Company Stock Purchase Plan (incorporated by reference to Exhibit 10.49 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
10	.44‡*	By-Products Marketing Agreement, dated as of October 8, 2003 by and among ConAgra Trade Group Pty Ltd., Con Agra Trade Group, Inc. and Australia Meat Holdings Pty Limited
12	.1‡	Ratio of Earnings to Fixed Charges
12	.2‡	Pro Forma Ratio of Earnings to Fixed Charges
16	.1‡	Letter Re Change in Certifying Accountant
21.1		Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Swift & Company Registration Statement on Form S-4, Registration No. 333-100717)
23	.1‡	Consent of PricewaterhouseCoopers LLP
23	.2‡	Consent of Deloitte & Touche LLP
23.3		Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)
24	.1‡	Powers of Attorney (set forth on signature page)
25	.1‡	Form T-1 of The Bank of New York Trust Company of Florida, N.A.
99	.1‡	Form of Letter of Transmittal
99	.2‡	Form of Notice of Guaranteed Delivery
99	.3‡	Form of Letter to Registered Holders and DTC Participants
99	.4‡	Form of Letter to Clients

*	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request pursuant to Rule 406 of the Securities Act of 1933, as amended.

‡	Filed herewith.